Registration Statement No. 333-64393
                                                      Pursuant to Rule 424(b)(4)

P R O S P E C T U S

                                1,000,000 Shares
              [LOGO]       IMMTECH INTERNATIONAL, INC.
                                  Common Stock

                                  ------------

     Immtech International, Inc. (the "Company" or "Immtech") is offering to the public 1,000,000 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of which 300,000 shares are being offered hereby in the United States (the "U.S. Offering") and 700,000 shares are being offered in a concurrent international offering outside the United States (the "International Offering" and together with the U.S. Offering, the "Offering" or the "Offerings"). The initial public offering price and the aggregate underwriting discount per share and non-accountable expense allowance will be identical for both offerings. See "Underwriting." For information regarding the factors considered in determining the initial public offering price of the Common Stock, see "Risk Factors" and "Underwriting". Prior to the Offerings there has been no market for the Common Stock and there can be no assurance that a trading market will develop after the Offerings with respect to the Common Stock. The Common Stock has been approved for quotation on the Nasdaq SmallCap Market under the symbol "IMMT" and on the Boston Stock Exchange under the symbol "IMM". See "Risk Factors - Arbitrary Determination of Offering Price; No Public Market for the Shares."

      The Securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 9 for a discussion of certain matters that should be considered by prospective purchasers of the securities offered hereby.

                                  ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

================================================================================
                                              Underwriting         Proceeds to
                              Price to        Discounts and            the
                               Public        Commissions (1)      Company (1)(2)
--------------------------------------------------------------------------------
Per Share.................     $10.00             $0.99               $9.01
--------------------------------------------------------------------------------
Total (3) ................   $10,000,000         $990,000           $9,010,000
================================================================================

(1) In addition, the Company has agreed to the following: (i) it will pay Westport Resources Investment Services, Inc. (the "U.S. Underwriter") and The New China Hong Kong Securities Ltd. and China Everbright Securities (H.K.), Ltd. (the "International Underwriters" and together with the U.S. Underwriter, the "Underwriters") a 3% non-accountable expense allowance;
     (ii) it will issue to the Underwriters, upon the closing of this offering, warrants (the "Underwriters' Warrants") to purchase up to 100,000 Shares, which Underwriters' Warrants are exercisable for a period of four years, commencing twelve months from the date of this Prospectus, at 160% of the initial public offering price; (iii) it will pay to the Underwriters certain other items of compensation; and (iv) the Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act") (see "Underwriting").

(2) Before deducting expenses of the offering payable by the Company estimated at $860,000, including the non-accountable expense allowance payable to the Underwriters (see "Underwriting").

(3) The Company has granted the U.S. Underwriter an option for 45 days to purchase up to an additional 45,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments (the "U.S. Over-Allotment Option"). Additionally, the Company has granted an over-allotment option with respect to an additional 105,000 shares as part of the International Offering (the "International Over-Allotment Option" and collectively with the U.S. Over-Allotment Option, the "Over-Allotment Option"). If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to the Company (before deducting estimated expenses) will be $11,500,000, $1,138,500 and $10,361,500, respectively. See "Underwriting."

                                  ------------

      The Shares offered by this Prospectus are being offered by the U.S. Underwriter on a firm commitment basis. The U.S. Underwriter reserves the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice in accordance with applicable state law. It is expected that certificates for the shares of Common Stock will be available for delivery on or about April 30, 1999 at the offices of the U.S. Underwriter at 315 Post Road West, Westport, Connecticut 06880.

                                WESTPORT RESOURCES
                       [LOGO]-------------------------
                             INVESTMENT SERVICES, INC.

                  The date of this Prospectus is April 26, 1999

                              AVAILABLE INFORMATION

      The Company is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once the Company's securities are registered under the Exchange Act, it will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to register its securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 ("SEC Regional Offices") and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's web site (http://www.sec.gov).

      The Company intends to furnish to its stockholders annual reports containing financial statements audited by its independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three quarters of each fiscal year.

      The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission thereunder. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC Regional Offices and copies of all or any part thereof may be obtained at prescribed rates from the Public Reference Section of the Commission. Such reports and other information can be reviewed through EDGAR.

      Offers and sales in this offering in New Jersey may only be made to accredited investors as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Under Rule 501 to be an accredited investor an individual must have (A) a net worth or joint net worth with such individual's spouse of more than $1,000,000 or (B) income of more than $200,000 in each of the two most recent years or joint income with such individual's spouse of more than $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year. Other standards apply to investors who are not individuals. There will be no secondary sales of the securities to persons who are not accredited investors for 90 days after the date of this offering in New Jersey by the underwriter and selected dealers.

      Offers or sales in this offering in Ohio may only be made to accredited investors, as defined in Rule 501 of Regulation D and summarized above, or to investors having a liquid net worth of $250,000, exclusive of homes, furnishings and cars, and a gross annual income of at least $65,000.

      Offers and sales in Arizona may only be made to investors (1) having a liquid net worth of at least $250,000 or a joint net worth with such individual's spouse of at least $300,000, exclusive of homes, furnishings and cars (and the investment itself may not exceed 10% of the net wroth) and (2) having (a) a minimum gross income of $100,000 in the prior year or (b) a minimum joint income with such individual's spouse of $150,000 in the prior year and a reasonable expectation of reaching the same income in the current year.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH OTHERWISE MIGHT PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION PROVIDED UNDER "RISK FACTORS." EXCEPT WHERE OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                                   THE COMPANY

      Immtech, a development stage enterprise, is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic infectious diseases, cancer or compromised immune systems. The Company has not generated meaningful revenue to date and does not have any therapeutic products currently available for sale. The Company has two independent programs for developing drugs. The first is based on a technology for the design of a class of pharmaceutical compounds referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms which cause parasitic, fungal, protozoan, bacterial and viral diseases. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

Pharmaceutical Products - Dications

      The Company's pharmaceutical platform technology for developing dications is the result of a research program focused on understanding Pentamidine (a drug marketed by Fujisawa Healthcare, Inc.). Although the drug has reported toxicity, Pentamidine is effective for the treatment of Pneumocystis carinii pneumonia ("PCP"), a form of pneumonia common in patients with compromised immune systems. Researchers at the University of North Carolina at Chapel Hill ("UNC") discovered that most of Pentamidine's toxicity was caused by certain metabolites formed as the drug breaks down within the body. This discovery led the researchers to design new compounds with more stable molecular structures which, the Company believes, do not break down into toxic substances that cause side effects. These newly designed compounds proved to be significantly less toxic and more effective in treating PCP than Pentamidine. The methodology used by these researchers to develop these new compounds evolved into the Company's platform technology for designing dicationic compounds. The Company intends to use this technology to design pharmaceutical compounds to treat a wide variety of infectious diseases.

      The Company has two dicationic compounds ready to begin human clinical trials. The first compound, DAP-092, is for the treatment of Cryptosporidium parvum, a parasite that causes severe diarrhea and wasting. The second compound, DB-289, is for the treatment of PCP. These two orally administered drugs are ideally suited to demonstrate the power of the dicationic technology platform. DAP-092 was developed to treat a parasite that is found only in the gastro-intestinal tract ("gut"). Because of its positive charges, DAP-092 cannot cross the digestive membranes, and stays in the digestive tract. As a result, potential harmful side-effects are greatly reduced. On the other hand, DB-289 which works in the circulatory system, was developed with a proprietary (patented) method of temporarily neutralizing the positive charges allowing it to readily pass through the digestive membranes into the circulatory system where the dications become activated for treatment of diseases.

DAP-092

      DAP-092, administered orally, is designed to treat diarrhea and wasting syndromes caused by Cryptosporidium parvum, a parasite which is only found in the gut. Cryptosporidiosis is recognized around the world as one of the most common infections of the intestinal tract. Currently, no drug is available in the market to treat this disease. DAP-092 was designed to block a key enzyme from binding in the minor groove of the Cryptosporidium's DNA, thus inhibiting or killing the growth of the organism. DAP-092 is unique because it will work directly in the gut and not be absorbed into the circulatory system, substantially reducing the possibility of adverse side-effects. The Company has specifically targeted a drug for the treatment of Cryptosporidiosis in an effort to take advantage of the fast track Food and Drug Administration ("FDA") approval process often afforded to drugs which cure diseases for which there is no acceptable treatment. See "Risk Factors - No Assurance of FDA Approval; Government Regulation." The Company estimates the worldwide market for DAP-092 to be approximately $100 million per annum.

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                                       3

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DB-289

      DB-289 was developed as an oral substitute for the drug Pentamidine, currently used to treat PCP. Pentamidine is administered via slow I.V. infusion or inhalation due to its inability to cross membranes and its toxicity; it is generally administered in a hospital setting at substantial cost. DB-289 is an analog of Pentamidine in that its positive charges have been neutralized to enable DB-289 to cross the digestive membranes. Also, DB-289 was designed with a more stable molecular structure which delivers more drug to the infected site and reduces toxicity caused by breakdown products. Once DB-289 enters the circulatory system, naturally occurring enzymes remove the patented masking or neutralizing charges to expose the active drug. Since DB-289 can be given orally and does not result in toxic metabolites as it breaks down, it is anticipated that it will be self-administered at home, making it substantially less expensive to use than Pentamidine. The Company believes DB-289 will receive a fast-track approval from the FDA and capture the existing Pentamidine market shortly after market introduction. The Company estimates that DB-289's market potential is approximately $200 million annually.

      Both DAP-092 and DB-289 will enter Phase I/IIa trials upon completion of this Offering. The Company also has a series of dication compounds under development to treat cancer and a variety of fungal infections, malaria and tuberculosis. The market for drugs currently used to treat these diseases is greater than one billion dollars in annual sales.

University Consortium Agreement

      The Company has an agreement with Pharm-Eco Laboratories, Inc. ("Pharm-Eco") and UNC, acting on behalf of a consortium of universities including UNC, Duke University, Auburn University and Georgia State University (the "Consortium"), regarding the continuing development and commercialization of the technology underlying the Company's dicationic pharmaceutical product candidates. Pursuant to this Agreement, the Company has obtained rights to the technology platform for making dicationic pharmaceutical products, and the exclusive right to treat microbial infections using an existing library of 800 compounds developed by the Consortium and future Compounds designed by the Consortium. The Company considers its relationship with the Consortium, which includes many of the world's leading experts in opportunistic infections and rational drug design, a substantial asset. Members of the Consortium have laboratory testing systems for screening compounds for activity to specific micro-organisms (using both laboratory and animal models). Additionally, Georgia State University has a proprietary computer modeling program which simulates the binding of dicationic compounds to cellular DNA, which facilitates the work of research chemists in designing dicationic compounds to treat specific infections.

Biological Products - Modified CRP

      The Company's biological program is focused on strengthening the innate or natural immune system by (1) improving the structural environment around cells and (2) reprogramming cancer cells to act normally. The immune system coordinates the body's responses to injury and infection. It is the body's primary defense against disease. The Company's scientists discovered that, as part of the immune system's response to disease, the blood protein CRP is modified by the body to form modified CRP or mCRP. Modified CRP strengthens tissues and their interconnective structures which work to increase their ability to resist disease and improve the effectiveness of the immune system. Modified CRP is found naturally in healthy tissues surrounding blood vessels, in the tissues in lymphatic organs, and in cells that have secretory functions. In contrast, mCRP is absent (or present in greatly reduced amounts) in cancerous tissues, such as those found in the lung, breast or prostate.

      Cancers occur when normal cells grow uncontrollably. Rapidly dividing cancer cells produce enzymes which attack and weaken surrounding tissues, allowing cancer cells to grow unrestrained and become tumors. This unrestrained growth may destroy surrounding organs or impair physiological functions, often leading to death. The Company's scientists discovered that when cancerous cells come in contact with mCRP, cell behavior is markedly changed, abnormal rapid growth ceases and the cell returns to normal activity. The Company's biological program focuses on replacing mCRP in areas where mCRP is deficient, increasing barriers between cells to reduce the entry and propagation of disease, and enhancing immune reactions.

      Many scientists believe that although therapies that directly kill infected or cancerous cells - e.g. chemotherapy, radiation therapy - are the cornerstone to curing cancer, it is also necessary to develop therapies which will bolster the immune system during treatment and foster regeneration of a normal immune system. By combining "killing" therapies with "strengthening" therapies, the chances for recovery are greatly increased. The Company believes that its mCRP based biotherapeutic product is such a strengthening therapy. The Company has developed a synthetic or recombinant form of mCRP (rmCRP) which can be produced economically. In 1996, the Company conducted a Phase I human clinical trial of rmCRP in HIV-infected volunteers. The clinical results showed that the drug was safe to administer and duplicated the positive results seen in the animal pre-clinical tests. The Company recently entered into an agreement with the Franklin Research Group, a

--------------------------------------------------------------------------------

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venture capital partnership, to obtain funding to accelerate the Company's biotherapeutic program for the treatment of cancer and related diseases based on rmCRP.

Strategy

      The Company's pharmaceutical strategy is to utilize the platform technology developed by the Consortium's scientists for making pharmaceutical products. The initial two objectives are to (1) commercialize dications in niche markets by gaining fast-track FDA approvals and (2) demonstrate the power of the dication platform technology upon which many new drugs can be developed. The Company will continue to develop other dications which target diseases with larger patient populations, and hence, larger markets. The Company's biological strategy is to commercialize its rmCRP products as a primary therapy against cancer and as an adjuvant for use with chemotherapy in treating cancer and in the administration of vaccines.

      The principal elements of the Company's short-term strategy are to (i) focus its resources on current core technologies, (principally DAP-092 and DB-289) and gain FDA acceptance of its dicationic technology; (ii) commence human clinical trials of DAP-092 and DB-289; (iii) commence human clinical trials of rmCRP as a primary treatment for cancer; and (iv) leverage its resources through corporate joint ventures to minimize the cost to the Company of extended clinical trials and the development of manufacturing procedures for the production of the Company's products. The current status of the Company's products planned for clinical trials is summarized below:

                            Clinical Development Plan
================================================================================
      Clinical Trial         Trial Design/Phase             Expected Result
================================================================================
Dication Therapy Against   o Phase I/Iia            o Shorter diarrhea duration
Opportunistic Diarrhea;    o 20-30 HIV-infected     o Prevent weight loss
Cryptosporidiosis DAP-092    patients               o Safety and efficacy
                           o Oral dosing              established
--------------------------------------------------------------------------------
Pro-drug Oral              o Phase I/Iia            o Equivalent/improved anti-
Administration for         o 25-50 PCP-infected,      microbial effect against
Pneumocystis and tropical    HIV-infected patients    PCP
diseases DB-289            o Oral dosing            o Facilitated drug delivery
                           o Bioavailability        o Reduced side effects
                                                    o Safety and efficacy
                                                      established
--------------------------------------------------------------------------------
RmCRP                      o Phase I/Iia            o Tumor growth stopped
Anticancer Therapy;        o 30-50 patients -       o Reduced metastatic disease
NextEra                      all cancers            o Tumor cells killed
                           o IV injections
                           o Dose escalation
================================================================================

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                                        5

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New Government Grant Proposals

      The Company and the Consortium in the last six months have filed for approximately $15 million in grants to support new programs for the continued development of the dication platform technology. The new NIH programs request include funding for a $5 million NCI grant for using combinatorial chemistry to generate and screen new anti-cancer dication compounds, a research proposal for approximately $1.2 million for studying the use of dications to inhibit receptors in the brain that are related to memory, a proposal for $3 million to fund additional research into anti-fungal compounds, a $4 million extension of the existing NCDDG grant for tropical disease applications, and a proposal for $0.8 million to fund additional research into Cryptosporidium. In November 1998, Immtech received a notice from the NIH that a $0.9 million SBIR II grant to complete the GLP preclinical studies for DAP-092, a drug to treat Cryptosporidium, had received a "fundable score". Immtech and the Consortium members will continue in 1999 to apply for new grants to support applications for expanding the dication platform technology. However, the process of obtaining grants is extremely competitive and there can be no assurance that any of the Company's grant applications will be acted upon favorably.

History

      A predecessor of the Company was incorporated under the laws of the State of Wisconsin on October 15, 1984 and subsequently merged into the current Delaware corporation on April 1, 1993. The Company's executive offices are located at 1890 Maple Avenue, Suite 110, Evanston, Illinois 60201, telephone number 847-869-0033.

Recapitalization, Private Placement and Recent Reverse Stock Splits

      As of July 24, 1998 (the "Effective Date"), the Company (with stockholder approval) completed a recapitalization (the "Recapitalization") pursuant to which: (i) the Company effected a 0.645260-for-1 reverse stock split of all of the shares of Common Stock issued and outstanding immediately prior to the Effective Date, resulting in the reduction in the number of issued and outstanding shares of Common Stock from 2,305,166 to 1,487,431 (the "First Reverse Stock Split"); (ii) the Company converted approximately $3,151,000 in indebtedness (consisting of stockholder advances, notes payable and related accrued interest and accounts payable) outstanding immediately prior to the Effective Date into 1,209,962 shares of Common Stock (after giving effect to the First Reverse Stock Split), (iii) 1,794,550 shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date were converted into 1,157,931 shares of Common Stock (after giving effect to the First Reverse Stock Split), (iv) 1,600,000 shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date were converted into 1,232,133 shares of Common Stock (after giving effect to the First Reverse Stock Split), (v) as a result of the First Reverse Stock Split, options outstanding immediately prior to the Effective Date and held by employees of or consultants to the Company to purchase an aggregate of 1,716,815 shares of Common Stock were automatically converted into options to purchase 1,107,792 shares of Common Stock and the purchase prices thereof were adjusted proportionately and (vi) the total number of authorized shares was increased to 35,000,000, consisting of 30,000,000 shares of Common Stock, $0.01 par value and 5,000,000 shares of Preferred Stock, $0.01 par value.

      Contemporaneously with the completion of the Recapitalization, the Company issued and sold 1,150,000 shares of Common Stock for $0.87 per share, or aggregate consideration to the Company (without deducting expenses of the Private Placement and payments to the Placement Agent thereof) of $1,000,000, to one or more accredited investors in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D thereunder (the "Private Placement"). In connection with the Private Placement, the Company paid a placement agency fee to The New China Hong Kong Securities Ltd. ("NCHK") consisting of $50,000 and warrants to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $0.05 per share.

      On February 5, 1999, the Company effected a 1-for-2 reverse stock split of all of the shares of Common Stock issued and outstanding immediately prior to the effectiveness of such stock split, resulting in the reduction in the number of issued and outstanding shares of Common Stock from 6,491,135 to 3,245,517 (the "Second Reverse Stock Split").

      All share and per share amounts contained in this Prospectus other than those contained in the first two paragraphs of this Section have been restated to give effect to the First Reverse Stock Split and the Second Reverse Stock Split.

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                                       6

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                                  The Offerings

Securities offered by the
Company in the Offerings..........  1,000,000 Shares. An additional 150,000
                                    Shares have been reserved for issuance
                                    pursuant to the Underwriters' Over-allotment
                                    Option.

Offering Price....................  $10.00 per Share.

Common Stock Outstanding Prior
  to the Offerings (1)(2).........  3,884,914 shares

Common Stock Outstanding After
  the Offerings (2)...............  4,884,914 shares

Estimated Net Proceeds to the
  Company from the Offerings .....  $8,150,000

Use of Proceeds by the Company....  For research and development, clinical trials, royalty payments and license fees, purchase of equipment, working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors......................  The Shares being offered hereby involve a high degree of risk and immediate and
                                    substantial dilution to the purchasers in the Offerings. See "Risk Factors."

Nasdaq Symbol.....................  Common Stock "IMMT".

(1) Includes (i) an aggregate of 611,250 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon completion of the Offerings and (ii) shares of Common Stock to be issued upon completion of the Offerings to satisfy the interest portion of Immtech's outstanding note payable to the State of Illinois, which interest portion equals $281,470 currently (based upon the initial public offering price of $10.00 per Share, the number of shares issued to the State of Illinois in satisfaction of Immtech's obligation will be 28,147 shares of Common Stock).

(2) Excludes (i) an aggregate of 975,000 shares of Common Stock subject to purchase and issuance at a price of $6.47 per share pursuant to exercise of outstanding warrants held by RADE Management Corporation ("RADE"); (ii) outstanding warrants to acquire an aggregate of 850,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium; (iii) an aggregate of 150,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the FDA with respect to any product; (iv) an aggregate of 91,400 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by former holders of the Company's Senior Subordinated Debentures, which warrants carry an exercise price of $5.00 per Share and are exercisable upon completion of the Offerings until August 31, 1999; (v) an aggregate of 498,636 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company, which options carry a weighted average exercise price of $0.83 per share; (vi) an aggregate of 75,000 shares of Common Stock subject to purchase and issuance at a price of $.10 per share pursuant to exercise of outstanding warrants held by NCHK; (vii) up to 150,000 Shares issuable upon the possible exercise by the Underwriters of the Over-allotment Option; and (viii) up to 100,000 Shares issuable upon exercise of the Underwriters' Warrants.

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                                       7

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                          Summary Financial Information

The following table sets forth summary financial data derived from the financial statements of the Company. The data should be read in conjunction with the financial statements, related notes and other financial information included herein.

                                                                                                          Nine Month
                                                                                                        Periods Ended
                                                         Years Ended March 31,                            December 31,
                                          -------------------------------------------------           -------------------
                                          1995           1996           1997           1998           1997           1998
                                          ----           ----           ----           ----           ----           ----
Statement of Operations Data:
  Revenues                            $   260,503    $   335,000    $    15,000    $    19,552    $        --    $   214,252
  Loss from operations                 (1,353,169)      (621,648)    (1,062,350)      (901,782)      (367,438)    (2,922,818)
  Loss before extraordinary item       (1,432,212)      (759,638)    (1,350,563)    (1,145,697)      (548,504)    (2,984,856)
  Extraordinary gain on
    extinguishment of debts                                                                                        1,427,765
  Net loss                             (1,432,212)      (759,638)    (1,350,563)    (1,145,697)      (548,504)    (1,557,091)
  Conversion of redeemable
    preferred stock                                                                                                3,713,334
  Redeemable preferred stock
    dividends net of
    premium amortization                 (229,465)      (246,324)      (267,980)      (331,435)      (226,225)      (137,689)
  Net (loss) income attributable to
    common stockholders                (1,661,677)    (1,005,962)    (1,618,543)    (1,477,132)      (774,729)     2,018,554
  Net (loss) income per common
    share                                   (2.57)         (1.52)         (2.44)         (2.18)         (1.15)          1.07
 Shares used in computing net
    (loss) income per share
    attributable to common
    stockholders                          646,381        660,833        662,975        676,471        675,498      1,887,222

                                                                                          December 31, 1998
                                                                              ------------------------------------------
                                                                                                            Pro Forma
                                                                                Actual                    As Adjusted(1)
                                                                              ----------                  --------------
Balance Sheet Data:
  Working capital (deficiency)                                                $(606,677)                    $7,824,793
  Total assets                                                                  369,059                      8,519,059
  Long-term debt due after one year                                                  --                             --
  Common Stockholders' investment (deficiency in assets)                       (340,239)                     8,091,231

------------------
(1) Reflects the sale of 1,000,000 Shares offered by the Company at an offering price of $10.00 per Share (after deducting estimated cash offering expenses) and includes the issuance of the shares referred to in items (i) and (ii) of Footnote 1 to the Capitalization Table. See "Use of Proceeds" and "Capitalization."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in the securities offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Shares offered hereby. This Prospectus contains forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding its future financial condition and operating results, product development, business and growth strategy, market conditions and competitive environment. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set in the following risk factors and elsewhere in this Prospectus.

      Development Stage Company; No Assurance of Successful Product Development. The Company is at an early stage of clinical development activities required for drug approval and commercialization. Since formation in October 1984, the Company has engaged in organizational and start-up activities, including developing the research programs described in this Prospectus, recruiting outside directors, scientific advisors and key scientists, making arrangements for laboratory facilities and office space and negotiating and consummating technology licensing agreements. The Company has generated no revenue from product sales. The Company does not have any therapeutic products currently available for sale, and none are expected to be commercially available for several years, if at all. There can be no assurance that the Company's continued research will lead to the development of commercially viable products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      History of Losses and Accumulated Deficits; Future Profitability Uncertain. The Company has experienced significant operating losses since its inception in 1984 and expects to incur operating losses for at least the next several years as the Company expands its research and development and clinical trial efforts. As of December 31, 1998, the Company had an accumulated deficit of $11,243,892.

      "Going Concern" Qualification. The report, dated August 29, 1998, provided by the Company's independent auditors on the Company's balance sheet as of March 31, 1997 and 1998, and the related statements of operations, common stockholder investment (deficiency in assets) and cash flows for each of the three years in the period ended March 31, 1998, indicates that the Company is a development stage enterprise and the deficiency in working capital as of March 31, 1998 and the Company's operating losses since inception raise substantial doubt about the Company's ability to continue as a going concern. Although management of the Company believes that the proceeds from the Offerings will provide the Company with working capital in order to meet its cash requirements for approximately the next 20 months, the Company's ability to continue to operate will ultimately depend upon the Company attaining profitability and being able to operate profitably on a consistent basis, which will not occur for some time and may never occur. In such a situation, the Company will not be able to continue as a going concern.

      Need for Substantial Additional Funds. The Company's operations to date have consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. The Company will require substantial funds to conduct research and development, preclinical and clinical testing and to manufacture (or have manufactured) and market (or have marketed) its product candidates. The Company estimates that its current cash resources and the net proceeds of the Offerings, not including any proceeds from any grant the Company may receive, will be sufficient to meet its operating and capital requirements for 20 months following the closing of the Offerings. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of preclinical and clinical testing, responses to the Company's grant requests, relationships with possible strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the FDA regulatory process and other factors. The net proceeds of the Offerings are not expected to be sufficient to fund the Company's operations through the commercialization of one or more products yielding sufficient revenues to support the Company's operations; therefore, the Company is likely to need to raise additional funds. The Company may seek to satisfy its future funding requirements through public or private offerings of securities, by collaborative or other arrangements with major pharmaceutical companies or from other sources. Additional financing may not be available when needed or be available on terms acceptable to the Company. If adequate financing is not available, the Company may not be able to continue as a going concern, or may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its technologies or product candidates, to forego desired opportunities, or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. To the extent the Company raises additional capital by issuing equity securities, ownership dilution to the investors in the Offerings will result. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      The Company's research and development plans are dependent upon the availability of the capital to be raised in the Offering and may depend on the availability of debt financing. There can be no assurance, however, that such debt financing will be available or that the funds to be raised in the Offering in combination with such debt financing will be sufficient to enable the Company to complete its research and development efforts and successfully introduce products into the marketplace. In connection with any such debt financing, the Company may be required to pledge its assets to a lender, may be restricted in its ability to incur additional obligations or to make capital expenditures, and/or may be required to abide by certain financial covenants. Moreover, if the Company defaults on any of its obligations with respect to any such debt financing, the lender could declare its loan to become immediately due and payable and subject the Company's assets to foreclosure.

      Early Stage of Experiments; Limited Human Data. The Company's tests of rmCRP and its pharmaceutical products to date have been conducted primarily in in vitro and in vivo preclinical animal models. Preclinical in vitro and in vivo studies do not necessarily predict effectiveness in humans, and there can be no assurance that the results achieved in the preclinical in vitro and in vivo animal studies or in the limited human clinical studies conducted to date will be achieved in more extensive testing of rmCRP in humans, nor can there be any assurance that rmCRP will not result in adverse side effects when administered for extended periods of time in humans. Substantial additional research and development is necessary in order for the Company to develop and obtain regulatory approval for its pharmaceutical and biological products, and there can be no assurance that the Company's research and development will lead to development of products that are commercially viable. In addition to further research and development, the Company's products will require clinical testing, regulatory approval and development of marketing and distribution channels, all of which are expected to require substantial additional investment prior to commercialization. There can be no assurance that the Company's products will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, be eligible for third party reimbursement from governmental or private insurers, be successfully marketed or achieve market acceptance.

      Uncertainties Related to Clinical Trials. To obtain required regulatory approvals for commercial sale of its products, the Company must demonstrate through clinical trials that such products are safe and efficacious for use in each target indication. The Company has no experience in conducting clinical trials in the United States. None of the products under development by the Company has received regulatory approval for any stage of clinical trials in humans in the United States. There can be no assurance that such regulatory approval will be received or that necessary clinical trials will commence.

      The Company may find, at any stage of its research and development, that products which appeared promising in preclinical studies or Phase I and Phase II clinical trials do not demonstrate efficacy in larger-scale clinical trials and do not receive regulatory approvals. The results from preclinical testing and early clinical trials may not be predictive of results obtained in later clinical trials and large-scale testing. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in various stages of clinical trials, even after promising results had been obtained in earlier trials. Completion of the Company's clinical trials may be delayed by many factors, including slower than anticipated patient enrollment, difficulty in securing sufficient supplies of clinical trial materials or adverse events occurring during clinical trials. Completion of testing, studies and trials may take several years, and the length of time varies substantially with the type, complexity, novelty and intended use of the product. Delays or rejections may be based upon many factors, including changes in regulatory policy during the period of product development. No assurance can be given that any of the Company's development programs will be successfully completed, that any Investigational New Drug application ("IND") will become effective or that additional clinical trials will be allowed by the FDA or other regulatory authorities or that clinical trials will commence as planned. There have been delays in the Company's testing and development schedules to date and there can be no assurance that the Company's expected testing and development schedules will be met. See "Business."

      Conflicts of Interests. Criticare Systems, Inc. ("Criticare"), the largest stockholder of the Company, owns 28.3% of the outstanding shares of Common Stock of the Company. The former President of Criticare, Gerhard J. Von der Ruhr, served as Chairman of the Company's Board of Directors until his resignation in March 1999. The current President of Criticare, Emil Soika, was appointed to the Company's Board of Directors as of March 29, 1999. The Company and Criticare have entered into various transactions over the course of the Company's existence, most recently relating to an agreement pursuant to which, in return for Criticare agreeing to pay $150,000 to the Company, the Company issued 86,207 shares of Common Stock to Criticare, granted Criticare an option to license the Company's patents and know-how relating to rmCRP for applications in treating Sepsis, and assigned its rights to certain diagnostic products relating to diabetes and alcoholism. The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. See "Certain Transactions."

      Limited Manufacturing Capability. The Company's ability to conduct clinical trials and its ability to commercialize its products will depend in part upon its ability to manufacture its products either directly or through third parties at a competitive cost and in accordance with FDA and other regulatory requirements. The Company currently lacks the facilities and personnel to manufacture products in accordance with Good Manufacturing Practices as prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for additional clinical trials and commercialization. There can be no assurance that the Company will be able to acquire such resources at reasonable costs if it develops commercially viable products. See "Business - Manufacturing."

      Dependence on Third Party Relationships. The Company follows a business strategy of utilizing the expertise and resources of third parties in a number of areas, including the manufacture of pharmaceuticals and therapeutics, the conduct of preclinical and clinical trials, and the development and execution of its corporate strategies. This strategy creates risks to the Company by placing critical aspects of the Company's business in the hands of third parties whom the Company may not be able to control. If these third parties do not perform in a timely and satisfactory manner, the Company may incur additional costs and lose time in the conduct of its development and clinical programs as it seeks alternate sources of such products and services, if available. Such costs and delays may have a material adverse effect on the Company. The Company has formed a joint venture corporation with Franklin Research Group ("Franklin") by the name of NextEra Therapeutics, Inc. The Company has also entered into agreements to secure services and resources from the following additional third parties: the Consortium, Pharm-Eco and RADE. See "Business - Collaborative Arrangements - Formation of NextEra Therapeutics, Inc." and "Management and Key Specific Personnel - Consulting Arrangements."

      The Company may seek additional third party relationships in certain areas, particularly in situations in which the Company believes that the clinical testing, marketing, manufacturing and other resources of a pharmaceutical company collaborator will enable the Company to develop particular products or geographic markets which are otherwise beyond the Company's resources and/or capabilities. There is no assurance that the Company will be able to obtain any such collaboration, or any other research and development, manufacturing, or clinical trial agreement. The inability of the Company to obtain and maintain satisfactory relationships with third parties may have a material adverse effect on the Company. See "Business Collaborative Arrangements."

      Uncertain Ability to Protect Patents and Proprietary Information. The pharmaceutical and biotechnology fields are characterized by a large number of patent filings, and a substantial number of patents have already been issued to other pharmaceutical and biotechnology companies. Third parties may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Company. The Company may not be aware of all of the patents potentially adverse to the Company's interests that may have been issued to others. No assurance can be given that patents do not exist, have not been filed, or could not be filed or issued, which contain claims relating to the Company's technology, products or processes. If patents have been or are issued to others containing preclusive or conflicting claims, the Company may be required to obtain licenses to one or more of such patents or to develop or obtain alternate technology. There can be no assurance that the licenses that might be required for the Company's processes or products would be available on commercially acceptable terms, or at all.

      Because of the substantial length of time and expense associated with bringing new products to the marketplace through the development and regulatory approval process, the biotechnology industry places considerable importance on patent and trade secret protection for new technologies, products and processes. Since patent applications in the United States are maintained in secrecy until patents are issued and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, the Company cannot be certain that it (or any licensor) was the first to make the inventions covered by pending patent applications or that it (or any licensor) was the first to file patent applications for such inventions. The patent positions of vaccine and biotechnology companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth of claims allowed in vaccine and biotechnology patents or their enforceability, cannot be predicted. There can be no assurance that any patents under pending patent applications or any further patent applications will be issued. Furthermore, there can be no assurance that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company's patents that have been issued or may be issued will be held valid if subsequently challenged or that others, including competitors or current or former employers of the Company's employees, advisors and consultants, will not claim rights in or ownership to the patents and other proprietary rights held by the Company. There can be no assurance that others will not independently develop substantially equivalent proprietary information or otherwise obtain access to the Company's proprietary information or that others may not be issued patents that may require licensing and the payment of significant fees or royalties by the Company.

      The Company currently licenses several patents and patent applications and other technologies from third parties that are integral to the Company's products and business. The Company's breach of any existing license agreement or the failure to obtain a license to technology required to commercialize its product candidates may have a material adverse effect on the Company. See "Business - Patents and Licenses."

      The biotechnology industry has experienced extensive litigation regarding patent and other intellectual property rights. The Company could incur substantial costs in defending itself in suits that may be brought against the Company claiming infringement of the rights of others or in asserting the Company's patent rights in a suit against another party. The Company may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with the patent applications of the Company or other parties.

Adverse determinations in litigation or interference proceedings could require the Company to seek licenses (which may not be available on commercially reasonable terms) or subject the Company to significant liabilities to third parties, and could therefore have a material adverse effect on the Company. Even if the Company prevails in an interference proceeding or a lawsuit, substantial resources of the Company, including the time and attention of its officers, will be required.

      The Company also relies on trade secrets, know-how and technological advancement to maintain its competitive position. Although the Company uses confidentiality agreements and employee proprietary information and invention assignment agreements to protect its trade secrets and other unpatented know-how, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

      Competition; Possible Obsolescence Due to Alternative Technologies. The biopharmaceutical field is characterized by extensive research efforts and rapid technological progress. Competition from other biotechnology companies, pharmaceutical companies and research and academic institutions is intense. Other companies are engaged in research and product development based on the acute phase response of the immune system; adaptive immune response and antimicrobial compounds. In addition, new developments in molecular cell biology, molecular pharmacology, recombinant-DNA technology and other pharmaceutical processes are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and discoveries by others will not render some or all of the Company's programs or products noncompetitive or obsolete.

      No Assurance of FDA Approval; Government Regulation. All new drugs and biologics, including the Company's product candidates, are subject to extensive and rigorous regulation by the federal government, principally the FDA under the Federal Food, Drug and Cosmetic Act and other laws including, in the case of biologics, the Public Health Services Act, and by state and local governments. Such regulations govern, among other things, the development, testing, manufacture, labeling, storage, premarket clearance or approval, advertising, promotion, sale and distribution of such products. If drug products are marketed abroad, they are subject to extensive regulation by foreign governments. Failure to comply with applicable regulatory requirements may subject the Company to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product seizure or detention, product recalls, total or partial suspension of production, and FDA refusal to approve pending applications.

      The Company has not received regulatory approval in the United States or any foreign jurisdiction for the commercial sale of any of its products. The process of obtaining FDA and other required regulatory approvals, including foreign approvals, often takes many years and varies substantially based upon the type, complexity and novelty of the products involved and the indications being studied. Furthermore, such approval process is extremely expensive and uncertain. There can be no assurance that the Company's product candidates will be cleared for marketing by the FDA. The Company does not currently have sufficient resources to complete the required regulatory review process. The failure of the Company to receive FDA approval for its product candidates would preclude the Company from marketing and selling its products in the United States. Therefore, the failure to receive FDA approval would have a material adverse effect on the Company. Even if regulatory approval of a product is granted, there can be no assurance that the Company will be able to obtain the labeling claims necessary or desirable for the promotion of such product. FDA regulations prohibit the marketing or promotion of a drug for unapproved indications. Furthermore, regulatory marketing approval may entail ongoing requirements for postmarketing studies. If regulatory approval is obtained, the Company will be subject to ongoing FDA obligations and continued regulatory review. In particular, the Company or its third party manufacturers will be required to adhere to regulations setting forth GMPs, which require that the Company or third party manufacturers manufacture products and maintain records in a prescribed manner with respect to manufacturing, testing and quality control activities. Further, the Company or its third party manufacturer must pass a preapproval inspection of its manufacturing facilities by the FDA before obtaining marketing approval. Failure to comply with applicable regulatory requirements may result in penalties such as restrictions on a product's marketing or withdrawal of the product from the market. In addition, identification of certain side effects after a drug is on the market or the occurrence of manufacturing problems could cause subsequent withdrawal of approval, reformulation of the drug, additional preclinical testing or clinical trials and changes in labeling of the product.

      Prior to the submission of an application for FDA approval, drugs developed by the Company must undergo rigorous preclinical and clinical testing which may take several years and the expenditure of substantial resources. Before commencing clinical trials in humans, the Company must submit to the FDA and receive clearance of an IND. There can be no assurance that submission of an IND for future clinical testing of any product under development or other future products of the Company would result in FDA permission to commence clinical trials or that the Company will be able to obtain the necessary approvals for future clinical testing in any foreign jurisdiction. Further, there can be no assurance that if such testing of products under development is completed, any such drug compounds will be accepted for formal review by the FDA or any foreign regulatory body, or approved by the FDA for marketing in the United States or by any such foreign regulatory bodies for marketing in foreign jurisdictions. Future federal, state, local or foreign legislation or administrative acts could also prevent or delay regulatory approval of the Company's products. See "Business - Government Regulation."

      Dependence on Key Personnel. The Company's business depends to a significant degree on the continuing contributions of its key management, scientific and technical personnel. There can be no assurance that the loss of certain members of management and scientists would not prevent the Company from executing its business plan. The Company has no key man life insurance policy on any of its executives.

      Uncertain Availability of Health Care Reimbursement; Health Care Reform. The Company's ability to commercialize its product candidates will depend in part on the extent to which reimbursement for the costs of such product will be available from government health administration authorities, private health insurers and others. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance of the availability of third-party insurance reimbursement coverage enabling the Company to establish and maintain price levels sufficient for realization of a return on its investment in developing vaccines and biological products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's products, the market acceptance of these products would be adversely affected.

      Health care reform proposals have been introduced in Congress and in various state legislatures. It is currently uncertain whether any health care reform legislation will be enacted at the federal level, or what actions governmental and private payors may take in response to the suggested reforms. The Company cannot predict when any proposed reforms will be implemented, if ever, or the effect of any implemented reforms on the Company's business. There can be no assurance that any implemented reforms will not have a material adverse effect on the Company. Such reforms, if enacted, may affect the availability of third-party reimbursement for products developed by the Company as well as the price levels at which the Company is able to sell such products. In addition, if the Company is able to commercialize products in overseas markets, the Company's ability to achieve success in such markets may depend, in part, on the health care financing and reimbursement policies of such countries.

      Risk of Product Liability, Uncertainty of Availability of Product Liability Insurance. The Company's business exposes it to substantial product liability risks. The Company plans to obtain product liability insurance covering the sale of its products prior to their commercial introduction; however, there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or that any insurance obtained will provide adequate coverage against potential liabilities. Claims or losses in excess of any liability insurance coverage now carried or subsequently obtained by the Company could have a material adverse effect on the Company.

      Disclosure Regarding Acquisitions or Business Combinations. Although the Company has no current intentions to acquire other businesses or merge with or into other entities, the trend toward consolidating business operations, seeking economies of scale, diversifying product offerings and pursuing operating synergies is one that characterizes all industries currently and the biopharmaceutical industry is no exception. If the Company decides to focus on these benefits, it may decide to pursue an acquisition of another entity or some other form of business combination. If the Company does decide to pursue a transaction of this type, except as otherwise required by law, rules or regulations, the Company currently does not intend to provide stockholders with information concerning an acquisition or merger candidate and its business prior to consummation of the transaction. In addition, because the Company has a very large number of authorized but unissued shares of capital stock, the Company may decide to use shares of its capital stock to acquire other businesses. Unless otherwise required by the rules and regulations governing the Nasdaq SmallCap Market or the Boston Stock Exchange, or the Delaware General Corporation Law, the Company may use shares of its capital stock to acquire businesses without stockholder approval.

      Potential Adverse Effect of Shares Eligible for Future Sale. Sales of Common Stock (including shares issued upon the exercise of outstanding options) in the public market after this Offering could materially and adversely affect the market price of the Securities. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

      Upon the completion of the Offering, and including the issuance of 611,250 shares of Common Stock to Pharm-Eco and Members of the Consortium and the issuance of 28,147 shares of Common Stock to the State of Illinois, the Company will have 4,884,914 shares of Common Stock outstanding (not including 2,740,036 shares of Common Stock subject to outstanding options or warrants). Of the shares to be outstanding, the 1,000,000 shares of Common Stock to be distributed by the Company will be freely tradeable without restriction. All of the remaining 3,884,914 shares will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 144 2,670,517 of such restricted securities will be eligible for resale upon the effective date (the "Effective Date") of the Registration Statement of which this Prospectus forms a part. The holders of 1,904,635 of such 2,670,517 shares to become eligible for sale on the Effective Date have agreed not to sell any of such shares for 1 year after the Effective Date, 45,813 shares will be eligible for sale less than 90 days from the Effective Date, and 148,522 shares will be eligible for sale between 90 to 180 days from the Effective Date. In addition to the 2,670,517 shares previously mentioned, 575,000 shares will be eligible for resale in July 1999 and 639,397 shares will be eligible for resale one year after the Effective Date. The Company's officers, directors, certain consultants, including RADE, and those shareholders owning 5% or more of the shares outstanding, have further agreed not to sell any of their Shares (representing 1,437,543 of the 1,904,635 Shares subject to "lock-up" agreements and referred to above) and any of the 975,000 shares issuable upon exercise of options and warrants held by them, for a twelve month period from the date of the Offering and until the sooner of (1) the market price for the Company's Common Stock, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the fifth anniversary of the date of the Offering. In addition to the above-mentioned lock-up conditions, RADE has agreed to lock up its 975,000 warrants for a minimum of twenty-four months from the date of the Offering.

      The Company does not anticipate that an active trading market for the Common Stock will develop outside the United States. Therefore, any resales of Common Stock will likely occur on the Nasdaq SmallCap Market or the Boston Stock Exchange. See "Description of Securities" and "Shares Eligible for Future Sale."

      Immediate Substantial Dilution. Purchasers of Shares in the Offerings will experience immediate and substantial dilution of $8.45 (85%) per share, between the pro forma net tangible book value of the Shares and the public offering price of $10.00 per share. See "Dilution."

      Potential Adverse Effect of Underwriters' Warrants. At the consummation of the Offering, the Company will sell to the Underwriters for nominal consideration the Underwriters' Warrants to purchase up to 100,000 shares of Common Stock. The Underwriters' Warrants will be exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise price equal to 160% of the initial public offering price. For the term of the Underwriters' Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership. As long as the Underwriters' Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Underwriters may be expected to exercise the Underwriters' Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Underwriters' Warrants. See "Underwriting."

      Potential Adverse Effect of Substantial Shares of Common Stock Reserved. Upon completion of the Offerings there will be reserved a total of 2,740,036 shares of Common Stock for issuance as follows: (i) 100,000 shares for issuance upon exercise of the Underwriter's Warrants; (ii) 498,636 shares for issuance upon exercise of stock options granted to employees of or consultants to the Company; and (iii) 2,141,400 shares for issuance upon the exercise of other outstanding options and warrants. The exercise prices of the foregoing options and warrants are substantially below the offering price of the Shares offered hereby. The existence of the Underwriter's Warrants and any other options or warrants may adversely affect the Company's ability to consummate future equity financings. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. To the extent any such options and warrants are exercised, the interests of the Company's stockholders may be diluted.

      In addition, except pursuant to the Company's Stock Option Plan or as otherwise disclosed herein, the Company does not currently expect to issue shares of capital stock in consideration for services provided by directors, management, promoters or their affiliates or associates. Nevertheless, because the Company cannot definitively state that such issuances will never occur, the Company may decide to use shares of its capital stock to compensate directors, management, promoters or their affiliates or associates. The Company does have a very large number of authorized but unissued shares of capital stock, so it is likely that issuances of its capital stock to such individuals could occur, if approved by the Board of Directors, without stockholder approval.

      Absence of Dividends. The Company has never declared or paid dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future. See "Dividend Policy."

      Arbitrary Determination of Offering Price; No Public Market for the Securities. The initial public offering price of the Shares has been determined arbitrarily by negotiations between the Company and the Underwriters. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Shares do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock. Prior to the Offerings, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop in the Common Stock after the Offerings, or, if developed, be sustained. See "Underwriting."

      Price Volatility. The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded pharmaceutical or biotechnology companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential clinical trial results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, delays in the Company's testing and development schedules, public concern as to the safety of vaccines or biological products and economic and other external factors, as well period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock and Warrants. The realization of any of the risks described in these "Risk Factors" could have a significant and adverse impact on such market prices.

      International Underwriters' Inability to Influence the Market. Neither of the International Underwriters is authorized to make a market in securities listed on the NASDAQ SmallCap Market. There can be no assurance that the International Underwriters' inability to participate directly in the United States securities markets will not adversely affect the development of a trading market for and the liquidity of the Common Stock of the Company. Therefore, purchasers of the Common Stock offered hereby may suffer a lack of liquidity in their investment or a material diminution in the value of their investment. The Company does not intend to list the Common Stock on any stock exchanges outside the United States. Therefore, the Company does not expect an active trading market to develop outside the United States.

      U.S. Underwriter's Influence on the Market. A significant portion of the Common Stock offered hereby may be sold to customers of the U.S. Underwriter and customers of the International Underwriters. In light of the lack of participation of the International Underwriters in any market which may develop for the Common Stock, if the U.S. Underwriter elects to participate, it may exert substantial influence on any market which may develop for the Common Stock. A determination by the U.S. Underwriter not to participate in the market for the Common Stock or to stop participating in such market may adversely effect the price and liquidity of the Common Stock.

      Underwriters' Limited Underwriting Experience. The International Underwriters have been actively engaged in the securities brokerage and investment banking business since 1994, with respect to The New China Hong Kong Securities Ltd., and since 1996 with respect to China Everbright Securities (H.K.) Ltd. However, while the International Underwriters have engaged in numerous underwriting activities in Asia, each has never underwritten an offering of securities by a U.S.-based issuer. There can be no assurance that the International Underwriters' limited experience as an underwriter of public offerings by U.S. issuers will not adversely affect the proposed public offering of the Shares, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

      Management's Broad Discretion in Use of Proceeds. Although the Company intends to apply the net proceeds of the Offerings in the manner described under "Use of Proceeds," it has broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of the Offerings among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable. See "Use of Proceeds."

      NASDAQ Stock Market; Boston Stock Exchange. Although the Common Stock has been approved for listing on the Nasdaq SmallCap Market and on the Boston Stock Exchange, there can be no assurance that a trading market for the Common Stock will develop or, if developed, will be sustained. Furthermore, there can be no assurance that the securities purchased by the public hereunder may be resold at their original offering price or at any other price.

      In order to qualify for initial listing on the Boston Stock Exchange, a company must, among other things, have at least $3.0 million in total assets, $2.0 million in tangible assets, $1.5 million "public float," and a minimum bid price for its securities of $2.00 per share. For continued listing on the Boston Stock Exchange, a company must maintain a $500,000 market value of the public float, $1 million in total assets and $500,000 in stockholders' equity. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock on the Boston Stock Exchange.

      In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other things, have at least $4.0 million in net tangible assets, 1,000,000 shares in the "public float," $5.0 million "public float," and a minimum bid price for its securities of $4.00 per share. For continued listing on the Nasdaq SmallCap Market, a company must maintain a $200,000 market value of the public float and $2.0 million in net tangible assets. In addition, continued inclusion requires two marketmakers and a minimum bid of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock on the Nasdaq SmallCap Market.

      If the Company becomes unable to meet the listing criteria (on a continued basis) of the Boston Stock Exchange or the Nasdaq SmallCap Market and becomes delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock may be adversely impacted. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of the Common Stock.

      Penny Stock Regulations. In the event the Common Stock is delisted from the NASDAQ SmallCap Market and the Boston Stock Exchange, it may subsequently become subject to the rules and regulations governing penny stocks. In general, penny stocks are equity securities (i) of companies that have net tangible assets of less than $2,000,000 and (ii) that have a market price of less than $5.00 (excluding securities that are quoted on NASDAQ or are registered on a national securities exchange provided that current price and volume information for transactions in such securities are reported and made available to vendors under the rules of such national securities exchange). Under the penny stock rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000) must take a special written suitability determination for the purchaser, receive the purchaser's written agreement to a transaction prior to sale and provide the purchaser with risk disclosure documents which identify certain risks associated with investing in penny stocks and which describe the market therfor as well as the purchaser's legal remedies. Further, the broker-dealer must also obtain a signed and dated acknowledgement form the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a penny stock can be consummated. These requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell such securities which could have an adverse effect on the market price thereof.

      Limitation of Liability and Indemnification. The Company's Certificate of Incorporation limits, to the maximum extent permitted by the Delaware General Corporations Law ("Delaware Law"), the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. See "Management."

                                 USE OF PROCEEDS

      The net proceeds to be received by the Company from the sale of the 1,000,000 Shares offered in the Offerings (after deducting estimated offering expenses payable by the Company) are estimated to be approximately $8,150,000.

The Company intends to use the net proceeds from the Offerings in the approximate amounts and in the order of priority shown below for the purposes listed:

               Anticipated Use                    Approximate Amount   Percent of Total
               ---------------                    ------------------   ----------------
Arrearages in research support(1)                     $  150,000              1.84%
Debt elimination(2)                                      100,000              1.23%
Clinical and pre-clinical studies                      4,744,000             58.21%
Research and development generally                     1,376,000             16.88%
Patent protection                                        450,000              5.52%
Marketing                                                375,000              4.60%
Working capital and general corporate purposes           955,000             11.72%
                                                      ----------            ------
      TOTAL                                           $8,150,000            100.00%
                                                      ==========            ======

---------------
(1) Approximately $150,000 will be used to pay arrearages in research support due pursuant to the Consortium Agreement, as amended.

(2) The Company intends to use $100,000 of the net proceeds to repay principal amounts due the State of Illinois, which amount is due pursuant to an unsecured promissory note of the Company, dated August 8, 1996, which matures upon completion of an initial public offering. The promissory note has accrued $281,470 in interest, which interest is payable at the option of the Company in shares of the Company's Common Stock upon completion of an initial public offering. Therefore, 28,147 shares of Common Stock will be issued to the State of Illinois upon completion of the Offerings (based upon an initial public offering price of $10.00 per Share) as consideration for interest accrued under the obligation.

      The amount and timing of expenditures of the net proceeds of the Offering cannot be precisely determined, and will depend on numerous factors, including the status of the Company's product development efforts, the results of clinical trials and the regulatory approval process. Pending such uses, the Company plans to invest the net proceeds from the Offerings in short-term, investment-grade, interest-bearing securities.

      The Company estimates that its current cash resources and the net proceeds of the Offerings, not including any proceeds from any grant the Company may receive, will be sufficient to meet its operating and capital requirements for 20 months following the closing of the Offerings. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of preclinical and clinical testing, responses to the Company's grant requests, relationships with possible strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the FDA regulatory process and other factors. Because of these contingencies, there can be no assurance that the net proceeds of the Offerings will satisfy the Company's requirements for any particular period of time. The Company anticipates that additional funding will be required after the use of the net proceeds of the Offerings. No assurance can be given that such additional financing will be available when needed on terms acceptable to the Company, if at all. See "Risk Factors - Need for Substantial Additional Funds."

      Proceeds, if any, derived from the exercise of the Underwriters' Warrants will be added to the Company's working capital.

      Although the Company intends to apply the net proceeds of the Offerings in the manner described herein, it has broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of the Offerings among the various categories set forth in this section as it, in its sole discretion, deems necessary or advisable. Although the Company does not currently anticipate any material changes to the allocations set forth, business requirements and market conditions that are not now able to be anticipated may require that proceeds be allocated in a different manner. For example, if an acquisition candidate were to become known to the Company and as analyses of the acquisition indicated that the transaction would be a benefit to the Company and its stockholders, the Company may pursue such a transaction and may be required to re-allocate proceeds from this Offering in order to complete the transaction.

                                 DIVIDEND POLICY

      The Company has never declared nor paid dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future.

                                    DILUTION

      The net tangible deficit (i.e., net tangible assets less aggregate liabilities) of the Company as of December 31, 1998 was $(569,880), or $(0.15) per share of Common Stock, determined by dividing the net tangible deficit of the Company by the number of shares of Common Stock outstanding as of such date. After giving effect to the receipt of the net proceeds of the sale of 1,000,000 Shares offered in the Offerings at an initial public offering price of $10.00 per Share, the pro forma net tangible book value of the Company on December 31, 1998 would have been $7,580,120, or $1.55 per share. This represents an immediate increase in pro forma net tangible book value of $1.70 per share to existing stockholders and an immediate dilution of $8.45 per share to new investors. The following table, which does not contemplate the exercise of the Warrants, the Underwriters' Warrants or other warrants or options to purchase shares of the Company's Common Stock (See "Risk Factors Potential Adverse Effect of Substantial Shares of Common Stock Reserved"), illustrates the per share dilution:

Assumed initial public offering price per share                           $10.00

         Net tangible deficit per share                         $(0.15)
         Increase per share attributable to new stockholders      1.70
                                                                 -----

Pro forma net tangible book value per share after the Offering              1.55
                                                                          ------

Dilution per share to new stockholders                                    $ 8.45
                                                                          ======

      The following table summarizes, as of December 31, 1998, the difference between the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by existing stockholders of Common Stock and by the new investors purchasing shares in this Offering, assuming the sale of the 1,000,000 Shares offered hereby at an initial public offering price of $10.00 per Share and before any deduction of underwriting discounts and estimated offering expenses.

                                  Number Of                 Total Cash
                               Shares Purchased            Consideration         Average
                            --------------------      ----------------------      Price
                             Number      Percent         Amount      Percent    Per share
                            ---------    -------      -----------    -------    --------
Existing stockholders       3,884,914       79.5%     $ 6,815,892       43.0%     $ 1.75
New investors               1,000,000       20.5%      10,000,000       57.0%      10.00
                            ---------     ------      -----------     ------
      Total                 4,884,914      100.0%     $16,815,892      100.0%
                            =========     ======      ===========     ======

                                 CAPITALIZATION

      The following table sets forth, as of December 31, 1998, (i) the actual capitalization of the Company and (ii) the pro forma capitalization of the Company giving effect to the receipt of the estimated net proceeds from the sale of the 1,000,000 Shares offered hereby. This table should be read in conjunction with the financial statements of the Company and the notes thereto included elsewhere in this Prospectus. See "Description of Securities," "Use of Proceeds" and "Certain Transactions."

                                                                               Pro forma
                                                                           As Adjusted for the
                                                               Actual       Offerings Hereby
                                                               ------       ----------------
Current portion of long-term debt,
including accrued interest                                  $    391,470      $     10,000
                                                            ------------      ------------
Preferred Stock

      Preferred Stock, par value $0.01 per share,
            5,000,000 shares authorized, 0 shares
            issued and outstanding as of
            December 31, 1998                                        -0-               -0-
                                                            ------------      ------------
Total preferred stock                                                -0-               -0-
                                                            ------------      ------------
Common Stockholders Investment (deficiency in assets)

      Common Stock, par value $0.01 per share,
            30,000,000 shares authorized, 3,245,517
            shares issued and outstanding as of
            December 31, 1998 after giving pro forma
            effect to the Second Reverse Stock Split
            (1)(3); 30,000,000 shares authorized,
            4,884,914 shares issued and outstanding as
            of December 31, 1998 after giving pro forma
            effect to the Second Reverse Stock Split
            and the Offerings (2)(3)                              32,455            48,849

Additional paid-in capital                                    10,871,198        25,398,774

Deficit accumulated during the development stage (4)         (11,243,892)      (17,356,392)
                                                            ------------      ------------

         Total common stockholders' investment
         (deficiency in assets)                             $   (340,239)     $  8,091,231
                                                            ============      ============

-------------------
(1) Excludes (i) an aggregate of 611,250 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon completion of the Offerings and (ii) shares of Common Stock to be issued upon completion of the Offerings to satisfy the interest portion of Immtech's outstanding note payable to the State of Illinois, which interest portion equals $281,470 currently (based upon the initial public offering price of $10.00 per Share, the number of shares issued to the State of Illinois in satisfaction of Immtech's obligation will be 28,147 shares of Common Stock).

(2)   Includes the shares referred to in items (i) and (ii) of Footnote (1).

(3) Excludes (i) an aggregate of 975,000 shares of Common Stock subject to purchase and issuance at a price of $6.47 per share pursuant to exercise of outstanding warrants held by RADE Management Corporation ("RADE"); (ii) outstanding warrants to acquire an aggregate of 850,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium; (iii) an aggregate of 150,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the

      FDA with respect to any product; (iv) an aggregate of 91,400 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by former holders of the Company's Senior Subordinated Debentures, which warrants carry an exercise price of $5.00 per Share and are exercisable upon completion of the Offerings until August 31, 1999; (v) an aggregate of 498,636 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company, which options carry a weighted average exercise price of $0.83 per share; (vi) an aggregate of 75,000 shares of Common Stock subject to purchase and issuance at a price of $.10 per share pursuant to exercise of outstanding warrants held by NCHK; (vii) up to 150,000 Shares issuable upon the possible exercise by the Underwriters of the Over-allotment Option; and
      (viii) up to 100,000 Shares issuable upon exercise of the Underwriters' Warrants.

(4) Pro Forma as adjusted for the Offerings column includes $6,112,500 adjustment to accumulated deficit for issuance of 611,250 shares for technology expensed as research and development.

                             SELECTED FINANCIAL DATA

      The selected financial data set forth below for the years ended March 31, 1996, 1997 and 1998 and the balance sheet data as of March 31, 1997 and 1998 are derived from the financial statements audited by Deloitte & Touche LLP included elsewhere in this Prospectus. The statement of operations data set forth below for the year ended March 31, 1995 and the balance sheet data at March 31, 1995 and 1996 are derived from audited financial statements which are not included in this Prospectus. The results of operations for the nine month periods ended December 31, 1997 and 1998 are not necessarily indicative of the results for either fiscal year and include all normal recurring adjustments. Historical results are not necessarily indicative of future results. The data set forth below should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                             Nine Month Periods
                                                                  Years Ended March 31,                      Ended December 31,
                                                 -----------------------------------------------------   -------------------------
                                                     1995          1996          1997          1998          1997          1998
                                                     ----          ----          ----          ----          ----          ----
Statement of Operations:
  Revenues                                       $   260,503   $   335,000   $    15,000   $    19,552            --   $   214,252
                                                 -----------   -----------   -----------   -----------                 -----------
  Expenses:
    Research and development                         996,486       737,805       478,871       312,366   $   155,647       540,201
    General and administrative                       429,042       218,843       532,642       534,984       211,791     2,596,869
    Cancelled offering costs                         188,144                      65,837        73,984
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Total expenses                                   1,613,672       956,648     1,077,350       921,334       367,438     3,137,070
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Loss from operations                            (1,353,169)     (621,648)   (1,062,350)     (901,782)     (367,438)   (2,922,818)
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Other income (expense):
    Interest expense                                 (98,984)     (135,468)     (281,710)     (241,767)     (181,012)      (67,543)
    Miscellaneous (expense) income - net              19,941        (2,522)       (6,503)       (2,148)          (54)        5,505
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Other expense - net                                (79,043)     (137,990)     (288,213)     (243,915)     (181,066)      (62,038)
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Loss before extraordinary item                  (1,432,212)     (759,638)   (1,350,563)   (1,145,697)     (548,504)   (2,984,856)
  Extraordinary gain on extinguishment of debt                                                                           1,427,765
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Net loss                                        (1,432,212)     (759,638)   (1,350,563)   (1,145,697)     (548,504)   (1,557,091)
  Conversion of redeemable preferred stock                                                                               3,713,334
  Redeemable preferred stock dividends, net
    of premium amortization                         (229,465)     (246,324)     (267,980)     (331,435)     (226,225)     (137,689)
                                                 -----------   -----------   -----------   -----------   -----------   -----------

  Net (loss) income attributable to
    common stockholders                          $(1,661,677)  $(1,005,962)  $(1,618,543)  $(1,477,132)  $  (774,729)  $ 2,018,554
                                                 ===========   ===========   ===========   ===========   ===========   ===========
  Net loss per common share
    attributable to common stockholders:
    Loss before extraordinary gain               $     (2.22)  $     (1.15)  $     (2.04)  $     (1.69)  $     (0.81)  $     (1.58)
    Extraordinary Gain                                                                                                        0.76
                                                 -----------   -----------   -----------   -----------   -----------   -----------
    Net loss                                           (2.22)        (1.15)        (2.04)        (1.69)        (0.81)        (0.82)
    Redeemable preferred stock conversion,
      premium amortization and dividends               (0.35)        (0.37)        (0.40)        (0.49)        (0.34)         1.89
                                                 -----------   -----------   -----------   -----------   -----------   -----------
    Net (loss) income per share attributable to
      common stockholders                        $     (2.57)  $     (1.52)  $     (2.44)  $     (2.18)  $     (1.15)  $      1.07
                                                 ===========   ===========   ===========   ===========   ===========   ===========
  Shares used in computing net (loss)
    income per share attributable to
    common stockholders                              646,381       660,833       662,975       676,471       675,498     1,887,222

Balance Sheet Data:
  Working capital (deficiency)                    (1,053,991)   (1,763,833)   (3,045,867)   (3,638,865)   (3,562,107)     (606,677)
  Total assets                                       154,558       117,532       189,394        70,771        78,619       369,059
  Accrued interest                                    29,679        70,787       454,684       663,013       634,842       281,470
  Stockholder advances                                    --       311,500       770,000       985,172       920,214            --
  Notes payable                                      769,709       966,419     1,572,969     1,576,450     1,584,585       110,000
  Long-term debt due after one year                  383,488       383,488            --            --            --            --
  Redeemable preferred stock                       4,344,156     4,590,480     5,108,460     5,439,895     5,334,684            --
  Common stockholders' investment
    (deficiency in assets)                        (5,635,441)   (6,633,903)   (8,058,145)   (9,021,623)   (8,832,874)     (340,239)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus. This discussion contains forward-looking statements and such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include, but are not limited to, the factors discussed below and in the "Business Section," as well as those discussed elsewhere in this document. See "Risk Factors."

OVERVIEW

      Immtech, a development stage enterprise, is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic infectious diseases, cancer or compromised immune systems. The Company has two independent programs for developing drugs. The first is based on a technology for the design of a new class of pharmaceutical compounds commonly referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms which cause fungal, protozoan parasitic, bacterial and viral diseases. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

      With the exception of research agreements and past development funding from Centocor, Sigma-Aldrich and certain research grants, the Company has not generated any revenue from operations. For the period from inception to December 31, 1998, the Company incurred a cumulative net loss of $11,243,892. The Company has incurred additional losses since such date and expects to incur additional operating losses for the foreseeable future. The Company expects that its revenue sources for at least the next several years will be limited to research grants from Small Business Technology Transfer Program Grants ("STTR") and payments from other collaborators under arrangements that may be entered into in the future. The timing and amounts of such revenues, if any, will likely fluctuate sharply and depend upon the achievement of specified milestones, and results of operations for any period may be unrelated to the results of operations for any other period. See "Business."

RESULTS OF OPERATIONS

      All amounts contained in this section have been rounded to the nearest five hundred dollars.

      Nine Month Periods Ended December 31, 1998 and 1997.

      Revenues under the Small Business Technology Transfer ("STTR") Program from the National Institutes of Health accounted for $103,500 in the nine month period ended December 31, 1998. Additional revenue sources were a grant from Franklin Research Group (co-founder of NextEra Therapeutics, Inc.) of $50,000, a payment of $15,500 for technology sold to Criticare and research payments of $45,000 from Sigma-Aldrich. There was no revenue in the nine month period ended December 31, 1997.

      Research and development expenses were $540,000 and $155,500 in the nine month periods ended December 31, 1998 and December 31, 1997, respectively. The increase is primarily due to contractual payments to UNC of $300,000.

      General and Administrative expenses increased 1,126.4% from approximately $212,000 in the nine month period ended December 31, 1997 to $2,600,000 in the nine month period ended December 31, 1998, as a result of patent expenses incurred in 1998 and of $2,220,000 of expense related to issuance of the RADE Warrants for consulting services. Interest expense decreased 62.7% from $181,000 in the nine month period ended December 31, 1997 to $67,500 in the nine month period ended December 31, 1998. This is due to the Senior Subordinated Debt discount and issuance costs becoming fully amortized in 1997 and the conversion of debt to stock in July 1998.

      Redeemable preferred stock dividends net of premium amortization decreased 39.2% from $226,000 for the nine months ended December 31, 1997 to $137,500 for the nine months ended December 31, 1998. This is due to the conversion of the preferred A and B to common stock in July 1998.

      Years Ended March 31, 1998, 1997, and 1996.

      Revenues under collaborative research and development agreements were approximately $15,000 and $335,000 in the years ended March 31, 1997 and 1996, respectively. In 1998, there were grant revenues of approximately $19,500 from an STTR Program from the National Institutes of Health.

      Research and development expenses decreased by 35.0% from approximately $738,000 in 1996 to $479,000 in 1997 and decreased by 34.8% to approximately $312,500 in 1998, due primarily to the completion of the biological platform Phase I clinical trials in Germany in 1996, the internal shift from the biological to the pharmaceutical focus and the corresponding shift from basic research to clinical support.

      General and administrative expenses increased by 0.5% in 1998 to approximately $535,000 from $532,500 in 1997 and increased by 143.2% in 1997 from $219,000 in 1996. The 1997 increase resulted primarily from patent costs related to the pharmaceutical platform technology. Interest expense increased 107.7% from $135,500 in 1996 to $282,500 in 1997, and decreased 14.0% to
$242,000 in 1998. The 1997 increase is due to the Company completing a Senior Subordinated Debt issue in August 1996. Cancelled offering costs were approximately $66,000 in 1997 and $74,000 in 1998. Both amounts relate to a cancelled offering of the Company's preferred stock.

      Redeemable preferred stock dividends net of premium amortization increased 8.8% from $246,500 in 1996 to $268,000 in 1997 and 23.7% to $331,500 in 1998.
The premium was fully amortized on the Series A Preferred as of December 1997.

LIQUIDITY AND CAPITAL RESOURCES

      From inception through December 31, 1998, the Company financed its operations from (i) the net proceeds of private placements of debt and equity securities and cash contributed from stockholders, which in the aggregate, raised approximately $11,000,000, (ii) payments from research agreements and Small Business Innovation Research ("SBIR") grants and STTR Program grants of approximately $1,900,000 and (iii) use of stock, options and warrants in lieu of cash compensation.

      In July 1998, the Company completed a private placement equity offering of $1,000,000. As a condition to this investment, the Company completed the Recapitalization effective July 24, 1998.

      The Company intends to use $100,000 of the net proceeds of the Offerings to repay amounts due to the State of Illinois. Substantially all of the remaining net proceeds of the Offerings, $8,050,000, will be used to fund the Company's research and development efforts, including clinical and preclinical studies. Any net proceeds not applied to the Company's research and development efforts will be used for working capital and general corporate purposes, including hiring up to 10 additional employees. The amount and timing of expenditures of the net proceeds of the Offerings cannot be precisely determined, and will depend on numerous factors, including the status of the Company's product development efforts, the results of clinical trials and the regulatory approval process. The Company may also use a portion of the net proceeds to acquire complementary businesses, products or technologies, although the Company has no agreements and is not involved in any negotiations with respect to any such transaction. See "Risk Factors - Management's Broad Discretion in Use of Proceeds." Pending such uses, the Company plans to invest the net proceeds from the Offerings in short-term, investment-grade, interest-bearing securities. See "Use of Proceeds."

      The Company's cash resources have been used to finance research and development, including sponsored research, capital expenditures, expenses associated with the efforts of the Consortium and general and administrative expenses. Over the next several years, the Company expects to incur substantial additional research and development costs, including costs related to early-stage research in preclinical and clinical trials, increased administrative expenses to support its research and development operations and increased capital expenditures for expanded research capacity, various equipment needs and facility improvements or relocation.

      At December 31, 1998, the Company was a party to sponsored research agreements with UNC which, upon completion of this financing, require it to fund an aggregate of approximately $100,000 per quarter through the third anniversary of the completion of this offering.

      At December 31, 1998, the Company had federal net operating loss carryforwards of approximately $7,405,000, which expire from 2003 through 2013. At December 31, 1998, the Company had available for federal income tax purposes approximately $7,349,000 of alternative minimum tax net operating loss carryforwards which expire from 2003 through 2013. The Company also has approximately $5,303,000 of state net operating loss carryforwards available as of June 30, 1998, which expire from 2009 through 2013, available to offset certain future state taxable income for Illinois state tax purposes. Because of "change of ownership" provisions of the Tax Reform Act of 1986, approximately $2,352,000 and $250,000 of the Company's net operating loss carryforwards for federal and State of Illinois purposes, respectively, are subject to an annual limitation regarding utilization against taxable income in future periods. The Company is considering various equity financing alternatives. Such changes may result in a change of ownership and significantly restrict the utilization of the Company's net operating loss carryforwards and federal tax credit carryforwards.

      The Company believes its existing resources, subject to the completion of the Offerings but not including proceeds from any grant the Company may receive, to be sufficient to meet the Company's planned expenditures for 20 months following the Offerings, although there can be no assurance the Company will not require additional funds. The Company's working capital requirements will depend upon numerous factors, including the progress of the Company's research and development programs (which may vary as product candidates are added or abandoned), preclinical testing and clinical trials, achievement of regulatory milestones, the Company's corporate partners fulfilling their obligations to the Company, the timing and cost of seeking regulatory approvals, the level of resources that the Company devotes to the development of manufacturing, the ability of the Company to maintain existing and establish new collaborative arrangements with other companies to provide funding to the Company to support these activities and other factors. In any event, the Company will require substantial funds in addition to the present existing working capital to develop its product candidates and otherwise to meet its business objectives.

YEAR 2000

      Business interruptions resulting from technology problems arising out of the Year 2000 may adversely affect companies in various industries. The Company currently anticipates that it will still be in the process of conducting clinical trials or otherwise developing its initial products at the onset of the Year 2000. Consequently, it is not likely that the Company will be engaged in time sensitive activities likely to be materially disrupted by the Year 2000 problems. Nevertheless, the Company recently assessed both its information technology systems and other systems to determine the likelihood of a Year 2000 disruption. Based on such assessment the Company determined that its accounting system will need to be modified, which can be accomplished by purchasing "off the shelf" software that is Year 2000 compliant at a cost which is not material to the Company's operations.

      The Company intends to assess the Year 2000 vulnerability of its business partners in mid 1999 to determine which, if any, relationships require corrective action. Though the Company does not anticipate any material disruptions to its operations from Year 2000 problems, there can be no assurance such problems will not arise.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

      In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements are required to be adopted in fiscal 1999. In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." This Statement is required to be adopted in fiscal 1999. In 1998, the FASB also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is required to be adopted in fiscal 2000. The Company is currently in the process of evaluating the impact of adopting these new statements.

                                    BUSINESS

THE COMPANY

      Immtech is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic diseases, cancer or compromised immune systems. Through its independent efforts and in cooperation with a group of universities led by the University of North Carolina at Chapel Hill ("UNC") and including Auburn, Duke and Georgia State Universities (the "Consortium"), the Company has developed and licensed a pipeline of biological and pharmaceutical compounds ready for Phase I and Phase II human trials. To date, the Consortium has accumulated a library of over 800 compounds which are being tested in laboratories around the world. Additional compounds are being screened in various laboratory and animal models for future development to which the Company will have exclusive licensing rights for use as antimicrobial agents. The Consortium is sponsored by a large National Cooperative Drug Development Grant ("NCDDG") awarded by the National Institutes of Health ("NIH") to develop platform technologies for new drugs; the focus is on treating emerging diseases.

      The Company has two independent programs for developing drugs. The first is based on a technology for the design of a new class of pharmaceutical compounds commonly referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

Pharmaceuticals - Dications

      The discovery of the Company's pharmaceutical platform technology for dications was the result of a research program focused on understanding Pentamidine (a drug marketed by Fujisawa), an extremely toxic but effective drug for the treatment of Pneumocystis carinii pneumonia ("PCP"), a form of pneumonia common in patients with compromised immune systems. Researchers at UNC discovered that most of Pentamidine's toxicity was caused by certain metabolites formed as the drug breaks down within the body's circulatory system. This led to the design of new compounds with more stable molecular structures which do not break down into toxic substances. These newly designed compounds proved to be significantly less toxic and more effective in treating PCP than Pentamidine. The methodology used by these researchers to develop these new compounds evolved into the Company's platform technology for designing dicationic compounds. The Company intends to use this technology to design pharmaceutical compounds to treat a wide variety of infectious diseases.

      Dicationic compounds have two positively charged ends held together by a neutrally charged chemical linker group. The unique structure of the compounds with positive charges on the ends (shaped like molecular barbells) allows them to bind to the negatively charged surface in the minor groove of the organism's DNA (like a band-aid), preventing life-sustaining enzymes from attaching to the DNA's active sites. Once a site is occupied by one of the Company's compounds, the necessary enzyme cannot bind to the DNA, preventing the organism from dividing, stopping the spread of the related disease by inhibiting or killing the growth of the target organism. This will accelerate the body's return to normal health.

      UNC has developed a unique and rapid method for identifying drug candidates for specific micro-organisms. The first step in this drug discovery process is to map and analyze the genetic sequences of the DNA of infectious microbes, specifically studying the structure of the minor grooves which run the length of the double-stranded, helical DNA. The minor groove forms a deep pocket with negative charges dispersed at regular intervals. Certain pockets define the binding region for enzymes which control cell division and survival.

      A second step in the discovery process identifies the location of sites where the enzymes that control microbe cell division bind in the minor groove of DNA. The Company's researchers then use rational computer modeling and empirical drug design to develop compounds that can block the active enzyme sites. To select target compounds, the researchers initially examine the current library of 800 dicationic compounds that have already been made and analyzed, looking for structures fitting the active site in the minor groove. Once the appropriate compound is identified, a series of laboratory and animal tests are run on the compound to assess its efficacy and safety.

      The Company has two drugs that are ready to begin human clinical trials. The first compound, DAP-092, is for the treatment of Cryptosporidium parvum, a common enteric parasite that causes severe diarrhea and wasting. The second compound, DB-289, is for the treatment of PCP. These two drugs are ideally suited to demonstrate the power of the dication technology platform. DAP-092 was developed to treat a parasite that is found only in the gut. Because of its positive charges DAP-092 cannot cross the digestive membranes and stays in the digestive tract where it is needed. On the other hand, DB-289 which works in the circulatory system, was developed with a proprietary (patented) method of temporarily neutralizing the positive charges which allows it to readily pass through the digestive membranes into the circulatory system where the dications become activated for treatment of diseases.

DAP - 092 As A Therapy for Cryptosporidiosis

      DAP-092 is derived from the pharmaceutical technology platform and was designed to block key enzymes from binding to the minor groove of the Cryptosporidium parvum parasite's DNA, thus inhibiting or killing the growth of the organism. Dicationic compounds with strong positive charges generally cannot pass through the membranes which separate the digestive tract from the circulatory system. DAP-092 is unique because it will work directly in the gastro-intestinal tract (gut) and not be absorbed into the circulatory system, substantially reducing the possibility of adverse side effects. The Company has specifically targeted Cryptosporidium in an effort to take advantage of the fast-track FDA approval process often afforded to drugs which cure diseases for which there is no acceptable treatment.

      The prevalence of Cryptosporidium parvum in the general population has been reported by Dr. Ron Fayer, in his textbook, "Cryptosporidium and Cryptosporidiosis", CRC Press, 288 pp, 1979, by assessing the number of individuals in each country with antibodies to Cryptosporidium. The number of individuals exposed to Cryptosporidium varies from 30% to 35% in the industrial world (including the United States) to 50% to 65% in some countries in Central and South America where sanitation is poor. Although in the past several years there has been a drop in the incidence of Cryptosporidium in HIV positive patients in the United States (due to new protease drugs), the prevalence in the general population remains unchanged. In other parts of the world where sanitation and hygiene are extremely poor (including parts of Africa where AIDS is endemic) it is anticipated that diarrhea and wasting caused by Cryptosporidium are increasing. The Company estimates from incidence reports and prevalence data of the general population the worldwide market potential for DAP-092 to be approximately $100 million per annum.

      The Company's DAP-092 pharmaceutical product has demonstrated efficacy in animal tests against Cryptosporidium parvum, a parasite that causes a debilitating diarrhea and wasting syndrome that affects cancer patients, AIDS patients and a growing number of pediatric patients worldwide, which can lead to death in severe cases. There is no drug currently approved for its treatment.

      DAP-092 has been tested in several animal models infected with Cryptosporidium parvum. In the data from the neonatal mouse model shown in the table below, as higher doses of orally administered DAP-092 were given to the mice, a significant reduction in the organisms were observed. At a dose of 4.7 mg/kg, there was approximately a 90% reduction in the number of organisms measured in the stools of the mice. At doses five-time the effective dose no toxicity or side effects were observed in animal models.

               Activity of DAP-092 Against Cryptosporidium parvum
                        Neonatal Mouse Model of Infection

                               [GRAPHIC OMITTED]

            The activity of DAP-092 was compared to saline control.

DB-289 As a Therapy for PCP and Other Diseases

      DB-289 was specifically developed to be a substitute for Pentamidine. However, unlike Pentamidine, which is administered in a cost intensive hospital setting, DB-289 can be self-administered orally by the patient outside the hospital, making it a much more cost effective treatment. In immuno-compromised individuals infected with PCP, the lungs are often filled with mucus and other fluids, resulting in compromised air passages causing potentially life-threatening pulmonary disease. Since up to 40% of immuno-compromised patients become intolerant of Trimethoprim-Sulfamethoxazole ("TMP/SMX"), the current drug of choice for PCP, physicians then prescribe Pentamidine as the second-line alternative. Because it is a dication and cannot pass through the digestive tract to enter the bloodstream, Pentamidine can be administered only intravenously or via inhalation therapy. In addition, because it is highly toxic and has a narrow therapeutic window, Pentamidine is given only under constant medical supervision. The Company's scientists believe that DB-289 will prove to be a superior treatment than Pentamidine, and a substitute for TMP/SMX in patients sensitive to sulphur-based drugs.

      DB-289 has been studied extensively in animal model systems of Pneumocystis carinii. UNC developed the standard laboratory animal model for evaluating the efficacy of new drugs for the treatment of PCP. The laboratory results from the immune suppressed rat model shows that DB-289 is a very effective oral drug for the treatment of PCP. The data in the chart shows that as the dose increases, the number of cysts observed in the lungs of the mice is reduced. In the high dose groups (greater than 2.4 mg/kg), PCP was not found in the lung tissues of the rats during histology examinations.

                           Activity of DB-289 Against
                      Pneumocystis carinii Pneumonia (PCP)

                                [GRAPHIC OMITTED]

      DB-289 is an analog of Pentamidine, in which the charges have been temporarily neutralized to enable DB-289 to cross the digestive membranes. Also, DB-289 was designed with a more stable linker structure which results in breakdown products that are far less toxic than those resulting from the breakdown of Pentamidine. Once DB-289 enters the bloodstream, naturally occurring enzymes remove the neutralizing groups that mask the positive charges, thereby exposing the active drug. Because of this masking technology, DB-289 can be taken orally. In addition, because of its reduced toxicity, DB-289 requires less medical supervision than Pentamidine. Consequently, the Company believes DB-289 will replace Pentamidine as the second line therapy for PCP and capture a significant portion of the TMP/SMX market given the potential for serious allergic reactions to sulfur based drugs. Although Pneumocystis carinii pneumonia remains the most common opportunistic infection in HIV/AIDS patients, the number of annual cases has decreased with the use of protease inhibitor drugs. The Company estimates that the current market for treating PCP is over $100 million annually, plus the uses of DP-289 for treating tropical diseases such as Lieshmania and Trypanosomiasis (see paragraph below) with a potential market for the drug of over $200 million annually.

The Company's Pipeline of Dication Pharmaceuticals

      In addition to treating PCP, Company scientists have shown through animal studies that dication compound DB-289 is active against Leishmania mexicana amazonesis, an organism that causes ulcerating skin lesions, Leishmania denovni, an organism that causes a potentially fatal visceral disease, and against Trypanosoma brucei rhodesiense, a parasite that causes slow deterioration of organs, tissues, and the central nervous system, which is fatal if untreated. In May 1998, the Company received a Small Business Technology Transfer Grant ("STTR") to study dication compounds as a treatment for various tropical diseases. The Company has been contacted by the Center for Disease Control ("CDC") about the availability of dication compounds to treat a recent epidemic of Trypanosomiasis (sleeping sickness) in the Sudan. The World Health Organization (WHO) estimates that 55 million people in Central Africa are at risk for Trypanosomiasis. In the last survey conducted by the WHO, they forecast that there are 300,000 to 500,000 active cases of the disease, with an "epidemic situation" in the Sudan, Angola, and the Democratic Republic of Congo. The Company's scientists are also collaborating with experts from the Walter Reed Army Institute for Medical Research, the Southern Research Institute and other universities to expedite the development of compounds effective against Trypanosomiasis, Leishmania, malaria and tuberculosis.

      The Company has other dicationic compounds in the initial stages of development directed at several large markets:

      Fungal Infections. Fungi, especially the three most common forms - Candida albicans, Cryptococcus neoformans and Aspergillosis fumigatus - cause major health complications, particularly in patients with compromised immune systems. A number of the Company's dicationic compounds have not only stopped the growth of fungi in both in vitro and limited in vivo tests, but have actually killed the fungi (fungicidal), thus being superior to Fluconazole, the most commonly used anti-fungal drug, which only stops the growth of the organism (fungistatic). Initial responses indicate that the Company's compounds are effective in treating a broad spectrum of blood-based fungal infections.

      Initial studies applying 30 of the Company's compounds against fungi have been conducted by academicians and several large pharmaceutical companies. The results have been encouraging and the pharmaceutical companies have committed to conducting animal testing of certain of the Company's anti-fungal compounds. If the initial animal studies are positive, the next step would be to conduct human clinical trials.

      Given that the fungicidal market is several billion dollars, the Company may seek to develop its anti-fungal products independently if it raises additional funding for a worldwide market. In the alternative, the Company will look to a collaborative venture with a large pharmaceutical company for additional funding.

      Tuberculosis Mycobacterial Infections. Immuno-compromised patients are increasingly developing infections from drug-resistant strains of tuberculosis. Eighty percent of AIDS patients infected with drug-resistant Mycobacterial tuberculosis die. Thus far, 19 of the Company's compounds have shown effectiveness against these diseases in in vitro testing and have advanced into animal tests to be performed under the auspices of the NIH at the Tuberculosis Antimicrobial Acquisition and Coordinating Facility at the Southern Research Institute.

      A total of 70 of the Company's compounds were tested in vitro against Mycobacterium avium organisms isolated from patients; 20 of these compounds were up to 500 times more potent than Azithromycin, the drug currently used as the standard for treating tuberculosis. Consequently, the Company will continue to work with the NIH and collaborating laboratories, as well as several pharmaceutical companies, to complete testing and advance these compounds into clinical trials to treat the emerging, drug-resistant strains of tuberculosis.

      HIV. The Company has designed a class of dicationic compounds to treat HIV. Based upon the initial results of the in vitro and animal studies conducted at Auburn University, the Company intends to develop further modifications of these compounds and is in discussions with a potential licensee, which will provide the funds for further testing. These compounds represent a new class of antiviral drugs. These drugs inhibit the integrase enzyme which the HIV virus needs to "integrate" into human DNA in order for the virus to divide and multiply.

      Other Infections. Some of the Company's pharmaceutical compounds are effective against Giardia lambia, an enteric protozoa that is one of the most widespread causes of common diarrhea. Other compounds are effective against chloroquine- and mefloquine-resistant strains of Plasmodium falciparum, the organism that causes malaria. Company scientists have shown that certain compounds are active against Leishmania mexicana amazonesis, an organism that causes ulcerating skin lesions, Leishmania donovni, an organism that causes a potentially fatal visceral disease, and against Trypanosoma brucei rhodesiense, a parasite that causes slow deterioration of organs, tissues and the central nervous system.

      Cancer. In the past two years, the National Cancer Institute (NCI) has tested over 500 of the Company's dication compounds for anti-cancer activity. The NCI reported that a significant number of the compounds had potent and select activity against many different types of cancer cells. The dication drugs have shown anti-cancer activity using a similar mechanism of action as shown with infectious organisms; (1) the drugs bind in the minor groove of the DNA of the cancer cells, and (2) blocks specific enzymes that are critical to the cell's DNA function. A certain number of the compounds show a third anti-cancer mechanism which potentially represents a new class of chemotherapeutic compounds that work as alkylating agents (drug that irreversibly transfer chemical groups onto the DNA). Since dications preferentially bind to adenosine rich regions of the DNA, these compounds are unique from currently used alkylating chemotherapeutic agents that are known to preferentially alkylate guanine bases of the DNA. The overall effect of the binding of the dication compounds to DNA stops the progression of the disease and kills the cancer cell.

      To date, the NCI has identified forty-seven of the Company's compounds with impressive specificity and potency as anti-cancer agents. Eighteen of these compounds were chosen by the NCI to advance into in vivo testing in mice. The early results show that specific dication compounds have activity against different cancer types and that most of the compounds tested had activity at low doses. Dr. David Boykin, Regents Professor of Chemistry, Georgia State University and the Company's lead scientific consultant in the discovery and development of dication drugs for cancer, has applied for a $5 million NCI grant to continue the development of dication and related compounds as anti-cancer chemotherapeutic drugs. He will work with the company's scientists and other scientists from a consortium of universities which include the University of North Carolina at Chapel Hill and Auburn University.

      The Company will pursue the clinical development of its pipeline compounds for these clinical indications while conducting clinical trials to obtain FDA approvals of DAP-092 for Cryptosporidiosis and DB-289 for PCP.

Biological Products - mCRP and rmCRP

      The Company's biological program is focused on strengthening the innate or natural immune system by (i) improving the structural environment around cells and vascular tissue and (ii) reprogramming cancer cells to act normally. The Company's current biological products are derivatives of CRP, a naturally occurring element of the human immune system and an important component of the body's immediate immune response. When triggered, the immune system coordinates physiological, biochemical, hormonal and immunological reactions to injury or infection. It is the body's primary defense against disease. The Company's scientists discovered that, as part of the immune system's response to disease, the blood protein CRP is modified by the body to form modified CRP. Modified CRP ("mCRP") forms lattice-like meshworks that strengthen tissues and interconnective structures which work to increase their ability to resist disease and improve the effectiveness of the immune system. Using monoclonal antibodies, the Company's scientists found that mCRP occurs naturally in healthy tissues surrounding blood vessels, in the structural tissues inside lymphatic organs, and in cells having important secretory functions (e.g. ductal epithelial cells, insulin-secreting islet cells of the pancreas). In contrast, mCRP is either absent or present in greatly reduced quantities in cancerous tissues such as those found in the lung, breast, or prostate. mCRP functions not only as a barrier to the spread of disease, but as a scaffold to order, organize, and optimize biochemical and immunological reactions. When this "scaffold" is damaged or weakened, the immune response is compromised and unable to resist diseases which it would otherwise overcome.

      The term "cancer" includes many different types of uncontrolled growth of otherwise normal cells. Rapidly dividing cancer cells produce enzymes which attack and weaken surrounding tissues, allowing cancer cells to grow unrestrained and become tumors. As cancer cells grow they may also metastasize, that is, spread from the primary site to secondary sites within the body. Unrestrained growth of cancerous cells may destroy surrounding organs or impair physiological functions, often leading to death. The Company's scientists have discovered that when cancerous cells come in contact with mCRP, cell behavior is markedly changed, abnormal rapid growth ceases and the cell returns to normal activity. The Company's biological program focuses on replacing mCRP in areas where deficient, increasing barriers between cells to reduce the entry and propagation of disease, and enhancing the body's immune reactions.

      The Company's scientists believe that commercial quantities of a recombinant (synthetic) form of mCRP ("rmCRP") could be used to treat HIV and cancer patients because, as these scientists recently discovered, when human cancer cells or HIV-infected lymphocytes come in contact with rmCRP, their cell morphology is markedly changed and their metabolic activity increases. The cells shift away from phases of DNA duplication to phases of enhanced functional activity. The effects of such shifts could be strongly positive in the fight to stop the growth and spread of disease.

o In cancer, when cells divide uncontrollably, the Company's scientists believe that therapeutic application of rmCRP will stop DNA synthesis and slow down the proliferation of cancer cells as it strengthens the immune system to attack the defective cells.

o In viral infections such as HIV, viruses take over a cell and direct its activities, merging the virus's genes with the DNA of the host cell. The Company's scientists believe that therapeutic applications of rmCRP will inhibit the synthesis of DNA by the host cell, thus preventing viral genes from reproducing themselves.

            Preclinical studies have shown that mCRP and rmCRP have the following results when used against a number of different diseases:

o mCRP stopped tumor growth and lead to tumor cell death or necrosis, and reduced the spread of metastatic lesions in mouse models of several common adenocarcinomas

o mCRP and rmCRP prevented the HIV virus from infecting CD4+lymphocytes in laboratory tests

o     mCRP and rmCRP lowered both free virus and cell-associated virus

      As an adjunct to standard chemotherapy regimens, injections of rmCRP also enhanced the effectiveness and reduced the toxicity of a chemotherapeutic agent in a mouse model of leukemia. In addition, rhesus monkeys infected with SIV (the simian form of HIV), were able to safely tolerate injections of rmCRP, and rmCRP treatments increased CD4+lymphocyte levels and platelet levels, and decreased blood viral load.

      A Phase I proof-of-principle human trial for mCRP was performed in 1994 in Germany in three HIV-infected men. Each volunteer received seven intravenous doses of mCRP over a two-week period. The injections were safely tolerated, CD4+lymphocytes increased from 10 to 50 percent, platelet numbers and volume increased notably, and blood viral load decreased within the four-week study period. Thereafter, the Company developed rmCRP and in 1996, began to conduct a larger scale clinical program in Germany by using a dose-escalation, placebo-controlled protocol. Five groups of four HIV-infected men were treated with 10 intravenous injections of rmCRP each over a 12-day period. All patients safely completed therapy with no adverse effects noted; the drug was shown to be nontoxic at high doses. At a dose of 2 mg/kg, patients receiving rmCRP showed the same favorable immune, hematopoietic, and antiviral effects observed in the Company's preclinical and initial human clinical trials; there was an increase in CD4+ counts and platelets and a decrease in plasma HIV load.

TARGET MARKET

      The market for the Company's products consists of those seeking to treat cancer and HIV disease and the opportunistic infections associated with immune suppressed patients. According to the Centers for Disease Control and Prevention
(CDC), cancer and infectious diseases rank second and third as causes of death in the United States. In 1997, approximately 538,000 deaths (one of every four) resulted from cancer. Over 1.2 million people are diagnosed with cancer every year, and one of every four Americans now living will eventually develop cancer. In 1997, the estimated cost to society to treat cancer patients was over $100 billion, more than $5 billion of it for drugs (both chemotherapeutic agents and treatments for opportunistic infections).

      The infectious disease market represents a major opportunity for Immtech. Infectious diseases cause approximately 175,000 deaths in the United States annually - 40 to 50 per cent from respiratory infections, and approximately 20 percent from opportunistic infections associated with HIV disease and AIDS. In addition, 2 million people will contract infections this year during a hospital stay, adding approximately 8 million days of extended hospital stay at an annual cost of $4.5 billion.

      In 1997, worldwide sales of drugs to combat infectious disease were approximately $26 billion, including $7 billion in the United States. Three individual drugs each had sales of more than $1 billion. Most prominent anti-infectives have targeted bacterial and fungal infections. However, there is an acute need to develop new drugs to treat not only primary infections but secondary or opportunistic infections as well. The emergence around the world of drug-resistant strains of micro-organisms has contributed to this need, as has the growing immuno-suppressed population created by disease (e.g., HIV) and the use of immunosuppressive drugs (e.g., chemotherapeutic agents).

      Worldwide sales of drugs used to treat opportunistic infections are estimated at more than $1 billion annually and are growing at more than 20 percent per year. Cancer patients account for the largest number of opportunistic infections (an estimated 500,000 patients in the United States and 1 billion worldwide). Of the approximately 200,000 AIDS patients in the United States, one-fourth will develop opportunistic infections which become life-threatening. Before 1987, opportunistic infections generally occurred as single infections; today, 50 to 75 percent of AIDS patients develop multiple opportunistic infections. The use of protease inhibitors as antiviral therapy in HIV positive patients has reduced the number of opportunistic infections reported in the U.S. The protease drugs are often used in combination therapy made up of several different protease drugs in a cocktail. This cocktail therapy is very expensive (requires a rigid protocol for taking the drug) and is only used in patients that can afford the high cost of the drugs. Further, in recent meetings at the NIH, it has been reported that protease resistant strains of the HIV virus are developing in a significant number of patients. This trend suggests that over the next five years there will be an increase in opportunistic infections in the HIV patient population.

      The CDC recently issued a warning that drug-resistant forms of Mycobacterium tuberculosis ("TB") are becoming prominent opportunistic infections. The estimated annual cost to eradicate TB, reported to be $36 million in 1987 and $540 million in 1992, is estimated to have reached $825 million in 1996. In the state of New York, 23% of TB patients show signs of having drug-resistant strains. It is estimated that 80% of patients with multi-drug resistant TB die.

      Another emerging opportunistic infection, Cryptosporidium parvum, occurs not only in AIDS patients but in patients with cancers and heart disease, and occasionally in the general population. The outbreak of Cryptosporidium parvum in Milwaukee in 1993 afflicted approximately 400,000 people and was fatal to
100. This potentially life-threatening ailment affects 2-5% of AIDS patients, with greater prevalence outside the United States, where protease inhibitors have reduced the incidence. To date, there is no approved drug to treat Cryptosporidium parvum-associated diarrhea. Immtech aims to have the first drug in clinical trials and approved for treatment of this condition, although there can be no assurance this will occur.

COMPETITION

      Competition in the biotherapeutic, biotechnology and biopharmaceutical industries is intense. Factors such as scientific and technological developments, the availability of patents, timely governmental approval for testing, manufacturing and marketing, and the ability to commercialize products in a timely fashion play a significant role in determining a company's ability to effectively compete. Furthermore, these industries are subject to rapidly evolving technology that could result in the obsolescence of any products developed by the Company. The Company competes with many specialized biopharmaceutical firms, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many of these companies have concentrated their efforts in the development of human therapeutics, and developed or acquired internal biotechnology capabilities. These companies, as well as academic institutions, governmental agencies and other public and private organizations conducting research, also compete with the Company in recruiting and retaining highly qualified scientific personnel and consultants and may establish collaborative arrangements with competitors of the Company.

      The Company's competition will be determined in part by the potential indications for which the Company's products are developed and ultimately approved by regulatory authorities. The Company is relying on its collaborations with the Consortium, Pharm-Eco, UNC and NextEra Therapeutics to enhance its competitive edge by providing manufacturing, testing and commercialization support.

      The Company knows of other companies and institutions dedicated to the development of therapeutics similar to those being developed by the Company, including Eli-Lilly, Hoffman-LaRoche and Abbott Laboratories. Many of the Company's competitors, existing or potential, have substantially greater financial and technical resources and therefore may be in a better position to develop, manufacture and market biopharmaceutical products. Many of these competitors are also more experienced with regard to preclinical testing, human clinical trials and obtaining regulatory approvals. The current or future existence of competitive products may also adversely affect the marketability of the Company's products.

COLLABORATIVE ARRANGEMENTS

      The Company intends to continue to conduct independent research and to rely upon business-sponsored research programs, joint ventures and other forms of collaborative programs for product development, manufacturing and marketing. The Company considers its current collaborative relationships significant to the successful development of its business and believes that it will enter into arrangements in the future to develop, manufacture and market not only the products on which it is currently focusing, but also those which it will seek to commercialize.

Pharmaceutical Products-Dications

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by the Consortium pursuant to an Agreement, dated January 15, 1997 (as amended, the "Consortium Agreement") among the Consortium, Pharm-Eco and UNC on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Immtech-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that Immtech and Pharm-Eco, with respect to the Current Compounds, and Immtech and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, Immtech has agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its Common Stock to raise at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,0000 by April 30, 1999. Upon the closing of the IPO or the Alternative Financing, Immtech will: (i) use the greater of (x) 33% of the net proceeds from the IPO or an Alternative Financing or (y) $5,000,000, to develop the Compounds, (ii) issue an aggregate of 611,250 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 137,500 shares to be issued to the Consortium, (iii) issue warrants to purchase an aggregate of 850,000 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by Immtech; and (iv) upon the filing by Immtech of an NDA or ANDA with the FDA with respect to any product, issue an aggregate of 150,000 shares of Common Stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 100,000 shares of Common Stock to be issued to the Consortium. In addition, Immtech will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the Royalty Rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that Immtech sublicenses its rights with respect to the Compounds, Immtech will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement.

      Upon closing of this Offering: (a) Pharm-Eco will be entitled to designate for appointment one representative to Immtech's Board of Directors, (b) UNC will be entitled to designate one person as a non-voting observer of all meetings and other proceedings of Immtech's Board of Directors, (c) Immtech will make quarterly $100,000 Research Grants to UNC commencing on the final day of the month during which the closing of this Offering occurs, and continuing every three months thereafter until, at a minimum, the third anniversary of this Offering and (d) Immtech will pay all costs to prosecute, maintain and defend all patents and patent applications relating to any Compounds or products.

      Upon raising $4,000,000, Pharm-Eco will grant Immtech a license to use the Current Compounds only as antimicrobial agents and UNC will grant Immtech a license to use the Future Compounds only as antimicrobial agents. The initial $5,000,000 in funds raised by Immtech (including the initial $4,000,000 referenced above) will be applied to the advancement of dications. Once Immtech has raised more than $10,000,000 both Pharm-Eco and UNC will grant an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for Immtech to fulfill its obligations under the Agreement, Immtech has agreed to (i) provide financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) pay fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) pay arrearages of approximately $150,000 in research support accrued prior to the date of the First Amendment within 30 days of the closing of the IPO, (iv) replenish Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spent due to the delay in receipt of the Research Grants, currently estimated at $150,000 and (v) provide each of UNC and Pharm-Eco with 25,000 shares of Common Stock of Immtech.

Formation of NextEra Therapeutics, Inc.

      The Company has entered into a joint venture agreement with Franklin Research Group ("Franklin"), pursuant to which the parties have formed a corporation, NextEra Therapeutics, Inc. ("NextEra"), to develop therapeutic products for treating cancer and related diseases. NextEra will focus initially on the development of recombinant modified CRP ("rmCRP"). NextEra plans to fund the development of rmCRP through Phase I, II and III clinical trials and early commercialization.

      The joint venture agreement, commits Franklin to invest a minimum of $1,350,000 to fund the Phase I human clinical trials using rmCRP in return for 510,000 common shares of NextEra. Of the $1,350,000 minimum investment, NextEra has received $436,000 and Franklin has secured an irrevocable letter of credit in favor of NextEra for $600,000. Immtech will contribute its rmCRP technology, including relevant patents and know-how, as well as the use of its current laboratory facilities, for 330,000 common shares of NextEra. NextEra's scientists are in the process of preparing drug substance and documents for a safety study in 30-40 cancer patients to be carried out at Northwestern University. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer.

      At the conclusion of the Phase I trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it will invest a minimum of an additional $6,500,000 for which it will receive an additional 160,000 common shares of NextEra. If Franklin decides not to proceed, Immtech can purchase majority control of NextEra by buying stock at $1.00/share until enough shares are purchased for majority control. In addition, if Franklin elects to proceed, at its option, Immtech can invest $1,625,000 of the $6,500,000 required of Franklin after the Phase I trial, in which event Franklin will receive only 40,000 of the 160,000 shares to which it otherwise would be entitled.

      In addition to the shares of NextEra that are held by Immtech and Franklin, 33,000 shares are held by Dr. Potempa, 100,000 shares will be reserved for issuance to employees of the Company and Dr. Potempa has been granted an option to purchase 30,000 shares.

      NextEra will fund the operation of Immtech's primary facility, including employees' salaries related to work on rmCRP and overhead associated with the project. Currently, this includes all employees except the President and Chief Financial Officer. In addition, NextEra will fund the maintenance and prosecution of all patents that are part of the intellectual property transferred to NextEra by Immtech.

Manufacturing Joint Venture

      The Company has executed a letter of intent to form a manufacturing joint venture with Pharm-Eco to produce GMP-quality dicationic drugs and products for clinical testing and for early commercialization. Pharm-Eco is a full-service drug synthesis and chemical services company that has synthesized numerous compounds and advanced them into clinical testing. Pharm-Eco is known internationally for providing high-quality contract manufacturing services to NIH, the U.S. military, the federally-funded AIDS programs, and numerous large pharmaceutical firms. Pharm-Eco has extensive experience in developing and validating bulk pharmaceutical processes and in preparing Drug Master Files.

      It is contemplated that the joint venture will reduce the cost and risk associated with manufacturing the initial pharmaceutical products (DAP-092 and DB-289). Once the commercial sale of products begins, Immtech and Pharm-Eco will deduct their costs associated with making and marketing (including selling, marketing, and regulatory support) products. The remaining margin, after the costs have been subtracted, will be divided equally between the joint venture partners. At such time when Immtech's sales reach $20 million for DAP-092 and DB-289, Immtech can elect not to use the joint venture or Pharm-Eco for manufacturing, whereupon Immtech would be required to pay a royalty to Pharm-Eco of no more than 2% of sales.

RESEARCH AND DEVELOPMENT

Pharmaceutical

      The Company conducts independent research and development efforts and is also a participant since 1997 in the Consortium organized by Dr. Richard R. Tidwell of UNC. Many of the world's leading experts in opportunistic infections are affiliated with members of the Consortium, including:

o     Dr. James E. Hall of UNC (for Pneumocystis diseases)
o     Dr. John Perfect of Duke University (for fungal diseases)
o     Dr. Byron Blagburn of Auburn University (for parasitic diseases)
o Dr. Christine Dykstra of Auburn (for the molecular and biochemical effects of dicationic compounds on DNA and for viral disease)
o Drs. Dave Wilson and Dave Boykin of Georgia State University (for the chemical design, synthesis, and molecular characterization of novel anti-infective drugs).

      The National Institutes of Health (NIH) has awarded two National Cooperative Drug Development Grants to the Consortium, which has developed a library of 800 compounds that have been tested in vitro and in animals against infectious disease agents.

      The Company is aggressively seeking to commence human clinical trials with well-defined, short-term clinical end points. DAP-092, DB-289 and rmCRP are being produced under GMP conditions, and study protocols and regulatory information are being compiled in anticipation of starting clinical trials by 1999.

      The Company plans to conduct multiple clinical trials using dication drugs. Specifically:

      o DAP-092 will be given orally to patients afflicted with severe diarrhea caused by the intestinal parasite Cryptosporidium parvum. Final plans are in place for synthesis, final toxicology testing prior to human use, adsorption, distribution, metabolism and excretion analyses, formulation for administration, and regulatory approvals. This study is intended to establish that DAP-092 reduces the duration of Cryptosporidium parvum-caused diarrhea, the associated weight loss, and the number of Cryptosporidium parvum organisms excreted in the stool.

      o DB-289 entered into a Phase I/IIa trial as an orally active prodrug formulation to treat PCP. DB-289 is designed to cross the intestinal membrane to get into the bloodstream, where it is activated by natural enzymes found in human cells. Once activated, the drug kills the microbes causing the pneumonia, resulting in a clearing of the airways. The Company is pursuing an A-IND (an abbreviated IND for rapid FDA approval) for this human trial because the Company's application will focus primarily on enhancing the safety and delivery mechanics of a currently approved drug. The Company will test its prodrug in PCP-infected AIDS patients.

Biological

      The Company has completed two human Phase I biological clinical trials of its biological products. Biological trials conducted to date have had promising results:

      o In 1994, a proof-of-principle Phase I human clinical safety study of mCRP, conducted in a limited number of HIV-positive patients in Germany, established that mCRP can be safely injected intravenously in multiple-injection protocols. During treatment, CD4+ and CD8+ cell counts increased, HIV viral titers decreased, platelet numbers increased, and platelet mass increased significantly.

      o In 1995-1996, the Company developed a recombinant form of mCRP (rmCRP), which was tested in a follow-up human Phase I/IIa dose escalation clinical trial, also in Germany. Consistent with the initial trial in both safety and efficacy, rmCRP enhanced the immune system (i.e., lymphocytes increased and viral load decreased) and increased the number of circulating platelets.

      The next step is to test rmCRP in a Phase I/IIa trial in cancer patients with funds provided by Franklin. Initial studies will investigate the safety and anti-cancer activity of rmCRP as a primary therapy. A cohort of 25 to 50 cancer patients with various malignancies will be enrolled. The anti-cancer effects of rmCRP will be monitored by changes in relative levels of blood markers of cancer, non-invasive diagnostic imaging techniques, and biopsy evaluations.

MANUFACTURING

      Pharmaceutical Products. The Company has executed a letter of intent to form a manufacturing joint venture with Pharm-Eco to produce GMP-quality dicationic drugs and prodrugs for the initial two compounds (DAP-092 and DP-289) for clinical testing and early commercialization. See "Collaborative Arrangements."

      Biological Products. The Company has developed a recombinant form of the protein rmCRP. Recombinant manufacturing involves the use of cloned genetic material (DNA) to produce proteins in large quantities. The Company's scientists have successfully cloned and expressed the gene from mCRP in Escherichia coli ("E. coli"). The Company has developed methods to isolate rmCRP from E. coli and remove other cell debris produced in the fermentation process. The Company's scientists have determined that the recombinant protein has the same characteristics as the naturally occurring protein, which showed promising safety and efficacy characteristic in the Company's initial human trial. The Company is continuously documenting the safety and efficacy of recombinant mCRP to expeditiously file an IND to conduct Phase I&IIa trials with the products.

      The Company intends to execute a contract with a third party manufacturer to manufacture rmCRP on a commercial scale. The recombinant mCRP has been isolated and purified to completion, and the Company has completed development of a formulation method that is suitable for sterile and ongoing clinical trials. The Company expects that the third party manufacturer will make sufficient quantities of rmCRP to satisfy requirements for Phase I & IIa clinical trials.

PATENTS AND LICENSES

      The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. Although the Company aggressively pursues patent protection, obtaining patents for biopharmaceutical products involves complex legal and factual questions and consequently involves a high degree of uncertainty. The Company has a policy of developing new forms of and uses for its products and then applying for a patent on each newly developed product.

      There can be no assurance that any particular patent will be granted or that patents issued to the Company will provide the protection contemplated. Patents can be challenged, invalidated or circumvented. It is also possible that competitors will develop similar products simultaneously. The Company and the Consortium have filed a total of 157 patent applications in the United States and other countries worldwide.

      The Company, by itself or jointly with others, has applied for 19 United States patents, seven of which pertain to diagnostic or device products and 12 of which pertain to the lead biotherapeutic product, rmCRP. The 12 patent applications for rmCRP cover its clinical uses for (1) treating cancer, viral infections, bacterial infections, thrombocytopenia, and immune complex disease,
(2) diagnostic imaging of tissue based disease, (3) monoclonal antibodies which specifically bind rmCRP and (4) the production and isolation of rmCRP. To date, the Company has been issued 11 of the 12 United States patents for the uses of mCRP. In total, the Company has filed 57 patent applications in the U.S. and in various global markets on its biological products.

      The Company has also obtained worldwide exclusive licensing rights to 100 additional patents filed domestically and globally for its pharmaceutical products. The pharmaceutical patent applications cover compound structure and uses for the treatment of infections caused by Pneumocystis carinii pneumonia, Cryptosporidium parvum, Giardia lamblia, Leishmania mexicana amazonesis, Trypanosoma brucei rhodesienes, various fungi, Plasmodium falciparum and HIV. Also, patent applications cover the process for making prodrugs and the uses of the Company's unique compounds to detect and quantify nucleic acids and cytoskeleton elements. To date, 27 U.S. patents and 68 total patents have been issued on the Company's pharmaceutical products.

      Five of the 12 U.S. patents relating to mCRP products were filed jointly with Northwestern University or Rush Medical School, and the Company retains exclusive worldwide rights to use the technology covered by these patents pursuant to license agreements. All of the Company's patents on its pharmaceutical products have been filed jointly with the University of North Carolina at Chapel Hill and the other academic institutions of the Consortium.

      It should be noted that as of June 8, 1995, certain legislative changes implementing the General Agreement on Trade and Tariffs resulted in changes to United States patent laws that affect the length of patent protection. Whereas the term for patent applications used to be for a period of seventeen years from the date of grant, the new term of a United States patent commences on the date of issuance and terminates twenty years from the earliest effective filing date of the application. The time from filing to issuance of biotechnology patent application is often more than three years; consequently, a twenty-year term from the effective date of filing may result in a negative impact on the Company's patent position by offering a substantially shortened term of protection.

      The Company's potential products may conflict with patents which have been or may be granted to competitors, universities or others. As the biopharmaceutical industry expands and more patents are issued, the risk increases that the Company's potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources.

      The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or technology, or that the Company can meaningfully protect its rights to unpatented trade secrets.

      The Company requires its employees, consultants and advisors to execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

GOVERNMENT REGULATION

      The Company's development, manufacture and potential sale of therapeutics is subject to extensive regulation by United States and foreign governmental authorities.

      Products being developed by the Company may be regulated by the FDA as drugs or biologics. New drugs are subject to regulation under the Federal Food, Drug, and Cosmetic Act, and biological products, in addition to being subject to certain provisions of that Act, are regulated under the Public Health Service Act. The Company believes that drug products developed by it or its collaborators will be regulated either as biological products or as new drugs. Both statutes and the regulations promulgated thereunder govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, advertising and other promotional practices involving biologics or new drugs. FDA approval or other clearances must be obtained before clinical testing, and before manufacturing and marketing, of biologics and drugs.

      Obtaining FDA approval has historically been a costly and time consuming process. Generally, in order to gain FDA pre-market approval, a developer first must conduct pre-clinical studies in the laboratory and in animal model systems to gain preliminary information on an agent's efficacy and to identify any safety problems. The results of these studies are submitted as a part of an investigational new drug ("IND") application, which the FDA must review before human clinical trials of an investigational drug can start. The IND application includes a detailed description of the clinical investigations to be undertaken.

      In order to commercialize any product, the Company or its collaborator must sponsor and file an IND and be responsible for initiating and overseeing the clinical studies to demonstrate the safety, efficacy and potency that are necessary to obtain FDA approval of any such products. For Company or collaborator-sponsored INDs, the Company or its collaborator will be required to select qualified investigators (usually physicians within medical institutions) to supervise the administration of the products, and ensure that the investigations are conducted and monitored in accordance with FDA regulations, including the general investigational plan and protocols contained in the IND. Clinical trials are normally done in three phases, although the phases may overlap. Phase I trials are concerned primarily with the safety and preliminary effectiveness of the drug, involve fewer than 100 subjects, and may take from six months to over one year. Phase II trials normally involve a few hundred patients and are designed primarily to demonstrate effectiveness in treating or diagnosing the disease or condition for which the drug is intended, although short-term side effects and risks in people whose health is impaired may also be examined. Phase III trials are expanded clinical trials with larger numbers of patients which are intended to evaluate the overall benefit-risk relationship of the drug and to gather additional information for proper dosage and labeling of the drug. Clinical trials generally take two to five years to complete, but may take longer. The FDA receives reports on the progress of each phase of clinical testing, and it may require the modification, suspension, or termination of clinical trials if it concludes that an unwarranted risk is presented to patients.

      If clinical trials of a new product are completed successfully, the sponsor of the product may seek FDA marketing approval. If the product is regulated as a biologic, the FDA will require the submission and approval of both a Product License Application ("PLA") and an Establishment License Application before commercial marketing of the biologic. If the product is classified as a new drug, the Company must file a New Drug Application ("NDA") with the FDA and receive approval before commercial marketing of the drug. The NDA or PLA must include detailed information about the drug and its manufacture and the results of product development, preclinical studies and clinical trials. The testing and approval processes require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. NDAs and PLAs submitted to the FDA can take, on average, two to five years to receive approval. If questions arise during the FDA review process, approval can take more than five years. Notwithstanding the submission of relevant data, the FDA may ultimately decide that the NDA or PLA does not satisfy its regulatory criteria for approval and deny approval or require additional clinical studies. In addition, the FDA may condition marketing approval on the conduct of specific post-marketing studies to further evaluate safety and effectiveness. Even if FDA regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.

      The Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs with respect to marketing outside the United States. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

EMPLOYEES

      The Company currently has three employees, all of whom hold advanced degrees. Through its collaborative agreement with the UNC Consortium, approximately 25 researchers associated with institutions such as UNC, Auburn University, Duke University and Georgia State University have worked to advance the Company's products toward commercialization. The Company expects, upon completion of this offering, to hire up to 10 employees primarily to focus on clinical development activities and business opportunities. Among the employees to be hired will be a physician to serve as the Company's Clinical Director to coordinate and carry out human trials; several technical employees with experience in preparing pharmaceutical products and recombinant proteins for human trials; an expert in regulatory affairs to oversee clinical trials and government filings; and a quality assurance coordinator to oversee and verify compliance of good laboratory products (GLP) and data reporting. These employees will be engaged directly in supporting the Company's clinical trial programs, and in new product research and development activities.

FACILITIES

      The Company's administrative offices and research laboratories are located in Evanston, Illinois. The Company occupies approximately 2,500 square feet of space under a lease which expires on November 30, 1999. As part of the joint venture with Franklin, the Company's current facilities will also be occupied by NextEra. The Company expects that it will obtain new administrative space, as well as space for research and development activities. Management believes it will be able to secure such space locally and at commercially reasonable rates.

LITIGATION

      The Company is not presently involved in any litigation, nor is it aware of any impending litigation.

                     MANAGEMENT AND KEY SCIENTIFIC PERSONNEL

Executive Officers, Key Scientists, Consultants and Directors

         The executive officers, key scientists, consultants and directors of the Company are as follows:

           Name              Age                      Position
           ----              ---                      --------
T. Stephen Thompson          51     Director, President and Chief Executive
                                    Officer
Lawrence A. Potempa, Ph.D.   46     Vice President-Research and Chief Scientific
                                    Officer
Gary C. Parks                48     Treasurer, Secretary and Chief Financial
                                    Officer
Byron E. Anderson, Ph.D.     56     Director
Emil Soika                   61     Director

      T. Stephen Thompson, President, Chief Executive Officer and Director. Mr. Thompson has served as a Director since 1991. He joined Immtech in April 1991 from Amersham Corporation, where he was President and Chief Executive Officer. He was responsible for Amersham Corporation's four North American divisions:
Life Sciences, Radiopharmaceuticals, Diagnostics, and Quality and Safety Products. In addition, he had direct responsibility for the Clinical Reagent (in vitro diagnostic) Division in the United Kingdom. He was employed by Amersham Corporation from 1986 to 1991. Mr. Thompson has 20 years' experience in health care with previous positions as President of a small diagnostic start-up, General Manager of the Infectious Disease and Immunology Business Unit in the Diagnostic Division of Abbott Laboratories from 1981 to 1986, and Group Marketing Manager for the Hyland Division of Baxter International Inc. from 1978 to 1981. Mr. Thompson is a Director of Matritech, Inc. (Nasdaq: NMPS). Mr. Thompson holds a B.S. from the University of Cincinnati and an M.B.A. from Harvard University.

      Lawrence A. Potempa, Ph.D., Vice President-Research and Chief Scientific Officer. Dr. Potempa has been employed by the Company for 11 years. Dr. Potempa has over 10 years experience in the Biotechnology industry and has successfully brought the Company's lead biological therapy into human trials. Dr. Potempa has an appointment as an Adjunct Associate Professor of the Department of Medicine at Northwestern University Medical School. Dr. Potempa received his B.S. degree cum laude from Bradley University in 1973 and earned his Ph.D. in biochemistry in 1977 at Northwestern University. He was an NIH postdoctoral fellow in Immunology at Rush Medical College until 1981 and was an Assistant Professor at Rush University in the Department of Immunology/Microbiology until he joined Immtech in 1988. He has over 40 publications and is the lead inventor on 39 of the Company's patents. Dr. Potempa is a member of the American Chemical Society and has received various government grants and other awards for excellence.

      Gary C. Parks, Treasurer, Secretary and Chief Financial Officer. Mr. Parks joined Immtech in January 1994, having previously served at Smallbone, Inc. from 1989 until 1993, where he was Vice President, Finance. Mr. Parks was a Division Controller with International Paper from 1986 to 1989. Prior to that, he was Vice President, Finance of SerckBaker, Inc., a subsidiary of BTR plc, from 1982 to 1986 and a board member of SerckBaker de Venezuela. Mr. Parks holds a B.A. from Principia College and an M.B.A. from the University of Michigan.

      Emil Soika, Director. Mr. Soika has served as Director of the Company since March 1999. Since November 1998, he has served as President of Criticare, developer and manufacturer of medical devices. From 1995 to November 1998, he served as Vice President and General Manager of Spacelabs Medical, Inc., a manufacturer of noninvasive medical diagnostic and monitoring equipment. From 1990 to 1994, he served as President and Chief Executive Officer of Block Medical Inc. He has also held various positions with Baxter International, Inc., where he ultimately served as Division President and General Manager of the Auto Syringe Division, directing international manufacturing and sales operations. Mr. Soika holds a B.S.M.E. from Marquette University and an M.B.A. from Northwestern University.

      Byron E. Anderson, Ph.D., Director. Dr. Anderson was a founder of Immtech and has served as a Director since 1984. He is presently a Professor at Northwestern University Medical School in the Department of Cell, Molecular, and Structural Biology. He is a member of the American Association of Immunologists, the American Society of Molecular and Biological Chemists, the American Association for Advancement of Science, and several other biological and medical research societies. Dr. Anderson received his B.A. in Chemistry and Biology from Kalamazoo College in 1963, and a Ph.D. from the University of Michigan. He was a postdoctoral fellow of the Helen Hay Whitney Foundation, a Senior Investigator of the Arthritis Foundation, and a NIH Research Career Development Awardee. His research areas include peptide, protein and glycoprotein structure and function, as well as immunopathology of autoimmune and cancer diseases.

      All directors hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors (the "Board"), until their successors are appointed. As officers of the Company, Mr. Thompson and Mr. Parks devote 100% of their professional time to the Company and Dr. Potempa devotes 25% of his professional time to the Company. There are no family relationships among any directors or executive officers of the Company.

      Pursuant to the Consortium Agreement, upon completion of this Offering Pharm-Eco will have the right to nominate one individual for election to the Company's Board of Directors. Pursuant to its agreement with the Company, upon completion of this Offering RADE will have the right to nominate two individuals for election to the Company's Board of Directors. As of the date hereof, neither Pharm-Eco nor RADE has indicated whether it will exercise its right to nominate someone for election to the Company's Board of Directors.

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any such person.

Employment Agreements

      The Company entered into an employment agreement with Mr. Thompson in 1992 pursuant to which the Company retained Mr. Thompson as its President and Chief Executive Officer for an annual base salary of $150,000 (subject to annual adjustment by the Board), plus reimbursement for related business expenses. The agreement, which includes certain confidentiality and non-disclosure provisions, also grants to Mr. Thompson the right to receive an annual bonus to be established by the Board in an amount not to exceed 60% of Mr. Thompson's annual base salary for the year and certain other fringe benefits. If the Company breaches the agreement or Mr. Thompson is terminated by the Company without cause, he is entitled to all payments which he would otherwise accrue over the greater of nine months from the date of termination or the remaining term under the agreement. Additionally, rights to all options granted to Mr. Thompson pursuant to the agreement vest immediately upon his termination without cause or a change of control of the Company. The term of Mr. Thompson's agreement expires on May 11, 1999, subject to automatic renewal for successive one-year terms unless terminated by either party upon 30 days notice. Except for $12,500 paid to Mr. Thompson during the fiscal year ended March 31, 1998, Mr. Thompson has waived any right to receive salary due under his employment agreement prior to June 30, 1998. Beginning July 1, 1998 and continuing until the Company completes the Offerings, Mr. Thompson has agreed to accept one-half of his annual salary as full satisfaction of the Company's salary obligation under his employment agreement. Upon completion of the Offerings, Mr. Thompson will be paid the full amount of his salary under his employment agreement, but will not be paid amounts previously waived.

      NextEra has entered into a three year employment agreement with Dr. Potempa, with an option on the part of NextEra to extend the agreement for an additional two year period, whereby Dr. Potempa has been retained as the lead scientist for an annual base salary of $120,000. The Agreement provides that Dr. Potempa shall receive bonuses and salary increases as determined by NextEra's CEO and/or Board of Directors. NextEra issued 33,333 shares to Dr. Potempa upon the formation of NextEra. Additionally, Dr. Potempa will receive options to purchase 30,000 shares of NextEra upon submission of an NDA relating to rmCRP to a regulatory agency for product approval. These options shall vest immediately if there is a change of control of NextEra. The employment agreement contains confidentiality and non-disclosure provisions.

      Summary Compensation Table. The following table sets forth certain information for the year ended March 31, 1998 regarding the compensation of the Company's Chief Executive Officer for the fiscal year ended March 31, 1998. None of the Company's employees received a salary in excess of $100,000 during the 1996, 1997 and 1998 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                  Annual         Long-Term
                                                               Compensation     Compensation
                                                               -------------   ---------------
            Name And Principal Position                Year     Salary ($)     Options/Sars(#)
            ---------------------------                ----     ----------     ---------------
T. Stephen Thompson                                    1998       $12,500             0
   President, Chief Executive Officer and Director

      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. There were no stock option exercises during the year ended March 31, 1998. The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held at March 31, 1998:

           AGGREGATE OPTION EXERCISES IN YEAR ENDED MARCH 31, 1998 AND
                         OPTION VALUES AT MARCH 31, 1998

                                                             Value of Unexercised
                      Number of Unexercised Options At      In-the Money Options at
                               March 31, 1998 (#)            March 31, 1998 ($) (1)
                      --------------------------------    ----------------------------
       Name             Exercisable     Unexercisable     Exercisable    Unexercisable
       ----             -----------     -------------     -----------    -------------
T. Stephen Thompson        60,332            -0-            $561,812         $0.00

------------------
(1) Based on a value of $10.00 per share, the assumed initial public offering price, minus the per share exercise price, multiplied by the number of shares underlying the option.

Consulting Arrangements

      RADE Management Corporation ("RADE") has been engaged by the Company since July 1998 to assist in various aspects of the Company's ongoing operations, including analyzing the market potential of the Company's products, developing a long term strategy for exploitation of the Company's products and assisting in the negotiation of agreements with other parties which performed services for the Company. Such services have been provided on behalf of RADE by Messrs. James Ng, Eric Sorkin and Ms. Cecilia Chan. As compensation for the services which RADE has provided, in July and October of 1998, the Company granted to RADE warrants to purchase 225,000 shares of Common Stock and 750,000 shares of Common Stock, respectively, exercisable at $6.47 per share, subject to certain vesting conditions. In October 1998, in recognition of RADE's continued efforts, the Company waived the conditions to vesting of the RADE warrants.

      The Company may continue to consult with RADE from time to time after completion of this Offering. The Company anticipates, however, that the net proceeds of this Offering will be sufficient to enable the Company to hire additional management personnel, eliminating the need to rely upon RADE to supplement its management personnel.

      RADE has agreed with and for the Representative not to sell any of their Shares, warrants or underlying Shares for the twenty-four month period (the "Initial Twenty-four Month Period") commencing on the date of this Prospectus. RADE further has agreed with and for the Representative not to sell or transfer any of their Shares unless the sooner of (1) the Share market price, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the fifth anniversary of the date of the Offering.

      The Company has also agreed, for a period of one year from the date of the Offerings, if so requested by RADE, to nominate and use its best efforts to elect two designees of RADE as directors of the Company, or at RADE's option, as non-voting advisers to the Company's Board of Directors. RADE has not yet exercised its right to designate such persons.

      The Company and Criticare have agreed to indemnify RADE against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments RADE may be required to make in respect thereof.

                              CERTAIN TRANSACTIONS

      Criticare, the largest shareholder in Immtech, agreed to the Private Placement of Stock by New China Hong Kong Securities Limited (NCHK). In connection with the Recapitalization and other related transactions, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      On June 25, 1998 Criticare agreed to pay Immtech $150,000 (which amount Immtech chose to apply toward extinguishing outstanding indebtedness of Immtech to a service vendor) in exchange for 86,207 shares of Common Stock and the following additional consideration: (i) all of Immtech's right, title and interest in the Patent #5,484,735, which is used in the development of a hemoglobin A1c ("HbA1c") assay to minor diabetics for long term diet and glucose control; (ii) all of Immtech's right, title and interest in the Patent #5,702,904 which is used in the development of a carbohydrate deficient transferrin ("CDT") blood to screen individuals who abuse alcohol over a sustained period of time; (iii) all of Immtech's rights under the Sigma Diagnostics, Inc. ("Sigma") Agreement dated as of March 23, 1998, including up to $110,000 in license fees payable by Sigma upon Sigma's exercise of options to license technology to conduct research and evaluation; (iv) all of Immtech's rights with respect to the License agreements between Immtech and Northwestern University dated as of March 10, 1998 and as of October 27, 1994, the former license agreement involving certain patent rights and know-how relating to Immunoassay Constructs to Quantitate Glucosylated-Hemoglobin and other Glucosylated Serum Proteins (NU 8403) and the latter license agreement involving certain inventions in the field of Immunoassay for Identifying Alcoholics and Monitoring Alcohol Consumption (NU 9134); (v) an exclusive, royalty-free, world-wide license under Patent 5,405,832 to Potempa, granted as of April 11, 1995 to utilize rmCRP for the treatment of sepsis, a life threatening disease caused by bacteria that overwhelm the body's immune response; (vi) the right to sue for past infringement with respect to all of the foregoing; and (vii) all other rights reasonably required to make, use, sell and offer for sale products based on or related to the assigned assets. Under the agreement, Criticare is not assuming any other liabilities or obligations of any nature or kind, including any of Immtech's liabilities for obligations to Northwestern University under the Northwestern NU 8403 License and the Northwestern NU 9134 License occurring after the closing. Additionally for a period of three years following closing, Immtech has agreed to make available to Criticare the part-time services of Dr. Potempa to consult with and advise Criticare regarding research, testing, FDA compliance and approval, manufacture and commercialization of the products or applications covered by the above referenced patents. In exchange for Dr. Potempa's services, Criticare will reimburse Immtech for Immtech's out-of-pocket salary and employee benefit plan expenses, pro rata, with respect to Dr. Potempa. For a period of five years from the time of closing, Criticare shall have the option of purchasing supplies of rmCRP from Immtech. Criticare also, may manufacture rmCRP. If Criticare does decide to manufacture rmCRP, Immtech will provide all necessary know-how and expertise to enable Criticare to manufacture the molecule in commercially viable quantities. Criticare has until July of 1999 to raise a minimum of $500,000 to fund the development of a sepsis product and begin clinical trials. If Criticare is not successful in raising the funds, Immtech has a right to acquire the technology at market value.

      For a description of the transaction between Immtech and NextEra regarding rmCRP, please see "Business Collaborative Arrangements - Formation of NextEra Therapeutics, Inc."

      In November 1997, Criticare advanced $120,000 on behalf of the Company in order to fulfill a patent payment obligation of the Company to UNC. T. Stephen Thompson, CEO of Immtech, reimbursed Criticare for the advancement of funds by purchasing 20,425 shares of Criticare common stock (calculated using the average of the high and low quotation price for Criticare's common stock on the NASDAQ on the day of reimbursement). Criticare and Mr. Thompson have released Immtech from any obligation to repay either of them with respect to the patent payment.

      In January 1998, in connection with the acquisition of a "public shell" corporation that the Company was considering merging into, certain stockholders of the Company, including T. Stephen Thompson, President and Chief Executive Officer of the Company, made royalty payments to UNC on behalf of the Company in the amount of $56,000. The payments were made on a voluntary basis in order to preserve the Company's rights to the assets licensed from UNC pending completion of the proposed merger between the Company and the "public shell" corporation. Thereafter, the Board of Directors of the Company voted not to pursue the proposed merger and the $56,000 advanced on behalf of the Company was deemed to represent a contribution to the Company's additional paid-in capital.

      Criticare Systems, Inc. ("Criticare"), a shareholder, has advanced $597,722 and $590,000 to the Company as of June 30, 1998 and 1997, respectively. These advances plus accrued interest of $66,474 have been converted into an aggregate of 145,843 shares of Common Stock. Other shareholders have converted interest free advances of $387,450 as of June 30, 1998 into an aggregate of 196,824 shares of Common Stock.

      The Company has on occasion retained several law firms to perform services, including among others Walsh & Keating S.C., Wauwatosa, Wisconsin ("W&K"), Reinhart, Boerner, Van Deuren, Norris & Rieselbach, Milwaukee, Wisconsin ("Reinhart, Boerner"), Brinks, Hofer, Gilson & Lione, Chicago, Illinois ("Brinks, Hofer") and Winston & Strawn, Chicago, Illinois ("W&S"). Pursuant to conversion of outstanding notes payable by the Company, certain of these law firms received cash payments of $203,450 and now hold shares of Common Stock in the following amounts: W&K - 36,401 shares; Reinhart, Boerner - 10,454 shares; and W&S - 35,359 shares. In addition, certain partners in these law firms beneficially own Common Stock in the following amounts: Gerald S. Walsh (W&K) - 55,231 shares; David C. Keating (W&K) - 24,114; Robert Bellin (Reinhart, Boerner) - 484 shares; and Richard Lione (Brinks, Hofer) - 30,717 shares and warrants to purchase an additional 3,500 shares.

      On July 24, 1998, all shares of Series A Preferred Stock, with a liquidation preference of $2,780,324, were converted into 578,954 shares of Common Stock, and all shares of Series B Preferred Stock, with a liquidation preference of $2,797,260, were converted into 616,063 shares of Common Stock.

      On July 24, 1998, Senior Subordinated Debt holders exchanged a principal balance of $914,000 and accrued interest of $259,937 for 153,000 shares of Common Stock.

      The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. As a matter of policy, all future transactions between the Company and any of its officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the Board, will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will continue to be in connection with bona fide business purposes of the Company.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of December 31, 1998 as adjusted to reflect the sale by the Company of the Shares offered hereby by
(i) each of the Company's Directors and Named Executive Officers, (ii) all directors and executive officers as a group and (iii) each person known to be the beneficial owner of more than 5% of the Shares. See "Risk Factors - Concentration of Ownership."

                                                  Number of Shares      Percentage of Outstanding Shares of Common Stock
                                                   of Common Stock      ------------------------------------------------
               Name and Address                 Beneficially Owned(1)       Before Offering            After Offering
               ----------------                 ---------------------       ---------------            --------------
T. Stephen Thompson                                   283,443(2)                  7.28%                      5.76%
  c/o Immtech International, Inc.
  1890 Maple Avenue, Suite 110
  Evanston, IL 60201

Byron Anderson, Ph.D.                                 109,322(3)                  2.81%                      2.22%
  c/o Northwestern University Medical School
  303 East Chicago Avenue
  Chicago, IL 60611

Criticare Systems, Inc. (4)                         1,093,839                    28.32%                     22.37%
  20925 Cross Road Circle
  Waukesha, WI 53186

University of North Carolina                          611,250(5)                 15.85%                     12.51%
  at Chapel Hill/Pharm-Eco Laboratories
  c/o Office of Technology Development
  308 Bynum Hall
  Chapel Hill, NC 27599

All directors and officers                            693,848                    16.90%                     13.52%
  as a group (5 persons)

------------

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws.

(2) Includes 246,510 shares of Common Stock, 800 warrants to purchase Common Stock, and 36,133 shares of Common Stock issuable upon the exercise of options as follows: option to purchase 8,872 shares of Common Stock at $0.46 per share by March 21, 2006; option to purchase 13,066 shares of Common Stock at $0.34 per share by November 27, 2001; and option to purchase 14,195 shares of Common Stock at $1.74 per share by April 16, 2008.

(3) Includes 78,834 shares of Common Stock, and 30,488 shares of Common Stock issuable upon the exercise of option as follows: option to purchase 21,777 shares of Common Stock at $0.59 per share by April 13, 2000; option granted to Dr. Anderson's wife to purchase 8,711 shares at $0.34 per share by May 1, 2001.

(4) Criticare Systems, Inc. (Nasdaq: CXIM) designs, manufactures and markets cost-effective patient monitoring systems and noninvasive sensors for a wide range of hospitals and alternate health care environments throughout the worlds.

(5) University of North Carolina at Chapel Hill ("Consortium") and Pharm-Eco jointly own 611,250 shares of Common Stock once $4,000,000 has been raised in the Offerings. At the time of an ANDA or NDA filing, 150,000 additional shares of Common Stock shall be issued. Additionally, upon reaching certain milestones of development, the Consortium and Pharm-Eco are entitled to warrants to purchase 850,000 shares of Common Stock at an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement (the "U.S. Underwriting Agreement") between the Company and Westport Resources Investment Services, Inc., as Representative of the several U.S. Underwriters named below, the Company has agreed to sell to the U.S. Underwriters and the U.S. Underwriters, through the Representative, have severally but not jointly agreed to purchase from the Company, on a firm commitment basis, the aggregate number of Shares set forth opposite their respective names (exclusive of Shares purchased pursuant to the Underwriters' Over-allotment Option).

              Underwriter                                  Number of Shares
              -----------                                  ----------------

Westport Resources Investment Services, Inc.                    150,000

Weatherly Securities Corporation                                 60,000

Shamrock Partners, Ltd.                                          30,000

Neidiger, Tucker, Bruner, Inc.                                   30,000

Capital West Securities, Inc.                                    30,000
                                                               --------
                 Total                                          300,000
                                                               ========

      The U.S. Underwriting Agreement provides that the obligations of the several U.S. Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the U.S. Underwriters' obligations are such that they are committed to purchase all of the Shares offered in the U.S. if any are purchased.

      The Company has agreed to sell the Shares to the Underwriters at a 9.9% discount from the offering price and to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of the public offering price of the Shares sold pursuant to this Prospectus, including any Shares sold to the Underwriters upon exercise of the Underwriters' Over-Allotment Option. Of the amount to be payable in respect of the non-accountable expense allowance, $50,000 has been paid to the Representative to date. In addition to such expense allowance, the Company has agreed to pay certain fees and expenses of the Representative's counsel in connection with qualification of this offering under state securities laws.

      The Company has entered into a separate underwriting agreement (the "International Underwriting Agreement") with the underwriters of the international offering (the "International Underwriters") providing for the concurrent offer and sale of 700,000 shares of Common Stock by the Company in an international offering outside the United States. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the International Offering, and vice versa. The Representatives of the International Underwriters are The New China Hong Kong Securities Limited and China Everbright Securities (H.K.), Ltd.

      Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as part of the distribution of the shares offered hereby, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the International Offering, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person whom it believes intends to immediately reoffer, resell or deliver the shares in the United States or to any U.S. persons, (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction, and
(iii) offer, sell or deliver shares of Common Stock only in those jurisdictions which permit such offers, sales and delivery and, with respect to such jurisdictions, only in accordance with the laws thereof. The International Underwriters do not anticipate a trading market in the Company's Shares of Common Stock to develop outside of the United States. In order for the Company to avail itself of an exception to the registration requirements of Hong Kong securities laws, investors located in Hong Kong who purchase Shares in the International Offering are prohibited from selling their shares in Hong Kong for a period of 6 months following the initial purchase. Such investors would be permitted to sell Shares at any time in the United States.

      The Company has granted the U.S. Underwriters an option exercisable for 45 days after the date of this Prospectus to purchase up to an aggregate of 45,000 additional shares of Common Stock to cover over-allotments, if any, at the initial public offering price less the underwriting discount, as set forth on the cover page of this Prospectus. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 300,000 shares of Common Stock offered hereby. The U.S. Underwriters may exercise such option only to cover over-allotments, in connection with the sale of the 300,000 shares of Common Stock offered hereby. The Company has granted the International Underwriters an option exercisable for 45 days to purchase up to an aggregate of 105,000 additional shares of Common Stock, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount, as set forth on the cover page of the Prospectus.

      The Company has agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a price below the initial public offering price for a period of one (1) year after the date of this Prospectus, except for the shares of Common Stock offered in connection with the concurrent U.S. and International Offerings.

      Prior to the Offerings, there has been no public market for the shares. The initial public offering price was negotiated among the Company and the Representative of the U.S. Underwriters and the International Underwriters. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, are the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

      The U.S. Underwriters, through the Representative, have advised the Company that they propose to offer the Shares at the public offering price set forth on the cover page of this Prospectus and that the U.S. Underwriters may utilize the services of certain dealers, including dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") and certain foreign dealers. The public offering price and the amount of the concessions and reallowances, if any, provided for any broker-dealers involved in the distribution of the securities offered hereby will not be changed until after the initial public offering is completed.

      Management of the Company may provide the Representative with a list of persons who they believe may be interested in purchasing Shares being offered hereunder. The Representative and the other U.S. Underwriters may sell a portion of the Shares to such persons if such persons reside in a state where the Shares can be sold and where the U.S. Underwriters or selected dealers are permitted to sell the Shares.

      The Company's officers and directors, the holders of the Company's 498,636 stock options (the "Option Holders"), the holders of 5% or more (the "5% Stockholders") of the outstanding shares of the Company's Common Stock immediately prior to the date of the Offering, RADE and Criticare, have agreed with and for the Representative not to sell any of their Shares, options, warrants or underlying Shares for the twelve-month period (the "Initial Twelve-Month Period") commencing on the date of the Offering. The Company's officers and directors, the 5% Holders, Option Holders, Criticare and certain consultants, including RADE, have further agreed with and for the Representative not to sell or transfer any of their Shares until the sooner of (1) the Share market price, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the fifth anniversary of the date of the Offering. In addition to the above-mentioned lock-up conditions, RADE has agreed to lock up its 975,000 warrants for a minimum of twenty-four months from the date of the Offering.

      In connection with this Offering, the Company has agreed to issue to the Underwriters, for a purchase price of $0.01 per warrant, (the "Underwriters' Warrants"), warrants to purchase common stock at a price equal to 160% of the respective public offering price per share, for up to 100,000 Shares. The Underwriters' Warrants contain anti-dilution provisions and are exercisable for a period of four years commencing twelve months from the date of this Prospectus. They are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date of this Prospectus except to officers of the Underwriters or their successors, or to other Underwriters and their officers. The holders of the Underwriters' Warrants will have no voting, dividend or other rights as stockholders of the Company with respect to shares of Common Stock underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised. The Company has agreed, at its sole expense, to include the Underwriters' Warrants and underlying shares in the Registration Statement of which this Prospectus is a part and have granted certain registration rights to the Underwriters.

      For the term of the Underwriters' Warrants, the holders thereof will be given the opportunity to profit from a rise in the market value of the Company's Common Stock, with a resulting dilution in the interest of other stockholders. The holders of the Underwriters' Warrants can be expected to exercise the Underwriters' Warrants at a time when the Company would be able to obtain needed capital by an offering of its unissued capital shares on terms more favorable to the Company than those provided by the Underwriters' Warrants. Such facts may adversely affect the terms upon which the Company can obtain additional financing. Any profit realized by the Underwriters upon the sale of the Underwriters' Warrants or shares of Common Stock issuable upon the exercise of the Underwriters' Warrants may be deemed additional underwriting compensation (see "Risk Factors - Potential Adverse Effect of Underwriters' Warrants").

      The U.S. Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

      None of the Underwriters nor any of their controlling persons have any material relationship with the Company, its promoters or their controlling persons.

      In connection with this offering, certain U.S. Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing their respective market prices. The U.S. Underwriters also may create a short position for the account of the U.S. Underwriters by selling more Shares in connection with the offering than they are committed to purchase from the Company, and in such case may cover all or a portion of such short position by purchases in the market. The Representative, on behalf of the U.S. Underwriters, may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Representative, on behalf of the U.S. Underwriters, may impose "penalty bids" under contractual arrangements with the U.S. Underwriters whereby it may reclaim from a U.S. Underwriter (or dealer participating in the offering) for the account of other U.S. Underwriters, the selling concession with respect to Shares that are distributed in the offering but subsequently purchased for the account of the U.S. Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at levels above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

      The Company has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, by reason of misstatements of, or omissions to state, material facts in this Prospectus and the Registration Statement of which it is a part.

      This Underwriting section is a summary of all of the material terms of the U.S. Underwriting Agreement and does not purport to be complete. A copy of the U.S. Underwriting Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available at or from the offices of the Securities and Exchange Commission for review (see "Additional Information").

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Determination Of Offering Price

      Prior to this offering, there has been no public market for any of the Company's securities. The initial offering price of the Shares has been arbitrarily determined by negotiations between the Company and the Representative. Among the factors considered in determining such price are prevailing market conditions generally, the Company's historical and prospective operations and earnings, the history of the prospects for the industry in which the Company operates, and market prices for securities of other companies comparable to the Shares.

                            DESCRIPTION OF SECURITIES

General

      The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $0.01 par value per share, of which 4,884,914 shares will be issued and outstanding upon completion of this Offering, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.

      The following summary of the respective rights of the holders of the capital stock of the Company is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, as amended to date, where such rights are set forth in full, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

Common Stock

      Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of all liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or pre-emptive rights to purchase or subscribe for any shares of Common Stock or other securities of the Company in the event of any subsequent offering. The shares of Common Stock have no conversion rights, are not subject to redemption and are not subject to further calls or assessments. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby on behalf of the Company will be when issued, fully paid and nonassessable.

Preferred Stock

      The Board of Directors is authorized, without any action of the stockholders, to provide for the issuance of one or more series of Preferred Stock and to fix the designations, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof including, without limitation, the dividend rate, voting rights, conversion rights, redemption price and liquidation preference per series of Preferred Stock. Any series of Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts to be distributed upon liquidation, dissolution or winding up of the Company. There are no agreements for the issuance of Preferred Stock and the Board of Directors has no present intent to issue any Preferred Stock. The existence of authorized but unissued Preferred Stock may enable the Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company.

Underwriters' Warrants

      The Company has authorized, in connection with the Underwriters' Warrants, the issuance of 100,000 warrants to purchase Common Stock, and has reserved an equal number of shares of Common Stock for issuance upon exercise of such Underwriters' Warrants. See "Underwriting". The Underwriters' Warrants are not redeemable and contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and the number of shares issuable upon exercise thereof in certain events, such as stock dividends, distributions and stock splits. In the event of any capital reorganization, reclassification, conversion of the Common Stock or consolidation, merger or sale of all or substantially all of the assets of the Company, the Underwriters' Warrants will be exercisable for the number of shares of stock or other securities or property of the Company, or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable upon exercise of such Underwriters' Warrants would have been converted if such shares had been issued and outstanding at the time of the change. The Company is not required to issue fractional securities, but will pay the holder of the Underwriters' Warrant an amount in cash equal to such fraction multiplied by the then current market value for the Common Stock. The holder of an Underwriters' Warrant will not possess any rights as a stockholder of the Company unless and until he exercises his Representative's Warrant. See "Underwriting".

Registration Rights Agreements

      In connection with the issuance and sale by the Company of the Series A Preferred Stock and the issuance of an option to purchase shares of Series B Preferred Stock, which shares of Series A Preferred Stock and Series B Preferred Stock were converted into Common Stock pursuant to the Recapitalization (collectively, "Registrable Securities"), the Company entered into a Registration Agreement with Marquette Venture Partners II, L.P. and the other investors executing the Registration Agreement (the "Investors"). The Registration Agreement gives the Investors or subsequent holders of Registrable Securities which hold a majority of Registrable Securities the right to request the Company to effect two long-form registrations and unlimited short-form registrations of such securities under the Act ("Demand Registration"). In addition, the Registration Agreement gives the Investors or subsequent holders of Registrable Securities the right to have their securities included in offerings of the Company's securities that are registered under the Act ("Piggyback Registration"). Securities to be registered pursuant to Piggyback Registration need only be included, on a pro rata basis, to the extent the managing underwriter advises the Company that the aggregate number of securities which the selling stockholders seek to offer can be sold. The Company is required to pay all expenses of the holders of securities in connection with Demand Registration and Piggyback Registration other than underwriting discounts and commissions.

      Stockholders who formally held senior subordinated debentures have certain registration rights pursuant to the Subscription Agreement between the Company and the debenture holders (the "Subscription Agreement"). Pursuant to the Subscription Agreement, upon an event of default (as defined in the Subscription Agreement) by the Company (which has occurred), each such person generally is entitled to have shares of Common Stock held by them included in any offering of Common Stock proposed to be registered by the Company under the Securities Act.

      Under the Statement of Rights and Warrants Certificate (the
"Certificate"), between the Company and holders thereof, upon the Warrant holders furnishing certain information and agreeing to abide by certain terms as identified in the Certificate, the Company shall register the shares underlying the Warrants held by the Warrant holders under the Securities Act.

      Pursuant to the Letter Agreement, dated June 26, 1998, between the Company and Criticare, Criticare is entitled to reasonably request shares of Common Stock of the Company held by it be registered under federal and state securities laws. At the request of the Company and in connection with the Offering, Criticare has agreed not to sell or transfer Immtech securities for a period of 1 year following the date of this Prospectus and until the 20-day average trading price of Immtech shares exceeds 200% of the initial public offering price. The U.S. Underwriter has advised the Company that market conditions will not permit the addition of any shares to be sold by selling stockholders to the shares of Common Stock to be sold in the Offerings.

Transfer Agent, Registrar and Warrant Agent

      The transfer agent and registrar for the Common Stock of the Company and the Warrant Agent for the Warrants is Harris Trust and Savings Bank.

Certain Provisions of the Delaware General Corporation Law

      Generally, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a publicly held Delaware corporation from engaging in a broad range of "business combinations with an "interested stockholder" (defined generally as a person owing 15% or more of the corporation's outstanding voting stock) for three years following the date such person became an interested stockholder unless (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation,
(ii) upon consummation of the transaction resulting in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer) or (iii) on or after such date on which such person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock excluding shares owned by the interested stockholders. The restrictions of Section 203 do not apply, among other reasons, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and Bylaws do not currently contain any provisions electing not to be governed by Section 203 of the DGCL.

      Section 203 of the DGCL may discourage persons from making a tender offer for or acquisitions of substantial amounts of the Common Stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the Common Stock that often result from takeover attempts.

      Section 228 of the DGCL allows any action that is required to be or may be taken at a special or annual meeting of the stockholders of a corporation to be taken without a meeting with the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the certificate of incorporation of such corporation does not contain a provision to the contrary. The Company's Certificate of Incorporation contains no such provision, and therefore stockholders holding a majority of the voting power of the Common Stock will be able to approve a broad range of corporate actions requiring stockholder approval without the necessity of holding a meeting of stockholders.

      Certain provisions of the Company's Bylaws may have the affect of discouraging certain types of transactions that may involve an actual or threatened change of control of the Company and encouraging any person who might seek to acquire control of the Company to negotiate with the Company's Board of Directors.

                             REPORTS TO STOCKHOLDERS

      Stockholders of the Company will be furnished with annual reports containing audited financial statements of the Company and such other interim reports as the Company may determine.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of these Offerings, the Company will have 4,884,914 shares of Common Stock outstanding, after giving effect to the issuance of 611,250 shares to Pharm-Eco and Members of the Consortium and 28,147 shares to the State of Illinois (not including 2,740,036 shares of Common Stock subject to outstanding options and warrants). Of the shares to be outstanding, the 1,000,000 shares of Common Stock to be distributed by the Company will be freely tradeable without restriction. All of the remaining 3,884,914 shares will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 144, 2,670,517 of such restricted securities will be eligible for resale upon the effective date (the "Effective Date") of the Registration Statement of which this Prospectus forms a part. The holders of 1,904,635 of such 2,670,517 shares to become eligible for sale on the Effective Date have agreed not to sell any of such shares for 1 year after the Effective Date, 45,813 shares will be eligible for sale less than 90 days from the Effective Date, and 148,522 shares will be eligible for sale between 90 to 180 days from the Effective Date. In addition to the 2,670,517 shares previously mentioned, 575,000 shares will be eligible for resale in July 1999 and 639,397 shares will be eligible for resale one year after the Effective Date. The Company's officers, directors, certain consultants, including RADE, the holders of the Company's 498,636 stock options and those shareholders owning 5% or more of the shares outstanding, have further agreed not to sell any of their Shares (including 1,437,543 of the 1,904,635 Shares subject to "lock-up" agreements and referred to above) and any of the 975,000 shares issuable upon exercise of options and warrants held by them for a twelve month period from the date of the Offering and until the sooner of (1) the market price for the Company's Common Stock, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the Fifth anniversary of the date of the Offering. In addition to the above-mentioned lock-up conditions, RADE has agreed to lock up its 975,000 warrants for a minimum of twenty-four months from the date of the Offering.

      In general, under Rule 144 as recently amended, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least one (1) year (including the contiguous holding period of any prior owner except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 48,000 shares immediately after the Offering) or
(ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain requirements as to manner of sale, the filing of a notice and the availability of public information concerning the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three (3) months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two (2) years (including the contiguous holding period of any prior owner except an affiliate) would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

      Any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing ninety (90) days after the date of this Prospectus.

      Prior to the Offering, there has been no market for the Common Stock or the Warrants of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock and the Warrants of the Company in the public market could adversely affect prevailing market prices for the Common Stock and the Warrants and the ability of the Company to raise equity capital in the future.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Gardner, Carton & Douglas, Chicago, Illinois. Certain legal matters will be passed upon for the U.S. Underwriter by Prifti Law Offices, Amesbury, Massachusetts.

                                     EXPERTS

      The financial statements as of March 31, 1997 and 1998 and for each of the three years in the period ended March 31, 1998 included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding substantial doubt about the company's ability to continue as a going concern.) Such financial statements have been included herein and elsewhere in the Registration Statement based upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

      As used in this Prospectus, the following terms have the meanings set forth below.

Acute phase response          The term used to describe a vast number of
                              systemic and metabolic changes occurring in the body immediately after and within the first few days of any event which threatens the integrity of healthy tissues.

Adaptive immunity             The capacity of the immune system to "learn" and
                              acquire specific protection against disease.

Adjunct therapy               An ancillary treatment which is secondary to the
                              main treatment.

Adjuvant A substance which aids another substance in its action.

Affinity The intrinsic attractiveness of one substance for another.

AIDS                          Acquired immune deficiency syndrome.

ANDA                          Abbreviated new drug application.

Antibody An immunoglobulin molecule capable of specifically combining with a known substance (antigen).

Antigen A substance recognized by (reacting with) an antibody.

B-cell One of two major classes of lymphocytes. B-cells differentiate into antibody producing cells (i.e. "plasma" cells).

Bone marrow                   Hematopoietic tissue. The area of the body where
                              most of the cellular elements of the blood are produced.

Candida albicans              A common, yeast-like fungus, normally found in the
                              mouth, digestive tract. vagina, and on the skin of healthy persons. Can cause infections of internal organs.

Carcinoma                     A malignant tumor arising from epithelial tissues.

CD4+ cell                     A subset of T-cells which function as helper cells
                              in the immune response to disease. HIV primarily infects CD4+ cells which, as the infection proliferates, will kill CD4+ cells.

CD8+ cell                     A subset of T-cells which function as suppressor
                              and cytotoxic cells of the immune response.

CDT Carbohydrate Deficient Transferrin - An isomeric form of the iron binding blood protein, Transferrin, that occurs in greater amounts in people who chronically consume excess alcohol.

Complement                    A set of proteins in the blood which are
                              responsible for many biological defense reactions of both innate and adaptive immunity.

C-reactive protein (CRP)      A human protein composed of five identical
                              globular subunits arranged in cyclic symmetry
                              (i.e. a cyclic pentamer). The level of this protein in blood increases up to 1000-fold within 24 to 72 hours of an acute phase response. Because of these changes, CRP is known as the prototypic acute phase reactant.

CRO                           Clinical Research Organization

Cryptococcus neoformans       A yeast-like fungus that spreads through the lungs
                              to the brain, skin, bones and urinary tract.

Cryptosporidium parvum        A parasite that is commonly found in the
                              intestinal tract of mammals that, in immune suppressed individuals, can cause chronic, profuse, watery diarrhea accompanied by fever, marked weight loss, and enlarged lymph nodes.

Cytokines                     Biologically active compounds produced by one cell
                              and which affect the activities of other cells.

Cytoskeleton                  An intracellular matrix of many different proteins
                              which form a scaffolding and a communication network within a cell and functions to dynamically organize and coordinate cellular actions and activities.

DAP 092 The designation given to the Company's lead drug molecule. Its chemical structure contains two positive charges (cationic groups) that are important in the antibiotic activity of the molecule.

DB 289 The designation given to the Company's lead prodrug, which can be administered orally.

Diabetes A chronic disease characterized by abnormal insulin secretion from the pancreas. This causes problems in the metabolism of glucose (sugar).

DMF Drug Master File; a reference document providing detailed information about a drug in development.

DNA A type of molecule made up of polymerized deoxyribonucleotides linked together by phosphate bonds. The sequence of nucleotides in the polymer contains the basic information of life.

Effector function             The action which a cell or factor has been
                              programmed to complete.

Endotoxin                     A part of a bacteria which has potent
                              immunological and fever-producing effects.

Epitope A biochemical structure on the surface portion of a biomolecule which is recognized by an antibody. The term "determinant" is a synonym.

Extracellular matrix          A combination of proteins, carbohydrates, cells
                              and factors which form a physical meshwork and which defines tissue environment.

ex vivo                       Occurring outside the body.

FDA                           Food and Drug Administration.

Gene A distinctive hereditary unit defined by part of the DNA sequence of nucleotides.

Germinal centers              A collection of metabolically active lymphoblasts,
                              macrophages and plasma cells which appear within lymphoid tissues following antigenic stimulation.

GLP                           Good Laboratory Practices.

GMP                           Good Manufacturing Practices.

HbA1c Hemoglobin A1c - An adduct of the hemoglobin molecule that is modified by a chemical reaction with glucose (i.e. a "glycated"-hemoglobin) molecule. Because diabetic patients generally have large fluctuations in the number of glucose molecules in their blood, they have a higher relative amount of HbA1c which correlates with the extent of their disease.

Helper T-cells A class of specific T-lymphocytes which are necessary to "help" B-cells produce antibody and effector T-cells to carry out their functions.

HIV Human immunodeficiency virus (the virus that causes AIDS).

Immunity An active process performed by white blood cells and their products which repels a foreign organism or substance.

IND Investigational new drug application; a document required by the FDA prior to performance of clinical investigations on human subjects in the United States.

Inflammation                  Redness, swelling and pain in a tissue resulting
                              from the infiltration of the tissue by foreign substances and activated immune cells.

Innate immunity               Natural (i.e. unlearned) immunity which provides
                              mechanical, chemical and biological barriers, and a rapid and immediate protective response to any insult to body tissues.

Interleukin                   A term applied to any of a group of peptide
                              signals that are produced by activated lymphocytes or monocytes.

IRB Institutional (Internal) Review Board - a committee of individuals deciding on the appropriateness of a proposed experimental procedure or trial.

in vitro                      Occurring in a contained artificial test system
                              (i.e. in a test tube).

in vivo                       Occurring inside the body.

IV                            Intravenous.

Leismaniasis                  An infection caused by a protozoal parasite that
                              affects the skin and abdominal organisms, causing ulcers or skin disorders that resemble leprosy.

Leukemia A form of cancer in which white blood cells proliferate and distribute throughout the body abnormally.

Leukocytes                    Circulating white blood cells.

Lymphatics                    Vessels of the immune system that drain
                              interstitial fluids, debris and leukocytes.

Lymphocytes                   White blood cells of the lymph series, capable of
                              recognizing and responding to antigens in a specific manner.

Lymphoma A form of cancer in which the cells in lymph tissues (e.g. lymph nodes and spleen) proliferate uncontrollably.

Lymph tissues                 Body structures within which lymphatic circulation
                              drains and immunity occurs.

Macrophage                    A phagocytic white blood cell found in tissues and
                              in blood. When found in blood, it is called a monocyte.

Megakaryocyte                 A multinuclear giant cell of the bone marrow,
                              portions of which break off to form platelets.

Melanoma                      A form of cancer arising from skin cells.

Metastases                    Areas within the body where cancers spread and
                              grow distant from the site of the primary or original cancer site.

modified-CRP (mCRP)           A naturally occurring human protein with the same
                              genetic structure as CRP but which is structurally changed so it is no longer a cyclic pentamer. mCRP has biological, immunological and pharmacological activities distinct from CRP.

Monoclonal antibody           A homogenous population of antibodies which react
                              with one, specific epitope of an antigen.

Monocytes                     Phagocytic blood leukocytes, originating from the
                              bone marrow.

Mycobacterium avium           A bacterial infection that can affect most
                              internal organs. It is associated with widely disseminated disease which is manifest by non-specific symptoms such as enlarged lymph nodes, weight loss and diarrhea.

Mycobacterium tuberculosis    A bacterial infection that is transmitted by
                              breathing in, or eating infected droplets, usually affecting the lungs, although infection of other organ systems can occur.

NCDDG                         National Cooperative Drug Development Grant

NDA New drug application. The application must be approved by the FDA before a new drug can be marketed in the United States.

Neoantigens                   Antigens arising as the result of a change in
                              structure of a molecule.

Neutrophil                    The most prominent white blood cell in the
                              circulation which functions to aggressively attack foreign substances compromising the integrity of body tissues.

Pentamidine                   An antiprotozoal drug having two positive charges
                              (i.e. "dications"), used to treat Pneumocystis carinii pneumonia, Leismaniasis, and African trypanosomiasis. The drug is very difficult to deliver and is extremely toxic if not administered properly.

Phase I Clinical testing time in which the safety and pharmacological profile of a new drug is established in humans.

Phase II Clinical testing time in which the effectiveness of a new drug is established in humans. This includes establishing the dose amount and frequency required to achieve a therapeutic effect, the metabolic rate of the administered drug, and the toxicity profile in specific patient populations.

Phase III                     Clinical testing time involving extensive
                              multicenter, blinded testing in humans. This testing establishes the significance of therapeutic effectiveness and is a required step to gain FDA approval to begin product marketing in the United States.

P-IND Physician-sponsored investigation new drug application.

Plasmodium falciparum         A type of protozoa that causes the most severe
                              form of malaria.

PLA Product License Application. Equivalent to an NDA, but for products defined as 'biological products' by the FDA (e.g. vaccines, antitoxins, blood products, immune modulators, etc.)

Platelet The smallest type of blood particle which plays a major role in blood clotting.

Pneumocystis carinii
 pneumonia                    (PCP) A type of lung infection found rarely in the
                              general population but presents in immune suppressed patients. Approximately 80% of all AIDS patients get PCP at some time during the course of the disease.

Prodrug A non-active precursor form of a drug. A chemical modification of a prodrug is required to express the active moiety.

recombinant mCRP (rmCRP)      A molecule identical to mCRP, produced by genetic
                              engineering techniques.

RNA A group of molecules made up of polymerized ribonucleotides linked together by phosphate bonds. These molecules help translate the information stored in DNA into physical effects.

Sepsis A severe bacterial infection involving the blood stream.

Stem cell                     An undifferentiated cell from which various
                              effector cells are derived.

Systemic Affecting the whole body rather than a specific part.

Syncytium                     Multinucleated protoplasmic mass, an aggregation
                              of several cells without any apparent cell outlines.

T-cell One of two major classes of lymphocytes. T-cells are subdivided into cells which "help" various aspects of immune function, and cells which "suppress" various aspects of immune function, and directly kill specific targets (cells) which threaten health.

Thrombocyte                   Another name for a platelet.

Thrombocytopenia              A reduction in the number of platelet cells in the
                              blood, causing a tendency to bleed.

Topoisomerase                 An enzyme that makes reversible cuts in a double
                              helical DNA molecule for the purpose of removing knots or unwinding excessive twists.

Trypanosomiasis               An infection caused by a protozoal parasite and
                              transmitted usually by insect bites.

                           (INTENTIONALLY LEFT BLANK)

IMMTECH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          Page

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS                       F-1

FINANCIAL STATEMENTS AS OF MARCH 31, 1997 AND 1998 AND DECEMBER
   31, 1998 AND FOR THE YEARS ENDED MARCH 31, 1996, 1997 AND 1998, FOR THE NINE MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1998 AND FOR THE PERIODS FROM OCTOBER 15, 1984 (DATE OF INCEPTION) TO MARCH 31, 1998 AND DECEMBER 31, 1998:

  Balance Sheets                                                           F-2

  Statements of Operations                                                 F-4

  Statements of Common Stockholders' Investment (Deficiency in Assets)     F-5

  Statements of Cash Flows                                                 F-6

  Notes to Financial Statements                                            F-7

                           (INTENTIONALLY LEFT BLANK)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Immtech International, Inc.
  (A Development Stage Enterprise):

We have audited the accompanying balance sheets of Immtech International, Inc. (a development stage enterprise) (the "Company") as of March 31, 1997 and 1998, and the related statements of operations, common stockholders' investment (deficiency in assets), and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the discovery and development of biopharmaceutical products. As discussed in Note 1 to the financial statements, the deficiency in working capital as of March 31, 1998 and the Company's operating losses since inception raise substantial doubt about its ability to continue as a going concern. In addition, management of the Company expects the Company to incur significant losses during the next several years. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

August 29, 1998

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                         March 31,
                                                  --------------------  December 31,
ASSETS                                               1997      1998        1998
                                                                        (unaudited)
CURRENT ASSETS:
  Cash                                            $  78,510             $  92,487
  Prepaid expenses and supplies                      14,702  $ 13,634      10,134
                                                  ---------  --------   ---------

           Total current assets                      93,212    13,634     102,621
                                                  ---------  --------   ---------

PROPERTY AND EQUIPMENT (Notes 1 and 3):
  Furniture and equipment                           296,042   296,042     296,042
  Leasehold improvements                             17,205    17,205      17,205
                                                  ---------  --------   ---------

           Total - at cost                          313,247   313,247     313,247

  Less accumulated depreciation and amortization    228,991   256,110     276,450
                                                  ---------  --------   ---------

Property and equipment - net                         84,256    57,137      36,797

OTHER ASSETS (Note 1):
  Debt issuance costs - net                          11,926
  Deferred offering costs                                                 229,641

                                                  ---------  --------   ---------
TOTAL                                             $ 189,394  $ 70,771   $ 369,059
                                                  =========  ========   =========

See notes to financial statements.

--------------------------------------------------------------------------------

                                                                       March 31,
                                                                 --------------------        December 31,
                                                                 1997            1998            1998
                                                                 ----            ----            ----
                                                                                              (unaudited)
LIABILITIES AND COMMON STOCKHOLDERS'
  INVESTMENT (DEFICIENCY IN ASSETS)
CURRENT LIABILITIES:
  Accounts payable (Note 5)                                  $    208,274    $    395,736    $    222,406
  Accrued interest (Notes 2, 4 and 5)                             454,684         663,013         281,470
  Other accrued liabilities                                       133,152          32,128          95,422
  Advances from stockholders (Notes 2 and 4)                      770,000         985,172
  Notes payable (Notes 2 and 5)                                 1,572,969       1,576,450         110,000
                                                             ------------    ------------    ------------
           Total current liabilities                            3,139,079       3,652,499         709,298
                                                             ------------    ------------    ------------
REDEEMABLE PREFERRED STOCK (Notes 2 and 6):
  Series A redeemable, par value $0.01 per share,
    1,794,550 shares authorized and issued,
    aggregate liquidation preference of $2,505,791 and
    $2,711,171 as of March 31, 1997 and 1998,
    respectively, converted to 578,954 shares of common
    stock on July 24, 1998                                      2,586,967       2,711,171
  Series B redeemable, par value $0.01 per share,
    1,600,000 shares authorized and issued,
    aggregate liquidation preference of $2,521,493 and
    $2,728,724 as of March 31, 1997 and 1998,
    respectively, converted to 616,063 shares of common
    stock on July 24, 1998                                      2,521,493       2,728,724
                                                             ------------    ------------

           Total redeemable preferred stock                     5,108,460       5,439,895
                                                             ------------    ------------

COMMITMENTS AND CONTINGENCIES
  (Notes 2, 3, 5, 10 and 12)

COMMON STOCKHOLDERS' INVESTMENT
  (DEFICIENCY IN ASSETS) (Notes 2, 4, 5, 6, 8, 11 and 12):
  Preferred stock, par value $.01 per share,
    5,000,000 shares authorized and unissued
  Common stock, par value $0.01 per share, 30,000,000
    shares authorized, 675,498, 743,665 and 3,245,517
    shares issued and outstanding as of  March 31, 1997
    and 1998 and December 31, 1998, respectively                    6,755           7,437          32,455
  Additional paid-in capital                                    3,720,414       4,233,386      10,871,198
  Deficit accumulated during the developmental stage          (11,785,314)    (13,262,446)    (11,243,892)
                                                             ------------    ------------    ------------
           Total common stockholders' investment
             (deficiency in assets)                            (8,058,145)     (9,021,623)       (340,239)
                                                             ------------    ------------    ------------
TOTAL                                                        $    189,394    $     70,771    $    369,059
                                                             ============    ============    ============

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

                                                                                                                    October 15,
                                                                                                                       1984
                                                                               Years Ended March 31,                (Inception)
                                                                   --------------------------------------------     to March 31,
                                                                       1996            1997            1998            1998
                                                                       ----            ----            ----            ----
                                                                                                                    (unaudited)
REVENUES (Notes 1, 11 and 12)                                      $    335,000    $     15,000    $     19,552    $  1,721,121
                                                                   ------------    ------------    ------------    ------------
EXPENSES:
  Research and development (Notes 1, 8 and 12)                          737,805         478,871         312,366       6,854,445
  General and administrative (Notes 8 and 11)                           218,843         532,642         534,984       5,347,696
  Cancelled offering costs                                                               65,837          73,984         584,707
                                                                   ------------    ------------    ------------    ------------
           Total expenses                                               956,648       1,077,350         921,334      12,786,848
                                                                   ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS                                                   (621,648)     (1,062,350)       (901,782)    (11,065,727)
                                                                   ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest expense                                                     (135,468)       (281,710)       (241,767)     (1,061,959)
  Miscellaneous (expense) income - net                                   (2,522)         (6,503)         (2,148)         70,986
                                                                   ------------    ------------    ------------    ------------
           Other expense - net                                         (137,990)       (288,213)       (243,915)       (990,973)
                                                                   ------------    ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM                                         (759,638)     (1,350,563)     (1,145,697)    (12,056,700)

EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT (Notes 2, 4 and 5)
                                                                   ------------    ------------    ------------    ------------
NET LOSS                                                               (759,638)     (1,350,563)     (1,145,697)    (12,056,700)
CONVERSION OF REDEEMABLE PREFERRED STOCK (Notes 2 and 6)

REDEEMABLE PREFERRED STOCK PREMIUM AMORTIZATION (Note 6)                 89,435         100,145          81,696         440,119

REDEEMABLE PREFERRED STOCK DIVIDENDS (Note 6)                          (335,759)       (368,125)       (413,131)     (1,645,865)
                                                                   ------------    ------------    ------------    ------------

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS              $ (1,005,962)   $ (1,618,543)   $ (1,477,132)   $(13,262,446)
                                                                   ============    ============    ============    ============
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS:
  Loss before extraordinary gain                                   $      (1.15)   $      (2.04)   $      (1.69)
  Extraordinary gain
                                                                   ------------    ------------    ------------
  Net loss                                                                (1.15)          (2.04)          (1.69)
  Redeemable preferred stock conversion, premium
    amortization and dividends                                            (0.37)          (0.40)          (0.49)
                                                                   ------------    ------------    ------------
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS                                           $      (1.52)   $      (2.44)   $      (2.18)
                                                                   ============    ============    ============
SHARES USED IN COMPUTING NET (LOSS) INCOME PER
  SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS                             660,833         662,975         676,471
                                                                   ============    ============    ============

                                                                                                   October 15,
                                                                       Nine Month Periods             1984
                                                                       Ended December 31,        (Inception) to
                                                                  ----------------------------    December 31,
                                                                      1997            1998            1998
                                                                      ----            ----            ----
                                                                  (unaudited)     (unaudited)      (unaudited)
REVENUES (Notes 1, 11 and 12)                                                     $    214,252    $  1,935,373
                                                                                  ------------    ------------
EXPENSES:
  Research and development (Notes 1, 8 and 12)                    $    155,647         540,201       7,394,646
  General and administrative (Notes 8 and 11)                          211,791       2,596,869       7,944,565
  Cancelled offering costs                                                                             584,707
                                                                  ------------    ------------    ------------
           Total expenses                                              367,438       3,137,070      15,923,918
                                                                  ------------    ------------    ------------
LOSS FROM OPERATIONS                                                  (367,438)     (2,922,818)    (13,988,545)
                                                                  ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest expense                                                    (181,012)        (67,543)     (1,129,502)
  Miscellaneous (expense) income - net                                     (54)          5,505          76,491
                                                                  ------------    ------------    ------------
           Other expense - net                                        (181,066)        (62,038)     (1,053,011)
                                                                  ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM                                        (548,504)     (2,984,856)    (15,041,556)
EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT (Notes 2, 4 and 5)                      1,427,765       1,427,765
                                                                  ------------    ------------    ------------
NET LOSS                                                              (548,504)     (1,557,091)    (13,613,791)
CONVERSION OF REDEEMABLE PREFERRED STOCK (Notes 2 and 6)                             3,713,334       3,713,334

REDEEMABLE PREFERRED STOCK PREMIUM AMORTIZATION (Note 6)                81,696                         440,119

REDEEMABLE PREFERRED STOCK DIVIDENDS (Note 6)                         (307,921)       (137,689)     (1,783,554)
                                                                  ------------    ------------    ------------

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS             $   (774,729)   $  2,018,554    $(11,243,892)
                                                                  ============    ============    ============
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS:
  Loss before extraordinary gain                                  $      (0.81)   $      (1.58)
  Extraordinary gain                                                                      0.76
                                                                  ------------    ------------
  Net loss                                                               (0.81)          (0.82)
  Redeemable preferred stock conversion, premium
    amortization and dividends                                           (0.34)           1.89
                                                                  ------------    ------------
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS                                          $      (1.15)   $       1.07
                                                                  ============    ============
SHARES USED IN COMPUTING NET (LOSS) INCOME PER
  SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS                            675,498       1,887,222
                                                                  ============    ============

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF COMMON STOCKHOLDERS' INVESTMENT (DEFICIENCY IN ASSETS)

                                                                                                                       Total
                                                                                                     Deficit           Common
                                                        Common                                     Accumulated     Stockholders'
                                                    Shares Issued     Common       Additional       During the         Equity
                                                         and           Stock        Paid-in        Development    (Deficiency in
                                                     Outstanding      Amount        Capital           Stage            Assets)
                                                    -------------    --------     ------------    -------------    -------------
October 15, 1984 (inception)
  Issuance of common stock to founders                  113,243       $ 1,132         $ 24,868                         $ 26,000
                                                      ---------      --------     ------------                       ----------
Balance, March 31, 1985                                 113,243         1,132           24,868                           26,000
  Issuance of common stock                               85,368           854          269,486                          270,340
  Net loss                                                                                           $ (209,569)       (209,569)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1986                                 198,611         1,986          294,354         (209,569)         86,771
  Issuance of common stock                               42,901           429          285,987                          286,416
  Net loss                                                                                              (47,486)        (47,486)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1987                                 241,512         2,415          580,341         (257,055)        325,701
  Issuance of common stock                                4,210            42           28,959                           29,001
  Net loss                                                                                             (294,416)       (294,416)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1988                                 245,722         2,457          609,300         (551,471)         60,286
  Issuance of common stock                               62,792           628          569,372                          570,000
  Provision for compensation                                                           489,975                          489,975
  Net loss                                                                                             (986,746)       (986,746)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1989                                 308,514         3,085        1,668,647       (1,538,217)        133,515
  Issuance of common stock                               16,478           165          171,059                          171,224
  Provision for compensation                                                           320,980                          320,980
  Net loss                                                                                             (850,935)       (850,935)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1990                                 324,992         3,250        2,160,686       (2,389,152)       (225,216)
  Issuance of common stock                                  218             2            1,183                            1,185
  Provision for compensation                                                             6,400                            6,400
  Net loss                                                                                             (163,693)       (163,693)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1991                                 325,210         3,252        2,168,269       (2,552,845)       (381,324)
  Issuance of common stock                               18,119           181           85,774                           85,955
  Provision for compensation                                                           864,496                          864,496
  Issuance of stock options in exchange
    for cancellation of indebtedness                                                    57,917                           57,917
  Net loss                                                                                           (1,479,782)     (1,479,782)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1992                                 343,329         3,433        3,176,456       (4,032,627)       (852,738)
  Issuance of common stock                              195,790         1,958           66,839                           68,797
  Provision for compensation                                                           191,502                          191,502
  Net loss                                                                                           (1,220,079)     (1,220,079)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1993                                 539,119         5,391        3,434,797       (5,252,706)     (1,812,518)
  Issuance of common stock                              107,262         1,073           40,602                           41,675
  Provision for compensation                                                            43,505                           43,505
  Net loss                                                                                           (2,246,426)     (2,246,426)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1994                                 646,381         6,464        3,518,904       (7,499,132)     (3,973,764)
  Net loss                                                                                           (1,661,677)     (1,661,677)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1995 (unaudited)                     646,381         6,464        3,518,904       (9,160,809)     (5,635,441)
  Issuance of common stock for compensation              16,131           161            7,339                            7,500
  Net loss                                                                                           (1,005,962)     (1,005,962)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1996                                 662,512         6,625        3,526,243      (10,166,771)     (6,633,903)
  Issuance of common stock                               12,986           130            5,908                            6,038
  Provision for compensation - employees                                                45,086                           45,086
  Provision for compensation - non-employees                                            62,343                           62,343
  Issuance of warrants to purchase common stock                                         80,834                           80,834
  Net loss                                                                                           (1,618,543)     (1,618,543)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1997                                 675,498         6,755        3,720,414      (11,785,314)     (8,058,145)
  Issuance of common stock                               68,167           682           28,862                           29,544
  Provision for compensation - employees                                                50,680                           50,680
  Provision for compensation - non-employees                                           201,696                          201,696
  Contributed capital - common stockholders
    (Note 11)                                                                          231,734                          231,734
  Net loss                                                                                           (1,477,132)     (1,477,132)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1998                                 743,665         7,437        4,233,386      (13,262,446)     (9,021,623)
  Issuance of common stock (unaudited)                  701,857         7,018          971,472                          978,490
  Compensation - non-employees (unaudited)                                           2,300,000                        2,300,000
  Conversion of redeemable preferred stock to
    common stock (Note 6) (unaudited)                 1,195,017        11,950        1,852,300                        1,864,250
  Conversion of debt to common stock
    (Notes 4 and 5) (unaudited)                         424,222         4,242          657,555                          661,797
  Conversion of Criticare debt to common stock
    (Notes 4 and 5) (unaudited)                         180,756         1,808          856,485                          858,293
  Net income (unaudited)                                                                              2,018,554       2,018,554
                                                      ---------      --------     ------------    -------------      ----------
Balance, December 31, 1998 (unaudited)                3,245,517      $ 32,455     $ 10,871,198    $ (11,243,892)     $ (340,239)
                                                      =========      ========     ============    =============      ==========

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

                                                                                 Years Ended March 31,
                                                                       ------------------------------------------
                                                                          1996           1997            1998
                                                                          ----           ----            ----
OPERATING ACTIVITIES:
  Net loss                                                             $(759,638)   $ (1,350,563)   $ (1,145,697)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization of property and equipment               42,296          36,814          27,119
    Amortization of debt discount                                                         62,218          18,616
    Amortization of debt issuance costs                                                   41,743          11,926
    Compensation recorded related to issuance of common
     stock or common stock options                                         7,500         107,429         252,376
    Extraordinary gain on extinguishment of debt
    Changes in operating assets and liabilities:
      Prepaid expenses and supplies                                       (5,270)         (1,068)          1,068
      Deferred revenue                                                    15,000         (15,000)
      Accounts payable                                                   150,794        (205,487)        187,462
      Other accrued liabilities                                           41,108         103,152        (101,024)
      Accrued interest                                                   124,360         169,726         208,329
                                                                       ---------    ------------    ------------
           Net cash used in operating activities                        (383,850)     (1,051,036)       (539,825)
                                                                       ---------    ------------    ------------
INVESTING ACTIVITIES - Purchases of property and equipment                               (17,172)
                                                                                    ------------
           Net cash used in investing activities                                         (17,172)
                                                                                    ------------
FINANCING ACTIVITIES:
  Advances from stockholders                                             311,500         458,500         215,172
  Proceeds from the issuance of senior subordinated debt                                 525,000
  Proceeds from the issuance of notes payable                             72,350
  Payments on notes payable                                                              (39,151)         (3,500)
  Payments for debt issuance costs                                                       (53,669)
  Payments for extinguishment of debt
  Proceeds from the issuance of common stock                                               6,038          17,909
  Additional capital contributed by stockholders                                                         231,734
  Proceeds from the issuance of Preferred Stock - Series A
  Proceeds from the issuance of Preferred Stock - Series B                               250,000
  Deferred offering costs
                                                                       ---------    ------------    ------------
           Cash provided by financing activities                         383,850       1,146,718         461,315
                                                                       ---------    ------------    ------------
NET INCREASE (DECREASE) IN CASH                                                0          78,510         (78,510)
CASH, BEGINNING OF PERIOD                                                      0               0          78,510
                                                                       ---------    ------------    ------------
CASH, END OF PERIOD                                                    $       0    $     78,510    $          0
                                                                       =========    ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION (Note 9)

                                                                     October 15,                                     October 15,
                                                                        1984              Nine Month Periods             1984
                                                                     (Inception)           Ended December 31,        Inception to
                                                                     to March 31,     ---------------------------     December 31,
                                                                         1998            1997            1998            1998
                                                                         ----            ----            ----            ----
                                                                     (unaudited)      (unaudited)     (unaudited)     (unaudited)
OPERATING ACTIVITIES:
  Net loss                                                          $ (12,056,700)    $ (548,504)   $ (1,557,091)   $ (13,613,791)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization of property and equipment               287,790         20,339          20,340          308,130
    Amortization of debt discount                                          80,834         18,616                           80,834
    Amortization of debt issuance costs                                    53,669         11,926                           53,669
    Compensation recorded related to issuance of common
     stock or common stock options                                      2,462,963                      2,300,000        4,762,963
    Extraordinary gain on extinguishment of debt                                                      (1,427,765)      (1,427,765)
    Changes in operating assets and liabilities:
      Prepaid expenses and supplies                                       (13,634)                         3,500          (10,134)
      Deferred revenue
      Accounts payable                                                    395,736         95,759         155,810          551,546
      Other accrued liabilities                                            32,128         (3,518)         63,294           95,422
      Accrued interest                                                    663,013        180,158                          663,013
                                                                    -------------     ----------    ------------    -------------
           Net cash used in operating activities                       (8,094,201)      (225,224)       (441,912)      (8,536,113)
                                                                    -------------     ----------    ------------    -------------
INVESTING ACTIVITIES - Purchases of property and equipment               (318,403)                                       (318,403)
                                                                    -------------                                   -------------
           Net cash used in investing activities                         (318,403)                                       (318,403)
                                                                    -------------                                   -------------
FINANCING ACTIVITIES:
  Advances from stockholders                                              985,172        150,214                          985,172
  Proceeds from the issuance of senior subordinated debt                  525,000                                         525,000
  Proceeds from the issuance of notes payable                           2,120,194                                       2,120,194
  Payments on notes payable                                               (97,119)        (3,500)        (11,000)        (108,119)
  Payments for debt issuance costs                                        (53,669)                                        (53,669)
  Payments for extinguishment of debt                                                                   (203,450)        (203,450)
  Proceeds from the issuance of common stock                            1,371,292                        978,490        2,349,782
  Additional capital contributed by stockholders                          231,734                                         231,734
  Proceeds from the issuance of Preferred Stock - Series A              1,330,000                                       1,330,000
  Proceeds from the issuance of Preferred Stock - Series B              2,000,000                                       2,000,000
  Deferred offering costs                                                                               (229,641)        (229,641)
                                                                    -------------     ----------    ------------    -------------
           Cash provided by financing activities                        8,412,604        146,714         534,399        8,947,063
                                                                    -------------     ----------    ------------    -------------
NET INCREASE (DECREASE) IN CASH                                                 0        (78,510)         92,487           92,487
CASH, BEGINNING OF PERIOD                                                       0         78,510               0                0
                                                                    -------------     ----------    ------------    -------------
CASH, END OF PERIOD                                                 $           0     $        0    $     92,487    $      92,487
                                                                    =============     ==========    ============    =============
SUPPLEMENTAL CASH FLOW INFORMATION (Note 9)

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF DECEMBER 31, 1998 AND FOR THE NINE MONTH PERIODS
ENDED DECEMBER 31, 1997 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

1.    COMPANY BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of Business - Immtech International, Inc. (the "Company") is a biopharmaceutical company focusing on the discovery and development of therapeutic products for the treatment of opportunistic diseases and cancer in patients with compromised immune responses. The Company has two separate platform technologies for developing drugs, one based on developing a new class of molecules as pharmaceuticals and a second for developing a series of biological proteins that work in conjunction with the immune system.

      The Company was incorporated in 1984. The Company is in the development stage and has directed its efforts toward research and development, hiring scientific and management personnel, arranging for facilities and conducting clinical trials. The Company has no products currently available for sale, and none are expected to be commercially available for several years.

      Basis of Presentation - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

      Since inception, the Company has incurred accumulated losses of approximately $11,244,000. Management expects the Company to continue to incur significant losses during the next several years. In addition, as of March 31, 1998 and December 31, 1998, the Company's current liabilities exceeded its current assets by approximately $3,639,000 and $607,000, respectively, and the Company had a common stockholders' deficiency of approximately $9,022,000 and $340,000, respectively. In addition, the Company has various research and development agreements with various entities that are thinly capitalized and are dependent upon their ability to raise additional funds to continue their research and development activities. These factors, among others, indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and ultimately, to obtain profitable operations. As discussed in Note 2, as of July 24, 1998, the Company completed a recapitalization. Management's plans for the forthcoming year include continuing their efforts to obtain additional equity financing and research grants, and enter into various research and development agreements with other entities (see Notes 3 and 12).

      Investment - The Company accounts for its investment in NextEra Therapeutics, Inc. ("NextEra") on the equity method (see Note 3).

      Property and Equipment - Equipment and leasehold improvements are recorded at cost and depreciation and amortization are provided using accelerated methods. Assets are depreciated over five to seven years.

      Debt Issuance Costs and Debt Discounts - Costs incurred in connection with the issuance of the senior subordinated notes during the year ended March 31, 1997, were deferred and amortized over the original life of these notes using the interest method. Amortization of approximately $42,000 and $12,000 was charged to operations for the years ended March 31, 1997 and 1998, respectively, and $12,000 and $0 for the nine month periods ended December 31, 1997 and 1998, respectively, as additional interest expense. Discounts related to the issuance of debt are amortized and charged to operations using the interest method.

      Deferred Offering Costs - Costs incurred with respect to a common stock offering in process have been deferred pending the completion of the offering.

      Revenue Recognition - Revenue under grants and research and development agreements is recognized based on the Company's estimates of the stage of completion under the terms of the respective agreements.

      Research and Development Costs - All research and development costs are charged to operations as incurred.

      Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

      Net Loss Per Share - Net loss per share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Diluted net loss per share was the same as the basic loss per share as the stock options and warrants were antidilutive for the years ended March 31, 1996, 1997 and 1998 and the nine month periods ended December 31, 1997 and 1998.

      Fair Value Information - Due to the uncertainties previously discussed in
      Note 1, management has determined that it is not practicable to estimate the fair value of the Company's financial instruments (notes payable and preferred stock).

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Approved Accounting Standards Not Yet Adopted - In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements are required to be adopted in fiscal 1999. In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement is required to be adopted in fiscal 1999. In 1998, the FASB also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is required to be adopted in fiscal 2000. The Company is currently in the process of evaluating the impact of adopting these new statements.

      Reclassifications - Certain amounts previously reported have been reclassified to conform with the current presentation.

2.    RECAPITALIZATION, PRIVATE PLACEMENT AND STOCK SPLITS

      On July 24, 1998 (the "Effective Date"), the Company (with stockholder approval) completed a recapitalization (the "Recapitalization) pursuant to which: (i) the Company effected a .645260-for-1 reverse stock split of all of the shares of common stock issued and outstanding immediately prior to the Effective Date, resulting in the reduction in the number of issued and outstanding shares of common stock from 2,305,166 to 1,487,431 (the "First Reverse Stock Split"); (ii) the Company's debtholders converted approximately $3,151,000 in stockholder advances, notes payable and related accrued interest and accounts payable outstanding immediately prior to the Effective Date into 1,209,962 shares of common stock (after giving effect to the First Reverse Stock Split) and approximately $203,000 in cash; (iii) the Company's Series A Preferred stockholders converted 1,794,550 shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date into 1,157,931 shares of common stock (after giving effect to the First Reverse Stock Split); (iv) the Company's Series B Preferred stockholders converted 1,600,000 shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date into 1,232,133 shares of common stock (after giving effect to the First Reverse Stock Split); (v) the Company converted options outstanding immediately prior to the Effective Date and held by employees of or consultants to the Company to purchase an aggregate of 1,716,815 shares of common stock into options to purchase 1,107,792 shares of common stock (after giving effect to the First Reverse Stock Split); and (vi) the total number of authorized shares was increased to 35,000,000, consisting of 30,000,000 shares of common stock $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value.

      On January 25, 1999, the Company effected a .5-for-1 reverse stock split of all of the shares of common stock issued and outstanding as of February 5, 1999, resulting in a reduction in the number of issued and outstanding shares from 6,491,135 to 3,245,517 (the "Second Reverse Stock Split") as of December 31, 1998.

      All other share and per share information included in the accompanying financial statements has been restated to reflect the First Reverse Stock Split and the Second Reverse Stock Split.

      Contemporaneously with the completion of the Recapitalization, the Company issued and sold 575,000 shares of common stock for $1.74 per share, or aggregate consideration to the Company of $1,000,000 to certain accredited investors. For services and expenses involved with this Recapitalization, the placement agent New China Hong Kong Securities Limited ("NCHK") received $50,000 and warrants to purchase 75,000 shares of the Company's common stock at $.10 per share. For advisory services in this transaction, RADE Management Corporation ("RADE") received warrants to purchase 225,000 shares of the Company's common stock at $.10 per share. On April 22, 1999, the Warrant Agreement was amended to increase the exercise price from $.10 per share to $6.47 per share. The warrants expire July 29, 2004.

3.    INVESTMENT IN NEXTERA THERAPEUTICS, INC.

      On July 8, 1998, the Company, together with Franklin Research Group, Inc. ("Franklin") and certain other parties, formed NextEra Therapeutics, Inc. ("NextEra") to develop therapeutic products for treating cancer and related diseases. NextEra's initial focus will be on the manufacturing and clinical development of recombinant modified CRP ("rmCRP"). NextEra intends to fund rmCRP through the clinical Phases I, II, and III and early commercialization.

      On September 29, 1998, the Company and Franklin entered into a Research and Funding Agreement with NextEra in which Franklin agreed to advance a minimum of $1,350,000 to NextEra to fund the scale-up of manufacturing and Phase I clinical trials. On September 29, 1998, the Company contributed its rmCRP technology, including relevant patents and know-how, as well as use of its current laboratory facilities for 330,000 common shares of NextEra. NextEra's scientists are in the process of preparing drug substance and documents for a Phase I safety study in 30 to 40 cancer patient to be carried out at Northwestern University. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer. If Franklin fails to make their investment in NextEra, the Company can purchase the shares owned by Franklin at 90% of their net investment, as defined, in exchange for the Company's common stock (if the Company's common stock is publicly traded), or cash.

      The Company and Franklin estimate that it will take approximately 18 months to complete the initial Phase I clinical trial. At the conclusion of the trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide whether to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it has to invest a minimum of an additional $6,500,000 for which Franklin will receive an additional 160,000 common shares of NextEra. In addition, if Franklin elects to proceed, at its option, the Company shall have the right to provide $1,625,000 of the additional investment of $6,500,000 in return for 40,000 of the 160,000 common shares Franklin would receive. At such time the Company will assign its laboratory facilities to NextEra. If Franklin decides not to proceed, the Company can purchase majority control of NextEra by buying NextEra common stock at $1.00 per share until enough shares are purchased for majority control.

      The lead scientist of NextEra, who is also a director of NextEra and the Company, received 33,333 shares of NextEra common stock at the formation of NextEra and will receive options to purchase 30,000 additional common shares that will vest upon submission of a new drug application for a product based on rmCRP. NextEra has also reserved 100,000 shares of common stock for issuance as stock options for employees and consultants.

      The Board of Directors of NextEra consists of two directors appointed by the Company and five by Franklin. Unanimous approval of the Board is required for issuance of stock to employees, mergers, sales or disposition of substantially all assets, or liquidation of NextEra. The Company's President is an officer and director of NextEra, and the Company's Chief Financial Officer is also NextEra's Chief Financial Officer. In addition, the principal stockholder in RADE is also a director of NextEra.

      The Company has, on the fifth anniversary of the formation of NextEra, a "put" option of NextEra stock. The exercise of the put will cause NextEra to purchase the stock owned by Immtech at an appraised value, or at $5.00 per share, whichever is lower.

      NextEra has agreed to fund the operation of the Company's primary facility, including employees' salaries related to work on rmCRP, rent and overhead associated with the project. Currently, this includes all of the Company's employees except the President and Chief Financial Officer. In addition, NextEra has agreed to fund the maintenance and prosecution of all patents that are part of the intellectual property transferred to NextEra by the Company.

      NextEra has incurred accumulated losses of approximately $265,000 since inception (July 8, 1998) through December 31, 1998. NextEra is expected to continue to incur significant losses during the next several years. In addition, as of December 31, 1998, NextEra's current liabilities exceeded its current assets by approximately $269,000 and NextEra had a stockholders' deficiency of approximately $265,000.

      NextEra's ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and, ultimately, to obtain profitable operations. NextEra's financial plans for the forthcoming year include the continuing efforts to obtain additional equity financing.

      As of December 31, 1998, the Company owned approximately 49% of the issued and outstanding shares of NextEra common stock.

      The following is a summary of the Company's investment in NextEra as of December 31, 1998:

        Investment in NextEra:
          Common stock                                            $ 2
          Less investment losses recognized                         2
                                                                  ---

        Net investment                                            $ 0
                                                                  ===

      The Company has recognized an equity loss in NextEra to the extent of the basis of its original investment. Recognition of any investment income on the equity method by the Company for its investment in NextEra will occur only after NextEra has earnings in excess of previously unrecognized equity losses.

      The following is summarized financial information for NextEra as of December 31, 1998 and for the period from inception (July 8, 1998) through December 31, 1998:

        Current assets                                      $  80,000
        Noncurrent assets                                       4,000
        Current liabilities:
          Advances from Franklin                              336,000
          Other                                                13,000
        Stockholders' equity (deficit)                       (265,000)
        Revenues                                                   --
        Net loss                                             (265,000)

4.    ADVANCES FROM STOCKHOLDERS

      Criticare Systems, Inc. ("Criticare"), a significant stockholder who, as of March 31, 1998, owned 1,000,000 shares of Series A Preferred Stock, 1,200,000 shares of Series B Preferred Stock and 112,501 shares of common stock, had advanced $590,000 and $597,722 to the Company as of March 31, 1997 and 1998, respectively. Interest on the advances accrued at a rate of 5%. The advances were payable on demand. On July 24, 1998, Criticare exchanged $597,722 of advances and $68,368 of accrued interest for 145,353 shares of common stock (see Note 2). The carrying value of the outstanding Criticare indebtedness under the advances in excess of the estimated fair value of the shares of common stock and cash exchanged was accounted for as additional paid-in capital. As of December 31, 1998, Criticare owned 1,087,939 shares (33.5%) of the Company's outstanding common stock.

      Certain other stockholders had advanced funds to the Company aggregating $180,000 and $387,450 as of March 31, 1997 and 1998, respectively. The advances were non-interest bearing and payable on demand. On July 24, 1998, the other shareholders exchanged $387,450 of advances for 196,824 shares of common stock (see Note 2). The Company recognized an extraordinary gain on the extinguishment of debt of $80,404 for the outstanding indebtedness under the advances in excess of the estimated fair value of the 196,824 shares of common stock ($307,046). As of December 31, 1998, none of the other stockholders individually owned more than 7.6% of the Company's outstanding common stock.

5.    NOTES PAYABLE

      Notes payable consist of the following:

                                                    March 31,
                                               ------------------   December 31,
                                                 1997       1998        1998
                                               -------   --------   ------------

State of Illinois, payment due upon
 closure of initial public offering, 0%
 interest as of March 31, 1997 and 1998       $100,000   $100,000     $100,000
 and December 31, 1998, unsecured

Northwestern University, payable in
 monthly installments of $3,500 through
 October, 1997, 0% interest as of
 March 31, 1997 and 1998 and December
 31, 1998, unsecured                            24,500     21,000       10,000

Criticare term note, due December 31, 1997,
 8.5% interest, unsecured, together
 with accrued interest of $27,201,
 was exchanged for 25,526 shares of
 common stock on July 24, 1998                  89,777     89,777

Senior subordinated notes - Criticare,
 due May 31, 1997, 15% interest,
 unsecured, net of unamortized discount
 of $1,202 and $0 as of March 31, 1997
 and 1998, respectively, together with
 accrued interest of $16,225, were
 exchanged for 9,876 shares of common
 stock on July 24, 1998                         57,798     59,000

Senior subordinated notes - other, due
 May 31, 1997, 15% interest, unsecured,
 net of unamortized discount of $17,414
 and $0 as of March 31, 1997 and 1998,
 respectively, together with accrued
 interest of $243,712, were exchanged for
 143,128 shares of common stock on July
 24, 1998                                      837,586    855,000

Walsh & Keating, S.C. term note, due
 December 31, 1997, 8.5% interest,
 unsecured, together with accrued
 interest of $25,149, was exchanged for
 36,401 shares of common stock and
 $28,907 on July 24, 1998                     $167,139   $167,139

Partners of Walsh & Keating, S.C. term
 note, due December 31, 1997, 8.5%
 interest, unsecured, together with
 accrued interest of $1,605, was
 exchanged for 2,062 shares of common
 stock and $1,637 on July 24, 1998              22,301     10,666

                                                  March 31,
                                            -------------------    December 31,
                                             1997         1998        1998
                                             ----         ----     -----------
Winston & Strawn term note, due
 December 31, 1997, 8.5% interest,
 unsecured, together with accrued
 interest of $30,428, was exchanged for
 35,359 shares of common stock and
 $17,679 on July 24, 1998                    153,744      153,744

Brinks, Hofer, Gilson & Lione term
 note, due December 31, 1997, 8.5%
 interest, unsecured, together with
 accrued interest of $36,396 and
 accounts payable of $204,327, was
 exchanged for $150,000 on July 24, 1998     120,124      120,124
                                          ----------   ----------    --------

Total notes payable                        1,572,969    1,576,450     110,000
Less current portion                       1,576,450    1,572,969     110,000
                                          ----------   ----------    --------

Long-term debt                            $        0   $        0    $      0
                                          ==========   ==========    ========

      Interest on the State of Illinois loan stopped accruing during the year ended March 31, 1996, when the maximum interest from this loan of $281,470 was reached. The interest rate on this loan was 25% prior to when it stopped accruing interest. Interest on the Northwestern University loan stopped accruing during the year ended March 31, 1997, when this loan was restructured to provide Northwestern University with higher monthly payments in exchange for no further interest accrual. Before this loan was restructured, the interest rate was 8.12%.

      On July 24, 1998, the senior subordinated notes, the Criticare term note, the Walsh & Keating related term notes, the Winston & Strawn term note and the Brinks, Hofer, Gilson & Lione term note, together with related accrued interest and accounts payable, were exchanged for shares of common stock and cash (see Note 2). The Company did not have sufficient funds to pay such notes on the original maturity dates indicated and, accordingly, all such notes were in default as of March 31, 1998. In addition, on July 24, 1998, certain other trade creditors exchanged $57,270 of accounts payable for 20,908 shares of common stock and $5,227 cash.

      The carrying value of the outstanding Criticare indebtedness under the term note and senior subordinated notes in excess of the estimated fair value of the shares of common stock and cash exchanged was accounted for as additional paid-in capital, as Criticare is a significant stockholder. The Company recognized an extraordinary gain on the extinguishment of debt of $1,347,361 for the outstanding aggregate indebtedness under the other term notes and subordinated notes ($1,306,673), related accrued interest ($337,290) and accounts payable ($261,597) in excess of the estimated fair value of the shares of common stock ($354,749) and cash ($203,450) exchanged. As of December 31, 1998, none of these debt holders individually owned more than 7.6% of the Company's outstanding common stock.

      During the year ended March 31, 1997, approximately $389,000 of notes payable were exchanged, in $1,000 increments, for an equal amount of senior subordinated debt and a detachable warrant to purchase 100 shares of the common stock of the Company. Also during fiscal 1997, the Company sold for $525,000, senior subordinated notes in increments of $1,000, each with a warrant to purchase 100 shares of the Company's common stock. The holders of these warrants would be entitled to purchase a share of common stock, in the event the Company participates in an initial public offering, at a price equivalent to one-half the price in the initial public offering. As of March 31, 1997 and 1998 and December 31, 1998, there were warrants outstanding to purchase 91,400 shares of common stock at a price equivalent to one-half the price of the initial public offering. These warrants expire August 29, 1999.

      The discount on the senior subordinated notes resulted from the allocation of the proceeds from the issuance of the senior subordinated notes to the debt and related stock warrants at their estimated fair value. The estimated fair value of these warrants was $.90 per warrant at the date the warrants were granted, resulting in a discount of $80,834. This discount was amortized using the interest method over the original life of the senior subordinated notes.

6.    REDEEMABLE PREFERRED STOCK

      Redeemable preferred stock outstanding as of March 31, 1998 and 1997 consisted of Series A and Series B. On July 24, 1998, the Series A and B Preferred stockholders exchanged their preferred shares for an aggregate 1,195,017 shares of common stock (see Note 2). The holders of the Series A and Series B Preferred Stock had cumulative dividend preferences at the rate of 8% per annum, compounded daily, of the liquidation value thereof, plus accumulated and unpaid dividends thereon, in preference to any dividend on common stock, payable when and if declared by the Board of Directors. Dividends accrued whether or not they had been declared and whether or not there were profits, surplus or other funds of the Company legally available for the payment of dividends. In the event the Company declared a dividend or distribution on the common stock, the holders of the preferred stock and the holders of the common stock would have shared pro rata in such dividend or distribution.

      The holders of the Series A and Series B Preferred Stock had the right to convert each share at any time, into one share of common stock. The holders of the preferred stock had the right to vote with the holders of the common stock. The holders had voting rights equivalent to the number of shares of common stock issuable upon conversion.

      The difference between the initial estimated fair value of the Series A Preferred Stock and the aggregate redemption value was amortized by a credit to retained earnings (deficit accumulated during the developmental stage) and a debit to the carrying value of the redeemable preferred stock during the period from issuance to December 21, 1997 using the interest method.

      At any time on or after December 21, 1997, a holder of Series A and B Preferred Stock could have required the Company to redeem all or part of the holder's shares at the liquidation value plus all accrued but unpaid dividends thereon. The Company was required to redeem such shares in a series of eight equal quarterly redemptions commencing on the last day of the calendar quarter occurring at least 30 days following the Company's receipt of the holder's redemption notice. The aggregate future annual redemption requirements of the liquidation value plus accrued unpaid dividends as of March 31, 1998 was $5,439,895.

      The Series A and Series B Preferred Stock had redemption (carrying) values of $2,780,324 and $2,797,260, respectively, as of July 24, 1998. In connection with the Recapitalization, the Series A and Series B Preferred stockholders agreed to accept 578,954 and 616,063 shares of common stock, respectively, for their shares of the preferred stock. The difference between the carrying value of the Series A and Series B Preferred Stock and the estimated fair value of the common shares exchanged of $1,877,138 and $1,836,196, respectively, was credited to deficit accumulated during the development stage.

7.    INCOME TAXES

      The Company accounts for income taxes using an asset and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company's financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax assets will not be realized. A valuation allowance is used to offset the related net deferred income tax assets due to uncertainties of realizing the benefits of certain net operating losses and tax credit carryforwards.

      The Company has no significant deferred income tax liabilities. Significant components of the Company's deferred income tax assets are as follows:

                                                               March 31,
                                                  ----------------------------------       December 31,
                                                  1996           1997           1998           1998
                                                  ----           ----           ----           ----
Deferred income tax assets:
  Federal net operating loss carryforwards    $ 2,049,000    $ 2,467,000    $ 2,770,000    $ 2,518,000
  State net operating loss carryforwards          188,400        247,300        290,000        255,000
  Federal tax credit carryforwards                 80,000         86,400         89,100         89,100
                                              -----------    -----------    -----------    -----------
           Total deferred income tax assets     2,317,400      2,800,700      3,149,100      2,862,100
                                              -----------    -----------    -----------    -----------
Valuation allowance                            (2,317,400)    (2,800,700)    (3,149,100)    (2,862,100)
                                              -----------    -----------    -----------    -----------
Net deferred income taxes recognized
  in the balance sheets                       $         0    $         0    $         0    $         0
                                              ===========    ===========    ===========    ===========

      At March 31, 1998, the Company had federal net operating loss carryforwards of approximately $8,148,000 which expire from 2001 through 2013. At March 31, 1998, the Company had available for federal income tax purposes approximately $8,092,000 of alternative minimum tax net operating loss carryforwards which expire from 2001 through 2013. The Company also has approximately $6,046,000 of state net operating loss carryforwards, which expire from 2008 through 2013, available to offset certain future state taxable income for Illinois State tax purposes. At December 31, 1998, the Company had federal net operating loss carryforwards of approximately $7,405,000 which expire from 2003 through 2013. At December 31, 1998, the Company had available for federal income tax purposes approximately $7,349,000 of alternative minimum tax net operating loss carryforwards which expire from 2003 through 2013. The Company also has approximately $5,303,000 of state net operating loss carryforwards available as of December 31, 1998, which expire from 2009 through 2013, available to offset certain future state taxable income for Illinois state tax purposes. Because of "change of ownership" provisions of the Tax Reform Act of 1986, approximately $2,352,000 and $250,000 of the Company's net operating loss carryforwards for federal and State of Illinois purposes, respectively, are subject to an annual limitation regarding utilization against taxable income in future periods. At December 31, 1998, the Company had federal tax credit carryforwards of approximately $89,000 which expire from 2008 through 2013. The Company is considering various equity financing alternatives. Such changes may result in a change of ownership and significantly restrict the utilization of the Company's net operating loss carryforwards and federal tax credit carryforwards.

      The income tax provision consists of the following:

                                                                 Nine
                                                             Month Periods
                                           Years Ended           Ended
                                            March 31,         December 31,
                                        -------------------  -------------
                                         1996   1997  1998    1997   1998
                                         ----   ----  ----    ----   ----
       Current:
         Federal                          $ 0    $ 0   $ 0     $ 0    $ 0
         State                              0      0     0       0      0
                                         ----   ----  ----    ----   ----
           Total income tax provision     $ 0    $ 0   $ 0     $ 0    $ 0
                                         ====   ====  ====    ====   ====


      A reconciliation of the provision for income taxes (benefit) at the federal statutory income tax rate to the effective income tax rate follows:

                                                                          Nine Month
                                                   Years Ended          Periods Ended
                                                    March 31,            December 31,
                                             ----------------------    ---------------
                                             1996     1997     1998     1997     1998
                                             ----     ----     ----     ----     ----
Federal statutory income tax rate           (34.0)%  (34.0)%  (34.0)%  (34.0)%  (34.0)%
State statutory income tax rate              (4.8)    (4.8)    (4.8)    (4.8)    (4.8)
Non-deductible compensation                                     7.5              50.2
Benefit of federal and state net operating
  loss and tax credit carryforwards not
  recognized (recognized)                    38.8     38.8     31.3     38.8    (11.4)
                                             ----     ----     ----     ----     ----
           Effective income tax rate            0%       0%       0%       0%       0%
                                             ====     ====     ====     ====     ====

8.    STOCK OPTIONS, WARRANTS AND COMMON STOCK

      The Company has granted common stock options to individuals who have contributed to the Company. The options contain various provisions regarding vesting periods, expiration dates, stockholder approval requirements and contingencies on the approval of an increase in the stock option pool by the Board of Directors. The options vest in periods ranging from 0 to 4 years and generally expire in ten years. As of March 31, 1998 and December 31, 1998, 480,030 and 498,636 granted options are outstanding, respectively. As of March 31, 1998 and December 31, 1998, there were 2,581 employee stock options available for grant.

      During the years ended March 31, 1997 and 1998 and the nine month period ended December 31, 1998, the Company issued stock options to nonemployees for services rendered to the Company. For the year ended March 31, 1997, 29,036 options were issued and expense of approximately $62,000 was recorded. For the year ended March 31, 1998, 99,141 options were issued and expense of approximately $202,000 was recorded. For the nine month period ended December 31, 1998, 87,109 options were issued and expense of $80,000 was recorded. The expense was determined based on the estimated fair value of the options issued.

      The activity during the years ended March 31, 1996, 1997 and 1998 and the nine months ended December 31, 1998 for the Company's stock options is summarized as follows:

                                                                    Weighted
                                     Number of    Stock Options      Average
                                       Shares      Price Range   Exercise Price
                                    ----------    -------------  --------------

Outstanding at April 1, 1995           420,292     $0.31 - 6.88    $     0.68
  Granted                               56,138      0.31 - 0.31          0.31
                                    ----------     ------------    ----------
Outstanding at March 31, 1996          476,430      0.31 - 6.88          0.68
  Granted                               68,397      0.46 - 0.46          0.46
  Exercised                            (12,986)     0.46 - 0.46          0.46
  Expired                                 (565)     0.46 - 0.46          0.46
                                    ----------     ------------    ----------
Outstanding at March 31, 1997          531,276      0.31 - 6.88          0.84
  Granted                              144,955      0.59 - 1.74          1.02
  Exercised                            (68,217)     0.34 - 0.59          0.44
  Expired                             (127,984)     0.34 - 6.88          1.48
                                    ----------     ------------    ----------
Outstanding at March 31, 1998          480,030      0.31 - 1.74          0.59
  Granted                               87,109      1.74 - 1.74          1.74
  Exercised                            (40,650)     0.31 - 0.34          0.33
  Expired                              (27,853)     0.31 - 0.34          0.33
                                    ----------     ------------    ----------
Outstanding at December 31, 1998       498,636     $0.31 - 1.74    $     0.83
                                    ==========     ============    ==========

Exercisable at March 31, 1998          478,685     $0.31 - 1.74    $     0.59
                                    ==========     ============    ==========
Exercisable at December 31, 1998       439,487     $0.31 - 1.74    $     0.71
                                    ==========     ============    ==========

      The following table summarizes information about stock options outstanding as of March 31, 1998:

                              Options Outstanding                   Options Exercisable
                    --------------------------------------      --------------------------
                                     Weighted
                                      Average     Weighted          Shares        Weighted
                       Shares        Remaining     Average       Exercisable       Average
   Range of         Outstanding at  Contractual   Exercise            at          Exercise
Exercise Prices     March 31, 1998   Life-Years     Price       March 31, 1998      Price
---------------     --------------  -----------   --------      --------------    --------
$0.31 to 0.45           175,567         2.83       $ 0.34           175,567        $ 0.34
 0.46 to 0.59           248,970         4.61         0.52           247,625          0.52
 1.74                    55,493        10.00         1.74            55,493          1.74
                       --------                                    --------
                        480,030         4.58       $ 0.59           478,685        $ 0.59
                       ========                                    ========

      The following table summarizes information about stock options outstanding as of December 31, 1998:

                                Options Outstanding                     Options Exercisable
                     --------------------------------------------   --------------------------
                                     Weighted
                        Shares        Average     Weighted          Shares        Weighted
                    Outstanding at   Remaining     Average      Exercisable at     Average
   Range of          December 31,   Contractual   Exercise       December 31,     Exercise
Exercise Prices          1998        Life-Years     Price            1998           Price
---------------     --------------  -----------   --------      --------------    --------
$0.31 to 0.45           111,437         2.37       $ 0.33           111,437        $ 0.33
 0.46 to 0.59           244,600         3.88         0.53           244,600          0.53
 1.74                   142,599         9.32         1.74            83,450          1.74
                       --------                                    --------
                        498,636         5.10       $ 0.83           439,487        $ 0.71
                       ========                                    ========

      The following table summarizes information about common stock warrants outstanding (see Note 5) as of March 31, 1998:

                                                  Warrants         Expiration
                Exercise Price                  Outstanding           Date
                --------------                  -----------           ----

         50% of initial public offering
         price per share (see Note 5)             91,400         August 29, 1999

      On October 12, 1998, RADE received warrants to purchase 750,000 shares of the Company's common stock at $.10 per share. On April 22, 1999, the Warrant Agreement was amended to increase the exercise price from $.10 per share to $6.47 per share. The warrants were issued as compensation for management consulting, market analysis and strategic advisory services performed during July through December 1998. The Company recorded a general and administrative expense of $2,220,000 during the nine month period ended December 31, 1998 based upon the estimated fair value of the warrants issued. The warrants expire October 12, 2004.

      The following table summarizes information about common stock warrants outstanding as of December 31, 1998:

                                                Warrants           Expiration
                Exercise Price                Outstanding             Date
                --------------                -----------             ----

         50% of initial public offering
         price per share (see Note 5)             91,400        August 29, 1999
         $6.47 per share (see Note 2)            225,000        July 29, 2004
         $.10 per share (see Note 2)              75,000        July 29, 2004
         $6.47 per share                         750,000        October 12, 2004
                                               ---------
                                               1,141,400
                                               =========

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its employee stock option plans. For the year ended March 31, 1997, the Company issued 39,361 options to employees and recognized expense of $45,814 related to those options. For the year ended March 31, 1998, the Company issued 45,814 options to employees and recognized expense of $50,680 related to those options. The expense was calculated as the difference between the option exercise price and the estimated fair value of the Company's stock as of the date the option was granted. If the Company had recognized compensation expense for the options granted during the years ended March 31, 1997 and 1998 and the nine month periods ended December 31, 1997 and 1998, consistent with the method prescribed by SFAS No. 123, net (loss) income and net (loss) income per share would have been changed to the pro forma amounts indicated below:

                                                                               Nine Month Periods
                                                 Years Ended March 31,         Ended December 31,
                                               ------------------------      ---------------------
                                                  1997           1998          1997         1998
                                                  ----           ----          ----         ----
Net (loss) income attributable to common
  stockholders - as reported                  $(1,618,543)   $(1,477,132)   $(774,729)   $2,018,554
Net (loss) income attributable to common
  stockholders - pro forma                    $(1,623,641)   $(1,503,470)   $(778,942)   $2,015,899
Net (loss) income per share attributable to
  common stockholders - as reported           $     (2.44)   $     (2.18)   $   (1.15)   $     1.07
Net (loss) income per share attributable to
  common stockholders - pro forma             $     (2.44)   $     (2.22)   $   (1.15)   $     1.07

      The fair value of stock options used to compute pro forma net (loss) income and net (loss) income per share is the estimated present value at the grant date using the Black-Scholes option-pricing model. The assumptions used to estimate compensation cost were expected volatility of 27.5%, risk-free interest rate of 5.4% and expected option lives of 4.5 years. The pro forma effect on net (loss) income for 1997 and 1998 is not representative of the pro forma effect in future years because it does not take into consideration pro forma compensation cost related to grants made prior to 1997.

9.    SUPPLEMENTAL CASH FLOW INFORMATION

      The Company did not pay any income taxes during the years ended 1996, 1997 or 1998 or in the nine month periods ended December 31, 1997 and 1998. The Company paid $0, $8,023 and $0 in interest during 1996, 1997 and 1998, respectively, and no interest during the nine month periods ended December 31, 1997 and 1998, respectively.

      Non-Cash Financing Activities:

      During the years ended March 31, 1996, 1997 and 1998, the Company increased the carrying value of the Series A and B Preferred Stock by amounts representing the value of dividends not currently declared or paid, but which are payable under mandatory redemption features. The Company has also recorded Series A Preferred Stock premium amortization on the securities. Also, during the years ended March 31, 1996, 1997 and 1998, and the nine month period ended December 31, 1998, the Company issued common stock or options as compensation for services. Finally, during the year ended March 31, 1998, the Company issued common stock for a note payable payment. The amounts of these transactions were as follows:

                                                                                           Nine Month
                                                        Years Ended                      Periods Ended
                                                          March 31,                       December 31,
                                              --------------------------------          ----------------
                                              1996          1997          1998          1997        1998
                                              ----          ----          ----          ----        ----
Preferred stock dividends accrued           $335,759      $368,125      $413,131      $307,921     $137,689
Preferred stock premium amortization         (89,435)     (100,145)      (81,696)      (81,696)
Conversion of preferred stock
  to common stock                                                                                 5,577,584
Conversion of debt, accrued interest and
  accounts payable to common stock                                                                1,702,110
Conversion of Criticare debt
  to common stock                                                                                   858,293
Conversion of shareholder advances
  to common stock                                                                                   387,450
Issuance of common stock, stock
  options or stock warrants
  as compensation for services                 7,500       107,429       252,376                  2,300,000
Common stock issued for note
  payable payment                                                        (11,635)

      During August 1996, the Company exchanged certain notes payable and accrued interest on such notes for senior subordinated notes with a face value of $389,000.

10.   COMMITMENTS

      The Company leases office space under an operating lease which requires monthly lease payments of $4,100 through November 1999. Total rental expense was approximately $58,000, $57,000 and $50,000 for the years ended March 31, 1996, 1997 and 1998, respectively, and $36,000 and $4,000 for the nine month periods ended December 31, 1997 and 1998, respectively. As discussed in Note 3, NextEra agreed to pay the Company's obligation under the operating lease effective May 1, 1998. NextEra made approximately $32,000 of lease payments during the nine month period ended December 31, 1998.

11.   RELATED PARTY TRANSACTIONS

      During the year ending March 31, 1998, the following payments for various Company expenses were made on behalf of the Company by related parties: approximately $146,000 from Criticare; approximately $56,000 from an investment fund whose directors are also directors of the Company; and approximately $30,000 from certain officers and directors of the Company. These payments were recorded as expenses and additional paid-in capital in the Company's financial statements for the year ended March 31, 1998. There were no such payments for the years ended March 31, 1996 and 1997 or for the nine month periods ended December 31, 1997 and 1998.

      Transactions with Criticare Systems, Inc.

      Criticare agreed to the private placement of stock by NCHK and the spin-off of shares of the Company owned by Criticare. In exchange, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      Criticare's option includes patents and know-how developed by the Company. NextEra has licensed the rights for producing rmCRP back to the Company for use with sepsis applications. Criticare has twelve months from the date of the closing on the private placement by NCHK to raise a minimum of $500,00 to fund both the development of the sepsis technology and the initiation of clinical trials. If Criticare or its assignee is unable to raise the funds, the Company can acquire the sepsis technology from Criticare at market price, determined by negotiations between the two parties or an agreed third party if an agreement on price cannot be reached. The Company is required to pay the cost of maintaining and prosecuting the patents until the initial financing is completed by Criticare or its assignee.

      On July 2, 1998, the Company transferred to Criticare certain of its intangible assets and 86,207 shares of the Company's common stock for $150,000. These assets include rights to the Company's diagnostic products for measuring hemoglobin A1c. in diabetic patients and Carbohydrate Deficient Transferrin ("CDT") as a marker in the blood for long-term alcohol abuse, as well as patents that have been issued for both technologies and exclusive worldwide rights from Northwestern University to develop and sell the products, which now inure to the benefit of Criticare. Criticare will be responsible for the maintenance and prosecution of the patents for both technologies. The shares issued were assigned a fair value of $134,483 and the remainder ($15,517) was recorded as revenue.

12.   COLLABORATIVE RESEARCH AND DEVELOPMENT ACTIVITIES

      The Company has various collaborative research agreements with commercial enterprises. Under the terms of these arrangements, the Company has agreed to perform best efforts research and development and, in exchange, the Company may receive advanced cash funding and may also earn additional fees for the attainment of certain milestones. The Company may receive royalties on the sales of such products. The other parties generally receive exclusive marketing and distribution rights for certain products for set time periods in specific geographic areas.

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by a consortium of universities including The University of North Carolina at Chapel Hill ("UNC"), Duke University, Auburn University and Georgia State University (the "Consortium") pursuant to an agreement, dated January 15, 1997 (as amended in May 1998, the "Consortium Agreement") among the Consortium,

      Pharm-Eco Laboratories, Inc. ("Pharm-Eco"), and on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Company-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that the Company and Pharm-Eco, with respect to the Current Compounds, and the Company and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, the Company has agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its common stock to raise at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,000 by April 30, 1999. Upon the closing of the IPO or the Alternative Financing, the Company will: (i) use the greater of (x) 33% of the net proceeds from the IPO or an Alternative Financing or (y) $5,000,000, to develop the Compounds; (ii) issue an aggregate of 611,250 shares of common stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 137,500 shares to be issued to the Consortium. The Company anticipates recording as research and development costs the estimated fair value of the 611,250 shares upon completion of the IPO; (iii) issue warrants to purchase an aggregate of 850,000 shares of common stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price equal to the weighted average market price of the Company's common stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by the Company; and (iv) agree to issue an aggregate of 150,000 shares of common stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 100,000 shares of common stock to be issued to the Consortium, upon the filing by the Company of a new drug application or an abbreviated new drug application with the Food and Drug Administration with respect to any product. In addition, the Company will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the royalty rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that the Company sublicenses its rights with respect to the Compounds, the Company will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to the Company pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other nonroyalty payments made to the Company pursuant to the sublicense agreement.

      Upon closing of this Offering: (a) Pharm-Eco will be entitled to designate for appointment one representative to the Company's Board of Directors,
      (b) UNC will be entitled to designate one person as a non-voting observer of all meetings and other proceedings of the Company's Board of Directors,
      (c) the Company will make quarterly $100,000 research grants to UNC commencing on the final day of the month during which the closing of the offering occurs, and continuing every three months thereafter until, at a minimum, the third anniversary of the offering and (d) the Company will pay all costs to prosecute, maintain and defend all patents and patent applications relating to any Compounds or products.

      Upon raising $4,000,000, Pharm-Eco will grant the Company a license to use the Current Compounds only as antimicrobial agents and UNC will grant the Company a license to use the Future Compounds only as antimicrobial agents. The initial $5,000,000 in funds raised by the Company (including the initial

      $4,000,000 referenced above) will be applied to the advancement of dications. Once the Company has raised more than $10,000,000 both Pharm-Eco and UNC will grant an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for the Company to fulfill its obligations under the Consortium Agreement, the Company has agreed to (i) provide financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) pay fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) pay arrearages in research support accrued prior to the date of the First Amendment within 30 days of the closing of the IPO, (iv) replenish Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spent due to the delay in receipt of the research grants, currently estimated at $150,000 and (v) provide each of UNC and Pharm-Eco with 25,000 shares of common stock of the Company (included in the aforementioned 611,250 shares).

      During the years ended March 31, 1997 and 1998 and the nine month period ended December 31, 1998, the Company made payments to UNC of $100,000, $100,000 and $300,000, respectively. Such payments were expensed as research and development costs.

      The Company entered into an agreement with Pharm-Eco to use reasonable efforts to form a joint venture to produce Good Manufacturing Practices-quality dicationic drugs and products for clinical testing and for early commercialization. The proposed joint venture would manufacture the initial pharmaceutical products (DAP-092 and DB-289). Once the commercial sale of products begins, the Company and Pharm-Eco would deduct their costs associated with making and marketing (including selling, marketing, and regulatory support) products. The remaining margin, after the costs have been subtracted, would be divided equally between the parties. At such time when the Company's sales reach $20 million for DAP-092 and DB-289, the Company could elect not to use Pharm-Eco for manufacturing, whereupon the Company would be required to pay a royalty to Pharm-Eco of no more than 2% of sales.

      In February 1998, the Company received a Small Business Technology Transfer Research Grant for approximately $97,000 from the National Institutes of Health ("NIH") to develop simple, immune-based assays to measure drug presence and concentration in blood. During the year ended March 31, 1998, the Company recognized revenue of approximately $20,000 from this grant and expensed payments to the Consortium in the amount of approximately $15,000 for their research. During the nine month period ended December 31, 1998, the Company recognized revenue of approximately $40,000 from this grant and expensed payments to the Consortium in the amount of approximately $33,000 for their research. Another Small Business Technology Transfer Research Grant for $100,000 was awarded to the Company in May 1998 from the NIH to study the applicability and effectiveness of using prodrug compounds as an oral treatment for tropical diseases such as trypanosomiasis, leishmaniasis and malaria. During the nine month period ended December 31, 1998, the Company recognized revenue of approximately $64,000 from this grant and expensed payments to the Consortium in the amount of approximately $16,000 for their research.

      In March 1998, the Company entered into an option and worldwide exclusive license agreement with Sigma Diagnostics, Inc. ("Sigma") for hemoglobin Alc technology which the Company had the right to. The option part of the agreement allows Sigma to evaluate the technology for potential manufacturing and use on instrumentation developed by Sigma. The option agreement includes a series of payments as specific research milestones are met. The first two milestones were completed and payments by Sigma of $20,000 and $25,000 were received by the Company in March 1998 and June 1998, respectively. The remaining milestone and license payments (which have not been paid) are for $110,000 and will be paid to Criticare, which acquired the Company's rights to future payments from Sigma, as further described in Note 11. In addition, if a license is purchased by Sigma and sales are made through commercial sales, Criticare will receive annual royalty payments. The Company will receive no ongoing revenues nor will it have any further obligations to Sigma.

                           (INTENTIONALLY LEFT BLANK)

                           (INTENTIONALLY LEFT BLANK)

================================================================================

      No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

                                  ------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                           ---
Available Information....................................................   2
Prospectus Summary.......................................................   3
Summary Financial Information............................................   8
Risk Factors.............................................................   9
Use of Proceeds..........................................................  17
Dividend Policy..........................................................  18
Dilution.................................................................  18
Capitalization...........................................................  19
Selected Financial Data..................................................  21
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations..............................................  22
Business.................................................................  25
Management and Key Scientific
   Personnel.............................................................  38
Certain Transactions.....................................................  41
Principal Stockholders...................................................  43
Underwriting.............................................................  44
Description of Securities................................................  47
Reports to Stockholders..................................................  49
Shares Eligible for Future Sale..........................................  49
Legal Matters............................................................  50
Experts..................................................................  50
Glossary.................................................................  51
Index to Financial Statements............................................ F-1

                                  ------------

      Until May 21, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the Registered Securities offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                1,000,000 Shares

                                     [LOGO]

                                     IMMTECH
                               INTERNATIONAL, INC.


                                  Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------


                                WESTPORT RESOURCES
                       [LOGO]-------------------------
                             INVESTMENT SERVICES, INC.


                                 April 26, 1999

================================================================================

                                            Registration Statement No. 333-64393
                                                      Pursuant to Rule 424(b)(4)

P R O S P E C T U S

                                1,000,000 Shares
                           IMMTECH INTERNATIONAL, INC.
                                  Common Stock

                                  ------------

      Immtech International, Inc. (the "Company" or "Immtech") is offering to the public 1,000,000 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of which 700,000 shares are being offered hereby outside the United States (the "International Offering") and 300,000 shares are being offered in a concurrent offering inside the United States (the "U.S. Offering" and together with the International Offering, the "Offering" or the "Offerings"). The initial public offering price and the aggregate underwriting discount per share and non-accountable expense allowance will be identical for both offerings. See "Underwriting." For information regarding the factors considered in determining the initial public offering price of the Common Stock, see "Risk Factors" and "Underwriting". Prior to the Offerings there has been no market for the Common Stock and there can be no assurance that a trading market will develop after the Offerings with respect to the Common Stock. The Common Stock has been approved for quotation on the Nasdaq SmallCap Market under the symbol "IMMT" and on the Boston Stock Exchange under the symbol "IMM." See "Risk Factors - Arbitrary Determination of Offering Price; No Public Market for the Shares."

      The Securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 9 for a discussion of certain matters that should be considered by prospective purchasers of the securities offered hereby.

                                  ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

================================================================================
                                              Underwriting     Proceeds to
                                Price to      Discounts and        the
                                 Public      Commissions (1) Company (1)(2)
--------------------------------------------------------------------------------
Per Share..................      $10.00          $0.99           $9.01
--------------------------------------------------------------------------------
Total (3) .................    $10,000,000      $990,000       $9,010,000
================================================================================

(1) In addition, the Company has agreed to the following: (i) it will pay Westport Resources Investment Services, Inc. (the "U.S. Underwriter") and The New China Hong Kong Securities Ltd. and China Everbright Securities (H.K.), Ltd. (the "International Underwriters" and together with the U.S. Underwriter, the "Underwriters") a 3% non-accountable expense allowance;
      (ii) it will issue to the Underwriters, upon the closing of this offering, warrants (the "Underwriters' Warrants") to purchase up to 100,000 Shares, which Underwriters' Warrants are exercisable for a period of four years, commencing twelve months from the date of this Prospectus, at 160% of the initial public offering price; (iii) it will pay to the Underwriters certain other items of compensation; and (iv) the Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act") (see "Underwriting").

(2) Before deducting expenses of the offering payable by the Company estimated at $860,000, including the non-accountable expense allowance payable to the Underwriters (see "Underwriting").

(3) The Company has granted the U.S. Underwriter an option for 45 days to purchase up to an additional 45,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments (the "U.S. Over-Allotment Option"). Additionally, the Company has granted an over-allotment option with respect to an additional 105,000 shares as part of the International Offering (the "International Over-Allotment Option" and collectively with the U.S. Over-Allotment Option, the "Over-Allotment Option"). If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to the Company (before deducting estimated expenses) will be $11,500,000, $1,138,500 and $10,361,500, respectively. See "Underwriting."

                                  ------------

      The Shares offered by this Prospectus are being offered by the International Underwriters on a firm commitment basis. The International Underwriters reserve the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice in accordance with applicable state law. It is expected that certificates for the shares of Common Stock will be available for delivery on or about April 30, 1999 at the offices of the U.S. Underwriter at 315 Post Road West, Westport, Connecticut 06880.

[LOGO]  THE NEW CHINA HONG KONG SECURITIES LTD.

                                         CHINA EVERBRIGHT SECURITIES (H.K.), LTD

                 The date of this Prospectus is April 26, 1999

                              AVAILABLE INFORMATION

      The Company is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once the Company's securities are registered under the Exchange Act, it will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to register its securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 ("SEC Regional Offices") and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's web site (http://www.sec.gov).

      The Company intends to furnish to its stockholders annual reports containing financial statements audited by its independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three quarters of each fiscal year.

      The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission thereunder. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC Regional Offices and copies of all or any part thereof may be obtained at prescribed rates from the Public Reference Section of the Commission. Such reports and other information can be reviewed through EDGAR.

      Offers and sales in this offering in New Jersey may only be made to accredited investors as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Under Rule 501 to be an accredited investor an individual must have (A) a net worth or joint net worth with such individual's spouse of more than $1,000,000 or (B) income of more than $200,000 in each of the two most recent years or joint income with such individual's spouse of more than $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year. Other standards apply to investors who are not individuals. There will be no secondary sales of the securities to persons who are not accredited investors for 90 days after the date of this offering in New Jersey by the underwriter and selected dealers.

      Offers or sales in this offering in Ohio may only be made to accredited investors, as defined in Rule 501 of Regulation D and summarized above, or to investors having a liquid net worth of $250,000, exclusive of homes, furnishings and cars, and a gross annual income of at least $65,000.

      Offers and sales in Arizona may only be made to investors (1) having a liquid net worth of at least $250,000 or a joint net worth with such individual's spouse of at least $300,000, exclusive of homes, furnishings and cars (and the investment itself may not exceed 10% of the net wroth) and (2) having (a) a minimum gross income of $100,000 in the prior year or (b) a minimum joint income with such individual's spouse of $150,000 in the prior year and a reasonable expectation of reaching the same income in the current year.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH OTHERWISE MIGHT PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION PROVIDED UNDER "RISK FACTORS." EXCEPT WHERE OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                                   THE COMPANY

      Immtech, a development stage enterprise, is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic infectious diseases, cancer or compromised immune systems. The Company has not generated meaningful revenue to date and does not have any therapeutic products currently available for sale. The Company has two independent programs for developing drugs. The first is based on a technology for the design of a class of pharmaceutical compounds referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms which cause parasitic, fungal, protozoan, bacterial and viral diseases. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

Pharmaceutical Products - Dications

      The Company's pharmaceutical platform technology for developing dications is the result of a research program focused on understanding Pentamidine (a drug marketed by Fujisawa Healthcare, Inc.). Although the drug has reported toxicity, Pentamidine is effective for the treatment of Pneumocystis carinii pneumonia ("PCP"), a form of pneumonia common in patients with compromised immune systems. Researchers at the University of North Carolina at Chapel Hill ("UNC") discovered that most of Pentamidine's toxicity was caused by certain metabolites formed as the drug breaks down within the body. This discovery led the researchers to design new compounds with more stable molecular structures which, the Company believes, do not break down into toxic substances that cause side effects. These newly designed compounds proved to be significantly less toxic and more effective in treating PCP than Pentamidine. The methodology used by these researchers to develop these new compounds evolved into the Company's platform technology for designing dicationic compounds. The Company intends to use this technology to design pharmaceutical compounds to treat a wide variety of infectious diseases.

      The Company has two dicationic compounds ready to begin human clinical trials. The first compound, DAP-092, is for the treatment of Cryptosporidium parvum, a parasite that causes severe diarrhea and wasting. The second compound, DB-289, is for the treatment of PCP. These two orally administered drugs are ideally suited to demonstrate the power of the dicationic technology platform. DAP-092 was developed to treat a parasite that is found only in the gastro-intestinal tract ("gut"). Because of its positive charges, DAP-092 cannot cross the digestive membranes, and stays in the digestive tract. As a result, potential harmful side-effects are greatly reduced. On the other hand, DB-289 which works in the circulatory system, was developed with a proprietary (patented) method of temporarily neutralizing the positive charges allowing it to readily pass through the digestive membranes into the circulatory system where the dications become activated for treatment of diseases.

DAP-092

      DAP-092, administered orally, is designed to treat diarrhea and wasting syndromes caused by Cryptosporidium parvum, a parasite which is only found in the gut. Cryptosporidiosis is recognized around the world as one of the most common infections of the intestinal tract. Currently, no drug is available in the market to treat this disease. DAP-092 was designed to block a key enzyme from binding in the minor groove of the Cryptosporidium's DNA, thus inhibiting or killing the growth of the organism. DAP-092 is unique because it will work directly in the gut and not be absorbed into the circulatory system, substantially reducing the possibility of adverse side-effects. The Company has specifically targeted a drug for the treatment of Cryptosporidiosis in an effort to take advantage of the fast track Food and Drug Administration ("FDA") approval process often afforded to drugs which cure diseases for which there is no acceptable treatment. See "Risk Factors - No Assurance of FDA Approval; Government Regulation." The Company estimates the worldwide market for DAP-092 to be approximately $100 million per annum.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      DB-289 was developed as an oral substitute for the drug Pentamidine, currently used to treat PCP. Pentamidine is administered via slow I.V. infusion or inhalation due to its inability to cross membranes and its toxicity; it is generally administered in a hospital setting at substantial cost. DB-289 is an analog of Pentamidine in that its positive charges have been neutralized to enable DB-289 to cross the digestive membranes. Also, DB-289 was designed with a more stable molecular structure which delivers more drug to the infected site and reduces toxicity caused by breakdown products. Once DB-289 enters the circulatory system, naturally occurring enzymes remove the patented masking or neutralizing charges to expose the active drug. Since DB-289 can be given orally and does not result in toxic metabolites as it breaks down, it is anticipated that it will be self-administered at home, making it substantially less expensive to use than Pentamidine. The Company believes DB-289 will receive a fast-track approval from the FDA and capture the existing Pentamidine market shortly after market introduction. The Company estimates that DB-289's market potential is approximately $200 million annually.

      Both DAP-092 and DB-289 will enter Phase I/IIa trials upon completion of this Offering. The Company also has a series of dication compounds under development to treat cancer and a variety of fungal infections, malaria and tuberculosis. The market for drugs currently used to treat these diseases is greater than one billion dollars in annual sales.

University Consortium Agreement

      The Company has an agreement with Pharm-Eco Laboratories, Inc. ("Pharm-Eco") and UNC, acting on behalf of a consortium of universities including UNC, Duke University, Auburn University and Georgia State University (the "Consortium"), regarding the continuing development and commercialization of the technology underlying the Company's dicationic pharmaceutical product candidates. Pursuant to this Agreement, the Company has obtained rights to the technology platform for making dicationic pharmaceutical products, and the exclusive right to treat microbial infections using an existing library of 800 compounds developed by the Consortium and future Compounds designed by the Consortium. The Company considers its relationship with the Consortium, which includes many of the world's leading experts in opportunistic infections and rational drug design, a substantial asset. Members of the Consortium have laboratory testing systems for screening compounds for activity to specific micro-organisms (using both laboratory and animal models). Additionally, Georgia State University has a proprietary computer modeling program which simulates the binding of dicationic compounds to cellular DNA, which facilitates the work of research chemists in designing dicationic compounds to treat specific infections.

Biological Products - Modified CRP

      The Company's biological program is focused on strengthening the innate or natural immune system by (1) improving the structural environment around cells and (2) reprogramming cancer cells to act normally. The immune system coordinates the body's responses to injury and infection. It is the body's primary defense against disease. The Company's scientists discovered that, as part of the immune system's response to disease, the blood protein CRP is modified by the body to form modified CRP or mCRP. Modified CRP strengthens tissues and their interconnective structures which work to increase their ability to resist disease and improve the effectiveness of the immune system. Modified CRP is found naturally in healthy tissues surrounding blood vessels, in the tissues in lymphatic organs, and in cells that have secretory functions. In contrast, mCRP is absent (or present in greatly reduced amounts) in cancerous tissues, such as those found in the lung, breast or prostate.

      Cancers occur when normal cells grow uncontrollably. Rapidly dividing cancer cells produce enzymes which attack and weaken surrounding tissues, allowing cancer cells to grow unrestrained and become tumors. This unrestrained growth may destroy surrounding organs or impair physiological functions, often leading to death. The Company's scientists discovered that when cancerous cells come in contact with mCRP, cell behavior is markedly changed, abnormal rapid growth ceases and the cell returns to normal activity. The Company's biological program focuses on replacing mCRP in areas where mCRP is deficient, increasing barriers between cells to reduce the entry and propagation of disease, and enhancing immune reactions.

      Many scientists believe that although therapies that directly kill infected or cancerous cells - e.g. chemotherapy, radiation therapy - are the cornerstone to curing cancer, it is also necessary to develop therapies which will bolster the immune system during treatment and foster regeneration of a normal immune system. By combining "killing" therapies with "strengthening" therapies, the chances for recovery are greatly increased. The Company believes that its mCRP based biotherapeutic product is such a strengthening therapy. The Company has developed a synthetic or recombinant form of mCRP (rmCRP) which can be produced economically. In 1996, the Company conducted a Phase I human clinical trial of rmCRP in HIV-infected volunteers. The clinical results showed that the drug was safe to administer and duplicated the positive results seen in the animal pre-clinical tests. The Company recently entered into an agreement with the Franklin Research Group, a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

venture capital partnership, to obtain funding to accelerate the Company's biotherapeutic program for the treatment of cancer and related diseases based on rmCRP.

Strategy

      The Company's pharmaceutical strategy is to utilize the platform technology developed by the Consortium's scientists for making pharmaceutical products. The initial two objectives are to (1) commercialize dications in niche markets by gaining fast-track FDA approvals and (2) demonstrate the power of the dication platform technology upon which many new drugs can be developed. The Company will continue to develop other dications which target diseases with larger patient populations, and hence, larger markets. The Company's biological strategy is to commercialize its rmCRP products as a primary therapy against cancer and as an adjuvant for use with chemotherapy in treating cancer and in the administration of vaccines.

      The principal elements of the Company's short-term strategy are to (i) focus its resources on current core technologies, (principally DAP-092 and DB-289) and gain FDA acceptance of its dicationic technology; (ii) commence human clinical trials of DAP-092 and DB-289; (iii) commence human clinical trials of rmCRP as a primary treatment for cancer; and (iv) leverage its resources through corporate joint ventures to minimize the cost to the Company of extended clinical trials and the development of manufacturing procedures for the production of the Company's products. The current status of the Company's products planned for clinical trials is summarized below:

                            Clinical Development Plan
================================================================================
      Clinical Trial         Trial Design/Phase             Expected Result
================================================================================
Dication Therapy Against   o Phase I/Iia            o Shorter diarrhea duration
Opportunistic Diarrhea;    o 20-30 HIV-infected     o Prevent weight loss
Cryptosporidiosis DAP-092    patients               o Safety and efficacy
                           o Oral dosing              established
--------------------------------------------------------------------------------
Pro-drug Oral              o Phase I/Iia            o Equivalent/improved anti-
Administration for         o 25-50 PCP-infected,      microbial effect against
Pneumocystis and tropical    HIV-infected patients    PCP
diseases DB-289            o Oral dosing            o Facilitated drug delivery
                           o Bioavailability        o Reduced side effects
                                                    o Safety and efficacy
                                                      established
--------------------------------------------------------------------------------
RmCRP                      o Phase I/Iia            o Tumor growth stopped
Anticancer Therapy;        o 30-50 patients -       o Reduced metastatic disease
NextEra                      all cancers            o Tumor cells killed
                           o IV injections
                           o Dose escalation
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

New Government Grant Proposals

      The Company and the Consortium in the last six months have filed for approximately $15 million in grants to support new programs for the continued development of the dication platform technology. The new NIH programs request include funding for a $5 million NCI grant for using combinatorial chemistry to generate and screen new anti-cancer dication compounds, a research proposal for approximately $1.2 million for studying the use of dications to inhibit receptors in the brain that are related to memory, a proposal for $3 million to fund additional research into anti-fungal compounds, a $4 million extension of the existing NCDDG grant for tropical disease applications, and a proposal for $0.8 million to fund additional research into Cryptosporidium. In November 1998, Immtech received a notice from the NIH that a $0.9 million SBIR II grant to complete the GLP preclinical studies for DAP-092, a drug to treat Cryptosporidium, had received a "fundable score". Immtech and the Consortium members will continue in 1999 to apply for new grants to support applications for expanding the dication platform technology. However, the process of obtaining grants is extremely competitive and there can be no assurance that any of the Company's grant applications will be acted upon favorably.

History

      A predecessor of the Company was incorporated under the laws of the State of Wisconsin on October 15, 1984 and subsequently merged into the current Delaware corporation on April 1, 1993. The Company's executive offices are located at 1890 Maple Avenue, Suite 110, Evanston, Illinois 60201, telephone number 847-869-0033.

Recapitalization, Private Placement and Recent Reverse Stock Splits

      As of July 24, 1998 (the "Effective Date"), the Company (with stockholder approval) completed a recapitalization (the "Recapitalization") pursuant to which: (i) the Company effected a 0.645260-for-1 reverse stock split of all of the shares of Common Stock issued and outstanding immediately prior to the Effective Date, resulting in the reduction in the number of issued and outstanding shares of Common Stock from 2,305,166 to 1,487,431 (the "First Reverse Stock Split"); (ii) the Company converted approximately $3,151,000 in indebtedness (consisting of stockholder advances, notes payable and related accrued interest and accounts payable) outstanding immediately prior to the Effective Date into 1,209,962 shares of Common Stock (after giving effect to the First Reverse Stock Split), (iii) 1,794,550 shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date were converted into 1,157,931 shares of Common Stock (after giving effect to the First Reverse Stock Split), (iv) 1,600,000 shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date were converted into 1,232,133 shares of Common Stock (after giving effect to the First Reverse Stock Split), (v) as a result of the First Reverse Stock Split, options outstanding immediately prior to the Effective Date and held by employees of or consultants to the Company to purchase an aggregate of 1,716,815 shares of Common Stock were automatically converted into options to purchase 1,107,792 shares of Common Stock and the purchase prices thereof were adjusted proportionately and (vi) the total number of authorized shares was increased to 35,000,000, consisting of 30,000,000 shares of Common Stock, $0.01 par value and 5,000,000 shares of Preferred Stock, $0.01 par value.

      Contemporaneously with the completion of the Recapitalization, the Company issued and sold 1,150,000 shares of Common Stock for $0.87 per share, or aggregate consideration to the Company (without deducting expenses of the Private Placement and payments to the Placement Agent thereof) of $1,000,000, to one or more accredited investors in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D thereunder (the "Private Placement"). In connection with the Private Placement, the Company paid a placement agency fee to The New China Hong Kong Securities Ltd. ("NCHK") consisting of $50,000 and warrants to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $0.05 per share.

      On February 5, 1999, the Company effected a 1-for-2 reverse stock split of all of the shares of Common Stock issued and outstanding immediately prior to the effectiveness of such stock split, resulting in the reduction in the number of issued and outstanding shares of Common Stock from 6,491,135 to 3,245,517 (the "Second Reverse Stock Split").

      All share and per share amounts contained in this Prospectus other than those contained in the first two paragraphs of this Section have been restated to give effect to the First Reverse Stock Split and the Second Reverse Stock Split.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offerings

Securities offered by the
  Company in the Offerings ...............   1,000,000 Shares. An additional
                                             150,000 Shares have been reserved
                                             for issuance pursuant to the
                                             Underwriters' Over-allotment
                                             Option.

Offering Price............................   $10.00 per Share.

Common Stock Outstanding Prior to the
  Offerings (1)(2) .......................   3,884,914 shares

Common Stock Outstanding After
  the Offerings (2) ......................   4,884,914 shares

Estimated Net Proceeds to the
  Company from the Offerings..............   $8,150,000

Use of Proceeds by the Company............   For research and development,
                                             clinical trials, royalty payments
                                             and license fees, purchase of
                                             equipment, working capital and
                                             general corporate purposes. See
                                             "Use of Proceeds."

Risk Factors..............................   The Shares being offered hereby
                                             involve a high degree of risk
                                             and immediate and substantial
                                             dilution to the purchasers in
                                             the Offerings. See "Risk Factors."

Nasdaq Symbol.............................   Common Stock "IMMT".

(1) Includes (i) an aggregate of 611,250 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon completion of the Offerings and (ii) shares of Common Stock to be issued upon completion of the Offerings to satisfy the interest portion of Immtech's outstanding note payable to the State of Illinois, which interest portion equals $281,470 currently (based upon the initial public offering price of $10.00, the number of shares issued to the State of Illinois in satisfaction of Immtech's obligation will be 28,147 shares of Common Stock).

(2) Excludes (i) an aggregate of 975,000 shares of Common Stock subject to purchase and issuance at a price of $6.47 per share pursuant to exercise of outstanding warrants held by RADE Management Corporation ("RADE"); (ii) outstanding warrants to acquire an aggregate of 850,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium; (iii) an aggregate of 150,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the FDA with respect to any product; (iv) an aggregate of 91,400 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by former holders of the Company's Senior Subordinated Debentures, which warrants carry an exercise price of $5.00 per Share and are exercisable upon completion of the Offerings until August 31, 1999; (v) an aggregate of 498,636 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company, which options carry a weighted average exercise price of $0.83 per share; (vi) an aggregate of 75,000 shares of Common Stock subject to purchase and issuance at a price of $.10 per share pursuant to exercise of outstanding warrants held by NCHK; (vii) up to 150,000 Shares issuable upon the possible exercise by the Underwriters of the Over-allotment Option; and (viii) up to 100,000 Shares issuable upon exercise of the Underwriters' Warrants.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Summary Financial Information

The following table sets forth summary financial data derived from the financial statements of the Company. The data should be read in conjunction with the financial statements, related notes and other financial information included herein.

                                                                                                          Nine Month
                                                                                                        Periods Ended
                                                         Years Ended March 31,                            December 31,
                                          -------------------------------------------------           -------------------
                                          1995           1996           1997           1998           1997           1998
                                          ----           ----           ----           ----           ----           ----
Statement of Operations Data:
  Revenues                            $   260,503    $   335,000    $    15,000    $    19,552    $        --    $   214,252
  Loss from operations                 (1,353,169)      (621,648)    (1,062,350)      (901,782)      (367,438)    (2,922,818)
  Loss before extraordinary item       (1,432,212)      (759,638)    (1,350,563)    (1,145,697)      (548,504)    (2,984,856)
  Extraordinary gain on
    extinguishment of debts                                                                                        1,427,765
  Net loss                             (1,432,212)      (759,638)    (1,350,563)    (1,145,697)      (548,504)    (1,557,091)
  Conversion of redeemable
    preferred stock                                                                                                3,713,334
  Redeemable preferred stock
    dividends net of
    premium amortization                 (229,465)      (246,324)      (267,980)      (331,435)      (226,225)      (137,689)
  Net (loss) income attributable to
    common stockholders                (1,661,677)    (1,005,962)    (1,618,543)    (1,477,132)      (774,729)     2,018,554
  Net (loss) income per common
    share                                   (2.57)         (1.52)         (2.44)         (2.18)         (1.15)          1.07
 Shares used in computing net
    (loss) income per share
    attributable to common
    stockholders                          646,381        660,833        662,975        676,471        675,498      1,887,222

                                                                                          December 31, 1998
                                                                              ------------------------------------------
                                                                                                            Pro Forma
                                                                                Actual                    As Adjusted(1)
                                                                              ----------                  --------------
Balance Sheet Data:
  Working capital (deficiency)                                                $(606,677)                    $7,824,793
  Total assets                                                                  369,059                      8,519,059
  Long-term debt due after one year                                                  --                             --
  Common Stockholders' investment (deficiency in assets)                       (340,239)                     8,091,231

------------------
(1) Reflects the sale of 1,000,000 Shares offered by the Company at an offering price of $10.00 per Share (after deducting estimated cash offering expenses) and includes the issuance of the shares referred to in items (i) and (ii) of Footnote 1 to the Capitalization Table. See "Use of Proceeds" and "Capitalization."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in the securities offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Shares offered hereby. This Prospectus contains forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding its future financial condition and operating results, product development, business and growth strategy, market conditions and competitive environment. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set in the following risk factors and elsewhere in this Prospectus.

      Development Stage Company; No Assurance of Successful Product Development. The Company is at an early stage of clinical development activities required for drug approval and commercialization. Since formation in October 1984, the Company has engaged in organizational and start-up activities, including developing the research programs described in this Prospectus, recruiting outside directors, scientific advisors and key scientists, making arrangements for laboratory facilities and office space and negotiating and consummating technology licensing agreements. The Company has generated no revenue from product sales. The Company does not have any therapeutic products currently available for sale, and none are expected to be commercially available for several years, if at all. There can be no assurance that the Company's continued research will lead to the development of commercially viable products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      History of Losses and Accumulated Deficits; Future Profitability Uncertain. The Company has experienced significant operating losses since its inception in 1984 and expects to incur operating losses for at least the next several years as the Company expands its research and development and clinical trial efforts. As of December 31, 1998, the Company had an accumulated deficit of $11,243,892.

      "Going Concern" Qualification. The report, dated August 29, 1998, provided by the Company's independent auditors on the Company's balance sheet as of March 31, 1997 and 1998, and the related statements of operations, common stockholder investment (deficiency in assets) and cash flows for each of the three years in the period ended March 31, 1998, indicates that the Company is a development stage enterprise and the deficiency in working capital as of March 31, 1998 and the Company's operating losses since inception raise substantial doubt about the Company's ability to continue as a going concern. Although management of the Company believes that the proceeds from the Offerings will provide the Company with working capital in order to meet its cash requirements for approximately the next 20 months, the Company's ability to continue to operate will ultimately depend upon the Company attaining profitability and being able to operate profitably on a consistent basis, which will not occur for some time and may never occur. In such a situation, the Company will not be able to continue as a going concern.

      Need for Substantial Additional Funds. The Company's operations to date have consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. The Company will require substantial funds to conduct research and development, preclinical and clinical testing and to manufacture (or have manufactured) and market (or have marketed) its product candidates. The Company estimates that its current cash resources and the net proceeds of the Offerings, not including any proceeds from any grant the Company may receive, will be sufficient to meet its operating and capital requirements for 20 months following the closing of the Offerings. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of preclinical and clinical testing, responses to the Company's grant requests, relationships with possible strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the FDA regulatory process and other factors. The net proceeds of the Offerings are not expected to be sufficient to fund the Company's operations through the commercialization of one or more products yielding sufficient revenues to support the Company's operations; therefore, the Company is likely to need to raise additional funds. The Company may seek to satisfy its future funding requirements through public or private offerings of securities, by collaborative or other arrangements with major pharmaceutical companies or from other sources. Additional financing may not be available when needed or be available on terms acceptable to the Company. If adequate financing is not available, the Company may not be able to continue as a going concern, or may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its technologies or product candidates, to forego desired opportunities, or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. To the extent the Company raises additional capital by issuing equity securities, ownership dilution to the investors in the Offerings will result. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      The Company's research and development plans are dependent upon the availability of the capital to be raised in the Offering and may depend on the availability of debt financing. There can be no assurance, however, that such debt financing will be available or that the funds to be raised in the Offering in combination with such debt financing will be sufficient to enable the Company to complete its research and development efforts and successfully introduce products into the marketplace. In connection with any such debt financing, the Company may be required to pledge its assets to a lender, may be restricted in its ability to incur additional obligations or to make capital expenditures, and/or may be required to abide by certain financial covenants. Moreover, if the Company defaults on any of its obligations with respect to any such debt financing, the lender could declare its loan to become immediately due and payable and subject the Company's assets to foreclosure.

      Early Stage of Experiments; Limited Human Data. The Company's tests of rmCRP and its pharmaceutical products to date have been conducted primarily in in vitro and in vivo preclinical animal models. Preclinical in vitro and in vivo studies do not necessarily predict effectiveness in humans, and there can be no assurance that the results achieved in the preclinical in vitro and in vivo animal studies or in the limited human clinical studies conducted to date will be achieved in more extensive testing of rmCRP in humans, nor can there be any assurance that rmCRP will not result in adverse side effects when administered for extended periods of time in humans. Substantial additional research and development is necessary in order for the Company to develop and obtain regulatory approval for its pharmaceutical and biological products, and there can be no assurance that the Company's research and development will lead to development of products that are commercially viable. In addition to further research and development, the Company's products will require clinical testing, regulatory approval and development of marketing and distribution channels, all of which are expected to require substantial additional investment prior to commercialization. There can be no assurance that the Company's products will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, be eligible for third party reimbursement from governmental or private insurers, be successfully marketed or achieve market acceptance.

      Uncertainties Related to Clinical Trials. To obtain required regulatory approvals for commercial sale of its products, the Company must demonstrate through clinical trials that such products are safe and efficacious for use in each target indication. The Company has no experience in conducting clinical trials in the United States. None of the products under development by the Company has received regulatory approval for any stage of clinical trials in humans in the United States. There can be no assurance that such regulatory approval will be received or that necessary clinical trials will commence.

      The Company may find, at any stage of its research and development, that products which appeared promising in preclinical studies or Phase I and Phase II clinical trials do not demonstrate efficacy in larger-scale clinical trials and do not receive regulatory approvals. The results from preclinical testing and early clinical trials may not be predictive of results obtained in later clinical trials and large-scale testing. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in various stages of clinical trials, even after promising results had been obtained in earlier trials. Completion of the Company's clinical trials may be delayed by many factors, including slower than anticipated patient enrollment, difficulty in securing sufficient supplies of clinical trial materials or adverse events occurring during clinical trials. Completion of testing, studies and trials may take several years, and the length of time varies substantially with the type, complexity, novelty and intended use of the product. Delays or rejections may be based upon many factors, including changes in regulatory policy during the period of product development. No assurance can be given that any of the Company's development programs will be successfully completed, that any Investigational New Drug application ("IND") will become effective or that additional clinical trials will be allowed by the FDA or other regulatory authorities or that clinical trials will commence as planned. There have been delays in the Company's testing and development schedules to date and there can be no assurance that the Company's expected testing and development schedules will be met. See "Business."

      Conflicts of Interests. Criticare Systems, Inc. ("Criticare"), the largest stockholder of the Company, owns 28.3% of the outstanding shares of Common Stock of the Company. The former President of Criticare, Gerhard J. Von der Ruhr, served as Chairman of the Company's Board of Directors until his resignation in March 1999. The current President of Criticare, Emil Soika, was appointed to the Company's Board of Directors as of March 29, 1999. The Company and Criticare have entered into various transactions over the course of the Company's existence, most recently relating to an agreement pursuant to which, in return for Criticare agreeing to pay $150,000 to the Company, the Company issued 86,207 shares of Common Stock to Criticare, granted Criticare an option to license the Company's patents and know-how relating to rmCRP for applications in treating Sepsis, and assigned its rights to certain diagnostic products relating to diabetes and alcoholism. The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. See "Certain Transactions."

      Limited Manufacturing Capability. The Company's ability to conduct clinical trials and its ability to commercialize its products will depend in part upon its ability to manufacture its products either directly or through third parties at a competitive cost and in accordance with FDA and other regulatory requirements. The Company currently lacks the facilities and personnel to manufacture products in accordance with Good Manufacturing Practices as prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for additional clinical trials and commercialization. There can be no assurance that the Company will be able to acquire such resources at reasonable costs if it develops commercially viable products. See "Business - Manufacturing."

      Dependence on Third Party Relationships. The Company follows a business strategy of utilizing the expertise and resources of third parties in a number of areas, including the manufacture of pharmaceuticals and therapeutics, the conduct of preclinical and clinical trials, and the development and execution of its corporate strategies. This strategy creates risks to the Company by placing critical aspects of the Company's business in the hands of third parties whom the Company may not be able to control. If these third parties do not perform in a timely and satisfactory manner, the Company may incur additional costs and lose time in the conduct of its development and clinical programs as it seeks alternate sources of such products and services, if available. Such costs and delays may have a material adverse effect on the Company. The Company has formed a joint venture corporation with Franklin Research Group ("Franklin") by the name of NextEra Therapeutics, Inc. The Company has also entered into agreements to secure services and resources from the following additional third parties: the Consortium, Pharm-Eco and RADE. See "Business - Collaborative Arrangements - Formation of NextEra Therapeutics, Inc." and "Management and Key Specific Personnel - Consulting Arrangements."

      The Company may seek additional third party relationships in certain areas, particularly in situations in which the Company believes that the clinical testing, marketing, manufacturing and other resources of a pharmaceutical company collaborator will enable the Company to develop particular products or geographic markets which are otherwise beyond the Company's resources and/or capabilities. There is no assurance that the Company will be able to obtain any such collaboration, or any other research and development, manufacturing, or clinical trial agreement. The inability of the Company to obtain and maintain satisfactory relationships with third parties may have a material adverse effect on the Company. See "Business Collaborative Arrangements."

      Uncertain Ability to Protect Patents and Proprietary Information. The pharmaceutical and biotechnology fields are characterized by a large number of patent filings, and a substantial number of patents have already been issued to other pharmaceutical and biotechnology companies. Third parties may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Company. The Company may not be aware of all of the patents potentially adverse to the Company's interests that may have been issued to others. No assurance can be given that patents do not exist, have not been filed, or could not be filed or issued, which contain claims relating to the Company's technology, products or processes. If patents have been or are issued to others containing preclusive or conflicting claims, the Company may be required to obtain licenses to one or more of such patents or to develop or obtain alternate technology. There can be no assurance that the licenses that might be required for the Company's processes or products would be available on commercially acceptable terms, or at all.

      Because of the substantial length of time and expense associated with bringing new products to the marketplace through the development and regulatory approval process, the biotechnology industry places considerable importance on patent and trade secret protection for new technologies, products and processes. Since patent applications in the United States are maintained in secrecy until patents are issued and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, the Company cannot be certain that it (or any licensor) was the first to make the inventions covered by pending patent applications or that it (or any licensor) was the first to file patent applications for such inventions. The patent positions of vaccine and biotechnology companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth of claims allowed in vaccine and biotechnology patents or their enforceability, cannot be predicted. There can be no assurance that any patents under pending patent applications or any further patent applications will be issued. Furthermore, there can be no assurance that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company's patents that have been issued or may be issued will be held valid if subsequently challenged or that others, including competitors or current or former employers of the Company's employees, advisors and consultants, will not claim rights in or ownership to the patents and other proprietary rights held by the Company. There can be no assurance that others will not independently develop substantially equivalent proprietary information or otherwise obtain access to the Company's proprietary information or that others may not be issued patents that may require licensing and the payment of significant fees or royalties by the Company.

      The Company currently licenses several patents and patent applications and other technologies from third parties that are integral to the Company's products and business. The Company's breach of any existing license agreement or the failure to obtain a license to technology required to commercialize its product candidates may have a material adverse effect on the Company. See "Business - Patents and Licenses."

      The biotechnology industry has experienced extensive litigation regarding patent and other intellectual property rights. The Company could incur substantial costs in defending itself in suits that may be brought against the Company claiming infringement of the rights of others or in asserting the Company's patent rights in a suit against another party. The Company may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with the patent applications of the Company or other parties.

Adverse determinations in litigation or interference proceedings could require the Company to seek licenses (which may not be available on commercially reasonable terms) or subject the Company to significant liabilities to third parties, and could therefore have a material adverse effect on the Company. Even if the Company prevails in an interference proceeding or a lawsuit, substantial resources of the Company, including the time and attention of its officers, will be required.

      The Company also relies on trade secrets, know-how and technological advancement to maintain its competitive position. Although the Company uses confidentiality agreements and employee proprietary information and invention assignment agreements to protect its trade secrets and other unpatented know-how, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

      Competition; Possible Obsolescence Due to Alternative Technologies. The biopharmaceutical field is characterized by extensive research efforts and rapid technological progress. Competition from other biotechnology companies, pharmaceutical companies and research and academic institutions is intense. Other companies are engaged in research and product development based on the acute phase response of the immune system; adaptive immune response and antimicrobial compounds. In addition, new developments in molecular cell biology, molecular pharmacology, recombinant-DNA technology and other pharmaceutical processes are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and discoveries by others will not render some or all of the Company's programs or products noncompetitive or obsolete.

      No Assurance of FDA Approval; Government Regulation. All new drugs and biologics, including the Company's product candidates, are subject to extensive and rigorous regulation by the federal government, principally the FDA under the Federal Food, Drug and Cosmetic Act and other laws including, in the case of biologics, the Public Health Services Act, and by state and local governments. Such regulations govern, among other things, the development, testing, manufacture, labeling, storage, premarket clearance or approval, advertising, promotion, sale and distribution of such products. If drug products are marketed abroad, they are subject to extensive regulation by foreign governments. Failure to comply with applicable regulatory requirements may subject the Company to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product seizure or detention, product recalls, total or partial suspension of production, and FDA refusal to approve pending applications.

      The Company has not received regulatory approval in the United States or any foreign jurisdiction for the commercial sale of any of its products. The process of obtaining FDA and other required regulatory approvals, including foreign approvals, often takes many years and varies substantially based upon the type, complexity and novelty of the products involved and the indications being studied. Furthermore, such approval process is extremely expensive and uncertain. There can be no assurance that the Company's product candidates will be cleared for marketing by the FDA. The Company does not currently have sufficient resources to complete the required regulatory review process. The failure of the Company to receive FDA approval for its product candidates would preclude the Company from marketing and selling its products in the United States. Therefore, the failure to receive FDA approval would have a material adverse effect on the Company. Even if regulatory approval of a product is granted, there can be no assurance that the Company will be able to obtain the labeling claims necessary or desirable for the promotion of such product. FDA regulations prohibit the marketing or promotion of a drug for unapproved indications. Furthermore, regulatory marketing approval may entail ongoing requirements for postmarketing studies. If regulatory approval is obtained, the Company will be subject to ongoing FDA obligations and continued regulatory review. In particular, the Company or its third party manufacturers will be required to adhere to regulations setting forth GMPs, which require that the Company or third party manufacturers manufacture products and maintain records in a prescribed manner with respect to manufacturing, testing and quality control activities. Further, the Company or its third party manufacturer must pass a preapproval inspection of its manufacturing facilities by the FDA before obtaining marketing approval. Failure to comply with applicable regulatory requirements may result in penalties such as restrictions on a product's marketing or withdrawal of the product from the market. In addition, identification of certain side effects after a drug is on the market or the occurrence of manufacturing problems could cause subsequent withdrawal of approval, reformulation of the drug, additional preclinical testing or clinical trials and changes in labeling of the product.

      Prior to the submission of an application for FDA approval, drugs developed by the Company must undergo rigorous preclinical and clinical testing which may take several years and the expenditure of substantial resources. Before commencing clinical trials in humans, the Company must submit to the FDA and receive clearance of an IND. There can be no assurance that submission of an IND for future clinical testing of any product under development or other future products of the Company would result in FDA permission to commence clinical trials or that the Company will be able to obtain the necessary approvals for future clinical testing in any foreign jurisdiction. Further, there can be no assurance that if such testing of products under development is completed, any such drug compounds will be accepted for formal review by the FDA or any foreign regulatory body, or approved by the FDA for marketing in the United States or by any such foreign regulatory bodies for marketing in foreign jurisdictions. Future federal, state, local or foreign legislation or administrative acts could also prevent or delay regulatory approval of the Company's products. See "Business - Government Regulation."

      Dependence on Key Personnel. The Company's business depends to a significant degree on the continuing contributions of its key management, scientific and technical personnel. There can be no assurance that the loss of certain members of management and scientists would not prevent the Company from executing its business plan. The Company has no key man life insurance policy on any of its executives.

      Uncertain Availability of Health Care Reimbursement; Health Care Reform. The Company's ability to commercialize its product candidates will depend in part on the extent to which reimbursement for the costs of such product will be available from government health administration authorities, private health insurers and others. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance of the availability of third-party insurance reimbursement coverage enabling the Company to establish and maintain price levels sufficient for realization of a return on its investment in developing vaccines and biological products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's products, the market acceptance of these products would be adversely affected.

      Health care reform proposals have been introduced in Congress and in various state legislatures. It is currently uncertain whether any health care reform legislation will be enacted at the federal level, or what actions governmental and private payors may take in response to the suggested reforms. The Company cannot predict when any proposed reforms will be implemented, if ever, or the effect of any implemented reforms on the Company's business. There can be no assurance that any implemented reforms will not have a material adverse effect on the Company. Such reforms, if enacted, may affect the availability of third-party reimbursement for products developed by the Company as well as the price levels at which the Company is able to sell such products. In addition, if the Company is able to commercialize products in overseas markets, the Company's ability to achieve success in such markets may depend, in part, on the health care financing and reimbursement policies of such countries.

      Risk of Product Liability, Uncertainty of Availability of Product Liability Insurance. The Company's business exposes it to substantial product liability risks. The Company plans to obtain product liability insurance covering the sale of its products prior to their commercial introduction; however, there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or that any insurance obtained will provide adequate coverage against potential liabilities. Claims or losses in excess of any liability insurance coverage now carried or subsequently obtained by the Company could have a material adverse effect on the Company.

      Disclosure Regarding Acquisitions or Business Combinations. Although the Company has no current intentions to acquire other businesses or merge with or into other entities, the trend toward consolidating business operations, seeking economies of scale, diversifying product offerings and pursuing operating synergies is one that characterizes all industries currently and the biopharmaceutical industry is no exception. If the Company decides to focus on these benefits, it may decide to pursue an acquisition of another entity or some other form of business combination. If the Company does decide to pursue a transaction of this type, except as otherwise required by law, rules or regulations, the Company currently does not intend to provide stockholders with information concerning an acquisition or merger candidate and its business prior to consummation of the transaction. In addition, because the Company has a very large number of authorized but unissued shares of capital stock, the Company may decide to use shares of its capital stock to acquire other businesses. Unless otherwise required by the rules and regulations governing the Nasdaq SmallCap Market or the Boston Stock Exchange, or the Delaware General Corporation Law, the Company may use shares of its capital stock to acquire businesses without stockholder approval.

      Potential Adverse Effect of Shares Eligible for Future Sale. Sales of Common Stock (including shares issued upon the exercise of outstanding options) in the public market after this Offering could materially and adversely affect the market price of the Securities. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

      Upon the completion of the Offering, and including the issuance of 611,250 shares of Common Stock to Pharm-Eco and Members of the Consortium and the issuance of 28,147 shares of Common Stock to the State of Illinois, the Company will have 4,884,914 shares of Common Stock outstanding (not including 2,740,036 shares of Common Stock subject to outstanding options or warrants). Of the shares to be outstanding, the 1,000,000 shares of Common Stock to be distributed by the Company will be freely tradeable without restriction. All of the remaining 3,884,914 shares will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 144 2,670,517 of such restricted securities will be eligible for resale upon the effective date (the "Effective Date") of the Registration Statement of which this Prospectus forms a part. The holders of 1,904,635 of such 2,670,517 shares to become eligible for sale on the Effective Date have agreed not to sell any of such shares for 1 year after the Effective Date, 45,813 shares will be eligible for sale less than 90 days from the Effective Date, and 148,522 shares will be eligible for sale between 90 to 180 days from the Effective Date. In addition to the 2,670,517 shares previously mentioned, 575,000 shares will be eligible for resale in July 1999 and 639,397 shares will be eligible for resale one year after the Effective Date. The Company's officers, directors, certain consultants, including RADE, and those shareholders owning 5% or more of the shares outstanding, have further agreed not to sell any of their Shares (representing 1,437,543 of the 1,904,635 Shares subject to "lock-up" agreements and referred to above) and any of the 975,000 shares issuable upon exercise of options and warrants held by them, for a twelve month period from the date of the Offering and until the sooner of (1) the market price for the Company's Common Stock, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the fifth anniversary of the date of the Offering. In addition to the above-mentioned lock-up conditions, RADE has agreed to lock up its 975,000 warrants for a minimum of twenty-four months from the date of the Offering.

      The Company does not anticipate that an active trading market for the Common Stock will develop outside the United States. Therefore, any resales of Common Stock will likely occur on the Nasdaq SmallCap Market or the Boston Stock Exchange. See "Description of Securities" and "Shares Eligible for Future Sale."

      Immediate Substantial Dilution. Purchasers of Shares in the Offerings will experience immediate and substantial dilution of $8.45 (85%) per share, between the pro forma net tangible book value of the Shares and the public offering price of $10.00 per share. See "Dilution."

      Potential Adverse Effect of Underwriters' Warrants. At the consummation of the Offering, the Company will sell to the Underwriters for nominal consideration the Underwriters' Warrants to purchase up to 100,000 shares of Common Stock. The Underwriters' Warrants will be exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise price equal to 160% of the initial public offering price. For the term of the Underwriters' Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership. As long as the Underwriters' Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Underwriters may be expected to exercise the Underwriters' Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Underwriters' Warrants. See "Underwriting."

      Potential Adverse Effect of Substantial Shares of Common Stock Reserved. Upon completion of the Offerings there will be reserved a total of 2,740,036 shares of Common Stock for issuance as follows: (i) 100,000 shares for issuance upon exercise of the Underwriter's Warrants; (ii) 498,636 shares for issuance upon exercise of stock options granted to employees of or consultants to the Company; and (iii) 2,141,400 shares for issuance upon the exercise of other outstanding options and warrants. The exercise prices of the foregoing options and warrants are substantially below the offering price of the Shares offered hereby. The existence of the Underwriter's Warrants and any other options or warrants may adversely affect the Company's ability to consummate future equity financings. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. To the extent any such options and warrants are exercised, the interests of the Company's stockholders may be diluted.

      In addition, except pursuant to the Company's Stock Option Plan or as otherwise disclosed herein, the Company does not currently expect to issue shares of capital stock in consideration for services provided by directors, management, promoters or their affiliates or associates. Nevertheless, because the Company cannot definitively state that such issuances will never occur, the Company may decide to use shares of its capital stock to compensate directors, management, promoters or their affiliates or associates. The Company does have a very large number of authorized but unissued shares of capital stock, so it is likely that issuances of its capital stock to such individuals could occur, if approved by the Board of Directors, without stockholder approval.

      Absence of Dividends. The Company has never declared or paid dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future. See "Dividend Policy."

      Arbitrary Determination of Offering Price; No Public Market for the Securities. The initial public offering price of the Shares has been determined arbitrarily by negotiations between the Company and the Underwriters. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Shares do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock. Prior to the Offerings, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop in the Common Stock after the Offerings, or, if developed, be sustained. See "Underwriting."

      Price Volatility. The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded pharmaceutical or biotechnology companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential clinical trial results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, delays in the Company's testing and development schedules, public concern as to the safety of vaccines or biological products and economic and other external factors, as well period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock and Warrants. The realization of any of the risks described in these "Risk Factors" could have a significant and adverse impact on such market prices.

      International Underwriters' Inability to Influence the Market. Neither of the International Underwriters is authorized to make a market in securities listed on the NASDAQ SmallCap Market. There can be no assurance that the International Underwriters' inability to participate directly in the United States securities markets will not adversely affect the development of a trading market for and the liquidity of the Common Stock of the Company. Therefore, purchasers of the Common Stock offered hereby may suffer a lack of liquidity in their investment or a material diminution in the value of their investment. The Company does not intend to list the Common Stock on any stock exchanges outside the United States. Therefore, the Company does not expect an active trading market to develop outside the United States.

      U.S. Underwriter's Influence on the Market. A significant portion of the Common Stock offered hereby may be sold to customers of the U.S. Underwriter and customers of the International Underwriters. In light of the lack of participation of the International Underwriters in any market which may develop for the Common Stock, if the U.S. Underwriter elects to participate, it may exert substantial influence on any market which may develop for the Common Stock. A determination by the U.S. Underwriter not to participate in the market for the Common Stock or to stop participating in such market may adversely effect the price and liquidity of the Common Stock.

      Underwriters' Limited Underwriting Experience. The International Underwriters have been actively engaged in the securities brokerage and investment banking business since 1994, with respect to The New China Hong Kong Securities Ltd., and since 1996 with respect to China Everbright Securities (H.K.) Ltd. However, while the International Underwriters have engaged in numerous underwriting activities in Asia, each has never underwritten an offering of securities by a U.S.-based issuer. There can be no assurance that the International Underwriters' limited experience as an underwriter of public offerings by U.S. issuers will not adversely affect the proposed public offering of the Shares, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

      Management's Broad Discretion in Use of Proceeds. Although the Company intends to apply the net proceeds of the Offerings in the manner described under "Use of Proceeds," it has broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of the Offerings among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable. See "Use of Proceeds."

      NASDAQ Stock Market; Boston Stock Exchange. Although the Common Stock has been approved for listing on the Nasdaq SmallCap Market and on the Boston Stock Exchange, there can be no assurance that a trading market for the Common Stock will develop or, if developed, will be sustained. Furthermore, there can be no assurance that the securities purchased by the public hereunder may be resold at their original offering price or at any other price.

      In order to qualify for initial listing on the Boston Stock Exchange, a company must, among other things, have at least $3.0 million in total assets, $2.0 million in tangible assets, $1.5 million "public float," and a minimum bid price for its securities of $2.00 per share. For continued listing on the Boston Stock Exchange, a company must maintain a $500,000 market value of the public float, $1 million in total assets and $500,000 in stockholders' equity. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock on the Boston Stock Exchange.

      In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other things, have at least $4.0 million in net tangible assets, 1,000,000 shares in the "public float," $5.0 million "public float," and a minimum bid price for its securities of $4.00 per share. For continued listing on the Nasdaq SmallCap Market, a company must maintain a $200,000 market value of the public float and $2.0 million in net tangible assets. In addition, continued inclusion requires two marketmakers and a minimum bid of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock on the Nasdaq SmallCap Market.

      If the Company becomes unable to meet the listing criteria (on a continued basis) of the Boston Stock Exchange or the Nasdaq SmallCap Market and becomes delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock may be adversely impacted. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of the Common Stock.

      Penny Stock Regulations. In the event the Common Stock is delisted from the NASDAQ SmallCap Market and the Boston Stock Exchange, it may subsequently become subject to the rules and regulations governing penny stocks. In general, penny stocks are equity securities (i) of companies that have net tangible assets of less than $2,000,000 and (ii) that have a market price of less than $5.00 (excluding securities that are quoted on NASDAQ or are registered on a national securities exchange provided that current price and volume information for transactions in such securities are reported and made available to vendors under the rules of such national securities exchange). Under the penny stock rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000) must take a special written suitability determination for the purchaser, receive the purchaser's written agreement to a transaction prior to sale and provide the purchaser with risk disclosure documents which identify certain risks associated with investing in penny stocks and which describe the market therfor as well as the purchaser's legal remedies. Further, the broker-dealer must also obtain a signed and dated acknowledgement form the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a penny stock can be consummated. These requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell such securities which could have an adverse effect on the market price thereof.

      Limitation of Liability and Indemnification. The Company's Certificate of Incorporation limits, to the maximum extent permitted by the Delaware General Corporations Law ("Delaware Law"), the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. See "Management."

                                 USE OF PROCEEDS

      The net proceeds to be received by the Company from the sale of the 1,000,000 Shares offered in the Offerings (after deducting estimated offering expenses payable by the Company) are estimated to be approximately $8,150,000.

The Company intends to use the net proceeds from the Offerings in the approximate amounts and in the order of priority shown below for the purposes listed:

               Anticipated Use                    Approximate Amount   Percent of Total
               ---------------                    ------------------   ----------------
Arrearages in research support(1)                     $  150,000              1.84%
Debt elimination(2)                                      100,000              1.23%
Clinical and pre-clinical studies                      4,744,000             58.21%
Research and development generally                     1,376,000             16.88%
Patent protection                                        450,000              5.52%
Marketing                                                375,000              4.60%
Working capital and general corporate purposes           955,000             11.72%
                                                      ----------            ------
      TOTAL                                           $8,150,000            100.00%
                                                      ==========            ======

---------------
(1) Approximately $150,000 will be used to pay arrearages in research support due pursuant to the Consortium Agreement, as amended.

(2) The Company intends to use $100,000 of the net proceeds to repay principal amounts due the State of Illinois, which amount is due pursuant to an unsecured promissory note of the Company, dated August 8, 1996, which matures upon completion of an initial public offering. The promissory note has accrued $281,470 in interest, which interest is payable at the option of the Company in shares of the Company's Common Stock upon completion of an initial public offering. Therefore, 28,147 shares of Common Stock will be issued to the State of Illinois upon completion of the Offerings (based upon an initial public offering price of $10.00 per Share) as consideration for interest accrued under the obligation.

      The amount and timing of expenditures of the net proceeds of the Offering cannot be precisely determined, and will depend on numerous factors, including the status of the Company's product development efforts, the results of clinical trials and the regulatory approval process. Pending such uses, the Company plans to invest the net proceeds from the Offerings in short-term, investment-grade, interest-bearing securities.

      The Company estimates that its current cash resources and the net proceeds of the Offerings, not including any proceeds from any grant the Company may receive, will be sufficient to meet its operating and capital requirements for 20 months following the closing of the Offerings. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of preclinical and clinical testing, responses to the Company's grant requests, relationships with possible strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the FDA regulatory process and other factors. Because of these contingencies, there can be no assurance that the net proceeds of the Offerings will satisfy the Company's requirements for any particular period of time. The Company anticipates that additional funding will be required after the use of the net proceeds of the Offerings. No assurance can be given that such additional financing will be available when needed on terms acceptable to the Company, if at all. See "Risk Factors - Need for Substantial Additional Funds."

      Proceeds, if any, derived from the exercise of the Underwriters' Warrants will be added to the Company's working capital.

      Although the Company intends to apply the net proceeds of the Offerings in the manner described herein, it has broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of the Offerings among the various categories set forth in this section as it, in its sole discretion, deems necessary or advisable. Although the Company does not currently anticipate any material changes to the allocations set forth, business requirements and market conditions that are not now able to be anticipated may require that proceeds be allocated in a different manner. For example, if an acquisition candidate were to become known to the Company and as analyses of the acquisition indicated that the transaction would be a benefit to the Company and its stockholders, the Company may pursue such a transaction and may be required to re-allocate proceeds from this Offering in order to complete the transaction.

                                 DIVIDEND POLICY

      The Company has never declared nor paid dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future.

                                    DILUTION

      The net tangible deficit (i.e., net tangible assets less aggregate liabilities) of the Company as of December 31, 1998 was $(569,880), or $(0.15) per share of Common Stock, determined by dividing the net tangible deficit of the Company by the number of shares of Common Stock outstanding as of such date. After giving effect to the receipt of the net proceeds of the sale of 1,000,000 Shares offered in the Offerings at an initial public offering price of $10.00 per Share, the pro forma net tangible book value of the Company on December 31, 1998 would have been $7,580,120, or $1.55 per share. This represents an immediate increase in pro forma net tangible book value of $1.70 per share to existing stockholders and an immediate dilution of $8.45 per share to new investors. The following table, which does not contemplate the exercise of the Warrants, the Underwriters' Warrants or other warrants or options to purchase shares of the Company's Common Stock (See "Risk Factors Potential Adverse Effect of Substantial Shares of Common Stock Reserved"), illustrates the per share dilution:

Assumed initial public offering price per share                           $10.00

         Net tangible deficit per share                         $(0.15)
         Increase per share attributable to new stockholders      1.70
                                                                 -----

Pro forma net tangible book value per share after the Offering              1.55
                                                                          ------

Dilution per share to new stockholders                                    $ 8.45
                                                                          ======

      The following table summarizes, as of December 31, 1998, the difference between the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by existing stockholders of Common Stock and by the new investors purchasing shares in this Offering, assuming the sale of the 1,000,000 Shares offered hereby at an initial public offering price of $10.00 per Share and before any deduction of underwriting discounts and estimated offering expenses.

                                  Number Of                 Total Cash
                               Shares Purchased            Consideration         Average
                            --------------------      ----------------------      Price
                             Number      Percent         Amount      Percent    Per share
                            ---------    -------      -----------    -------    --------
Existing stockholders       3,884,914       79.5%     $ 6,815,892       43.0%     $ 1.75
New investors               1,000,000       20.5%      10,000,000       57.0%      10.00
                            ---------     ------      -----------     ------
      Total                 4,884,914      100.0%     $16,815,892      100.0%
                            =========     ======      ===========     ======

                                 CAPITALIZATION

      The following table sets forth, as of December 31, 1998, (i) the actual capitalization of the Company and (ii) the pro forma capitalization of the Company giving effect to the receipt of the estimated net proceeds from the sale of the 1,000,000 Shares offered hereby. This table should be read in conjunction with the financial statements of the Company and the notes thereto included elsewhere in this Prospectus. See "Description of Securities," "Use of Proceeds" and "Certain Transactions."

                                                                               Pro forma
                                                                           As Adjusted for the
                                                               Actual       Offerings Hereby
                                                               ------       ----------------
Current portion of long-term debt,
including accrued interest                                  $    391,470      $     10,000
                                                            ------------      ------------
Preferred Stock

      Preferred Stock, par value $0.01 per share,
            5,000,000 shares authorized, 0 shares
            issued and outstanding as of
            December 31, 1998                                        -0-               -0-
                                                            ------------      ------------
Total preferred stock                                                -0-               -0-
                                                            ------------      ------------
Common Stockholders Investment (deficiency in assets)

      Common Stock, par value $0.01 per share,
            30,000,000 shares authorized, 3,245,517
            shares issued and outstanding as of
            December 31, 1998 after giving pro forma
            effect to the Second Reverse Stock Split
            (1)(3); 30,000,000 shares authorized,
            4,884,914 shares issued and outstanding as
            of December 31, 1998 after giving pro forma
            effect to the Second Reverse Stock Split
            and the Offerings (2)(3)                              32,455            48,849

Additional paid-in capital                                    10,871,198        25,398,774

Deficit accumulated during the development stage (4)         (11,243,892)      (17,356,392)
                                                            ------------      ------------

         Total common stockholders' investment
         (deficiency in assets)                             $   (340,239)     $  8,091,231
                                                            ============      ============

-------------------
(1) Excludes (i) an aggregate of 611,250 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon completion of the Offerings and (ii) shares of Common Stock to be issued upon completion of the Offerings to satisfy the interest portion of Immtech's outstanding note payable to the State of Illinois, which interest portion equals $281,470 currently (based upon the initial public offering price of $10.00 per Share, the number of shares issued to the State of Illinois in satisfaction of Immtech's obligation will be 28,147 shares of Common Stock).

(2)   Includes the shares referred to in items (i) and (ii) of Footnote (1).

(3) Excludes (i) an aggregate of 975,000 shares of Common Stock subject to purchase and issuance at a price of $6.47 per share pursuant to exercise of outstanding warrants held by RADE Management Corporation ("RADE"); (ii) outstanding warrants to acquire an aggregate of 850,000 shares of Common Stock with an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon reaching certain scientific milestones and are held by Pharm-Eco and members of the Consortium; (iii) an aggregate of 150,000 shares of Common Stock subject to issuance without further consideration to Pharm-Eco and members of the Consortium upon the filing by Immtech of an NDA or an ANDA with the

      FDA with respect to any product; (iv) an aggregate of 91,400 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding warrants held by former holders of the Company's Senior Subordinated Debentures, which warrants carry an exercise price of $5.00 per Share and are exercisable upon completion of the Offerings until August 31, 1999; (v) an aggregate of 498,636 shares of Common Stock subject to purchase and issuance pursuant to exercise of outstanding options held by certain employees and consultants to the Company, which options carry a weighted average exercise price of $0.83 per share; (vi) an aggregate of 75,000 shares of Common Stock subject to purchase and issuance at a price of $.10 per share pursuant to exercise of outstanding warrants held by NCHK; (vii) up to 150,000 Shares issuable upon the possible exercise by the Underwriters of the Over-allotment Option; and
      (viii) up to 100,000 Shares issuable upon exercise of the Underwriters' Warrants.

(4) Pro Forma as adjusted for the Offerings column includes $6,112,500 adjustment to accumulated deficit for issuance of 611,250 shares for technology expensed as research and development.

                             SELECTED FINANCIAL DATA

      The selected financial data set forth below for the years ended March 31, 1996, 1997 and 1998 and the balance sheet data as of March 31, 1997 and 1998 are derived from the financial statements audited by Deloitte & Touche LLP included elsewhere in this Prospectus. The statement of operations data set forth below for the year ended March 31, 1995 and the balance sheet data at March 31, 1995 and 1996 are derived from audited financial statements which are not included in this Prospectus. The results of operations for the nine month periods ended December 31, 1997 and 1998 are not necessarily indicative of the results for either fiscal year and include all normal recurring adjustments. Historical results are not necessarily indicative of future results. The data set forth below should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                             Nine Month Periods
                                                                  Years Ended March 31,                      Ended December 31,
                                                 -----------------------------------------------------   -------------------------
                                                     1995          1996          1997          1998          1997          1998
                                                     ----          ----          ----          ----          ----          ----
Statement of Operations:
  Revenues                                       $   260,503   $   335,000   $    15,000   $    19,552            --   $   214,252
                                                 -----------   -----------   -----------   -----------                 -----------
  Expenses:
    Research and development                         996,486       737,805       478,871       312,366   $   155,647       540,201
    General and administrative                       429,042       218,843       532,642       534,984       211,791     2,596,869
    Cancelled offering costs                         188,144                      65,837        73,984
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Total expenses                                   1,613,672       956,648     1,077,350       921,334       367,438     3,137,070
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Loss from operations                            (1,353,169)     (621,648)   (1,062,350)     (901,782)     (367,438)   (2,922,818)
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Other income (expense):
    Interest expense                                 (98,984)     (135,468)     (281,710)     (241,767)     (181,012)      (67,543)
    Miscellaneous (expense) income - net              19,941        (2,522)       (6,503)       (2,148)          (54)        5,505
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Other expense - net                                (79,043)     (137,990)     (288,213)     (243,915)     (181,066)      (62,038)
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Loss before extraordinary item                  (1,432,212)     (759,638)   (1,350,563)   (1,145,697)     (548,504)   (2,984,856)
  Extraordinary gain on extinguishment of debt                                                                           1,427,765
                                                 -----------   -----------   -----------   -----------   -----------   -----------
  Net loss                                        (1,432,212)     (759,638)   (1,350,563)   (1,145,697)     (548,504)   (1,557,091)
  Conversion of redeemable preferred stock                                                                               3,713,334
  Redeemable preferred stock dividends, net
    of premium amortization                         (229,465)     (246,324)     (267,980)     (331,435)     (226,225)     (137,689)
                                                 -----------   -----------   -----------   -----------   -----------   -----------

  Net (loss) income attributable to
    common stockholders                          $(1,661,677)  $(1,005,962)  $(1,618,543)  $(1,477,132)  $  (774,729)  $ 2,018,554
                                                 ===========   ===========   ===========   ===========   ===========   ===========
  Net loss per common share
    attributable to common stockholders:
    Loss before extraordinary gain               $     (2.22)  $     (1.15)  $     (2.04)  $     (1.69)  $     (0.81)  $     (1.58)
    Extraordinary Gain                                                                                                        0.76
                                                 -----------   -----------   -----------   -----------   -----------   -----------
    Net loss                                           (2.22)        (1.15)        (2.04)        (1.69)        (0.81)        (0.82)
    Redeemable preferred stock conversion,
      premium amortization and dividends               (0.35)        (0.37)        (0.40)        (0.49)        (0.34)         1.89
                                                 -----------   -----------   -----------   -----------   -----------   -----------
    Net (loss) income per share attributable to
      common stockholders                        $     (2.57)  $     (1.52)  $     (2.44)  $     (2.18)  $     (1.15)  $      1.07
                                                 ===========   ===========   ===========   ===========   ===========   ===========
  Shares used in computing net (loss)
    income per share attributable to
    common stockholders                              646,381       660,833       662,975       676,471       675,498     1,887,222

Balance Sheet Data:
  Working capital (deficiency)                    (1,053,991)   (1,763,833)   (3,045,867)   (3,638,865)   (3,562,107)     (606,677)
  Total assets                                       154,558       117,532       189,394        70,771        78,619       369,059
  Accrued interest                                    29,679        70,787       454,684       663,013       634,842       281,470
  Stockholder advances                                    --       311,500       770,000       985,172       920,214            --
  Notes payable                                      769,709       966,419     1,572,969     1,576,450     1,584,585       110,000
  Long-term debt due after one year                  383,488       383,488            --            --            --            --
  Redeemable preferred stock                       4,344,156     4,590,480     5,108,460     5,439,895     5,334,684            --
  Common stockholders' investment
    (deficiency in assets)                        (5,635,441)   (6,633,903)   (8,058,145)   (9,021,623)   (8,832,874)     (340,239)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus. This discussion contains forward-looking statements and such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include, but are not limited to, the factors discussed below and in the "Business Section," as well as those discussed elsewhere in this document. See "Risk Factors."

OVERVIEW

      Immtech, a development stage enterprise, is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic infectious diseases, cancer or compromised immune systems. The Company has two independent programs for developing drugs. The first is based on a technology for the design of a new class of pharmaceutical compounds commonly referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms which cause fungal, protozoan parasitic, bacterial and viral diseases. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

      With the exception of research agreements and past development funding from Centocor, Sigma-Aldrich and certain research grants, the Company has not generated any revenue from operations. For the period from inception to December 31, 1998, the Company incurred a cumulative net loss of $11,243,892. The Company has incurred additional losses since such date and expects to incur additional operating losses for the foreseeable future. The Company expects that its revenue sources for at least the next several years will be limited to research grants from Small Business Technology Transfer Program Grants ("STTR") and payments from other collaborators under arrangements that may be entered into in the future. The timing and amounts of such revenues, if any, will likely fluctuate sharply and depend upon the achievement of specified milestones, and results of operations for any period may be unrelated to the results of operations for any other period. See "Business."

RESULTS OF OPERATIONS

      All amounts contained in this section have been rounded to the nearest five hundred dollars.

      Nine Month Periods Ended December 31, 1998 and 1997.

      Revenues under the Small Business Technology Transfer ("STTR") Program from the National Institutes of Health accounted for $103,500 in the nine month period ended December 31, 1998. Additional revenue sources were a grant from Franklin Research Group (co-founder of NextEra Therapeutics, Inc.) of $50,000, a payment of $15,500 for technology sold to Criticare and research payments of $45,000 from Sigma-Aldrich. There was no revenue in the nine month period ended December 31, 1997.

      Research and development expenses were $540,000 and $155,500 in the nine month periods ended December 31, 1998 and December 31, 1997, respectively. The increase is primarily due to contractual payments to UNC of $300,000.

      General and Administrative expenses increased 1,126.4% from approximately $212,000 in the nine month period ended December 31, 1997 to $2,600,000 in the nine month period ended December 31, 1998, as a result of patent expenses incurred in 1998 and of $2,220,000 of expense related to issuance of the RADE Warrants for consulting services. Interest expense decreased 62.7% from $181,000 in the nine month period ended December 31, 1997 to $67,500 in the nine month period ended December 31, 1998. This is due to the Senior Subordinated Debt discount and issuance costs becoming fully amortized in 1997 and the conversion of debt to stock in July 1998.

      Redeemable preferred stock dividends net of premium amortization decreased 39.2% from $226,000 for the nine months ended December 31, 1997 to $137,500 for the nine months ended December 31, 1998. This is due to the conversion of the preferred A and B to common stock in July 1998.

      Years Ended March 31, 1998, 1997, and 1996.

      Revenues under collaborative research and development agreements were approximately $15,000 and $335,000 in the years ended March 31, 1997 and 1996, respectively. In 1998, there were grant revenues of approximately $19,500 from an STTR Program from the National Institutes of Health.

      Research and development expenses decreased by 35.0% from approximately $738,000 in 1996 to $479,000 in 1997 and decreased by 34.8% to approximately $312,500 in 1998, due primarily to the completion of the biological platform Phase I clinical trials in Germany in 1996, the internal shift from the biological to the pharmaceutical focus and the corresponding shift from basic research to clinical support.

      General and administrative expenses increased by 0.5% in 1998 to approximately $535,000 from $532,500 in 1997 and increased by 143.2% in 1997 from $219,000 in 1996. The 1997 increase resulted primarily from patent costs related to the pharmaceutical platform technology. Interest expense increased 107.7% from $135,500 in 1996 to $282,500 in 1997, and decreased 14.0% to
$242,000 in 1998. The 1997 increase is due to the Company completing a Senior Subordinated Debt issue in August 1996. Cancelled offering costs were approximately $66,000 in 1997 and $74,000 in 1998. Both amounts relate to a cancelled offering of the Company's preferred stock.

      Redeemable preferred stock dividends net of premium amortization increased 8.8% from $246,500 in 1996 to $268,000 in 1997 and 23.7% to $331,500 in 1998.
The premium was fully amortized on the Series A Preferred as of December 1997.

LIQUIDITY AND CAPITAL RESOURCES

      From inception through December 31, 1998, the Company financed its operations from (i) the net proceeds of private placements of debt and equity securities and cash contributed from stockholders, which in the aggregate, raised approximately $11,000,000, (ii) payments from research agreements and Small Business Innovation Research ("SBIR") grants and STTR Program grants of approximately $1,900,000 and (iii) use of stock, options and warrants in lieu of cash compensation.

      In July 1998, the Company completed a private placement equity offering of $1,000,000. As a condition to this investment, the Company completed the Recapitalization effective July 24, 1998.

      The Company intends to use $100,000 of the net proceeds of the Offerings to repay amounts due to the State of Illinois. Substantially all of the remaining net proceeds of the Offerings, $8,050,000, will be used to fund the Company's research and development efforts, including clinical and preclinical studies. Any net proceeds not applied to the Company's research and development efforts will be used for working capital and general corporate purposes, including hiring up to 10 additional employees. The amount and timing of expenditures of the net proceeds of the Offerings cannot be precisely determined, and will depend on numerous factors, including the status of the Company's product development efforts, the results of clinical trials and the regulatory approval process. The Company may also use a portion of the net proceeds to acquire complementary businesses, products or technologies, although the Company has no agreements and is not involved in any negotiations with respect to any such transaction. See "Risk Factors - Management's Broad Discretion in Use of Proceeds." Pending such uses, the Company plans to invest the net proceeds from the Offerings in short-term, investment-grade, interest-bearing securities. See "Use of Proceeds."

      The Company's cash resources have been used to finance research and development, including sponsored research, capital expenditures, expenses associated with the efforts of the Consortium and general and administrative expenses. Over the next several years, the Company expects to incur substantial additional research and development costs, including costs related to early-stage research in preclinical and clinical trials, increased administrative expenses to support its research and development operations and increased capital expenditures for expanded research capacity, various equipment needs and facility improvements or relocation.

      At December 31, 1998, the Company was a party to sponsored research agreements with UNC which, upon completion of this financing, require it to fund an aggregate of approximately $100,000 per quarter through the third anniversary of the completion of this offering.

      At December 31, 1998, the Company had federal net operating loss carryforwards of approximately $7,405,000, which expire from 2003 through 2013. At December 31, 1998, the Company had available for federal income tax purposes approximately $7,349,000 of alternative minimum tax net operating loss carryforwards which expire from 2003 through 2013. The Company also has approximately $5,303,000 of state net operating loss carryforwards available as of June 30, 1998, which expire from 2009 through 2013, available to offset certain future state taxable income for Illinois state tax purposes. Because of "change of ownership" provisions of the Tax Reform Act of 1986, approximately $2,352,000 and $250,000 of the Company's net operating loss carryforwards for federal and State of Illinois purposes, respectively, are subject to an annual limitation regarding utilization against taxable income in future periods. The Company is considering various equity financing alternatives. Such changes may result in a change of ownership and significantly restrict the utilization of the Company's net operating loss carryforwards and federal tax credit carryforwards.

      The Company believes its existing resources, subject to the completion of the Offerings but not including proceeds from any grant the Company may receive, to be sufficient to meet the Company's planned expenditures for 20 months following the Offerings, although there can be no assurance the Company will not require additional funds. The Company's working capital requirements will depend upon numerous factors, including the progress of the Company's research and development programs (which may vary as product candidates are added or abandoned), preclinical testing and clinical trials, achievement of regulatory milestones, the Company's corporate partners fulfilling their obligations to the Company, the timing and cost of seeking regulatory approvals, the level of resources that the Company devotes to the development of manufacturing, the ability of the Company to maintain existing and establish new collaborative arrangements with other companies to provide funding to the Company to support these activities and other factors. In any event, the Company will require substantial funds in addition to the present existing working capital to develop its product candidates and otherwise to meet its business objectives.

YEAR 2000

      Business interruptions resulting from technology problems arising out of the Year 2000 may adversely affect companies in various industries. The Company currently anticipates that it will still be in the process of conducting clinical trials or otherwise developing its initial products at the onset of the Year 2000. Consequently, it is not likely that the Company will be engaged in time sensitive activities likely to be materially disrupted by the Year 2000 problems. Nevertheless, the Company recently assessed both its information technology systems and other systems to determine the likelihood of a Year 2000 disruption. Based on such assessment the Company determined that its accounting system will need to be modified, which can be accomplished by purchasing "off the shelf" software that is Year 2000 compliant at a cost which is not material to the Company's operations.

      The Company intends to assess the Year 2000 vulnerability of its business partners in mid 1999 to determine which, if any, relationships require corrective action. Though the Company does not anticipate any material disruptions to its operations from Year 2000 problems, there can be no assurance such problems will not arise.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

      In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements are required to be adopted in fiscal 1999. In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." This Statement is required to be adopted in fiscal 1999. In 1998, the FASB also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is required to be adopted in fiscal 2000. The Company is currently in the process of evaluating the impact of adopting these new statements.

                                    BUSINESS

THE COMPANY

      Immtech is a biopharmaceutical company focused on the discovery and commercialization of therapeutics for the treatment of patients afflicted with opportunistic diseases, cancer or compromised immune systems. Through its independent efforts and in cooperation with a group of universities led by the University of North Carolina at Chapel Hill ("UNC") and including Auburn, Duke and Georgia State Universities (the "Consortium"), the Company has developed and licensed a pipeline of biological and pharmaceutical compounds ready for Phase I and Phase II human trials. To date, the Consortium has accumulated a library of over 800 compounds which are being tested in laboratories around the world. Additional compounds are being screened in various laboratory and animal models for future development to which the Company will have exclusive licensing rights for use as antimicrobial agents. The Consortium is sponsored by a large National Cooperative Drug Development Grant ("NCDDG") awarded by the National Institutes of Health ("NIH") to develop platform technologies for new drugs; the focus is on treating emerging diseases.

      The Company has two independent programs for developing drugs. The first is based on a technology for the design of a new class of pharmaceutical compounds commonly referred to as dications. The Company believes that pharmaceutical dications can be designed to inhibit the growth of a wide variety of infectious organisms. The second is based on biological proteins that work in conjunction with the body's immune system. These biological proteins are derivatives of C-Reactive Protein ("CRP"), which occurs naturally in the body and which the Company believes can be used to control the structural environment around cancerous tumors and to reprogram cancerous cells to stop growing uncontrollably and revert to normal cell behavior.

Pharmaceuticals - Dications

      The discovery of the Company's pharmaceutical platform technology for dications was the result of a research program focused on understanding Pentamidine (a drug marketed by Fujisawa), an extremely toxic but effective drug for the treatment of Pneumocystis carinii pneumonia ("PCP"), a form of pneumonia common in patients with compromised immune systems. Researchers at UNC discovered that most of Pentamidine's toxicity was caused by certain metabolites formed as the drug breaks down within the body's circulatory system. This led to the design of new compounds with more stable molecular structures which do not break down into toxic substances. These newly designed compounds proved to be significantly less toxic and more effective in treating PCP than Pentamidine. The methodology used by these researchers to develop these new compounds evolved into the Company's platform technology for designing dicationic compounds. The Company intends to use this technology to design pharmaceutical compounds to treat a wide variety of infectious diseases.

      Dicationic compounds have two positively charged ends held together by a neutrally charged chemical linker group. The unique structure of the compounds with positive charges on the ends (shaped like molecular barbells) allows them to bind to the negatively charged surface in the minor groove of the organism's DNA (like a band-aid), preventing life-sustaining enzymes from attaching to the DNA's active sites. Once a site is occupied by one of the Company's compounds, the necessary enzyme cannot bind to the DNA, preventing the organism from dividing, stopping the spread of the related disease by inhibiting or killing the growth of the target organism. This will accelerate the body's return to normal health.

      UNC has developed a unique and rapid method for identifying drug candidates for specific micro-organisms. The first step in this drug discovery process is to map and analyze the genetic sequences of the DNA of infectious microbes, specifically studying the structure of the minor grooves which run the length of the double-stranded, helical DNA. The minor groove forms a deep pocket with negative charges dispersed at regular intervals. Certain pockets define the binding region for enzymes which control cell division and survival.

      A second step in the discovery process identifies the location of sites where the enzymes that control microbe cell division bind in the minor groove of DNA. The Company's researchers then use rational computer modeling and empirical drug design to develop compounds that can block the active enzyme sites. To select target compounds, the researchers initially examine the current library of 800 dicationic compounds that have already been made and analyzed, looking for structures fitting the active site in the minor groove. Once the appropriate compound is identified, a series of laboratory and animal tests are run on the compound to assess its efficacy and safety.

      The Company has two drugs that are ready to begin human clinical trials. The first compound, DAP-092, is for the treatment of Cryptosporidium parvum, a common enteric parasite that causes severe diarrhea and wasting. The second compound, DB-289, is for the treatment of PCP. These two drugs are ideally suited to demonstrate the power of the dication technology platform. DAP-092 was developed to treat a parasite that is found only in the gut. Because of its positive charges DAP-092 cannot cross the digestive membranes and stays in the digestive tract where it is needed. On the other hand, DB-289 which works in the circulatory system, was developed with a proprietary (patented) method of temporarily neutralizing the positive charges which allows it to readily pass through the digestive membranes into the circulatory system where the dications become activated for treatment of diseases.

DAP - 092 As A Therapy for Cryptosporidiosis

      DAP-092 is derived from the pharmaceutical technology platform and was designed to block key enzymes from binding to the minor groove of the Cryptosporidium parvum parasite's DNA, thus inhibiting or killing the growth of the organism. Dicationic compounds with strong positive charges generally cannot pass through the membranes which separate the digestive tract from the circulatory system. DAP-092 is unique because it will work directly in the gastro-intestinal tract (gut) and not be absorbed into the circulatory system, substantially reducing the possibility of adverse side effects. The Company has specifically targeted Cryptosporidium in an effort to take advantage of the fast-track FDA approval process often afforded to drugs which cure diseases for which there is no acceptable treatment.

      The prevalence of Cryptosporidium parvum in the general population has been reported by Dr. Ron Fayer, in his textbook, "Cryptosporidium and Cryptosporidiosis", CRC Press, 288 pp, 1979, by assessing the number of individuals in each country with antibodies to Cryptosporidium. The number of individuals exposed to Cryptosporidium varies from 30% to 35% in the industrial world (including the United States) to 50% to 65% in some countries in Central and South America where sanitation is poor. Although in the past several years there has been a drop in the incidence of Cryptosporidium in HIV positive patients in the United States (due to new protease drugs), the prevalence in the general population remains unchanged. In other parts of the world where sanitation and hygiene are extremely poor (including parts of Africa where AIDS is endemic) it is anticipated that diarrhea and wasting caused by Cryptosporidium are increasing. The Company estimates from incidence reports and prevalence data of the general population the worldwide market potential for DAP-092 to be approximately $100 million per annum.

      The Company's DAP-092 pharmaceutical product has demonstrated efficacy in animal tests against Cryptosporidium parvum, a parasite that causes a debilitating diarrhea and wasting syndrome that affects cancer patients, AIDS patients and a growing number of pediatric patients worldwide, which can lead to death in severe cases. There is no drug currently approved for its treatment.

      DAP-092 has been tested in several animal models infected with Cryptosporidium parvum. In the data from the neonatal mouse model shown in the table below, as higher doses of orally administered DAP-092 were given to the mice, a significant reduction in the organisms were observed. At a dose of 4.7 mg/kg, there was approximately a 90% reduction in the number of organisms measured in the stools of the mice. At doses five-time the effective dose no toxicity or side effects were observed in animal models.

               Activity of DAP-092 Against Cryptosporidium parvum
                        Neonatal Mouse Model of Infection

                               [GRAPHIC OMITTED]

            The activity of DAP-092 was compared to saline control.

DB-289 As a Therapy for PCP and Other Diseases

      DB-289 was specifically developed to be a substitute for Pentamidine. However, unlike Pentamidine, which is administered in a cost intensive hospital setting, DB-289 can be self-administered orally by the patient outside the hospital, making it a much more cost effective treatment. In immuno-compromised individuals infected with PCP, the lungs are often filled with mucus and other fluids, resulting in compromised air passages causing potentially life-threatening pulmonary disease. Since up to 40% of immuno-compromised patients become intolerant of Trimethoprim-Sulfamethoxazole ("TMP/SMX"), the current drug of choice for PCP, physicians then prescribe Pentamidine as the second-line alternative. Because it is a dication and cannot pass through the digestive tract to enter the bloodstream, Pentamidine can be administered only intravenously or via inhalation therapy. In addition, because it is highly toxic and has a narrow therapeutic window, Pentamidine is given only under constant medical supervision. The Company's scientists believe that DB-289 will prove to be a superior treatment than Pentamidine, and a substitute for TMP/SMX in patients sensitive to sulphur-based drugs.

      DB-289 has been studied extensively in animal model systems of Pneumocystis carinii. UNC developed the standard laboratory animal model for evaluating the efficacy of new drugs for the treatment of PCP. The laboratory results from the immune suppressed rat model shows that DB-289 is a very effective oral drug for the treatment of PCP. The data in the chart shows that as the dose increases, the number of cysts observed in the lungs of the mice is reduced. In the high dose groups (greater than 2.4 mg/kg), PCP was not found in the lung tissues of the rats during histology examinations.

                           Activity of DB-289 Against
                      Pneumocystis carinii Pneumonia (PCP)

                                [GRAPHIC OMITTED]

      DB-289 is an analog of Pentamidine, in which the charges have been temporarily neutralized to enable DB-289 to cross the digestive membranes. Also, DB-289 was designed with a more stable linker structure which results in breakdown products that are far less toxic than those resulting from the breakdown of Pentamidine. Once DB-289 enters the bloodstream, naturally occurring enzymes remove the neutralizing groups that mask the positive charges, thereby exposing the active drug. Because of this masking technology, DB-289 can be taken orally. In addition, because of its reduced toxicity, DB-289 requires less medical supervision than Pentamidine. Consequently, the Company believes DB-289 will replace Pentamidine as the second line therapy for PCP and capture a significant portion of the TMP/SMX market given the potential for serious allergic reactions to sulfur based drugs. Although Pneumocystis carinii pneumonia remains the most common opportunistic infection in HIV/AIDS patients, the number of annual cases has decreased with the use of protease inhibitor drugs. The Company estimates that the current market for treating PCP is over $100 million annually, plus the uses of DP-289 for treating tropical diseases such as Lieshmania and Trypanosomiasis (see paragraph below) with a potential market for the drug of over $200 million annually.

The Company's Pipeline of Dication Pharmaceuticals

      In addition to treating PCP, Company scientists have shown through animal studies that dication compound DB-289 is active against Leishmania mexicana amazonesis, an organism that causes ulcerating skin lesions, Leishmania denovni, an organism that causes a potentially fatal visceral disease, and against Trypanosoma brucei rhodesiense, a parasite that causes slow deterioration of organs, tissues, and the central nervous system, which is fatal if untreated. In May 1998, the Company received a Small Business Technology Transfer Grant ("STTR") to study dication compounds as a treatment for various tropical diseases. The Company has been contacted by the Center for Disease Control ("CDC") about the availability of dication compounds to treat a recent epidemic of Trypanosomiasis (sleeping sickness) in the Sudan. The World Health Organization (WHO) estimates that 55 million people in Central Africa are at risk for Trypanosomiasis. In the last survey conducted by the WHO, they forecast that there are 300,000 to 500,000 active cases of the disease, with an "epidemic situation" in the Sudan, Angola, and the Democratic Republic of Congo. The Company's scientists are also collaborating with experts from the Walter Reed Army Institute for Medical Research, the Southern Research Institute and other universities to expedite the development of compounds effective against Trypanosomiasis, Leishmania, malaria and tuberculosis.

      The Company has other dicationic compounds in the initial stages of development directed at several large markets:

      Fungal Infections. Fungi, especially the three most common forms - Candida albicans, Cryptococcus neoformans and Aspergillosis fumigatus - cause major health complications, particularly in patients with compromised immune systems. A number of the Company's dicationic compounds have not only stopped the growth of fungi in both in vitro and limited in vivo tests, but have actually killed the fungi (fungicidal), thus being superior to Fluconazole, the most commonly used anti-fungal drug, which only stops the growth of the organism (fungistatic). Initial responses indicate that the Company's compounds are effective in treating a broad spectrum of blood-based fungal infections.

      Initial studies applying 30 of the Company's compounds against fungi have been conducted by academicians and several large pharmaceutical companies. The results have been encouraging and the pharmaceutical companies have committed to conducting animal testing of certain of the Company's anti-fungal compounds. If the initial animal studies are positive, the next step would be to conduct human clinical trials.

      Given that the fungicidal market is several billion dollars, the Company may seek to develop its anti-fungal products independently if it raises additional funding for a worldwide market. In the alternative, the Company will look to a collaborative venture with a large pharmaceutical company for additional funding.

      Tuberculosis Mycobacterial Infections. Immuno-compromised patients are increasingly developing infections from drug-resistant strains of tuberculosis. Eighty percent of AIDS patients infected with drug-resistant Mycobacterial tuberculosis die. Thus far, 19 of the Company's compounds have shown effectiveness against these diseases in in vitro testing and have advanced into animal tests to be performed under the auspices of the NIH at the Tuberculosis Antimicrobial Acquisition and Coordinating Facility at the Southern Research Institute.

      A total of 70 of the Company's compounds were tested in vitro against Mycobacterium avium organisms isolated from patients; 20 of these compounds were up to 500 times more potent than Azithromycin, the drug currently used as the standard for treating tuberculosis. Consequently, the Company will continue to work with the NIH and collaborating laboratories, as well as several pharmaceutical companies, to complete testing and advance these compounds into clinical trials to treat the emerging, drug-resistant strains of tuberculosis.

      HIV. The Company has designed a class of dicationic compounds to treat HIV. Based upon the initial results of the in vitro and animal studies conducted at Auburn University, the Company intends to develop further modifications of these compounds and is in discussions with a potential licensee, which will provide the funds for further testing. These compounds represent a new class of antiviral drugs. These drugs inhibit the integrase enzyme which the HIV virus needs to "integrate" into human DNA in order for the virus to divide and multiply.

      Other Infections. Some of the Company's pharmaceutical compounds are effective against Giardia lambia, an enteric protozoa that is one of the most widespread causes of common diarrhea. Other compounds are effective against chloroquine- and mefloquine-resistant strains of Plasmodium falciparum, the organism that causes malaria. Company scientists have shown that certain compounds are active against Leishmania mexicana amazonesis, an organism that causes ulcerating skin lesions, Leishmania donovni, an organism that causes a potentially fatal visceral disease, and against Trypanosoma brucei rhodesiense, a parasite that causes slow deterioration of organs, tissues and the central nervous system.

      Cancer. In the past two years, the National Cancer Institute (NCI) has tested over 500 of the Company's dication compounds for anti-cancer activity. The NCI reported that a significant number of the compounds had potent and select activity against many different types of cancer cells. The dication drugs have shown anti-cancer activity using a similar mechanism of action as shown with infectious organisms; (1) the drugs bind in the minor groove of the DNA of the cancer cells, and (2) blocks specific enzymes that are critical to the cell's DNA function. A certain number of the compounds show a third anti-cancer mechanism which potentially represents a new class of chemotherapeutic compounds that work as alkylating agents (drug that irreversibly transfer chemical groups onto the DNA). Since dications preferentially bind to adenosine rich regions of the DNA, these compounds are unique from currently used alkylating chemotherapeutic agents that are known to preferentially alkylate guanine bases of the DNA. The overall effect of the binding of the dication compounds to DNA stops the progression of the disease and kills the cancer cell.

      To date, the NCI has identified forty-seven of the Company's compounds with impressive specificity and potency as anti-cancer agents. Eighteen of these compounds were chosen by the NCI to advance into in vivo testing in mice. The early results show that specific dication compounds have activity against different cancer types and that most of the compounds tested had activity at low doses. Dr. David Boykin, Regents Professor of Chemistry, Georgia State University and the Company's lead scientific consultant in the discovery and development of dication drugs for cancer, has applied for a $5 million NCI grant to continue the development of dication and related compounds as anti-cancer chemotherapeutic drugs. He will work with the company's scientists and other scientists from a consortium of universities which include the University of North Carolina at Chapel Hill and Auburn University.

      The Company will pursue the clinical development of its pipeline compounds for these clinical indications while conducting clinical trials to obtain FDA approvals of DAP-092 for Cryptosporidiosis and DB-289 for PCP.

Biological Products - mCRP and rmCRP

      The Company's biological program is focused on strengthening the innate or natural immune system by (i) improving the structural environment around cells and vascular tissue and (ii) reprogramming cancer cells to act normally. The Company's current biological products are derivatives of CRP, a naturally occurring element of the human immune system and an important component of the body's immediate immune response. When triggered, the immune system coordinates physiological, biochemical, hormonal and immunological reactions to injury or infection. It is the body's primary defense against disease. The Company's scientists discovered that, as part of the immune system's response to disease, the blood protein CRP is modified by the body to form modified CRP. Modified CRP ("mCRP") forms lattice-like meshworks that strengthen tissues and interconnective structures which work to increase their ability to resist disease and improve the effectiveness of the immune system. Using monoclonal antibodies, the Company's scientists found that mCRP occurs naturally in healthy tissues surrounding blood vessels, in the structural tissues inside lymphatic organs, and in cells having important secretory functions (e.g. ductal epithelial cells, insulin-secreting islet cells of the pancreas). In contrast, mCRP is either absent or present in greatly reduced quantities in cancerous tissues such as those found in the lung, breast, or prostate. mCRP functions not only as a barrier to the spread of disease, but as a scaffold to order, organize, and optimize biochemical and immunological reactions. When this "scaffold" is damaged or weakened, the immune response is compromised and unable to resist diseases which it would otherwise overcome.

      The term "cancer" includes many different types of uncontrolled growth of otherwise normal cells. Rapidly dividing cancer cells produce enzymes which attack and weaken surrounding tissues, allowing cancer cells to grow unrestrained and become tumors. As cancer cells grow they may also metastasize, that is, spread from the primary site to secondary sites within the body. Unrestrained growth of cancerous cells may destroy surrounding organs or impair physiological functions, often leading to death. The Company's scientists have discovered that when cancerous cells come in contact with mCRP, cell behavior is markedly changed, abnormal rapid growth ceases and the cell returns to normal activity. The Company's biological program focuses on replacing mCRP in areas where deficient, increasing barriers between cells to reduce the entry and propagation of disease, and enhancing the body's immune reactions.

      The Company's scientists believe that commercial quantities of a recombinant (synthetic) form of mCRP ("rmCRP") could be used to treat HIV and cancer patients because, as these scientists recently discovered, when human cancer cells or HIV-infected lymphocytes come in contact with rmCRP, their cell morphology is markedly changed and their metabolic activity increases. The cells shift away from phases of DNA duplication to phases of enhanced functional activity. The effects of such shifts could be strongly positive in the fight to stop the growth and spread of disease.

o In cancer, when cells divide uncontrollably, the Company's scientists believe that therapeutic application of rmCRP will stop DNA synthesis and slow down the proliferation of cancer cells as it strengthens the immune system to attack the defective cells.

o In viral infections such as HIV, viruses take over a cell and direct its activities, merging the virus's genes with the DNA of the host cell. The Company's scientists believe that therapeutic applications of rmCRP will inhibit the synthesis of DNA by the host cell, thus preventing viral genes from reproducing themselves.

            Preclinical studies have shown that mCRP and rmCRP have the following results when used against a number of different diseases:

o mCRP stopped tumor growth and lead to tumor cell death or necrosis, and reduced the spread of metastatic lesions in mouse models of several common adenocarcinomas

o mCRP and rmCRP prevented the HIV virus from infecting CD4+lymphocytes in laboratory tests

o     mCRP and rmCRP lowered both free virus and cell-associated virus

      As an adjunct to standard chemotherapy regimens, injections of rmCRP also enhanced the effectiveness and reduced the toxicity of a chemotherapeutic agent in a mouse model of leukemia. In addition, rhesus monkeys infected with SIV (the simian form of HIV), were able to safely tolerate injections of rmCRP, and rmCRP treatments increased CD4+lymphocyte levels and platelet levels, and decreased blood viral load.

      A Phase I proof-of-principle human trial for mCRP was performed in 1994 in Germany in three HIV-infected men. Each volunteer received seven intravenous doses of mCRP over a two-week period. The injections were safely tolerated, CD4+lymphocytes increased from 10 to 50 percent, platelet numbers and volume increased notably, and blood viral load decreased within the four-week study period. Thereafter, the Company developed rmCRP and in 1996, began to conduct a larger scale clinical program in Germany by using a dose-escalation, placebo-controlled protocol. Five groups of four HIV-infected men were treated with 10 intravenous injections of rmCRP each over a 12-day period. All patients safely completed therapy with no adverse effects noted; the drug was shown to be nontoxic at high doses. At a dose of 2 mg/kg, patients receiving rmCRP showed the same favorable immune, hematopoietic, and antiviral effects observed in the Company's preclinical and initial human clinical trials; there was an increase in CD4+ counts and platelets and a decrease in plasma HIV load.

TARGET MARKET

      The market for the Company's products consists of those seeking to treat cancer and HIV disease and the opportunistic infections associated with immune suppressed patients. According to the Centers for Disease Control and Prevention
(CDC), cancer and infectious diseases rank second and third as causes of death in the United States. In 1997, approximately 538,000 deaths (one of every four) resulted from cancer. Over 1.2 million people are diagnosed with cancer every year, and one of every four Americans now living will eventually develop cancer. In 1997, the estimated cost to society to treat cancer patients was over $100 billion, more than $5 billion of it for drugs (both chemotherapeutic agents and treatments for opportunistic infections).

      The infectious disease market represents a major opportunity for Immtech. Infectious diseases cause approximately 175,000 deaths in the United States annually - 40 to 50 per cent from respiratory infections, and approximately 20 percent from opportunistic infections associated with HIV disease and AIDS. In addition, 2 million people will contract infections this year during a hospital stay, adding approximately 8 million days of extended hospital stay at an annual cost of $4.5 billion.

      In 1997, worldwide sales of drugs to combat infectious disease were approximately $26 billion, including $7 billion in the United States. Three individual drugs each had sales of more than $1 billion. Most prominent anti-infectives have targeted bacterial and fungal infections. However, there is an acute need to develop new drugs to treat not only primary infections but secondary or opportunistic infections as well. The emergence around the world of drug-resistant strains of micro-organisms has contributed to this need, as has the growing immuno-suppressed population created by disease (e.g., HIV) and the use of immunosuppressive drugs (e.g., chemotherapeutic agents).

      Worldwide sales of drugs used to treat opportunistic infections are estimated at more than $1 billion annually and are growing at more than 20 percent per year. Cancer patients account for the largest number of opportunistic infections (an estimated 500,000 patients in the United States and 1 billion worldwide). Of the approximately 200,000 AIDS patients in the United States, one-fourth will develop opportunistic infections which become life-threatening. Before 1987, opportunistic infections generally occurred as single infections; today, 50 to 75 percent of AIDS patients develop multiple opportunistic infections. The use of protease inhibitors as antiviral therapy in HIV positive patients has reduced the number of opportunistic infections reported in the U.S. The protease drugs are often used in combination therapy made up of several different protease drugs in a cocktail. This cocktail therapy is very expensive (requires a rigid protocol for taking the drug) and is only used in patients that can afford the high cost of the drugs. Further, in recent meetings at the NIH, it has been reported that protease resistant strains of the HIV virus are developing in a significant number of patients. This trend suggests that over the next five years there will be an increase in opportunistic infections in the HIV patient population.

      The CDC recently issued a warning that drug-resistant forms of Mycobacterium tuberculosis ("TB") are becoming prominent opportunistic infections. The estimated annual cost to eradicate TB, reported to be $36 million in 1987 and $540 million in 1992, is estimated to have reached $825 million in 1996. In the state of New York, 23% of TB patients show signs of having drug-resistant strains. It is estimated that 80% of patients with multi-drug resistant TB die.

      Another emerging opportunistic infection, Cryptosporidium parvum, occurs not only in AIDS patients but in patients with cancers and heart disease, and occasionally in the general population. The outbreak of Cryptosporidium parvum in Milwaukee in 1993 afflicted approximately 400,000 people and was fatal to
100. This potentially life-threatening ailment affects 2-5% of AIDS patients, with greater prevalence outside the United States, where protease inhibitors have reduced the incidence. To date, there is no approved drug to treat Cryptosporidium parvum-associated diarrhea. Immtech aims to have the first drug in clinical trials and approved for treatment of this condition, although there can be no assurance this will occur.

COMPETITION

      Competition in the biotherapeutic, biotechnology and biopharmaceutical industries is intense. Factors such as scientific and technological developments, the availability of patents, timely governmental approval for testing, manufacturing and marketing, and the ability to commercialize products in a timely fashion play a significant role in determining a company's ability to effectively compete. Furthermore, these industries are subject to rapidly evolving technology that could result in the obsolescence of any products developed by the Company. The Company competes with many specialized biopharmaceutical firms, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many of these companies have concentrated their efforts in the development of human therapeutics, and developed or acquired internal biotechnology capabilities. These companies, as well as academic institutions, governmental agencies and other public and private organizations conducting research, also compete with the Company in recruiting and retaining highly qualified scientific personnel and consultants and may establish collaborative arrangements with competitors of the Company.

      The Company's competition will be determined in part by the potential indications for which the Company's products are developed and ultimately approved by regulatory authorities. The Company is relying on its collaborations with the Consortium, Pharm-Eco, UNC and NextEra Therapeutics to enhance its competitive edge by providing manufacturing, testing and commercialization support.

      The Company knows of other companies and institutions dedicated to the development of therapeutics similar to those being developed by the Company, including Eli-Lilly, Hoffman-LaRoche and Abbott Laboratories. Many of the Company's competitors, existing or potential, have substantially greater financial and technical resources and therefore may be in a better position to develop, manufacture and market biopharmaceutical products. Many of these competitors are also more experienced with regard to preclinical testing, human clinical trials and obtaining regulatory approvals. The current or future existence of competitive products may also adversely affect the marketability of the Company's products.

COLLABORATIVE ARRANGEMENTS

      The Company intends to continue to conduct independent research and to rely upon business-sponsored research programs, joint ventures and other forms of collaborative programs for product development, manufacturing and marketing. The Company considers its current collaborative relationships significant to the successful development of its business and believes that it will enter into arrangements in the future to develop, manufacture and market not only the products on which it is currently focusing, but also those which it will seek to commercialize.

Pharmaceutical Products-Dications

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by the Consortium pursuant to an Agreement, dated January 15, 1997 (as amended, the "Consortium Agreement") among the Consortium, Pharm-Eco and UNC on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Immtech-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that Immtech and Pharm-Eco, with respect to the Current Compounds, and Immtech and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, Immtech has agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its Common Stock to raise at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,0000 by April 30, 1999. Upon the closing of the IPO or the Alternative Financing, Immtech will: (i) use the greater of (x) 33% of the net proceeds from the IPO or an Alternative Financing or (y) $5,000,000, to develop the Compounds, (ii) issue an aggregate of 611,250 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 137,500 shares to be issued to the Consortium, (iii) issue warrants to purchase an aggregate of 850,000 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by Immtech; and (iv) upon the filing by Immtech of an NDA or ANDA with the FDA with respect to any product, issue an aggregate of 150,000 shares of Common Stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 100,000 shares of Common Stock to be issued to the Consortium. In addition, Immtech will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the Royalty Rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that Immtech sublicenses its rights with respect to the Compounds, Immtech will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement.

      Upon closing of this Offering: (a) Pharm-Eco will be entitled to designate for appointment one representative to Immtech's Board of Directors, (b) UNC will be entitled to designate one person as a non-voting observer of all meetings and other proceedings of Immtech's Board of Directors, (c) Immtech will make quarterly $100,000 Research Grants to UNC commencing on the final day of the month during which the closing of this Offering occurs, and continuing every three months thereafter until, at a minimum, the third anniversary of this Offering and (d) Immtech will pay all costs to prosecute, maintain and defend all patents and patent applications relating to any Compounds or products.

      Upon raising $4,000,000, Pharm-Eco will grant Immtech a license to use the Current Compounds only as antimicrobial agents and UNC will grant Immtech a license to use the Future Compounds only as antimicrobial agents. The initial $5,000,000 in funds raised by Immtech (including the initial $4,000,000 referenced above) will be applied to the advancement of dications. Once Immtech has raised more than $10,000,000 both Pharm-Eco and UNC will grant an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for Immtech to fulfill its obligations under the Agreement, Immtech has agreed to (i) provide financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) pay fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) pay arrearages of approximately $150,000 in research support accrued prior to the date of the First Amendment within 30 days of the closing of the IPO, (iv) replenish Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spent due to the delay in receipt of the Research Grants, currently estimated at $150,000 and (v) provide each of UNC and Pharm-Eco with 25,000 shares of Common Stock of Immtech.

Formation of NextEra Therapeutics, Inc.

      The Company has entered into a joint venture agreement with Franklin Research Group ("Franklin"), pursuant to which the parties have formed a corporation, NextEra Therapeutics, Inc. ("NextEra"), to develop therapeutic products for treating cancer and related diseases. NextEra will focus initially on the development of recombinant modified CRP ("rmCRP"). NextEra plans to fund the development of rmCRP through Phase I, II and III clinical trials and early commercialization.

      The joint venture agreement, commits Franklin to invest a minimum of $1,350,000 to fund the Phase I human clinical trials using rmCRP in return for 510,000 common shares of NextEra. Of the $1,350,000 minimum investment, NextEra has received $436,000 and Franklin has secured an irrevocable letter of credit in favor of NextEra for $600,000. Immtech will contribute its rmCRP technology, including relevant patents and know-how, as well as the use of its current laboratory facilities, for 330,000 common shares of NextEra. NextEra's scientists are in the process of preparing drug substance and documents for a safety study in 30-40 cancer patients to be carried out at Northwestern University. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer.

      At the conclusion of the Phase I trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it will invest a minimum of an additional $6,500,000 for which it will receive an additional 160,000 common shares of NextEra. If Franklin decides not to proceed, Immtech can purchase majority control of NextEra by buying stock at $1.00/share until enough shares are purchased for majority control. In addition, if Franklin elects to proceed, at its option, Immtech can invest $1,625,000 of the $6,500,000 required of Franklin after the Phase I trial, in which event Franklin will receive only 40,000 of the 160,000 shares to which it otherwise would be entitled.

      In addition to the shares of NextEra that are held by Immtech and Franklin, 33,000 shares are held by Dr. Potempa, 100,000 shares will be reserved for issuance to employees of the Company and Dr. Potempa has been granted an option to purchase 30,000 shares.

      NextEra will fund the operation of Immtech's primary facility, including employees' salaries related to work on rmCRP and overhead associated with the project. Currently, this includes all employees except the President and Chief Financial Officer. In addition, NextEra will fund the maintenance and prosecution of all patents that are part of the intellectual property transferred to NextEra by Immtech.

Manufacturing Joint Venture

      The Company has executed a letter of intent to form a manufacturing joint venture with Pharm-Eco to produce GMP-quality dicationic drugs and products for clinical testing and for early commercialization. Pharm-Eco is a full-service drug synthesis and chemical services company that has synthesized numerous compounds and advanced them into clinical testing. Pharm-Eco is known internationally for providing high-quality contract manufacturing services to NIH, the U.S. military, the federally-funded AIDS programs, and numerous large pharmaceutical firms. Pharm-Eco has extensive experience in developing and validating bulk pharmaceutical processes and in preparing Drug Master Files.

      It is contemplated that the joint venture will reduce the cost and risk associated with manufacturing the initial pharmaceutical products (DAP-092 and DB-289). Once the commercial sale of products begins, Immtech and Pharm-Eco will deduct their costs associated with making and marketing (including selling, marketing, and regulatory support) products. The remaining margin, after the costs have been subtracted, will be divided equally between the joint venture partners. At such time when Immtech's sales reach $20 million for DAP-092 and DB-289, Immtech can elect not to use the joint venture or Pharm-Eco for manufacturing, whereupon Immtech would be required to pay a royalty to Pharm-Eco of no more than 2% of sales.

RESEARCH AND DEVELOPMENT

Pharmaceutical

      The Company conducts independent research and development efforts and is also a participant since 1997 in the Consortium organized by Dr. Richard R. Tidwell of UNC. Many of the world's leading experts in opportunistic infections are affiliated with members of the Consortium, including:

o     Dr. James E. Hall of UNC (for Pneumocystis diseases)
o     Dr. John Perfect of Duke University (for fungal diseases)
o     Dr. Byron Blagburn of Auburn University (for parasitic diseases)
o Dr. Christine Dykstra of Auburn (for the molecular and biochemical effects of dicationic compounds on DNA and for viral disease)
o Drs. Dave Wilson and Dave Boykin of Georgia State University (for the chemical design, synthesis, and molecular characterization of novel anti-infective drugs).

      The National Institutes of Health (NIH) has awarded two National Cooperative Drug Development Grants to the Consortium, which has developed a library of 800 compounds that have been tested in vitro and in animals against infectious disease agents.

      The Company is aggressively seeking to commence human clinical trials with well-defined, short-term clinical end points. DAP-092, DB-289 and rmCRP are being produced under GMP conditions, and study protocols and regulatory information are being compiled in anticipation of starting clinical trials by 1999.

      The Company plans to conduct multiple clinical trials using dication drugs. Specifically:

      o DAP-092 will be given orally to patients afflicted with severe diarrhea caused by the intestinal parasite Cryptosporidium parvum. Final plans are in place for synthesis, final toxicology testing prior to human use, adsorption, distribution, metabolism and excretion analyses, formulation for administration, and regulatory approvals. This study is intended to establish that DAP-092 reduces the duration of Cryptosporidium parvum-caused diarrhea, the associated weight loss, and the number of Cryptosporidium parvum organisms excreted in the stool.

      o DB-289 entered into a Phase I/IIa trial as an orally active prodrug formulation to treat PCP. DB-289 is designed to cross the intestinal membrane to get into the bloodstream, where it is activated by natural enzymes found in human cells. Once activated, the drug kills the microbes causing the pneumonia, resulting in a clearing of the airways. The Company is pursuing an A-IND (an abbreviated IND for rapid FDA approval) for this human trial because the Company's application will focus primarily on enhancing the safety and delivery mechanics of a currently approved drug. The Company will test its prodrug in PCP-infected AIDS patients.

Biological

      The Company has completed two human Phase I biological clinical trials of its biological products. Biological trials conducted to date have had promising results:

      o In 1994, a proof-of-principle Phase I human clinical safety study of mCRP, conducted in a limited number of HIV-positive patients in Germany, established that mCRP can be safely injected intravenously in multiple-injection protocols. During treatment, CD4+ and CD8+ cell counts increased, HIV viral titers decreased, platelet numbers increased, and platelet mass increased significantly.

      o In 1995-1996, the Company developed a recombinant form of mCRP (rmCRP), which was tested in a follow-up human Phase I/IIa dose escalation clinical trial, also in Germany. Consistent with the initial trial in both safety and efficacy, rmCRP enhanced the immune system (i.e., lymphocytes increased and viral load decreased) and increased the number of circulating platelets.

      The next step is to test rmCRP in a Phase I/IIa trial in cancer patients with funds provided by Franklin. Initial studies will investigate the safety and anti-cancer activity of rmCRP as a primary therapy. A cohort of 25 to 50 cancer patients with various malignancies will be enrolled. The anti-cancer effects of rmCRP will be monitored by changes in relative levels of blood markers of cancer, non-invasive diagnostic imaging techniques, and biopsy evaluations.

MANUFACTURING

      Pharmaceutical Products. The Company has executed a letter of intent to form a manufacturing joint venture with Pharm-Eco to produce GMP-quality dicationic drugs and prodrugs for the initial two compounds (DAP-092 and DP-289) for clinical testing and early commercialization. See "Collaborative Arrangements."

      Biological Products. The Company has developed a recombinant form of the protein rmCRP. Recombinant manufacturing involves the use of cloned genetic material (DNA) to produce proteins in large quantities. The Company's scientists have successfully cloned and expressed the gene from mCRP in Escherichia coli ("E. coli"). The Company has developed methods to isolate rmCRP from E. coli and remove other cell debris produced in the fermentation process. The Company's scientists have determined that the recombinant protein has the same characteristics as the naturally occurring protein, which showed promising safety and efficacy characteristic in the Company's initial human trial. The Company is continuously documenting the safety and efficacy of recombinant mCRP to expeditiously file an IND to conduct Phase I&IIa trials with the products.

      The Company intends to execute a contract with a third party manufacturer to manufacture rmCRP on a commercial scale. The recombinant mCRP has been isolated and purified to completion, and the Company has completed development of a formulation method that is suitable for sterile and ongoing clinical trials. The Company expects that the third party manufacturer will make sufficient quantities of rmCRP to satisfy requirements for Phase I & IIa clinical trials.

PATENTS AND LICENSES

      The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. Although the Company aggressively pursues patent protection, obtaining patents for biopharmaceutical products involves complex legal and factual questions and consequently involves a high degree of uncertainty. The Company has a policy of developing new forms of and uses for its products and then applying for a patent on each newly developed product.

      There can be no assurance that any particular patent will be granted or that patents issued to the Company will provide the protection contemplated. Patents can be challenged, invalidated or circumvented. It is also possible that competitors will develop similar products simultaneously. The Company and the Consortium have filed a total of 157 patent applications in the United States and other countries worldwide.

      The Company, by itself or jointly with others, has applied for 19 United States patents, seven of which pertain to diagnostic or device products and 12 of which pertain to the lead biotherapeutic product, rmCRP. The 12 patent applications for rmCRP cover its clinical uses for (1) treating cancer, viral infections, bacterial infections, thrombocytopenia, and immune complex disease,
(2) diagnostic imaging of tissue based disease, (3) monoclonal antibodies which specifically bind rmCRP and (4) the production and isolation of rmCRP. To date, the Company has been issued 11 of the 12 United States patents for the uses of mCRP. In total, the Company has filed 57 patent applications in the U.S. and in various global markets on its biological products.

      The Company has also obtained worldwide exclusive licensing rights to 100 additional patents filed domestically and globally for its pharmaceutical products. The pharmaceutical patent applications cover compound structure and uses for the treatment of infections caused by Pneumocystis carinii pneumonia, Cryptosporidium parvum, Giardia lamblia, Leishmania mexicana amazonesis, Trypanosoma brucei rhodesienes, various fungi, Plasmodium falciparum and HIV. Also, patent applications cover the process for making prodrugs and the uses of the Company's unique compounds to detect and quantify nucleic acids and cytoskeleton elements. To date, 27 U.S. patents and 68 total patents have been issued on the Company's pharmaceutical products.

      Five of the 12 U.S. patents relating to mCRP products were filed jointly with Northwestern University or Rush Medical School, and the Company retains exclusive worldwide rights to use the technology covered by these patents pursuant to license agreements. All of the Company's patents on its pharmaceutical products have been filed jointly with the University of North Carolina at Chapel Hill and the other academic institutions of the Consortium.

      It should be noted that as of June 8, 1995, certain legislative changes implementing the General Agreement on Trade and Tariffs resulted in changes to United States patent laws that affect the length of patent protection. Whereas the term for patent applications used to be for a period of seventeen years from the date of grant, the new term of a United States patent commences on the date of issuance and terminates twenty years from the earliest effective filing date of the application. The time from filing to issuance of biotechnology patent application is often more than three years; consequently, a twenty-year term from the effective date of filing may result in a negative impact on the Company's patent position by offering a substantially shortened term of protection.

      The Company's potential products may conflict with patents which have been or may be granted to competitors, universities or others. As the biopharmaceutical industry expands and more patents are issued, the risk increases that the Company's potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources.

      The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or technology, or that the Company can meaningfully protect its rights to unpatented trade secrets.

      The Company requires its employees, consultants and advisors to execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

GOVERNMENT REGULATION

      The Company's development, manufacture and potential sale of therapeutics is subject to extensive regulation by United States and foreign governmental authorities.

      Products being developed by the Company may be regulated by the FDA as drugs or biologics. New drugs are subject to regulation under the Federal Food, Drug, and Cosmetic Act, and biological products, in addition to being subject to certain provisions of that Act, are regulated under the Public Health Service Act. The Company believes that drug products developed by it or its collaborators will be regulated either as biological products or as new drugs. Both statutes and the regulations promulgated thereunder govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, advertising and other promotional practices involving biologics or new drugs. FDA approval or other clearances must be obtained before clinical testing, and before manufacturing and marketing, of biologics and drugs.

      Obtaining FDA approval has historically been a costly and time consuming process. Generally, in order to gain FDA pre-market approval, a developer first must conduct pre-clinical studies in the laboratory and in animal model systems to gain preliminary information on an agent's efficacy and to identify any safety problems. The results of these studies are submitted as a part of an investigational new drug ("IND") application, which the FDA must review before human clinical trials of an investigational drug can start. The IND application includes a detailed description of the clinical investigations to be undertaken.

      In order to commercialize any product, the Company or its collaborator must sponsor and file an IND and be responsible for initiating and overseeing the clinical studies to demonstrate the safety, efficacy and potency that are necessary to obtain FDA approval of any such products. For Company or collaborator-sponsored INDs, the Company or its collaborator will be required to select qualified investigators (usually physicians within medical institutions) to supervise the administration of the products, and ensure that the investigations are conducted and monitored in accordance with FDA regulations, including the general investigational plan and protocols contained in the IND. Clinical trials are normally done in three phases, although the phases may overlap. Phase I trials are concerned primarily with the safety and preliminary effectiveness of the drug, involve fewer than 100 subjects, and may take from six months to over one year. Phase II trials normally involve a few hundred patients and are designed primarily to demonstrate effectiveness in treating or diagnosing the disease or condition for which the drug is intended, although short-term side effects and risks in people whose health is impaired may also be examined. Phase III trials are expanded clinical trials with larger numbers of patients which are intended to evaluate the overall benefit-risk relationship of the drug and to gather additional information for proper dosage and labeling of the drug. Clinical trials generally take two to five years to complete, but may take longer. The FDA receives reports on the progress of each phase of clinical testing, and it may require the modification, suspension, or termination of clinical trials if it concludes that an unwarranted risk is presented to patients.

      If clinical trials of a new product are completed successfully, the sponsor of the product may seek FDA marketing approval. If the product is regulated as a biologic, the FDA will require the submission and approval of both a Product License Application ("PLA") and an Establishment License Application before commercial marketing of the biologic. If the product is classified as a new drug, the Company must file a New Drug Application ("NDA") with the FDA and receive approval before commercial marketing of the drug. The NDA or PLA must include detailed information about the drug and its manufacture and the results of product development, preclinical studies and clinical trials. The testing and approval processes require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. NDAs and PLAs submitted to the FDA can take, on average, two to five years to receive approval. If questions arise during the FDA review process, approval can take more than five years. Notwithstanding the submission of relevant data, the FDA may ultimately decide that the NDA or PLA does not satisfy its regulatory criteria for approval and deny approval or require additional clinical studies. In addition, the FDA may condition marketing approval on the conduct of specific post-marketing studies to further evaluate safety and effectiveness. Even if FDA regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.

      The Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs with respect to marketing outside the United States. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

EMPLOYEES

      The Company currently has three employees, all of whom hold advanced degrees. Through its collaborative agreement with the UNC Consortium, approximately 25 researchers associated with institutions such as UNC, Auburn University, Duke University and Georgia State University have worked to advance the Company's products toward commercialization. The Company expects, upon completion of this offering, to hire up to 10 employees primarily to focus on clinical development activities and business opportunities. Among the employees to be hired will be a physician to serve as the Company's Clinical Director to coordinate and carry out human trials; several technical employees with experience in preparing pharmaceutical products and recombinant proteins for human trials; an expert in regulatory affairs to oversee clinical trials and government filings; and a quality assurance coordinator to oversee and verify compliance of good laboratory products (GLP) and data reporting. These employees will be engaged directly in supporting the Company's clinical trial programs, and in new product research and development activities.

FACILITIES

      The Company's administrative offices and research laboratories are located in Evanston, Illinois. The Company occupies approximately 2,500 square feet of space under a lease which expires on November 30, 1999. As part of the joint venture with Franklin, the Company's current facilities will also be occupied by NextEra. The Company expects that it will obtain new administrative space, as well as space for research and development activities. Management believes it will be able to secure such space locally and at commercially reasonable rates.

LITIGATION

      The Company is not presently involved in any litigation, nor is it aware of any impending litigation.

                     MANAGEMENT AND KEY SCIENTIFIC PERSONNEL

Executive Officers, Key Scientists, Consultants and Directors

         The executive officers, key scientists, consultants and directors of the Company are as follows:

           Name              Age                      Position
           ----              ---                      --------
T. Stephen Thompson          51     Director, President and Chief Executive
                                    Officer
Lawrence A. Potempa, Ph.D.   46     Vice President-Research and Chief Scientific
                                    Officer
Gary C. Parks                48     Treasurer, Secretary and Chief Financial
                                    Officer
Byron E. Anderson, Ph.D.     56     Director
Emil Soika                   61     Director

      T. Stephen Thompson, President, Chief Executive Officer and Director. Mr. Thompson has served as a Director since 1991. He joined Immtech in April 1991 from Amersham Corporation, where he was President and Chief Executive Officer. He was responsible for Amersham Corporation's four North American divisions:
Life Sciences, Radiopharmaceuticals, Diagnostics, and Quality and Safety Products. In addition, he had direct responsibility for the Clinical Reagent (in vitro diagnostic) Division in the United Kingdom. He was employed by Amersham Corporation from 1986 to 1991. Mr. Thompson has 20 years' experience in health care with previous positions as President of a small diagnostic start-up, General Manager of the Infectious Disease and Immunology Business Unit in the Diagnostic Division of Abbott Laboratories from 1981 to 1986, and Group Marketing Manager for the Hyland Division of Baxter International Inc. from 1978 to 1981. Mr. Thompson is a Director of Matritech, Inc. (Nasdaq: NMPS). Mr. Thompson holds a B.S. from the University of Cincinnati and an M.B.A. from Harvard University.

      Lawrence A. Potempa, Ph.D., Vice President-Research and Chief Scientific Officer. Dr. Potempa has been employed by the Company for 11 years. Dr. Potempa has over 10 years experience in the Biotechnology industry and has successfully brought the Company's lead biological therapy into human trials. Dr. Potempa has an appointment as an Adjunct Associate Professor of the Department of Medicine at Northwestern University Medical School. Dr. Potempa received his B.S. degree cum laude from Bradley University in 1973 and earned his Ph.D. in biochemistry in 1977 at Northwestern University. He was an NIH postdoctoral fellow in Immunology at Rush Medical College until 1981 and was an Assistant Professor at Rush University in the Department of Immunology/Microbiology until he joined Immtech in 1988. He has over 40 publications and is the lead inventor on 39 of the Company's patents. Dr. Potempa is a member of the American Chemical Society and has received various government grants and other awards for excellence.

      Gary C. Parks, Treasurer, Secretary and Chief Financial Officer. Mr. Parks joined Immtech in January 1994, having previously served at Smallbone, Inc. from 1989 until 1993, where he was Vice President, Finance. Mr. Parks was a Division Controller with International Paper from 1986 to 1989. Prior to that, he was Vice President, Finance of SerckBaker, Inc., a subsidiary of BTR plc, from 1982 to 1986 and a board member of SerckBaker de Venezuela. Mr. Parks holds a B.A. from Principia College and an M.B.A. from the University of Michigan.

      Emil Soika, Director. Mr. Soika has served as Director of the Company since March 1999. Since November 1998, he has served as President of Criticare, developer and manufacturer of medical devices. From 1995 to November 1998, he served as Vice President and General Manager of Spacelabs Medical, Inc., a manufacturer of noninvasive medical diagnostic and monitoring equipment. From 1990 to 1994, he served as President and Chief Executive Officer of Block Medical Inc. He has also held various positions with Baxter International, Inc., where he ultimately served as Division President and General Manager of the Auto Syringe Division, directing international manufacturing and sales operations. Mr. Soika holds a B.S.M.E. from Marquette University and an M.B.A. from Northwestern University.

      Byron E. Anderson, Ph.D., Director. Dr. Anderson was a founder of Immtech and has served as a Director since 1984. He is presently a Professor at Northwestern University Medical School in the Department of Cell, Molecular, and Structural Biology. He is a member of the American Association of Immunologists, the American Society of Molecular and Biological Chemists, the American Association for Advancement of Science, and several other biological and medical research societies. Dr. Anderson received his B.A. in Chemistry and Biology from Kalamazoo College in 1963, and a Ph.D. from the University of Michigan. He was a postdoctoral fellow of the Helen Hay Whitney Foundation, a Senior Investigator of the Arthritis Foundation, and a NIH Research Career Development Awardee. His research areas include peptide, protein and glycoprotein structure and function, as well as immunopathology of autoimmune and cancer diseases.

      All directors hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors (the "Board"), until their successors are appointed. As officers of the Company, Mr. Thompson and Mr. Parks devote 100% of their professional time to the Company and Dr. Potempa devotes 25% of his professional time to the Company. There are no family relationships among any directors or executive officers of the Company.

      Pursuant to the Consortium Agreement, upon completion of this Offering Pharm-Eco will have the right to nominate one individual for election to the Company's Board of Directors. Pursuant to its agreement with the Company, upon completion of this Offering RADE will have the right to nominate two individuals for election to the Company's Board of Directors. As of the date hereof, neither Pharm-Eco nor RADE has indicated whether it will exercise its right to nominate someone for election to the Company's Board of Directors.

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any such person.

Employment Agreements

      The Company entered into an employment agreement with Mr. Thompson in 1992 pursuant to which the Company retained Mr. Thompson as its President and Chief Executive Officer for an annual base salary of $150,000 (subject to annual adjustment by the Board), plus reimbursement for related business expenses. The agreement, which includes certain confidentiality and non-disclosure provisions, also grants to Mr. Thompson the right to receive an annual bonus to be established by the Board in an amount not to exceed 60% of Mr. Thompson's annual base salary for the year and certain other fringe benefits. If the Company breaches the agreement or Mr. Thompson is terminated by the Company without cause, he is entitled to all payments which he would otherwise accrue over the greater of nine months from the date of termination or the remaining term under the agreement. Additionally, rights to all options granted to Mr. Thompson pursuant to the agreement vest immediately upon his termination without cause or a change of control of the Company. The term of Mr. Thompson's agreement expires on May 11, 1999, subject to automatic renewal for successive one-year terms unless terminated by either party upon 30 days notice. Except for $12,500 paid to Mr. Thompson during the fiscal year ended March 31, 1998, Mr. Thompson has waived any right to receive salary due under his employment agreement prior to June 30, 1998. Beginning July 1, 1998 and continuing until the Company completes the Offerings, Mr. Thompson has agreed to accept one-half of his annual salary as full satisfaction of the Company's salary obligation under his employment agreement. Upon completion of the Offerings, Mr. Thompson will be paid the full amount of his salary under his employment agreement, but will not be paid amounts previously waived.

      NextEra has entered into a three year employment agreement with Dr. Potempa, with an option on the part of NextEra to extend the agreement for an additional two year period, whereby Dr. Potempa has been retained as the lead scientist for an annual base salary of $120,000. The Agreement provides that Dr. Potempa shall receive bonuses and salary increases as determined by NextEra's CEO and/or Board of Directors. NextEra issued 33,333 shares to Dr. Potempa upon the formation of NextEra. Additionally, Dr. Potempa will receive options to purchase 30,000 shares of NextEra upon submission of an NDA relating to rmCRP to a regulatory agency for product approval. These options shall vest immediately if there is a change of control of NextEra. The employment agreement contains confidentiality and non-disclosure provisions.

      Summary Compensation Table. The following table sets forth certain information for the year ended March 31, 1998 regarding the compensation of the Company's Chief Executive Officer for the fiscal year ended March 31, 1998. None of the Company's employees received a salary in excess of $100,000 during the 1996, 1997 and 1998 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                  Annual         Long-Term
                                                               Compensation     Compensation
                                                               -------------   ---------------
            Name And Principal Position                Year     Salary ($)     Options/Sars(#)
            ---------------------------                ----     ----------     ---------------
T. Stephen Thompson                                    1998       $12,500             0
   President, Chief Executive Officer and Director

      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. There were no stock option exercises during the year ended March 31, 1998. The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held at March 31, 1998:

           AGGREGATE OPTION EXERCISES IN YEAR ENDED MARCH 31, 1998 AND
                         OPTION VALUES AT MARCH 31, 1998

                                                             Value of Unexercised
                      Number of Unexercised Options At      In-the Money Options at
                               March 31, 1998 (#)            March 31, 1998 ($) (1)
                      --------------------------------    ----------------------------
       Name             Exercisable     Unexercisable     Exercisable    Unexercisable
       ----             -----------     -------------     -----------    -------------
T. Stephen Thompson        60,332            -0-            $561,812         $0.00

------------------
(1) Based on a value of $10.00 per share, the assumed initial public offering price, minus the per share exercise price, multiplied by the number of shares underlying the option.

Consulting Arrangements

      RADE Management Corporation ("RADE") has been engaged by the Company since July 1998 to assist in various aspects of the Company's ongoing operations, including analyzing the market potential of the Company's products, developing a long term strategy for exploitation of the Company's products and assisting in the negotiation of agreements with other parties which performed services for the Company. Such services have been provided on behalf of RADE by Messrs. James Ng, Eric Sorkin and Ms. Cecilia Chan. As compensation for the services which RADE has provided, in July and October of 1998, the Company granted to RADE warrants to purchase 225,000 shares of Common Stock and 750,000 shares of Common Stock, respectively, exercisable at $6.47 per share, subject to certain vesting conditions. In October 1998, in recognition of RADE's continued efforts, the Company waived the conditions to vesting of the RADE warrants.

      The Company may continue to consult with RADE from time to time after completion of this Offering. The Company anticipates, however, that the net proceeds of this Offering will be sufficient to enable the Company to hire additional management personnel, eliminating the need to rely upon RADE to supplement its management personnel.

      RADE has agreed with and for the Representative not to sell any of their Shares, warrants or underlying Shares for the twenty-four month period (the "Initial Twenty-four Month Period") commencing on the date of this Prospectus. RADE further has agreed with and for the Representative not to sell or transfer any of their Shares unless the sooner of (1) the Share market price, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the fifth anniversary of the date of the Offering.

      The Company has also agreed, for a period of one year from the date of the Offerings, if so requested by RADE, to nominate and use its best efforts to elect two designees of RADE as directors of the Company, or at RADE's option, as non-voting advisers to the Company's Board of Directors. RADE has not yet exercised its right to designate such persons.

      The Company and Criticare have agreed to indemnify RADE against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments RADE may be required to make in respect thereof.

                              CERTAIN TRANSACTIONS

      Criticare, the largest shareholder in Immtech, agreed to the Private Placement of Stock by New China Hong Kong Securities Limited (NCHK). In connection with the Recapitalization and other related transactions, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      On June 25, 1998 Criticare agreed to pay Immtech $150,000 (which amount Immtech chose to apply toward extinguishing outstanding indebtedness of Immtech to a service vendor) in exchange for 86,207 shares of Common Stock and the following additional consideration: (i) all of Immtech's right, title and interest in the Patent #5,484,735, which is used in the development of a hemoglobin A1c ("HbA1c") assay to minor diabetics for long term diet and glucose control; (ii) all of Immtech's right, title and interest in the Patent #5,702,904 which is used in the development of a carbohydrate deficient transferrin ("CDT") blood to screen individuals who abuse alcohol over a sustained period of time; (iii) all of Immtech's rights under the Sigma Diagnostics, Inc. ("Sigma") Agreement dated as of March 23, 1998, including up to $110,000 in license fees payable by Sigma upon Sigma's exercise of options to license technology to conduct research and evaluation; (iv) all of Immtech's rights with respect to the License agreements between Immtech and Northwestern University dated as of March 10, 1998 and as of October 27, 1994, the former license agreement involving certain patent rights and know-how relating to Immunoassay Constructs to Quantitate Glucosylated-Hemoglobin and other Glucosylated Serum Proteins (NU 8403) and the latter license agreement involving certain inventions in the field of Immunoassay for Identifying Alcoholics and Monitoring Alcohol Consumption (NU 9134); (v) an exclusive, royalty-free, world-wide license under Patent 5,405,832 to Potempa, granted as of April 11, 1995 to utilize rmCRP for the treatment of sepsis, a life threatening disease caused by bacteria that overwhelm the body's immune response; (vi) the right to sue for past infringement with respect to all of the foregoing; and (vii) all other rights reasonably required to make, use, sell and offer for sale products based on or related to the assigned assets. Under the agreement, Criticare is not assuming any other liabilities or obligations of any nature or kind, including any of Immtech's liabilities for obligations to Northwestern University under the Northwestern NU 8403 License and the Northwestern NU 9134 License occurring after the closing. Additionally for a period of three years following closing, Immtech has agreed to make available to Criticare the part-time services of Dr. Potempa to consult with and advise Criticare regarding research, testing, FDA compliance and approval, manufacture and commercialization of the products or applications covered by the above referenced patents. In exchange for Dr. Potempa's services, Criticare will reimburse Immtech for Immtech's out-of-pocket salary and employee benefit plan expenses, pro rata, with respect to Dr. Potempa. For a period of five years from the time of closing, Criticare shall have the option of purchasing supplies of rmCRP from Immtech. Criticare also, may manufacture rmCRP. If Criticare does decide to manufacture rmCRP, Immtech will provide all necessary know-how and expertise to enable Criticare to manufacture the molecule in commercially viable quantities. Criticare has until July of 1999 to raise a minimum of $500,000 to fund the development of a sepsis product and begin clinical trials. If Criticare is not successful in raising the funds, Immtech has a right to acquire the technology at market value.

      For a description of the transaction between Immtech and NextEra regarding rmCRP, please see "Business Collaborative Arrangements - Formation of NextEra Therapeutics, Inc."

      In November 1997, Criticare advanced $120,000 on behalf of the Company in order to fulfill a patent payment obligation of the Company to UNC. T. Stephen Thompson, CEO of Immtech, reimbursed Criticare for the advancement of funds by purchasing 20,425 shares of Criticare common stock (calculated using the average of the high and low quotation price for Criticare's common stock on the NASDAQ on the day of reimbursement). Criticare and Mr. Thompson have released Immtech from any obligation to repay either of them with respect to the patent payment.

      In January 1998, in connection with the acquisition of a "public shell" corporation that the Company was considering merging into, certain stockholders of the Company, including T. Stephen Thompson, President and Chief Executive Officer of the Company, made royalty payments to UNC on behalf of the Company in the amount of $56,000. The payments were made on a voluntary basis in order to preserve the Company's rights to the assets licensed from UNC pending completion of the proposed merger between the Company and the "public shell" corporation. Thereafter, the Board of Directors of the Company voted not to pursue the proposed merger and the $56,000 advanced on behalf of the Company was deemed to represent a contribution to the Company's additional paid-in capital.

      Criticare Systems, Inc. ("Criticare"), a shareholder, has advanced $597,722 and $590,000 to the Company as of June 30, 1998 and 1997, respectively. These advances plus accrued interest of $66,474 have been converted into an aggregate of 145,843 shares of Common Stock. Other shareholders have converted interest free advances of $387,450 as of June 30, 1998 into an aggregate of 196,824 shares of Common Stock.

      The Company has on occasion retained several law firms to perform services, including among others Walsh & Keating S.C., Wauwatosa, Wisconsin ("W&K"), Reinhart, Boerner, Van Deuren, Norris & Rieselbach, Milwaukee, Wisconsin ("Reinhart, Boerner"), Brinks, Hofer, Gilson & Lione, Chicago, Illinois ("Brinks, Hofer") and Winston & Strawn, Chicago, Illinois ("W&S"). Pursuant to conversion of outstanding notes payable by the Company, certain of these law firms received cash payments of $203,450 and now hold shares of Common Stock in the following amounts: W&K - 36,401 shares; Reinhart, Boerner - 10,454 shares; and W&S - 35,359 shares. In addition, certain partners in these law firms beneficially own Common Stock in the following amounts: Gerald S. Walsh (W&K) - 55,231 shares; David C. Keating (W&K) - 24,114; Robert Bellin (Reinhart, Boerner) - 484 shares; and Richard Lione (Brinks, Hofer) - 30,717 shares and warrants to purchase an additional 3,500 shares.

      On July 24, 1998, all shares of Series A Preferred Stock, with a liquidation preference of $2,780,324, were converted into 578,954 shares of Common Stock, and all shares of Series B Preferred Stock, with a liquidation preference of $2,797,260, were converted into 616,063 shares of Common Stock.

      On July 24, 1998, Senior Subordinated Debt holders exchanged a principal balance of $914,000 and accrued interest of $259,937 for 153,000 shares of Common Stock.

      The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. As a matter of policy, all future transactions between the Company and any of its officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the Board, will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will continue to be in connection with bona fide business purposes of the Company.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of December 31, 1998 as adjusted to reflect the sale by the Company of the Shares offered hereby by
(i) each of the Company's Directors and Named Executive Officers, (ii) all directors and executive officers as a group and (iii) each person known to be the beneficial owner of more than 5% of the Shares. See "Risk Factors - Concentration of Ownership."

                                                  Number of Shares      Percentage of Outstanding Shares of Common Stock
                                                   of Common Stock      ------------------------------------------------
               Name and Address                 Beneficially Owned(1)       Before Offering            After Offering
               ----------------                 ---------------------       ---------------            --------------
T. Stephen Thompson                                   283,443(2)                  7.28%                      5.76%
  c/o Immtech International, Inc.
  1890 Maple Avenue, Suite 110
  Evanston, IL 60201

Byron Anderson, Ph.D.                                 109,322(3)                  2.81%                      2.22%
  c/o Northwestern University Medical School
  303 East Chicago Avenue
  Chicago, IL 60611

Criticare Systems, Inc. (4)                         1,093,839                    28.32%                     22.37%
  20925 Cross Road Circle
  Waukesha, WI 53186

University of North Carolina                          611,250(5)                 15.85%                     12.51%
  at Chapel Hill/Pharm-Eco Laboratories
  c/o Office of Technology Development
  308 Bynum Hall
  Chapel Hill, NC 27599

All directors and officers                            693,848                    16.90%                     13.52%
  as a group (5 persons)

------------

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws.

(2) Includes 246,510 shares of Common Stock, 800 warrants to purchase Common Stock, and 36,133 shares of Common Stock issuable upon the exercise of options as follows: option to purchase 8,872 shares of Common Stock at $0.46 per share by March 21, 2006; option to purchase 13,066 shares of Common Stock at $0.34 per share by November 27, 2001; and option to purchase 14,195 shares of Common Stock at $1.74 per share by April 16, 2008.

(3) Includes 78,834 shares of Common Stock, and 30,488 shares of Common Stock issuable upon the exercise of option as follows: option to purchase 21,777 shares of Common Stock at $0.59 per share by April 13, 2000; option granted to Dr. Anderson's wife to purchase 8,711 shares at $0.34 per share by May 1, 2001.

(4) Criticare Systems, Inc. (Nasdaq: CXIM) designs, manufactures and markets cost-effective patient monitoring systems and noninvasive sensors for a wide range of hospitals and alternate health care environments throughout the worlds.

(5) University of North Carolina at Chapel Hill ("Consortium") and Pharm-Eco jointly own 611,250 shares of Common Stock once $4,000,000 has been raised in the Offerings. At the time of an ANDA or NDA filing, 150,000 additional shares of Common Stock shall be issued. Additionally, upon reaching certain milestones of development, the Consortium and Pharm-Eco are entitled to warrants to purchase 850,000 shares of Common Stock at an exercise price equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market.

                  CERTAIN U.S. TAX CONSIDERATIONS APPLICABLE TO
                      NON-U.S. HOLDERS OF THE COMMON STOCK

      The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of Common Stock by a person that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust (a "non-U.S. holder"). An individual may be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being a lawful permanent resident at anytime during the year, or being present in the United States on at least 31 days in the calendar year and for an aggregate of 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal tax as if they were U.S. citizens and residents.

      This discussion does not consider specific facts and circumstances that may be relevant to a particular holder's tax position and does not deal with U.S. state and local or non-U.S. tax consequences. Furthermore, the following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Each prospective holder is urged to consult a tax advisor with respect to the US. federal tax consequences of holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any U.S. state, municipality or other tax jurisdiction.

      Dividends. Dividends paid to a non-U.S. holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business within the United States. Dividends that are effectively connected with such holder's conduct of a trade or business in the United States are subject to tax at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations, and are not generally subject to withholding. Any such effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

      Under current U.S. Treasury Regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such foreign country for purposes of the withholding discussed above and under current interpretation of U.S. Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under new U.S. Treasury Regulations, effective January 1, 2000, however, a non-U.S. holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to file Form W-8 (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) with the Company or its agent. Such forms would be required to contain the holder's name, address, and other pertinent information, to be certified by the holder under penalties of perjury. A properly executed Form W-8 will be valid for the period running from the date the certificate is signed until the last day of the third succeeding calendar year. Because the Common Stock will be publicly traded, it will not be necessary to include a taxpayer identification number ("TIN") for a non-U.S. holder on the Form W-8. However, if a Form W-8 is furnished with a TIN, it will remain valid until a change in circumstances makes any information on the certificate no longer correct (in lieu of the three-year period described above).

      The current regulations require a separate Form W-8 or other appropriate documentation from each non-U.S. holder of Common Stock to establish the holder's foreign status and treaty eligibility. Under the new regulations, a foreign intermediary, such as a financial institution, that receives payments as nominee on behalf of several non-U.S. holders, may enter into a withholding agreement with the Internal Revenue Service to obtain "qualified intermediary" status. Under this type of agreement, the qualified intermediary will be permitted to furnish an intermediary withholding certificate certifying on behalf of the non-U.S. holders for which it receives payments. The qualified intermediary generally will be required to obtain Form W-8 withholding certificates or other appropriate documentation from the non-U.S. holders, but will not be required to attach such documentation to the intermediary withholding certificate.

      Under the new regulations, a payment made to a foreign partnership will generally be treated as a payment made to the partners rather than to the partnership, unless the partnership qualifies as a "withholding foreign partnership" by entering into an agreement with the Internal Revenue Service agreeing, among other things, to be responsible for all withholding and reporting obligations. In the absence of such an agreement, withholding will be required on dividends paid to the foreign partnerships that are not effectively connected with the conduct by the partnership of a trade or business in the United States. However, a reduced rate of withholding based on a treaty may be obtained if the partnership provides information on the distributive share of each partner and furnishes a Form W-8 certificate from each partner that claims reduced withholding for its distributive share.

      A non-U.S. holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the U.S. Internal Revenue Service.

      Gain on Disposition of Common Stock. A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, (ii) in the case of a non-U.S. holder who is an individual and holds the Common Stock as capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and either (a) such individual's "tax home" for U.S. federal income tax purposes is in the United States, or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "U.S. real property holding corporation" for federal income tax purposes and the non-U.S. holder held, directly or indirectly at any time during the five-year period ending on the date of disposition, more than 5% of the Common Stock. The Company is not and does not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

      Federal Estate Taxes. Common Stock held by a non-U.S. holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

      Information Reporting and Backup Withholding. U.S. information reporting requirements (other than reporting of dividend payments for purposes of the withholding tax discussed above) and backup withholding generally will not apply to dividends on Common Stock paid to non-U.S. holders that are either subject to the 30% withholding tax, or that are not so subject because an applicable income tax treaty reduces or eliminates such withholding. Under current U.S. Treasury Regulations, the payor of the dividends may generally rely on a payee's address outside the United States in determining the exemption from information reporting and backup withholding. Under the new Treasury Regulations that are effective January 1, 2000, dividends will continue to be exempt from information reporting and backup withholding, provided documentation exists establishing the payee's status as a foreign person. Mere reliance upon a foreign address will no longer be sufficient. For this purpose, documentation furnished to establish the payee's eligibility for reduced withholding under an income tax treaty (Form W-8) may also be used to support the exemption from information reporting and backup withholding.

      Under current Treasury Regulations, payment on the sale, exchange or other disposition of Common Stock made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Under the new Treasury Regulations, effective January 1, 2000, backup withholding may apply to any reportable payment for which the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

      Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the Internal Revenue Service.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement (the "International Underwriting Agreement") among the Company, on the one hand, and The New China Hong Kong Securities Ltd. and China Everbright Securities (H.K.), Ltd., on the other hand the Company has agreed to sell to the International Underwriters and the International Underwriters, have severally but not jointly agreed to purchase from the Company, on a firm commitment basis, the aggregate number of Shares set forth opposite their respective names (exclusive of Shares purchased pursuant to the Underwriters' Over-allotment Option).

              Underwriter                          Number of Shares
              -----------                          ----------------

The New China Hong Kong Securities Ltd.                  279,700
China Everbright Securities (H.K.), Ltd.                 420,300
                                                         -------

                  Total                                  700,000
                                                         =======

      The International Underwriting Agreement provides that the obligations of the International Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the International Underwriters' obligations are such that they are committed to purchase all of the Shares offered outside the U.S. if any are purchased.

      The Company has agreed to sell the Shares to the Underwriters at a 9.9% discount from the offering price and to pay to the International Underwriters, a non-accountable expense allowance equal to 3% of the gross proceeds of the public offering price of the Shares sold pursuant to this Prospectus, including any Shares sold to the Underwriters upon exercise of the Underwriters' Over-Allotment Option. In addition to such expense allowance, the Company has agreed to pay certain fees and expenses of the U.S. Underwriter's counsel in connection with qualification of the U.S. Offering under state securities laws.

      The Company has entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the underwriters of the U.S. Offering (the "U.S. Underwriters") providing for the concurrent offer and sale of 300,000 shares of Common Stock by the Company in an offering in the United States. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the U.S. Offering, and vice versa. The Representative of the U.S. Underwriters is Westport Resources Investment Services, Inc.

      Pursuant to an Agreement between the International and U.S. Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the International Underwriters named herein has agreed that, as part of the distribution of the shares offered hereby, it will (i) not, directly or indirectly, offer, sell or deliver the shares offered hereby and other shares of Common Stock (a) in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") or to any U.S. person as defined below, or (b) to any person whom it believes, intends to immediately reoffer, resell or deliver such shares in the United States or to any U.S. Person, and
(ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction. The term "U.S. Person" shall mean: (a) individuals resident in the United States or (b) corporations, partnerships or other entities organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the U.S. Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the U.S. Offering, it will only offer, sell or deliver shares of Common Stock, directly or indirectly, in the United States to U.S. persons.

      The International Underwriters do not anticiapte a trading market in the Company's Shares of Common Stock to develop outside the United States. In order for the Company to avail itself of an exception to the registration requirements of Hong Kong securities laws, investors located in Hong Kong who purchase shares in the International offering are prohibited from selling their shares in Hong Kong for a period of 6 months following the initial purchase. Such investors would be permitted to sell shares at any time in the United States.

      Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed.

      The Company has granted the International Underwriters an option exercisable for 45 days after the date of this Prospectus to purchase up to an aggregate of 105,000 additional shares of Common Stock to cover over-allotments, if any, at the initial public offering price less the underwriting discount, as set forth on the cover page of this Prospectus. If the International Underwriters exercise their over-allotment option, the International Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 700,000 shares of Common Stock offered hereby. The International Underwriters may exercise such option only to cover over-allotments, in connection with the sale of the 700,000 shares of Common Stock offered hereby. The Company has granted the U.S. Underwriters an option exercisable for 45 days to purchase up to an aggregate of 45,000 additional shares of Common Stock, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount, as set forth on the cover page of the Prospectus.

      The Company has agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a price below the initial public offering price for a period of one (1) year after the date of this Prospectus without the prior written consent of the Representative of the Underwriters, except for the shares of Common Stock offered in connection with the concurrent U.S. and International Offerings.

      Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

      Prior to the Offerings, there has been no public market for the shares. The initial public offering price was negotiated among the Company and the Representative of the U.S. Underwriters and the International Underwriters. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, are the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

      The U.S. Underwriters, through the Representative, have advised the Company that they propose to offer the Shares at the public offering price set forth on the cover page of this Prospectus and that the U.S. Underwriters may utilize the services of certain dealers, including dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") and certain foreign dealers. The public offering price and the amount of the concessions and reallowances, if any, provided for any broker-dealers involved in the distribution of the securities offered hereby will not be changed until after the initial public offering is completed.

      Management of the Company may provide the Representative with a list of persons who they believe may be interested in purchasing Shares being offered hereunder. The International Underwriters may sell a portion of the Shares to such persons if such persons reside in a country where the Shares can be sold and where the International Underwriters or selected dealers are permitted to sell the Shares.

      The Company's officers and directors, the holders of the Company's 499,926 stock options (the "Option Holders"), and the holders of 5% or more (the "5% Stockholders") of the outstanding shares of the Company's Common Stock immediately prior to the date of this Prospectus, RADE and Criticare, have agreed with and for the Representatives not to sell any of their Shares, options or underlying Shares for the twelve-month period (the "Initial Twelve-Month Period") commencing on the date of this Prospectus. The Company's officers and directors, the 5% Holders, Option Holders, Criticare and certain consultants, including RADE, have further agreed with and for the Representative not to sell or transfer any of their Shares until the sooner of (1) Share market price, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days (assuming an initial public offering price of $10.00 per Share) or (2) the fifth anniversary of the date of the Offering. In addition to the above-mentioned lock-up conditions, RADE has agreed to lock up its 975,000 warrants for a minimum of twenty-four months from the date of the Offering.

      In connection with this offering, the Company has agreed to issue to the Underwriters, for a purchase price of $0.01 per warrant, (the "Underwriters' Warrants"), warrants to purchase common stock at a price equal to 160% of the respective public offering price per share, for up to 100,000 Shares. The Underwriters' Warrants contain anti-dilution provisions and are exercisable for a period of four years commencing twelve months from the date of this Prospectus. They are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date of this Prospectus except to officers of the Underwriters or their successors. The holders of the Underwriters' Warrants will have no voting, dividend or other rights as stockholders of the Company with respect to shares of Common Stock underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised. The Company has agreed, at its sole expense, to include the Underwriters' Warrants and underlying shares in the Registration Statement of which this Prospectus is a part and have granted certain registration rights to the Underwriters.

      For the term of the Underwriters' Warrants, the holders thereof will be given the opportunity to profit from a rise in the market value of the Company's Common Stock, with a resulting dilution in the interest of other stockholders. The holders of the Underwriters' Warrants can be expected to exercise the Underwriters' Warrants at a time when the Company would be able to obtain needed capital by an offering of its unissued capital shares on terms more favorable to the Company than those provided by the Underwriters' Warrants. Such facts may adversely affect the terms upon which the Company can obtain additional financing. Any profit realized by the Underwriters upon the sale of the Underwriters' Warrants or shares of Common Stock issuable upon the exercise of the Underwriters' Warrants may be deemed additional underwriting compensation (see "Risk Factors - Potential Adverse Effect of Underwriters' Warrants").

      The International Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

      None of the Underwriters nor any of their controlling persons have any material relationship with the Company, its promoters or their controlling persons.

      In connection with this offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Shares in connection with the offering than they are committed to purchase from the Company, and in such case may cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Underwriters may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of other Underwriters, the selling concession with respect to Shares that are distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at levels above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

      The Company has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, by reason of misstatements of, or omissions to state, material facts in this Prospectus and the Registration Statement of which it is a part.

      This Underwriting section is a summary of all of the material terms of the International Underwriting Agreement and does not purport to be complete. A copy of the International Underwriting Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available at or from the offices of the Securities and Exchange Commission for review (see "Additional Information").

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Determination Of Offering Price

      Prior to this offering, there has been no public market for any of the Company's securities. The initial offering price of the Shares has been arbitrarily determined by negotiations between the Company and the Representative of the U.S. Underwriters and the International Underwriters. Among the factors considered in determining such price are prevailing market conditions generally, the Company's historical and prospective operations and earnings, the history of the prospects for the industry in which the Company operates, and market prices for securities of other companies comparable to the Shares.

                            DESCRIPTION OF SECURITIES

General

      The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $0.01 par value per share, of which 4,884,914 shares will be issued and outstanding upon completion of this Offering, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.

      The following summary of the respective rights of the holders of the capital stock of the Company is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, as amended to date, where such rights are set forth in full, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

Common Stock

      Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of all liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or pre-emptive rights to purchase or subscribe for any shares of Common Stock or other securities of the Company in the event of any subsequent offering. The shares of Common Stock have no conversion rights, are not subject to redemption and are not subject to further calls or assessments. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby on behalf of the Company will be when issued, fully paid and nonassessable.

Preferred Stock

      The Board of Directors is authorized, without any action of the stockholders, to provide for the issuance of one or more series of Preferred Stock and to fix the designations, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof including, without limitation, the dividend rate, voting rights, conversion rights, redemption price and liquidation preference per series of Preferred Stock. Any series of Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts to be distributed upon liquidation, dissolution or winding up of the Company. There are no agreements for the issuance of Preferred Stock and the Board of Directors has no present intent to issue any Preferred Stock. The existence of authorized but unissued Preferred Stock may enable the Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company.

Underwriters' Warrants

      The Company has authorized, in connection with the Underwriters' Warrants, the issuance of 100,000 warrants to purchase Common Stock, and has reserved an equal number of shares of Common Stock for issuance upon exercise of such Underwriters' Warrants. See "Underwriting". The Underwriters' Warrants are not redeemable and contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and the number of shares issuable upon exercise thereof in certain events, such as stock dividends, distributions and stock splits. In the event of any capital reorganization, reclassification, conversion of the Common Stock or consolidation, merger or sale of all or substantially all of the assets of the Company, the Underwriters' Warrants will be exercisable for the number of shares of stock or other securities or property of the Company, or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable upon exercise of such Underwriters' Warrants would have been converted if such shares had been issued and outstanding at the time of the change. The Company is not required to issue fractional securities, but will pay the holder of the Underwriters' Warrant an amount in cash equal to such fraction multiplied by the then current market value for the Common Stock. The holder of an Underwriters' Warrant will not possess any rights as a stockholder of the Company unless and until he exercises his Representative's Warrant. See "Underwriting".

Registration Rights Agreements

      In connection with the issuance and sale by the Company of the Series A Preferred Stock and the issuance of an option to purchase shares of Series B Preferred Stock, which shares of Series A Preferred Stock and Series B Preferred Stock were converted into Common Stock pursuant to the Recapitalization (collectively, "Registrable Securities"), the Company entered into a Registration Agreement with Marquette Venture Partners II, L.P. and the other investors executing the Registration Agreement (the "Investors"). The Registration Agreement gives the Investors or subsequent holders of Registrable Securities which hold a majority of Registrable Securities the right to request the Company to effect two long-form registrations and unlimited short-form registrations of such securities under the Act ("Demand Registration"). In addition, the Registration Agreement gives the Investors or subsequent holders of Registrable Securities the right to have their securities included in offerings of the Company's securities that are registered under the Act ("Piggyback Registration"). Securities to be registered pursuant to Piggyback Registration need only be included, on a pro rata basis, to the extent the managing underwriter advises the Company that the aggregate number of securities which the selling stockholders seek to offer can be sold. The Company is required to pay all expenses of the holders of securities in connection with Demand Registration and Piggyback Registration other than underwriting discounts and commissions.

      Stockholders who formally held senior subordinated debentures have certain registration rights pursuant to the Subscription Agreement between the Company and the debenture holders (the "Subscription Agreement"). Pursuant to the Subscription Agreement, upon an event of default (as defined in the Subscription Agreement) by the Company (which has occurred), each such person generally is entitled to have shares of Common Stock held by them included in any offering of Common Stock proposed to be registered by the Company under the Securities Act.

      Under the Statement of Rights and Warrants Certificate (the
"Certificate"), between the Company and holders thereof, upon the Warrant holders furnishing certain information and agreeing to abide by certain terms as identified in the Certificate, the Company shall register the shares underlying the Warrants held by the Warrant holders under the Securities Act.

      Pursuant to the Letter Agreement, dated June 26, 1998, between the Company and Criticare, Criticare is entitled to reasonably request shares of Common Stock of the Company held by it be registered under federal and state securities laws. At the request of the Company and in connection with the Offering, Criticare has agreed not to sell or transfer Immtech securities for a period of 1 year following the date of this Prospectus and until the 20-day average trading price of Immtech shares exceeds 200% of the initial public offering price. The U.S. Underwriter has advised the Company that market conditions will not permit the addition of any shares to be sold by selling stockholders to the shares of Common Stock to be sold in the Offerings.

Transfer Agent, Registrar and Warrant Agent

      The transfer agent and registrar for the Common Stock of the Company and the Warrant Agent for the Warrants is Harris Trust and Savings Bank.

Certain Provisions of the Delaware General Corporation Law

      Generally, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a publicly held Delaware corporation from engaging in a broad range of "business combinations with an "interested stockholder" (defined generally as a person owing 15% or more of the corporation's outstanding voting stock) for three years following the date such person became an interested stockholder unless (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation,
(ii) upon consummation of the transaction resulting in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer) or (iii) on or after such date on which such person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock excluding shares owned by the interested stockholders. The restrictions of Section 203 do not apply, among other reasons, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and Bylaws do not currently contain any provisions electing not to be governed by Section 203 of the DGCL.

      Section 203 of the DGCL may discourage persons from making a tender offer for or acquisitions of substantial amounts of the Common Stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the Common Stock that often result from takeover attempts.

      Section 228 of the DGCL allows any action that is required to be or may be taken at a special or annual meeting of the stockholders of a corporation to be taken without a meeting with the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the certificate of incorporation of such corporation does not contain a provision to the contrary. The Company's Certificate of Incorporation contains no such provision, and therefore stockholders holding a majority of the voting power of the Common Stock will be able to approve a broad range of corporate actions requiring stockholder approval without the necessity of holding a meeting of stockholders.

      Certain provisions of the Company's Bylaws may have the affect of discouraging certain types of transactions that may involve an actual or threatened change of control of the Company and encouraging any person who might seek to acquire control of the Company to negotiate with the Company's Board of Directors.

                             REPORTS TO STOCKHOLDERS

      Stockholders of the Company will be furnished with annual reports containing audited financial statements of the Company and such other interim reports as the Company may determine.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of these Offerings, the Company will have 4,884,914 shares of Common Stock outstanding, after giving effect to the issuance of 611,250 shares to Pharm-Eco and Members of the Consortium and 28,147 shares to the State of Illinois (not including 2,740,036 shares of Common Stock subject to outstanding options and warrants). Of the shares to be outstanding, the 1,000,000 shares of Common Stock to be distributed by the Company will be freely tradeable without restriction. All of the remaining 3,884,914 shares will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 144, 2,670,517 of such restricted securities will be eligible for resale upon the effective date (the "Effective Date") of the Registration Statement of which this Prospectus forms a part. The holders of 1,904,635 of such 2,670,517 shares to become eligible for sale on the Effective Date have agreed not to sell any of such shares for 1 year after the Effective Date, 45,813 shares will be eligible for sale less than 90 days from the Effective Date, and 148,522 shares will be eligible for sale between 90 to 180 days from the Effective Date. In addition to the 2,670,517 shares previously mentioned, 575,000 shares will be eligible for resale in July 1999 and 639,397 shares will be eligible for resale one year after the Effective Date. The Company's officers, directors, certain consultants, including RADE, the holders of the Company's 498,636 stock options and those shareholders owning 5% or more of the shares outstanding, have further agreed not to sell any of their Shares (including 1,437,543 of the 1,904,635 Shares subject to "lock-up" agreements and referred to above) and any of the 975,000 shares issuable upon exercise of options and warrants held by them for a twelve month period from the date of the Offering and until the sooner of (1) the market price for the Company's Common Stock, adjusted for splits and like transactions, closes at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days or (2) the Fifth anniversary of the date of the Offering. In addition to the above-mentioned lock-up conditions, RADE has agreed to lock up its 975,000 warrants for a minimum of twenty-four months from the date of the Offering.

      In general, under Rule 144 as recently amended, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least one (1) year (including the contiguous holding period of any prior owner except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 48,000 shares immediately after the Offering) or
(ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain requirements as to manner of sale, the filing of a notice and the availability of public information concerning the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three (3) months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two (2) years (including the contiguous holding period of any prior owner except an affiliate) would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

      Any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing ninety (90) days after the date of this Prospectus.

      Prior to the Offering, there has been no market for the Common Stock or the Warrants of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock and the Warrants of the Company in the public market could adversely affect prevailing market prices for the Common Stock and the Warrants and the ability of the Company to raise equity capital in the future.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Gardner, Carton & Douglas, Chicago, Illinois. Certain legal matters will be passed upon for the U.S. Underwriter by Prifti Law Offices, Amesbury, Massachusetts.

                                     EXPERTS

      The financial statements as of March 31, 1997 and 1998 and for each of the three years in the period ended March 31, 1998 included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding substantial doubt about the company's ability to continue as a going concern.) Such financial statements have been included herein and elsewhere in the Registration Statement based upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

      As used in this Prospectus, the following terms have the meanings set forth below.

Acute phase response          The term used to describe a vast number of
                              systemic and metabolic changes occurring in the body immediately after and within the first few days of any event which threatens the integrity of healthy tissues.

Adaptive immunity             The capacity of the immune system to "learn" and
                              acquire specific protection against disease.

Adjunct therapy               An ancillary treatment which is secondary to the
                              main treatment.

Adjuvant A substance which aids another substance in its action.

Affinity The intrinsic attractiveness of one substance for another.

AIDS                          Acquired immune deficiency syndrome.

ANDA                          Abbreviated new drug application.

Antibody An immunoglobulin molecule capable of specifically combining with a known substance (antigen).

Antigen A substance recognized by (reacting with) an antibody.

B-cell One of two major classes of lymphocytes. B-cells differentiate into antibody producing cells (i.e. "plasma" cells).

Bone marrow                   Hematopoietic tissue. The area of the body where
                              most of the cellular elements of the blood are produced.

Candida albicans              A common, yeast-like fungus, normally found in the
                              mouth, digestive tract. vagina, and on the skin of healthy persons. Can cause infections of internal organs.

Carcinoma                     A malignant tumor arising from epithelial tissues.

CD4+ cell                     A subset of T-cells which function as helper cells
                              in the immune response to disease. HIV primarily infects CD4+ cells which, as the infection proliferates, will kill CD4+ cells.

CD8+ cell                     A subset of T-cells which function as suppressor
                              and cytotoxic cells of the immune response.

CDT Carbohydrate Deficient Transferrin - An isomeric form of the iron binding blood protein, Transferrin, that occurs in greater amounts in people who chronically consume excess alcohol.

Complement                    A set of proteins in the blood which are
                              responsible for many biological defense reactions of both innate and adaptive immunity.

C-reactive protein (CRP)      A human protein composed of five identical
                              globular subunits arranged in cyclic symmetry
                              (i.e. a cyclic pentamer). The level of this protein in blood increases up to 1000-fold within 24 to 72 hours of an acute phase response. Because of these changes, CRP is known as the prototypic acute phase reactant.

CRO                           Clinical Research Organization

Cryptococcus neoformans       A yeast-like fungus that spreads through the lungs
                              to the brain, skin, bones and urinary tract.

Cryptosporidium parvum        A parasite that is commonly found in the
                              intestinal tract of mammals that, in immune suppressed individuals, can cause chronic, profuse, watery diarrhea accompanied by fever, marked weight loss, and enlarged lymph nodes.

Cytokines                     Biologically active compounds produced by one cell
                              and which affect the activities of other cells.

Cytoskeleton                  An intracellular matrix of many different proteins
                              which form a scaffolding and a communication network within a cell and functions to dynamically organize and coordinate cellular actions and activities.

DAP 092 The designation given to the Company's lead drug molecule. Its chemical structure contains two positive charges (cationic groups) that are important in the antibiotic activity of the molecule.

DB 289 The designation given to the Company's lead prodrug, which can be administered orally.

Diabetes A chronic disease characterized by abnormal insulin secretion from the pancreas. This causes problems in the metabolism of glucose (sugar).

DMF Drug Master File; a reference document providing detailed information about a drug in development.

DNA A type of molecule made up of polymerized deoxyribonucleotides linked together by phosphate bonds. The sequence of nucleotides in the polymer contains the basic information of life.

Effector function             The action which a cell or factor has been
                              programmed to complete.

Endotoxin                     A part of a bacteria which has potent
                              immunological and fever-producing effects.

Epitope A biochemical structure on the surface portion of a biomolecule which is recognized by an antibody. The term "determinant" is a synonym.

Extracellular matrix          A combination of proteins, carbohydrates, cells
                              and factors which form a physical meshwork and which defines tissue environment.

ex vivo                       Occurring outside the body.

FDA                           Food and Drug Administration.

Gene A distinctive hereditary unit defined by part of the DNA sequence of nucleotides.

Germinal centers              A collection of metabolically active lymphoblasts,
                              macrophages and plasma cells which appear within lymphoid tissues following antigenic stimulation.

GLP                           Good Laboratory Practices.

GMP                           Good Manufacturing Practices.

HbA1c Hemoglobin A1c - An adduct of the hemoglobin molecule that is modified by a chemical reaction with glucose (i.e. a "glycated"-hemoglobin) molecule. Because diabetic patients generally have large fluctuations in the number of glucose molecules in their blood, they have a higher relative amount of HbA1c which correlates with the extent of their disease.

Helper T-cells A class of specific T-lymphocytes which are necessary to "help" B-cells produce antibody and effector T-cells to carry out their functions.

HIV Human immunodeficiency virus (the virus that causes AIDS).

Immunity An active process performed by white blood cells and their products which repels a foreign organism or substance.

IND Investigational new drug application; a document required by the FDA prior to performance of clinical investigations on human subjects in the United States.

Inflammation                  Redness, swelling and pain in a tissue resulting
                              from the infiltration of the tissue by foreign substances and activated immune cells.

Innate immunity               Natural (i.e. unlearned) immunity which provides
                              mechanical, chemical and biological barriers, and a rapid and immediate protective response to any insult to body tissues.

Interleukin                   A term applied to any of a group of peptide
                              signals that are produced by activated lymphocytes or monocytes.

IRB Institutional (Internal) Review Board - a committee of individuals deciding on the appropriateness of a proposed experimental procedure or trial.

in vitro                      Occurring in a contained artificial test system
                              (i.e. in a test tube).

in vivo                       Occurring inside the body.

IV                            Intravenous.

Leismaniasis                  An infection caused by a protozoal parasite that
                              affects the skin and abdominal organisms, causing ulcers or skin disorders that resemble leprosy.

Leukemia A form of cancer in which white blood cells proliferate and distribute throughout the body abnormally.

Leukocytes                    Circulating white blood cells.

Lymphatics                    Vessels of the immune system that drain
                              interstitial fluids, debris and leukocytes.

Lymphocytes                   White blood cells of the lymph series, capable of
                              recognizing and responding to antigens in a specific manner.

Lymphoma A form of cancer in which the cells in lymph tissues (e.g. lymph nodes and spleen) proliferate uncontrollably.

Lymph tissues                 Body structures within which lymphatic circulation
                              drains and immunity occurs.

Macrophage                    A phagocytic white blood cell found in tissues and
                              in blood. When found in blood, it is called a monocyte.

Megakaryocyte                 A multinuclear giant cell of the bone marrow,
                              portions of which break off to form platelets.

Melanoma                      A form of cancer arising from skin cells.

Metastases                    Areas within the body where cancers spread and
                              grow distant from the site of the primary or original cancer site.

modified-CRP (mCRP)           A naturally occurring human protein with the same
                              genetic structure as CRP but which is structurally changed so it is no longer a cyclic pentamer. mCRP has biological, immunological and pharmacological activities distinct from CRP.

Monoclonal antibody           A homogenous population of antibodies which react
                              with one, specific epitope of an antigen.

Monocytes                     Phagocytic blood leukocytes, originating from the
                              bone marrow.

Mycobacterium avium           A bacterial infection that can affect most
                              internal organs. It is associated with widely disseminated disease which is manifest by non-specific symptoms such as enlarged lymph nodes, weight loss and diarrhea.

Mycobacterium tuberculosis    A bacterial infection that is transmitted by
                              breathing in, or eating infected droplets, usually affecting the lungs, although infection of other organ systems can occur.

NCDDG                         National Cooperative Drug Development Grant

NDA New drug application. The application must be approved by the FDA before a new drug can be marketed in the United States.

Neoantigens                   Antigens arising as the result of a change in
                              structure of a molecule.

Neutrophil                    The most prominent white blood cell in the
                              circulation which functions to aggressively attack foreign substances compromising the integrity of body tissues.

Pentamidine                   An antiprotozoal drug having two positive charges
                              (i.e. "dications"), used to treat Pneumocystis carinii pneumonia, Leismaniasis, and African trypanosomiasis. The drug is very difficult to deliver and is extremely toxic if not administered properly.

Phase I Clinical testing time in which the safety and pharmacological profile of a new drug is established in humans.

Phase II Clinical testing time in which the effectiveness of a new drug is established in humans. This includes establishing the dose amount and frequency required to achieve a therapeutic effect, the metabolic rate of the administered drug, and the toxicity profile in specific patient populations.

Phase III                     Clinical testing time involving extensive
                              multicenter, blinded testing in humans. This testing establishes the significance of therapeutic effectiveness and is a required step to gain FDA approval to begin product marketing in the United States.

P-IND Physician-sponsored investigation new drug application.

Plasmodium falciparum         A type of protozoa that causes the most severe
                              form of malaria.

PLA Product License Application. Equivalent to an NDA, but for products defined as 'biological products' by the FDA (e.g. vaccines, antitoxins, blood products, immune modulators, etc.)

Platelet The smallest type of blood particle which plays a major role in blood clotting.

Pneumocystis carinii
 pneumonia                    (PCP) A type of lung infection found rarely in the
                              general population but presents in immune suppressed patients. Approximately 80% of all AIDS patients get PCP at some time during the course of the disease.

Prodrug A non-active precursor form of a drug. A chemical modification of a prodrug is required to express the active moiety.

recombinant mCRP (rmCRP)      A molecule identical to mCRP, produced by genetic
                              engineering techniques.

RNA A group of molecules made up of polymerized ribonucleotides linked together by phosphate bonds. These molecules help translate the information stored in DNA into physical effects.

Sepsis A severe bacterial infection involving the blood stream.

Stem cell                     An undifferentiated cell from which various
                              effector cells are derived.

Systemic Affecting the whole body rather than a specific part.

Syncytium                     Multinucleated protoplasmic mass, an aggregation
                              of several cells without any apparent cell outlines.

T-cell One of two major classes of lymphocytes. T-cells are subdivided into cells which "help" various aspects of immune function, and cells which "suppress" various aspects of immune function, and directly kill specific targets (cells) which threaten health.

Thrombocyte                   Another name for a platelet.

Thrombocytopenia              A reduction in the number of platelet cells in the
                              blood, causing a tendency to bleed.

Topoisomerase                 An enzyme that makes reversible cuts in a double
                              helical DNA molecule for the purpose of removing knots or unwinding excessive twists.

Trypanosomiasis               An infection caused by a protozoal parasite and
                              transmitted usually by insect bites.

                           (INTENTIONALLY LEFT BLANK)

IMMTECH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          Page

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS                       F-1

FINANCIAL STATEMENTS AS OF MARCH 31, 1997 AND 1998 AND DECEMBER
   31, 1998 AND FOR THE YEARS ENDED MARCH 31, 1996, 1997 AND 1998, FOR THE NINE MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1998 AND FOR THE PERIODS FROM OCTOBER 15, 1984 (DATE OF INCEPTION) TO MARCH 31, 1998 AND DECEMBER 31, 1998:

  Balance Sheets                                                           F-2

  Statements of Operations                                                 F-4

  Statements of Common Stockholders' Investment (Deficiency in Assets)     F-5

  Statements of Cash Flows                                                 F-6

  Notes to Financial Statements                                            F-7

                           (INTENTIONALLY LEFT BLANK)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Immtech International, Inc.
  (A Development Stage Enterprise):

We have audited the accompanying balance sheets of Immtech International, Inc. (a development stage enterprise) (the "Company") as of March 31, 1997 and 1998, and the related statements of operations, common stockholders' investment (deficiency in assets), and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the discovery and development of biopharmaceutical products. As discussed in Note 1 to the financial statements, the deficiency in working capital as of March 31, 1998 and the Company's operating losses since inception raise substantial doubt about its ability to continue as a going concern. In addition, management of the Company expects the Company to incur significant losses during the next several years. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

August 29, 1998

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                         March 31,
                                                  --------------------  December 31,
ASSETS                                               1997      1998        1998
                                                                        (unaudited)
CURRENT ASSETS:
  Cash                                            $  78,510             $  92,487
  Prepaid expenses and supplies                      14,702  $ 13,634      10,134
                                                  ---------  --------   ---------

           Total current assets                      93,212    13,634     102,621
                                                  ---------  --------   ---------

PROPERTY AND EQUIPMENT (Notes 1 and 3):
  Furniture and equipment                           296,042   296,042     296,042
  Leasehold improvements                             17,205    17,205      17,205
                                                  ---------  --------   ---------

           Total - at cost                          313,247   313,247     313,247

  Less accumulated depreciation and amortization    228,991   256,110     276,450
                                                  ---------  --------   ---------

Property and equipment - net                         84,256    57,137      36,797

OTHER ASSETS (Note 1):
  Debt issuance costs - net                          11,926
  Deferred offering costs                                                 229,641

                                                  ---------  --------   ---------
TOTAL                                             $ 189,394  $ 70,771   $ 369,059
                                                  =========  ========   =========

See notes to financial statements.

--------------------------------------------------------------------------------

                                                                       March 31,
                                                                 --------------------        December 31,
                                                                 1997            1998            1998
                                                                 ----            ----            ----
                                                                                              (unaudited)
LIABILITIES AND COMMON STOCKHOLDERS'
  INVESTMENT (DEFICIENCY IN ASSETS)
CURRENT LIABILITIES:
  Accounts payable (Note 5)                                  $    208,274    $    395,736    $    222,406
  Accrued interest (Notes 2, 4 and 5)                             454,684         663,013         281,470
  Other accrued liabilities                                       133,152          32,128          95,422
  Advances from stockholders (Notes 2 and 4)                      770,000         985,172
  Notes payable (Notes 2 and 5)                                 1,572,969       1,576,450         110,000
                                                             ------------    ------------    ------------
           Total current liabilities                            3,139,079       3,652,499         709,298
                                                             ------------    ------------    ------------
REDEEMABLE PREFERRED STOCK (Notes 2 and 6):
  Series A redeemable, par value $0.01 per share,
    1,794,550 shares authorized and issued,
    aggregate liquidation preference of $2,505,791 and
    $2,711,171 as of March 31, 1997 and 1998,
    respectively, converted to 578,954 shares of common
    stock on July 24, 1998                                      2,586,967       2,711,171
  Series B redeemable, par value $0.01 per share,
    1,600,000 shares authorized and issued,
    aggregate liquidation preference of $2,521,493 and
    $2,728,724 as of March 31, 1997 and 1998,
    respectively, converted to 616,063 shares of common
    stock on July 24, 1998                                      2,521,493       2,728,724
                                                             ------------    ------------

           Total redeemable preferred stock                     5,108,460       5,439,895
                                                             ------------    ------------

COMMITMENTS AND CONTINGENCIES
  (Notes 2, 3, 5, 10 and 12)

COMMON STOCKHOLDERS' INVESTMENT
  (DEFICIENCY IN ASSETS) (Notes 2, 4, 5, 6, 8, 11 and 12):
  Preferred stock, par value $.01 per share,
    5,000,000 shares authorized and unissued
  Common stock, par value $0.01 per share, 30,000,000
    shares authorized, 675,498, 743,665 and 3,245,517
    shares issued and outstanding as of  March 31, 1997
    and 1998 and December 31, 1998, respectively                    6,755           7,437          32,455
  Additional paid-in capital                                    3,720,414       4,233,386      10,871,198
  Deficit accumulated during the developmental stage          (11,785,314)    (13,262,446)    (11,243,892)
                                                             ------------    ------------    ------------
           Total common stockholders' investment
             (deficiency in assets)                            (8,058,145)     (9,021,623)       (340,239)
                                                             ------------    ------------    ------------
TOTAL                                                        $    189,394    $     70,771    $    369,059
                                                             ============    ============    ============

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

                                                                                                                    October 15,
                                                                                                                       1984
                                                                               Years Ended March 31,                (Inception)
                                                                   --------------------------------------------     to March 31,
                                                                       1996            1997            1998            1998
                                                                       ----            ----            ----            ----
                                                                                                                    (unaudited)
REVENUES (Notes 1, 11 and 12)                                      $    335,000    $     15,000    $     19,552    $  1,721,121
                                                                   ------------    ------------    ------------    ------------
EXPENSES:
  Research and development (Notes 1, 8 and 12)                          737,805         478,871         312,366       6,854,445
  General and administrative (Notes 8 and 11)                           218,843         532,642         534,984       5,347,696
  Cancelled offering costs                                                               65,837          73,984         584,707
                                                                   ------------    ------------    ------------    ------------
           Total expenses                                               956,648       1,077,350         921,334      12,786,848
                                                                   ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS                                                   (621,648)     (1,062,350)       (901,782)    (11,065,727)
                                                                   ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest expense                                                     (135,468)       (281,710)       (241,767)     (1,061,959)
  Miscellaneous (expense) income - net                                   (2,522)         (6,503)         (2,148)         70,986
                                                                   ------------    ------------    ------------    ------------
           Other expense - net                                         (137,990)       (288,213)       (243,915)       (990,973)
                                                                   ------------    ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM                                         (759,638)     (1,350,563)     (1,145,697)    (12,056,700)

EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT (Notes 2, 4 and 5)
                                                                   ------------    ------------    ------------    ------------
NET LOSS                                                               (759,638)     (1,350,563)     (1,145,697)    (12,056,700)
CONVERSION OF REDEEMABLE PREFERRED STOCK (Notes 2 and 6)

REDEEMABLE PREFERRED STOCK PREMIUM AMORTIZATION (Note 6)                 89,435         100,145          81,696         440,119

REDEEMABLE PREFERRED STOCK DIVIDENDS (Note 6)                          (335,759)       (368,125)       (413,131)     (1,645,865)
                                                                   ------------    ------------    ------------    ------------

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS              $ (1,005,962)   $ (1,618,543)   $ (1,477,132)   $(13,262,446)
                                                                   ============    ============    ============    ============
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS:
  Loss before extraordinary gain                                   $      (1.15)   $      (2.04)   $      (1.69)
  Extraordinary gain
                                                                   ------------    ------------    ------------
  Net loss                                                                (1.15)          (2.04)          (1.69)
  Redeemable preferred stock conversion, premium
    amortization and dividends                                            (0.37)          (0.40)          (0.49)
                                                                   ------------    ------------    ------------
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS                                           $      (1.52)   $      (2.44)   $      (2.18)
                                                                   ============    ============    ============
SHARES USED IN COMPUTING NET (LOSS) INCOME PER
  SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS                             660,833         662,975         676,471
                                                                   ============    ============    ============

                                                                                                   October 15,
                                                                       Nine Month Periods             1984
                                                                       Ended December 31,        (Inception) to
                                                                  ----------------------------    December 31,
                                                                      1997            1998            1998
                                                                      ----            ----            ----
                                                                  (unaudited)     (unaudited)      (unaudited)
REVENUES (Notes 1, 11 and 12)                                                     $    214,252    $  1,935,373
                                                                                  ------------    ------------
EXPENSES:
  Research and development (Notes 1, 8 and 12)                    $    155,647         540,201       7,394,646
  General and administrative (Notes 8 and 11)                          211,791       2,596,869       7,944,565
  Cancelled offering costs                                                                             584,707
                                                                  ------------    ------------    ------------
           Total expenses                                              367,438       3,137,070      15,923,918
                                                                  ------------    ------------    ------------
LOSS FROM OPERATIONS                                                  (367,438)     (2,922,818)    (13,988,545)
                                                                  ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest expense                                                    (181,012)        (67,543)     (1,129,502)
  Miscellaneous (expense) income - net                                     (54)          5,505          76,491
                                                                  ------------    ------------    ------------
           Other expense - net                                        (181,066)        (62,038)     (1,053,011)
                                                                  ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM                                        (548,504)     (2,984,856)    (15,041,556)
EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT (Notes 2, 4 and 5)                      1,427,765       1,427,765
                                                                  ------------    ------------    ------------
NET LOSS                                                              (548,504)     (1,557,091)    (13,613,791)
CONVERSION OF REDEEMABLE PREFERRED STOCK (Notes 2 and 6)                             3,713,334       3,713,334

REDEEMABLE PREFERRED STOCK PREMIUM AMORTIZATION (Note 6)                81,696                         440,119

REDEEMABLE PREFERRED STOCK DIVIDENDS (Note 6)                         (307,921)       (137,689)     (1,783,554)
                                                                  ------------    ------------    ------------

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS             $   (774,729)   $  2,018,554    $(11,243,892)
                                                                  ============    ============    ============
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS:
  Loss before extraordinary gain                                  $      (0.81)   $      (1.58)
  Extraordinary gain                                                                      0.76
                                                                  ------------    ------------
  Net loss                                                               (0.81)          (0.82)
  Redeemable preferred stock conversion, premium
    amortization and dividends                                           (0.34)           1.89
                                                                  ------------    ------------
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE
  TO COMMON STOCKHOLDERS                                          $      (1.15)   $       1.07
                                                                  ============    ============
SHARES USED IN COMPUTING NET (LOSS) INCOME PER
  SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS                            675,498       1,887,222
                                                                  ============    ============

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF COMMON STOCKHOLDERS' INVESTMENT (DEFICIENCY IN ASSETS)

                                                                                                                       Total
                                                                                                     Deficit           Common
                                                        Common                                     Accumulated     Stockholders'
                                                    Shares Issued     Common       Additional       During the         Equity
                                                         and           Stock        Paid-in        Development    (Deficiency in
                                                     Outstanding      Amount        Capital           Stage            Assets)
                                                    -------------    --------     ------------    -------------    -------------
October 15, 1984 (inception)
  Issuance of common stock to founders                  113,243       $ 1,132         $ 24,868                         $ 26,000
                                                      ---------      --------     ------------                       ----------
Balance, March 31, 1985                                 113,243         1,132           24,868                           26,000
  Issuance of common stock                               85,368           854          269,486                          270,340
  Net loss                                                                                           $ (209,569)       (209,569)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1986                                 198,611         1,986          294,354         (209,569)         86,771
  Issuance of common stock                               42,901           429          285,987                          286,416
  Net loss                                                                                              (47,486)        (47,486)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1987                                 241,512         2,415          580,341         (257,055)        325,701
  Issuance of common stock                                4,210            42           28,959                           29,001
  Net loss                                                                                             (294,416)       (294,416)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1988                                 245,722         2,457          609,300         (551,471)         60,286
  Issuance of common stock                               62,792           628          569,372                          570,000
  Provision for compensation                                                           489,975                          489,975
  Net loss                                                                                             (986,746)       (986,746)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1989                                 308,514         3,085        1,668,647       (1,538,217)        133,515
  Issuance of common stock                               16,478           165          171,059                          171,224
  Provision for compensation                                                           320,980                          320,980
  Net loss                                                                                             (850,935)       (850,935)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1990                                 324,992         3,250        2,160,686       (2,389,152)       (225,216)
  Issuance of common stock                                  218             2            1,183                            1,185
  Provision for compensation                                                             6,400                            6,400
  Net loss                                                                                             (163,693)       (163,693)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1991                                 325,210         3,252        2,168,269       (2,552,845)       (381,324)
  Issuance of common stock                               18,119           181           85,774                           85,955
  Provision for compensation                                                           864,496                          864,496
  Issuance of stock options in exchange
    for cancellation of indebtedness                                                    57,917                           57,917
  Net loss                                                                                           (1,479,782)     (1,479,782)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1992                                 343,329         3,433        3,176,456       (4,032,627)       (852,738)
  Issuance of common stock                              195,790         1,958           66,839                           68,797
  Provision for compensation                                                           191,502                          191,502
  Net loss                                                                                           (1,220,079)     (1,220,079)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1993                                 539,119         5,391        3,434,797       (5,252,706)     (1,812,518)
  Issuance of common stock                              107,262         1,073           40,602                           41,675
  Provision for compensation                                                            43,505                           43,505
  Net loss                                                                                           (2,246,426)     (2,246,426)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1994                                 646,381         6,464        3,518,904       (7,499,132)     (3,973,764)
  Net loss                                                                                           (1,661,677)     (1,661,677)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1995 (unaudited)                     646,381         6,464        3,518,904       (9,160,809)     (5,635,441)
  Issuance of common stock for compensation              16,131           161            7,339                            7,500
  Net loss                                                                                           (1,005,962)     (1,005,962)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1996                                 662,512         6,625        3,526,243      (10,166,771)     (6,633,903)
  Issuance of common stock                               12,986           130            5,908                            6,038
  Provision for compensation - employees                                                45,086                           45,086
  Provision for compensation - non-employees                                            62,343                           62,343
  Issuance of warrants to purchase common stock                                         80,834                           80,834
  Net loss                                                                                           (1,618,543)     (1,618,543)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1997                                 675,498         6,755        3,720,414      (11,785,314)     (8,058,145)
  Issuance of common stock                               68,167           682           28,862                           29,544
  Provision for compensation - employees                                                50,680                           50,680
  Provision for compensation - non-employees                                           201,696                          201,696
  Contributed capital - common stockholders
    (Note 11)                                                                          231,734                          231,734
  Net loss                                                                                           (1,477,132)     (1,477,132)
                                                      ---------      --------     ------------    -------------      ----------
Balance, March 31, 1998                                 743,665         7,437        4,233,386      (13,262,446)     (9,021,623)
  Issuance of common stock (unaudited)                  701,857         7,018          971,472                          978,490
  Compensation - non-employees (unaudited)                                           2,300,000                        2,300,000
  Conversion of redeemable preferred stock to
    common stock (Note 6) (unaudited)                 1,195,017        11,950        1,852,300                        1,864,250
  Conversion of debt to common stock
    (Notes 4 and 5) (unaudited)                         424,222         4,242          657,555                          661,797
  Conversion of Criticare debt to common stock
    (Notes 4 and 5) (unaudited)                         180,756         1,808          856,485                          858,293
  Net income (unaudited)                                                                              2,018,554       2,018,554
                                                      ---------      --------     ------------    -------------      ----------
Balance, December 31, 1998 (unaudited)                3,245,517      $ 32,455     $ 10,871,198    $ (11,243,892)     $ (340,239)
                                                      =========      ========     ============    =============      ==========

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

                                                                                 Years Ended March 31,
                                                                       ------------------------------------------
                                                                          1996           1997            1998
                                                                          ----           ----            ----
OPERATING ACTIVITIES:
  Net loss                                                             $(759,638)   $ (1,350,563)   $ (1,145,697)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization of property and equipment               42,296          36,814          27,119
    Amortization of debt discount                                                         62,218          18,616
    Amortization of debt issuance costs                                                   41,743          11,926
    Compensation recorded related to issuance of common
     stock or common stock options                                         7,500         107,429         252,376
    Extraordinary gain on extinguishment of debt
    Changes in operating assets and liabilities:
      Prepaid expenses and supplies                                       (5,270)         (1,068)          1,068
      Deferred revenue                                                    15,000         (15,000)
      Accounts payable                                                   150,794        (205,487)        187,462
      Other accrued liabilities                                           41,108         103,152        (101,024)
      Accrued interest                                                   124,360         169,726         208,329
                                                                       ---------    ------------    ------------
           Net cash used in operating activities                        (383,850)     (1,051,036)       (539,825)
                                                                       ---------    ------------    ------------
INVESTING ACTIVITIES - Purchases of property and equipment                               (17,172)
                                                                                    ------------
           Net cash used in investing activities                                         (17,172)
                                                                                    ------------
FINANCING ACTIVITIES:
  Advances from stockholders                                             311,500         458,500         215,172
  Proceeds from the issuance of senior subordinated debt                                 525,000
  Proceeds from the issuance of notes payable                             72,350
  Payments on notes payable                                                              (39,151)         (3,500)
  Payments for debt issuance costs                                                       (53,669)
  Payments for extinguishment of debt
  Proceeds from the issuance of common stock                                               6,038          17,909
  Additional capital contributed by stockholders                                                         231,734
  Proceeds from the issuance of Preferred Stock - Series A
  Proceeds from the issuance of Preferred Stock - Series B                               250,000
  Deferred offering costs
                                                                       ---------    ------------    ------------
           Cash provided by financing activities                         383,850       1,146,718         461,315
                                                                       ---------    ------------    ------------
NET INCREASE (DECREASE) IN CASH                                                0          78,510         (78,510)
CASH, BEGINNING OF PERIOD                                                      0               0          78,510
                                                                       ---------    ------------    ------------
CASH, END OF PERIOD                                                    $       0    $     78,510    $          0
                                                                       =========    ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION (Note 9)

                                                                     October 15,                                     October 15,
                                                                        1984              Nine Month Periods             1984
                                                                     (Inception)           Ended December 31,        Inception to
                                                                     to March 31,     ---------------------------     December 31,
                                                                         1998            1997            1998            1998
                                                                         ----            ----            ----            ----
                                                                     (unaudited)      (unaudited)     (unaudited)     (unaudited)
OPERATING ACTIVITIES:
  Net loss                                                          $ (12,056,700)    $ (548,504)   $ (1,557,091)   $ (13,613,791)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization of property and equipment               287,790         20,339          20,340          308,130
    Amortization of debt discount                                          80,834         18,616                           80,834
    Amortization of debt issuance costs                                    53,669         11,926                           53,669
    Compensation recorded related to issuance of common
     stock or common stock options                                      2,462,963                      2,300,000        4,762,963
    Extraordinary gain on extinguishment of debt                                                      (1,427,765)      (1,427,765)
    Changes in operating assets and liabilities:
      Prepaid expenses and supplies                                       (13,634)                         3,500          (10,134)
      Deferred revenue
      Accounts payable                                                    395,736         95,759         155,810          551,546
      Other accrued liabilities                                            32,128         (3,518)         63,294           95,422
      Accrued interest                                                    663,013        180,158                          663,013
                                                                    -------------     ----------    ------------    -------------
           Net cash used in operating activities                       (8,094,201)      (225,224)       (441,912)      (8,536,113)
                                                                    -------------     ----------    ------------    -------------
INVESTING ACTIVITIES - Purchases of property and equipment               (318,403)                                       (318,403)
                                                                    -------------                                   -------------
           Net cash used in investing activities                         (318,403)                                       (318,403)
                                                                    -------------                                   -------------
FINANCING ACTIVITIES:
  Advances from stockholders                                              985,172        150,214                          985,172
  Proceeds from the issuance of senior subordinated debt                  525,000                                         525,000
  Proceeds from the issuance of notes payable                           2,120,194                                       2,120,194
  Payments on notes payable                                               (97,119)        (3,500)        (11,000)        (108,119)
  Payments for debt issuance costs                                        (53,669)                                        (53,669)
  Payments for extinguishment of debt                                                                   (203,450)        (203,450)
  Proceeds from the issuance of common stock                            1,371,292                        978,490        2,349,782
  Additional capital contributed by stockholders                          231,734                                         231,734
  Proceeds from the issuance of Preferred Stock - Series A              1,330,000                                       1,330,000
  Proceeds from the issuance of Preferred Stock - Series B              2,000,000                                       2,000,000
  Deferred offering costs                                                                               (229,641)        (229,641)
                                                                    -------------     ----------    ------------    -------------
           Cash provided by financing activities                        8,412,604        146,714         534,399        8,947,063
                                                                    -------------     ----------    ------------    -------------
NET INCREASE (DECREASE) IN CASH                                                 0        (78,510)         92,487           92,487
CASH, BEGINNING OF PERIOD                                                       0         78,510               0                0
                                                                    -------------     ----------    ------------    -------------
CASH, END OF PERIOD                                                 $           0     $        0    $     92,487    $      92,487
                                                                    =============     ==========    ============    =============
SUPPLEMENTAL CASH FLOW INFORMATION (Note 9)

See notes to financial statements.

IMMTECH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF DECEMBER 31, 1998 AND FOR THE NINE MONTH PERIODS
ENDED DECEMBER 31, 1997 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

1.    COMPANY BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of Business - Immtech International, Inc. (the "Company") is a biopharmaceutical company focusing on the discovery and development of therapeutic products for the treatment of opportunistic diseases and cancer in patients with compromised immune responses. The Company has two separate platform technologies for developing drugs, one based on developing a new class of molecules as pharmaceuticals and a second for developing a series of biological proteins that work in conjunction with the immune system.

      The Company was incorporated in 1984. The Company is in the development stage and has directed its efforts toward research and development, hiring scientific and management personnel, arranging for facilities and conducting clinical trials. The Company has no products currently available for sale, and none are expected to be commercially available for several years.

      Basis of Presentation - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

      Since inception, the Company has incurred accumulated losses of approximately $11,244,000. Management expects the Company to continue to incur significant losses during the next several years. In addition, as of March 31, 1998 and December 31, 1998, the Company's current liabilities exceeded its current assets by approximately $3,639,000 and $607,000, respectively, and the Company had a common stockholders' deficiency of approximately $9,022,000 and $340,000, respectively. In addition, the Company has various research and development agreements with various entities that are thinly capitalized and are dependent upon their ability to raise additional funds to continue their research and development activities. These factors, among others, indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and ultimately, to obtain profitable operations. As discussed in Note 2, as of July 24, 1998, the Company completed a recapitalization. Management's plans for the forthcoming year include continuing their efforts to obtain additional equity financing and research grants, and enter into various research and development agreements with other entities (see Notes 3 and 12).

      Investment - The Company accounts for its investment in NextEra Therapeutics, Inc. ("NextEra") on the equity method (see Note 3).

      Property and Equipment - Equipment and leasehold improvements are recorded at cost and depreciation and amortization are provided using accelerated methods. Assets are depreciated over five to seven years.

      Debt Issuance Costs and Debt Discounts - Costs incurred in connection with the issuance of the senior subordinated notes during the year ended March 31, 1997, were deferred and amortized over the original life of these notes using the interest method. Amortization of approximately $42,000 and $12,000 was charged to operations for the years ended March 31, 1997 and 1998, respectively, and $12,000 and $0 for the nine month periods ended December 31, 1997 and 1998, respectively, as additional interest expense. Discounts related to the issuance of debt are amortized and charged to operations using the interest method.

      Deferred Offering Costs - Costs incurred with respect to a common stock offering in process have been deferred pending the completion of the offering.

      Revenue Recognition - Revenue under grants and research and development agreements is recognized based on the Company's estimates of the stage of completion under the terms of the respective agreements.

      Research and Development Costs - All research and development costs are charged to operations as incurred.

      Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

      Net Loss Per Share - Net loss per share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Diluted net loss per share was the same as the basic loss per share as the stock options and warrants were antidilutive for the years ended March 31, 1996, 1997 and 1998 and the nine month periods ended December 31, 1997 and 1998.

      Fair Value Information - Due to the uncertainties previously discussed in
      Note 1, management has determined that it is not practicable to estimate the fair value of the Company's financial instruments (notes payable and preferred stock).

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Approved Accounting Standards Not Yet Adopted - In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements are required to be adopted in fiscal 1999. In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement is required to be adopted in fiscal 1999. In 1998, the FASB also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is required to be adopted in fiscal 2000. The Company is currently in the process of evaluating the impact of adopting these new statements.

      Reclassifications - Certain amounts previously reported have been reclassified to conform with the current presentation.

2.    RECAPITALIZATION, PRIVATE PLACEMENT AND STOCK SPLITS

      On July 24, 1998 (the "Effective Date"), the Company (with stockholder approval) completed a recapitalization (the "Recapitalization) pursuant to which: (i) the Company effected a .645260-for-1 reverse stock split of all of the shares of common stock issued and outstanding immediately prior to the Effective Date, resulting in the reduction in the number of issued and outstanding shares of common stock from 2,305,166 to 1,487,431 (the "First Reverse Stock Split"); (ii) the Company's debtholders converted approximately $3,151,000 in stockholder advances, notes payable and related accrued interest and accounts payable outstanding immediately prior to the Effective Date into 1,209,962 shares of common stock (after giving effect to the First Reverse Stock Split) and approximately $203,000 in cash; (iii) the Company's Series A Preferred stockholders converted 1,794,550 shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date into 1,157,931 shares of common stock (after giving effect to the First Reverse Stock Split); (iv) the Company's Series B Preferred stockholders converted 1,600,000 shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date into 1,232,133 shares of common stock (after giving effect to the First Reverse Stock Split); (v) the Company converted options outstanding immediately prior to the Effective Date and held by employees of or consultants to the Company to purchase an aggregate of 1,716,815 shares of common stock into options to purchase 1,107,792 shares of common stock (after giving effect to the First Reverse Stock Split); and (vi) the total number of authorized shares was increased to 35,000,000, consisting of 30,000,000 shares of common stock $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value.

      On January 25, 1999, the Company effected a .5-for-1 reverse stock split of all of the shares of common stock issued and outstanding as of February 5, 1999, resulting in a reduction in the number of issued and outstanding shares from 6,491,135 to 3,245,517 (the "Second Reverse Stock Split") as of December 31, 1998.

      All other share and per share information included in the accompanying financial statements has been restated to reflect the First Reverse Stock Split and the Second Reverse Stock Split.

      Contemporaneously with the completion of the Recapitalization, the Company issued and sold 575,000 shares of common stock for $1.74 per share, or aggregate consideration to the Company of $1,000,000 to certain accredited investors. For services and expenses involved with this Recapitalization, the placement agent New China Hong Kong Securities Limited ("NCHK") received $50,000 and warrants to purchase 75,000 shares of the Company's common stock at $.10 per share. For advisory services in this transaction, RADE Management Corporation ("RADE") received warrants to purchase 225,000 shares of the Company's common stock at $.10 per share. On April 22, 1999, the Warrant Agreement was amended to increase the exercise price from $.10 per share to $6.47 per share. The warrants expire July 29, 2004.

3.    INVESTMENT IN NEXTERA THERAPEUTICS, INC.

      On July 8, 1998, the Company, together with Franklin Research Group, Inc. ("Franklin") and certain other parties, formed NextEra Therapeutics, Inc. ("NextEra") to develop therapeutic products for treating cancer and related diseases. NextEra's initial focus will be on the manufacturing and clinical development of recombinant modified CRP ("rmCRP"). NextEra intends to fund rmCRP through the clinical Phases I, II, and III and early commercialization.

      On September 29, 1998, the Company and Franklin entered into a Research and Funding Agreement with NextEra in which Franklin agreed to advance a minimum of $1,350,000 to NextEra to fund the scale-up of manufacturing and Phase I clinical trials. On September 29, 1998, the Company contributed its rmCRP technology, including relevant patents and know-how, as well as use of its current laboratory facilities for 330,000 common shares of NextEra. NextEra's scientists are in the process of preparing drug substance and documents for a Phase I safety study in 30 to 40 cancer patient to be carried out at Northwestern University. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer. If Franklin fails to make their investment in NextEra, the Company can purchase the shares owned by Franklin at 90% of their net investment, as defined, in exchange for the Company's common stock (if the Company's common stock is publicly traded), or cash.

      The Company and Franklin estimate that it will take approximately 18 months to complete the initial Phase I clinical trial. At the conclusion of the trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide whether to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it has to invest a minimum of an additional $6,500,000 for which Franklin will receive an additional 160,000 common shares of NextEra. In addition, if Franklin elects to proceed, at its option, the Company shall have the right to provide $1,625,000 of the additional investment of $6,500,000 in return for 40,000 of the 160,000 common shares Franklin would receive. At such time the Company will assign its laboratory facilities to NextEra. If Franklin decides not to proceed, the Company can purchase majority control of NextEra by buying NextEra common stock at $1.00 per share until enough shares are purchased for majority control.

      The lead scientist of NextEra, who is also a director of NextEra and the Company, received 33,333 shares of NextEra common stock at the formation of NextEra and will receive options to purchase 30,000 additional common shares that will vest upon submission of a new drug application for a product based on rmCRP. NextEra has also reserved 100,000 shares of common stock for issuance as stock options for employees and consultants.

      The Board of Directors of NextEra consists of two directors appointed by the Company and five by Franklin. Unanimous approval of the Board is required for issuance of stock to employees, mergers, sales or disposition of substantially all assets, or liquidation of NextEra. The Company's President is an officer and director of NextEra, and the Company's Chief Financial Officer is also NextEra's Chief Financial Officer. In addition, the principal stockholder in RADE is also a director of NextEra.

      The Company has, on the fifth anniversary of the formation of NextEra, a "put" option of NextEra stock. The exercise of the put will cause NextEra to purchase the stock owned by Immtech at an appraised value, or at $5.00 per share, whichever is lower.

      NextEra has agreed to fund the operation of the Company's primary facility, including employees' salaries related to work on rmCRP, rent and overhead associated with the project. Currently, this includes all of the Company's employees except the President and Chief Financial Officer. In addition, NextEra has agreed to fund the maintenance and prosecution of all patents that are part of the intellectual property transferred to NextEra by the Company.

      NextEra has incurred accumulated losses of approximately $265,000 since inception (July 8, 1998) through December 31, 1998. NextEra is expected to continue to incur significant losses during the next several years. In addition, as of December 31, 1998, NextEra's current liabilities exceeded its current assets by approximately $269,000 and NextEra had a stockholders' deficiency of approximately $265,000.

      NextEra's ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and, ultimately, to obtain profitable operations. NextEra's financial plans for the forthcoming year include the continuing efforts to obtain additional equity financing.

      As of December 31, 1998, the Company owned approximately 49% of the issued and outstanding shares of NextEra common stock.

      The following is a summary of the Company's investment in NextEra as of December 31, 1998:

        Investment in NextEra:
          Common stock                                            $ 2
          Less investment losses recognized                         2
                                                                  ---

        Net investment                                            $ 0
                                                                  ===

      The Company has recognized an equity loss in NextEra to the extent of the basis of its original investment. Recognition of any investment income on the equity method by the Company for its investment in NextEra will occur only after NextEra has earnings in excess of previously unrecognized equity losses.

      The following is summarized financial information for NextEra as of December 31, 1998 and for the period from inception (July 8, 1998) through December 31, 1998:

        Current assets                                      $  80,000
        Noncurrent assets                                       4,000
        Current liabilities:
          Advances from Franklin                              336,000
          Other                                                13,000
        Stockholders' equity (deficit)                       (265,000)
        Revenues                                                   --
        Net loss                                             (265,000)

4.    ADVANCES FROM STOCKHOLDERS

      Criticare Systems, Inc. ("Criticare"), a significant stockholder who, as of March 31, 1998, owned 1,000,000 shares of Series A Preferred Stock, 1,200,000 shares of Series B Preferred Stock and 112,501 shares of common stock, had advanced $590,000 and $597,722 to the Company as of March 31, 1997 and 1998, respectively. Interest on the advances accrued at a rate of 5%. The advances were payable on demand. On July 24, 1998, Criticare exchanged $597,722 of advances and $68,368 of accrued interest for 145,353 shares of common stock (see Note 2). The carrying value of the outstanding Criticare indebtedness under the advances in excess of the estimated fair value of the shares of common stock and cash exchanged was accounted for as additional paid-in capital. As of December 31, 1998, Criticare owned 1,087,939 shares (33.5%) of the Company's outstanding common stock.

      Certain other stockholders had advanced funds to the Company aggregating $180,000 and $387,450 as of March 31, 1997 and 1998, respectively. The advances were non-interest bearing and payable on demand. On July 24, 1998, the other shareholders exchanged $387,450 of advances for 196,824 shares of common stock (see Note 2). The Company recognized an extraordinary gain on the extinguishment of debt of $80,404 for the outstanding indebtedness under the advances in excess of the estimated fair value of the 196,824 shares of common stock ($307,046). As of December 31, 1998, none of the other stockholders individually owned more than 7.6% of the Company's outstanding common stock.

5.    NOTES PAYABLE

      Notes payable consist of the following:

                                                    March 31,
                                               ------------------   December 31,
                                                 1997       1998        1998
                                               -------   --------   ------------

State of Illinois, payment due upon
 closure of initial public offering, 0%
 interest as of March 31, 1997 and 1998       $100,000   $100,000     $100,000
 and December 31, 1998, unsecured

Northwestern University, payable in
 monthly installments of $3,500 through
 October, 1997, 0% interest as of
 March 31, 1997 and 1998 and December
 31, 1998, unsecured                            24,500     21,000       10,000

Criticare term note, due December 31, 1997,
 8.5% interest, unsecured, together
 with accrued interest of $27,201,
 was exchanged for 25,526 shares of
 common stock on July 24, 1998                  89,777     89,777

Senior subordinated notes - Criticare,
 due May 31, 1997, 15% interest,
 unsecured, net of unamortized discount
 of $1,202 and $0 as of March 31, 1997
 and 1998, respectively, together with
 accrued interest of $16,225, were
 exchanged for 9,876 shares of common
 stock on July 24, 1998                         57,798     59,000

Senior subordinated notes - other, due
 May 31, 1997, 15% interest, unsecured,
 net of unamortized discount of $17,414
 and $0 as of March 31, 1997 and 1998,
 respectively, together with accrued
 interest of $243,712, were exchanged for
 143,128 shares of common stock on July
 24, 1998                                      837,586    855,000

Walsh & Keating, S.C. term note, due
 December 31, 1997, 8.5% interest,
 unsecured, together with accrued
 interest of $25,149, was exchanged for
 36,401 shares of common stock and
 $28,907 on July 24, 1998                     $167,139   $167,139

Partners of Walsh & Keating, S.C. term
 note, due December 31, 1997, 8.5%
 interest, unsecured, together with
 accrued interest of $1,605, was
 exchanged for 2,062 shares of common
 stock and $1,637 on July 24, 1998              22,301     10,666

                                                  March 31,
                                            -------------------    December 31,
                                             1997         1998        1998
                                             ----         ----     -----------
Winston & Strawn term note, due
 December 31, 1997, 8.5% interest,
 unsecured, together with accrued
 interest of $30,428, was exchanged for
 35,359 shares of common stock and
 $17,679 on July 24, 1998                    153,744      153,744

Brinks, Hofer, Gilson & Lione term
 note, due December 31, 1997, 8.5%
 interest, unsecured, together with
 accrued interest of $36,396 and
 accounts payable of $204,327, was
 exchanged for $150,000 on July 24, 1998     120,124      120,124
                                          ----------   ----------    --------

Total notes payable                        1,572,969    1,576,450     110,000
Less current portion                       1,576,450    1,572,969     110,000
                                          ----------   ----------    --------

Long-term debt                            $        0   $        0    $      0
                                          ==========   ==========    ========

      Interest on the State of Illinois loan stopped accruing during the year ended March 31, 1996, when the maximum interest from this loan of $281,470 was reached. The interest rate on this loan was 25% prior to when it stopped accruing interest. Interest on the Northwestern University loan stopped accruing during the year ended March 31, 1997, when this loan was restructured to provide Northwestern University with higher monthly payments in exchange for no further interest accrual. Before this loan was restructured, the interest rate was 8.12%.

      On July 24, 1998, the senior subordinated notes, the Criticare term note, the Walsh & Keating related term notes, the Winston & Strawn term note and the Brinks, Hofer, Gilson & Lione term note, together with related accrued interest and accounts payable, were exchanged for shares of common stock and cash (see Note 2). The Company did not have sufficient funds to pay such notes on the original maturity dates indicated and, accordingly, all such notes were in default as of March 31, 1998. In addition, on July 24, 1998, certain other trade creditors exchanged $57,270 of accounts payable for 20,908 shares of common stock and $5,227 cash.

      The carrying value of the outstanding Criticare indebtedness under the term note and senior subordinated notes in excess of the estimated fair value of the shares of common stock and cash exchanged was accounted for as additional paid-in capital, as Criticare is a significant stockholder. The Company recognized an extraordinary gain on the extinguishment of debt of $1,347,361 for the outstanding aggregate indebtedness under the other term notes and subordinated notes ($1,306,673), related accrued interest ($337,290) and accounts payable ($261,597) in excess of the estimated fair value of the shares of common stock ($354,749) and cash ($203,450) exchanged. As of December 31, 1998, none of these debt holders individually owned more than 7.6% of the Company's outstanding common stock.

      During the year ended March 31, 1997, approximately $389,000 of notes payable were exchanged, in $1,000 increments, for an equal amount of senior subordinated debt and a detachable warrant to purchase 100 shares of the common stock of the Company. Also during fiscal 1997, the Company sold for $525,000, senior subordinated notes in increments of $1,000, each with a warrant to purchase 100 shares of the Company's common stock. The holders of these warrants would be entitled to purchase a share of common stock, in the event the Company participates in an initial public offering, at a price equivalent to one-half the price in the initial public offering. As of March 31, 1997 and 1998 and December 31, 1998, there were warrants outstanding to purchase 91,400 shares of common stock at a price equivalent to one-half the price of the initial public offering. These warrants expire August 29, 1999.

      The discount on the senior subordinated notes resulted from the allocation of the proceeds from the issuance of the senior subordinated notes to the debt and related stock warrants at their estimated fair value. The estimated fair value of these warrants was $.90 per warrant at the date the warrants were granted, resulting in a discount of $80,834. This discount was amortized using the interest method over the original life of the senior subordinated notes.

6.    REDEEMABLE PREFERRED STOCK

      Redeemable preferred stock outstanding as of March 31, 1998 and 1997 consisted of Series A and Series B. On July 24, 1998, the Series A and B Preferred stockholders exchanged their preferred shares for an aggregate 1,195,017 shares of common stock (see Note 2). The holders of the Series A and Series B Preferred Stock had cumulative dividend preferences at the rate of 8% per annum, compounded daily, of the liquidation value thereof, plus accumulated and unpaid dividends thereon, in preference to any dividend on common stock, payable when and if declared by the Board of Directors. Dividends accrued whether or not they had been declared and whether or not there were profits, surplus or other funds of the Company legally available for the payment of dividends. In the event the Company declared a dividend or distribution on the common stock, the holders of the preferred stock and the holders of the common stock would have shared pro rata in such dividend or distribution.

      The holders of the Series A and Series B Preferred Stock had the right to convert each share at any time, into one share of common stock. The holders of the preferred stock had the right to vote with the holders of the common stock. The holders had voting rights equivalent to the number of shares of common stock issuable upon conversion.

      The difference between the initial estimated fair value of the Series A Preferred Stock and the aggregate redemption value was amortized by a credit to retained earnings (deficit accumulated during the developmental stage) and a debit to the carrying value of the redeemable preferred stock during the period from issuance to December 21, 1997 using the interest method.

      At any time on or after December 21, 1997, a holder of Series A and B Preferred Stock could have required the Company to redeem all or part of the holder's shares at the liquidation value plus all accrued but unpaid dividends thereon. The Company was required to redeem such shares in a series of eight equal quarterly redemptions commencing on the last day of the calendar quarter occurring at least 30 days following the Company's receipt of the holder's redemption notice. The aggregate future annual redemption requirements of the liquidation value plus accrued unpaid dividends as of March 31, 1998 was $5,439,895.

      The Series A and Series B Preferred Stock had redemption (carrying) values of $2,780,324 and $2,797,260, respectively, as of July 24, 1998. In connection with the Recapitalization, the Series A and Series B Preferred stockholders agreed to accept 578,954 and 616,063 shares of common stock, respectively, for their shares of the preferred stock. The difference between the carrying value of the Series A and Series B Preferred Stock and the estimated fair value of the common shares exchanged of $1,877,138 and $1,836,196, respectively, was credited to deficit accumulated during the development stage.

7.    INCOME TAXES

      The Company accounts for income taxes using an asset and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company's financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax assets will not be realized. A valuation allowance is used to offset the related net deferred income tax assets due to uncertainties of realizing the benefits of certain net operating losses and tax credit carryforwards.

      The Company has no significant deferred income tax liabilities. Significant components of the Company's deferred income tax assets are as follows:

                                                               March 31,
                                                  ----------------------------------       December 31,
                                                  1996           1997           1998           1998
                                                  ----           ----           ----           ----
Deferred income tax assets:
  Federal net operating loss carryforwards    $ 2,049,000    $ 2,467,000    $ 2,770,000    $ 2,518,000
  State net operating loss carryforwards          188,400        247,300        290,000        255,000
  Federal tax credit carryforwards                 80,000         86,400         89,100         89,100
                                              -----------    -----------    -----------    -----------
           Total deferred income tax assets     2,317,400      2,800,700      3,149,100      2,862,100
                                              -----------    -----------    -----------    -----------
Valuation allowance                            (2,317,400)    (2,800,700)    (3,149,100)    (2,862,100)
                                              -----------    -----------    -----------    -----------
Net deferred income taxes recognized
  in the balance sheets                       $         0    $         0    $         0    $         0
                                              ===========    ===========    ===========    ===========

      At March 31, 1998, the Company had federal net operating loss carryforwards of approximately $8,148,000 which expire from 2001 through 2013. At March 31, 1998, the Company had available for federal income tax purposes approximately $8,092,000 of alternative minimum tax net operating loss carryforwards which expire from 2001 through 2013. The Company also has approximately $6,046,000 of state net operating loss carryforwards, which expire from 2008 through 2013, available to offset certain future state taxable income for Illinois State tax purposes. At December 31, 1998, the Company had federal net operating loss carryforwards of approximately $7,405,000 which expire from 2003 through 2013. At December 31, 1998, the Company had available for federal income tax purposes approximately $7,349,000 of alternative minimum tax net operating loss carryforwards which expire from 2003 through 2013. The Company also has approximately $5,303,000 of state net operating loss carryforwards available as of December 31, 1998, which expire from 2009 through 2013, available to offset certain future state taxable income for Illinois state tax purposes. Because of "change of ownership" provisions of the Tax Reform Act of 1986, approximately $2,352,000 and $250,000 of the Company's net operating loss carryforwards for federal and State of Illinois purposes, respectively, are subject to an annual limitation regarding utilization against taxable income in future periods. At December 31, 1998, the Company had federal tax credit carryforwards of approximately $89,000 which expire from 2008 through 2013. The Company is considering various equity financing alternatives. Such changes may result in a change of ownership and significantly restrict the utilization of the Company's net operating loss carryforwards and federal tax credit carryforwards.

      The income tax provision consists of the following:

                                                                 Nine
                                                             Month Periods
                                           Years Ended           Ended
                                            March 31,         December 31,
                                        -------------------  -------------
                                         1996   1997  1998    1997   1998
                                         ----   ----  ----    ----   ----
       Current:
         Federal                          $ 0    $ 0   $ 0     $ 0    $ 0
         State                              0      0     0       0      0
                                         ----   ----  ----    ----   ----
           Total income tax provision     $ 0    $ 0   $ 0     $ 0    $ 0
                                         ====   ====  ====    ====   ====


      A reconciliation of the provision for income taxes (benefit) at the federal statutory income tax rate to the effective income tax rate follows:

                                                                          Nine Month
                                                   Years Ended          Periods Ended
                                                    March 31,            December 31,
                                             ----------------------    ---------------
                                             1996     1997     1998     1997     1998
                                             ----     ----     ----     ----     ----
Federal statutory income tax rate           (34.0)%  (34.0)%  (34.0)%  (34.0)%  (34.0)%
State statutory income tax rate              (4.8)    (4.8)    (4.8)    (4.8)    (4.8)
Non-deductible compensation                                     7.5              50.2
Benefit of federal and state net operating
  loss and tax credit carryforwards not
  recognized (recognized)                    38.8     38.8     31.3     38.8    (11.4)
                                             ----     ----     ----     ----     ----
           Effective income tax rate            0%       0%       0%       0%       0%
                                             ====     ====     ====     ====     ====

8.    STOCK OPTIONS, WARRANTS AND COMMON STOCK

      The Company has granted common stock options to individuals who have contributed to the Company. The options contain various provisions regarding vesting periods, expiration dates, stockholder approval requirements and contingencies on the approval of an increase in the stock option pool by the Board of Directors. The options vest in periods ranging from 0 to 4 years and generally expire in ten years. As of March 31, 1998 and December 31, 1998, 480,030 and 498,636 granted options are outstanding, respectively. As of March 31, 1998 and December 31, 1998, there were 2,581 employee stock options available for grant.

      During the years ended March 31, 1997 and 1998 and the nine month period ended December 31, 1998, the Company issued stock options to nonemployees for services rendered to the Company. For the year ended March 31, 1997, 29,036 options were issued and expense of approximately $62,000 was recorded. For the year ended March 31, 1998, 99,141 options were issued and expense of approximately $202,000 was recorded. For the nine month period ended December 31, 1998, 87,109 options were issued and expense of $80,000 was recorded. The expense was determined based on the estimated fair value of the options issued.

      The activity during the years ended March 31, 1996, 1997 and 1998 and the nine months ended December 31, 1998 for the Company's stock options is summarized as follows:

                                                                    Weighted
                                     Number of    Stock Options      Average
                                       Shares      Price Range   Exercise Price
                                    ----------    -------------  --------------

Outstanding at April 1, 1995           420,292     $0.31 - 6.88    $     0.68
  Granted                               56,138      0.31 - 0.31          0.31
                                    ----------     ------------    ----------
Outstanding at March 31, 1996          476,430      0.31 - 6.88          0.68
  Granted                               68,397      0.46 - 0.46          0.46
  Exercised                            (12,986)     0.46 - 0.46          0.46
  Expired                                 (565)     0.46 - 0.46          0.46
                                    ----------     ------------    ----------
Outstanding at March 31, 1997          531,276      0.31 - 6.88          0.84
  Granted                              144,955      0.59 - 1.74          1.02
  Exercised                            (68,217)     0.34 - 0.59          0.44
  Expired                             (127,984)     0.34 - 6.88          1.48
                                    ----------     ------------    ----------
Outstanding at March 31, 1998          480,030      0.31 - 1.74          0.59
  Granted                               87,109      1.74 - 1.74          1.74
  Exercised                            (40,650)     0.31 - 0.34          0.33
  Expired                              (27,853)     0.31 - 0.34          0.33
                                    ----------     ------------    ----------
Outstanding at December 31, 1998       498,636     $0.31 - 1.74    $     0.83
                                    ==========     ============    ==========

Exercisable at March 31, 1998          478,685     $0.31 - 1.74    $     0.59
                                    ==========     ============    ==========
Exercisable at December 31, 1998       439,487     $0.31 - 1.74    $     0.71
                                    ==========     ============    ==========

      The following table summarizes information about stock options outstanding as of March 31, 1998:

                              Options Outstanding                   Options Exercisable
                    --------------------------------------      --------------------------
                                     Weighted
                                      Average     Weighted          Shares        Weighted
                       Shares        Remaining     Average       Exercisable       Average
   Range of         Outstanding at  Contractual   Exercise            at          Exercise
Exercise Prices     March 31, 1998   Life-Years     Price       March 31, 1998      Price
---------------     --------------  -----------   --------      --------------    --------
$0.31 to 0.45           175,567         2.83       $ 0.34           175,567        $ 0.34
 0.46 to 0.59           248,970         4.61         0.52           247,625          0.52
 1.74                    55,493        10.00         1.74            55,493          1.74
                       --------                                    --------
                        480,030         4.58       $ 0.59           478,685        $ 0.59
                       ========                                    ========

      The following table summarizes information about stock options outstanding as of December 31, 1998:

                                Options Outstanding                     Options Exercisable
                     --------------------------------------------   --------------------------
                                     Weighted
                        Shares        Average     Weighted          Shares        Weighted
                    Outstanding at   Remaining     Average      Exercisable at     Average
   Range of          December 31,   Contractual   Exercise       December 31,     Exercise
Exercise Prices          1998        Life-Years     Price            1998           Price
---------------     --------------  -----------   --------      --------------    --------
$0.31 to 0.45           111,437         2.37       $ 0.33           111,437        $ 0.33
 0.46 to 0.59           244,600         3.88         0.53           244,600          0.53
 1.74                   142,599         9.32         1.74            83,450          1.74
                       --------                                    --------
                        498,636         5.10       $ 0.83           439,487        $ 0.71
                       ========                                    ========

      The following table summarizes information about common stock warrants outstanding (see Note 5) as of March 31, 1998:

                                                  Warrants         Expiration
                Exercise Price                  Outstanding           Date
                --------------                  -----------           ----

         50% of initial public offering
         price per share (see Note 5)             91,400         August 29, 1999

      On October 12, 1998, RADE received warrants to purchase 750,000 shares of the Company's common stock at $.10 per share. On April 22, 1999, the Warrant Agreement was amended to increase the exercise price from $.10 per share to $6.47 per share. The warrants were issued as compensation for management consulting, market analysis and strategic advisory services performed during July through December 1998. The Company recorded a general and administrative expense of $2,220,000 during the nine month period ended December 31, 1998 based upon the estimated fair value of the warrants issued. The warrants expire October 12, 2004.

      The following table summarizes information about common stock warrants outstanding as of December 31, 1998:

                                                Warrants           Expiration
                Exercise Price                Outstanding             Date
                --------------                -----------             ----

         50% of initial public offering
         price per share (see Note 5)             91,400        August 29, 1999
         $6.47 per share (see Note 2)            225,000        July 29, 2004
         $.10 per share (see Note 2)              75,000        July 29, 2004
         $6.47 per share                         750,000        October 12, 2004
                                               ---------
                                               1,141,400
                                               =========

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its employee stock option plans. For the year ended March 31, 1997, the Company issued 39,361 options to employees and recognized expense of $45,814 related to those options. For the year ended March 31, 1998, the Company issued 45,814 options to employees and recognized expense of $50,680 related to those options. The expense was calculated as the difference between the option exercise price and the estimated fair value of the Company's stock as of the date the option was granted. If the Company had recognized compensation expense for the options granted during the years ended March 31, 1997 and 1998 and the nine month periods ended December 31, 1997 and 1998, consistent with the method prescribed by SFAS No. 123, net (loss) income and net (loss) income per share would have been changed to the pro forma amounts indicated below:

                                                                               Nine Month Periods
                                                 Years Ended March 31,         Ended December 31,
                                               ------------------------      ---------------------
                                                  1997           1998          1997         1998
                                                  ----           ----          ----         ----
Net (loss) income attributable to common
  stockholders - as reported                  $(1,618,543)   $(1,477,132)   $(774,729)   $2,018,554
Net (loss) income attributable to common
  stockholders - pro forma                    $(1,623,641)   $(1,503,470)   $(778,942)   $2,015,899
Net (loss) income per share attributable to
  common stockholders - as reported           $     (2.44)   $     (2.18)   $   (1.15)   $     1.07
Net (loss) income per share attributable to
  common stockholders - pro forma             $     (2.44)   $     (2.22)   $   (1.15)   $     1.07

      The fair value of stock options used to compute pro forma net (loss) income and net (loss) income per share is the estimated present value at the grant date using the Black-Scholes option-pricing model. The assumptions used to estimate compensation cost were expected volatility of 27.5%, risk-free interest rate of 5.4% and expected option lives of 4.5 years. The pro forma effect on net (loss) income for 1997 and 1998 is not representative of the pro forma effect in future years because it does not take into consideration pro forma compensation cost related to grants made prior to 1997.

9.    SUPPLEMENTAL CASH FLOW INFORMATION

      The Company did not pay any income taxes during the years ended 1996, 1997 or 1998 or in the nine month periods ended December 31, 1997 and 1998. The Company paid $0, $8,023 and $0 in interest during 1996, 1997 and 1998, respectively, and no interest during the nine month periods ended December 31, 1997 and 1998, respectively.

      Non-Cash Financing Activities:

      During the years ended March 31, 1996, 1997 and 1998, the Company increased the carrying value of the Series A and B Preferred Stock by amounts representing the value of dividends not currently declared or paid, but which are payable under mandatory redemption features. The Company has also recorded Series A Preferred Stock premium amortization on the securities. Also, during the years ended March 31, 1996, 1997 and 1998, and the nine month period ended December 31, 1998, the Company issued common stock or options as compensation for services. Finally, during the year ended March 31, 1998, the Company issued common stock for a note payable payment. The amounts of these transactions were as follows:

                                                                                           Nine Month
                                                        Years Ended                      Periods Ended
                                                          March 31,                       December 31,
                                              --------------------------------          ----------------
                                              1996          1997          1998          1997        1998
                                              ----          ----          ----          ----        ----
Preferred stock dividends accrued           $335,759      $368,125      $413,131      $307,921     $137,689
Preferred stock premium amortization         (89,435)     (100,145)      (81,696)      (81,696)
Conversion of preferred stock
  to common stock                                                                                 5,577,584
Conversion of debt, accrued interest and
  accounts payable to common stock                                                                1,702,110
Conversion of Criticare debt
  to common stock                                                                                   858,293
Conversion of shareholder advances
  to common stock                                                                                   387,450
Issuance of common stock, stock
  options or stock warrants
  as compensation for services                 7,500       107,429       252,376                  2,300,000
Common stock issued for note
  payable payment                                                        (11,635)

      During August 1996, the Company exchanged certain notes payable and accrued interest on such notes for senior subordinated notes with a face value of $389,000.

10.   COMMITMENTS

      The Company leases office space under an operating lease which requires monthly lease payments of $4,100 through November 1999. Total rental expense was approximately $58,000, $57,000 and $50,000 for the years ended March 31, 1996, 1997 and 1998, respectively, and $36,000 and $4,000 for the nine month periods ended December 31, 1997 and 1998, respectively. As discussed in Note 3, NextEra agreed to pay the Company's obligation under the operating lease effective May 1, 1998. NextEra made approximately $32,000 of lease payments during the nine month period ended December 31, 1998.

11.   RELATED PARTY TRANSACTIONS

      During the year ending March 31, 1998, the following payments for various Company expenses were made on behalf of the Company by related parties: approximately $146,000 from Criticare; approximately $56,000 from an investment fund whose directors are also directors of the Company; and approximately $30,000 from certain officers and directors of the Company. These payments were recorded as expenses and additional paid-in capital in the Company's financial statements for the year ended March 31, 1998. There were no such payments for the years ended March 31, 1996 and 1997 or for the nine month periods ended December 31, 1997 and 1998.

      Transactions with Criticare Systems, Inc.

      Criticare agreed to the private placement of stock by NCHK and the spin-off of shares of the Company owned by Criticare. In exchange, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      Criticare's option includes patents and know-how developed by the Company. NextEra has licensed the rights for producing rmCRP back to the Company for use with sepsis applications. Criticare has twelve months from the date of the closing on the private placement by NCHK to raise a minimum of $500,00 to fund both the development of the sepsis technology and the initiation of clinical trials. If Criticare or its assignee is unable to raise the funds, the Company can acquire the sepsis technology from Criticare at market price, determined by negotiations between the two parties or an agreed third party if an agreement on price cannot be reached. The Company is required to pay the cost of maintaining and prosecuting the patents until the initial financing is completed by Criticare or its assignee.

      On July 2, 1998, the Company transferred to Criticare certain of its intangible assets and 86,207 shares of the Company's common stock for $150,000. These assets include rights to the Company's diagnostic products for measuring hemoglobin A1c. in diabetic patients and Carbohydrate Deficient Transferrin ("CDT") as a marker in the blood for long-term alcohol abuse, as well as patents that have been issued for both technologies and exclusive worldwide rights from Northwestern University to develop and sell the products, which now inure to the benefit of Criticare. Criticare will be responsible for the maintenance and prosecution of the patents for both technologies. The shares issued were assigned a fair value of $134,483 and the remainder ($15,517) was recorded as revenue.

12.   COLLABORATIVE RESEARCH AND DEVELOPMENT ACTIVITIES

      The Company has various collaborative research agreements with commercial enterprises. Under the terms of these arrangements, the Company has agreed to perform best efforts research and development and, in exchange, the Company may receive advanced cash funding and may also earn additional fees for the attainment of certain milestones. The Company may receive royalties on the sales of such products. The other parties generally receive exclusive marketing and distribution rights for certain products for set time periods in specific geographic areas.

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by a consortium of universities including The University of North Carolina at Chapel Hill ("UNC"), Duke University, Auburn University and Georgia State University (the "Consortium") pursuant to an agreement, dated January 15, 1997 (as amended in May 1998, the "Consortium Agreement") among the Consortium,

      Pharm-Eco Laboratories, Inc. ("Pharm-Eco"), and on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Company-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that the Company and Pharm-Eco, with respect to the Current Compounds, and the Company and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, the Company has agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its common stock to raise at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,000 by April 30, 1999. Upon the closing of the IPO or the Alternative Financing, the Company will: (i) use the greater of (x) 33% of the net proceeds from the IPO or an Alternative Financing or (y) $5,000,000, to develop the Compounds; (ii) issue an aggregate of 611,250 shares of common stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 137,500 shares to be issued to the Consortium. The Company anticipates recording as research and development costs the estimated fair value of the 611,250 shares upon completion of the IPO; (iii) issue warrants to purchase an aggregate of 850,000 shares of common stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price equal to the weighted average market price of the Company's common stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by the Company; and (iv) agree to issue an aggregate of 150,000 shares of common stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 100,000 shares of common stock to be issued to the Consortium, upon the filing by the Company of a new drug application or an abbreviated new drug application with the Food and Drug Administration with respect to any product. In addition, the Company will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the royalty rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that the Company sublicenses its rights with respect to the Compounds, the Company will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to the Company pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other nonroyalty payments made to the Company pursuant to the sublicense agreement.

      Upon closing of this Offering: (a) Pharm-Eco will be entitled to designate for appointment one representative to the Company's Board of Directors,
      (b) UNC will be entitled to designate one person as a non-voting observer of all meetings and other proceedings of the Company's Board of Directors,
      (c) the Company will make quarterly $100,000 research grants to UNC commencing on the final day of the month during which the closing of the offering occurs, and continuing every three months thereafter until, at a minimum, the third anniversary of the offering and (d) the Company will pay all costs to prosecute, maintain and defend all patents and patent applications relating to any Compounds or products.

      Upon raising $4,000,000, Pharm-Eco will grant the Company a license to use the Current Compounds only as antimicrobial agents and UNC will grant the Company a license to use the Future Compounds only as antimicrobial agents. The initial $5,000,000 in funds raised by the Company (including the initial

      $4,000,000 referenced above) will be applied to the advancement of dications. Once the Company has raised more than $10,000,000 both Pharm-Eco and UNC will grant an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for the Company to fulfill its obligations under the Consortium Agreement, the Company has agreed to (i) provide financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) pay fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) pay arrearages in research support accrued prior to the date of the First Amendment within 30 days of the closing of the IPO, (iv) replenish Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spent due to the delay in receipt of the research grants, currently estimated at $150,000 and (v) provide each of UNC and Pharm-Eco with 25,000 shares of common stock of the Company (included in the aforementioned 611,250 shares).

      During the years ended March 31, 1997 and 1998 and the nine month period ended December 31, 1998, the Company made payments to UNC of $100,000, $100,000 and $300,000, respectively. Such payments were expensed as research and development costs.

      The Company entered into an agreement with Pharm-Eco to use reasonable efforts to form a joint venture to produce Good Manufacturing Practices-quality dicationic drugs and products for clinical testing and for early commercialization. The proposed joint venture would manufacture the initial pharmaceutical products (DAP-092 and DB-289). Once the commercial sale of products begins, the Company and Pharm-Eco would deduct their costs associated with making and marketing (including selling, marketing, and regulatory support) products. The remaining margin, after the costs have been subtracted, would be divided equally between the parties. At such time when the Company's sales reach $20 million for DAP-092 and DB-289, the Company could elect not to use Pharm-Eco for manufacturing, whereupon the Company would be required to pay a royalty to Pharm-Eco of no more than 2% of sales.

      In February 1998, the Company received a Small Business Technology Transfer Research Grant for approximately $97,000 from the National Institutes of Health ("NIH") to develop simple, immune-based assays to measure drug presence and concentration in blood. During the year ended March 31, 1998, the Company recognized revenue of approximately $20,000 from this grant and expensed payments to the Consortium in the amount of approximately $15,000 for their research. During the nine month period ended December 31, 1998, the Company recognized revenue of approximately $40,000 from this grant and expensed payments to the Consortium in the amount of approximately $33,000 for their research. Another Small Business Technology Transfer Research Grant for $100,000 was awarded to the Company in May 1998 from the NIH to study the applicability and effectiveness of using prodrug compounds as an oral treatment for tropical diseases such as trypanosomiasis, leishmaniasis and malaria. During the nine month period ended December 31, 1998, the Company recognized revenue of approximately $64,000 from this grant and expensed payments to the Consortium in the amount of approximately $16,000 for their research.

      In March 1998, the Company entered into an option and worldwide exclusive license agreement with Sigma Diagnostics, Inc. ("Sigma") for hemoglobin Alc technology which the Company had the right to. The option part of the agreement allows Sigma to evaluate the technology for potential manufacturing and use on instrumentation developed by Sigma. The option agreement includes a series of payments as specific research milestones are met. The first two milestones were completed and payments by Sigma of $20,000 and $25,000 were received by the Company in March 1998 and June 1998, respectively. The remaining milestone and license payments (which have not been paid) are for $110,000 and will be paid to Criticare, which acquired the Company's rights to future payments from Sigma, as further described in Note 11. In addition, if a license is purchased by Sigma and sales are made through commercial sales, Criticare will receive annual royalty payments. The Company will receive no ongoing revenues nor will it have any further obligations to Sigma.

                           (INTENTIONALLY LEFT BLANK)

                           (INTENTIONALLY LEFT BLANK)

================================================================================

    No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

                                  ------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information .....................................................    2
Prospectus Summary ........................................................    3
Summary Financial Information .............................................    8
Risk Factors ..............................................................    9
Use of Proceeds ...........................................................   17
Dividend Policy ...........................................................   18
Dilution ..................................................................   18
Capitalization ............................................................   19
Selected Financial Data ...................................................   21
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations ...............................................   22
Business ..................................................................   25
Management and Key Scientific
   Personnel ..............................................................   38
Certain Transactions ......................................................   41
Principal Stockholders ....................................................   43
Certain U.S. Tax Considerations Applicable to
  Non-U.S. Holders of the Common Stock ....................................   44
Underwriting ..............................................................   46
Description of Securities .................................................   49
Reports to Stockholders ...................................................   51
Shares Eligible for Future Sale............................................   51
Legal Matters .............................................................   52
Experts ...................................................................   52
Glossary ..................................................................   53
Index to Financial Statements..............................................  F-1

                                  ------------

      Until May 21, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the Registered Securities offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                1,000,000 Shares

                                     [LOGO]

                                     IMMTECH
                               INTERNATIONAL, INC.


                                  Common Stock

                                 ---------------
                                   PROSPECTUS
                                 ---------------


                             THE NEW CHINA HONG KONG
                                 SECURITIES LTD.

                                CHINA EVERBRIGHT
                             SECURITIES (H.K.), LTD.

                                 April 26, 1999

================================================================================